Exhibit 99.1

AMERICAN REALTY CAPITAL PROPERTIES, INC.
For the fiscal year ended December 31, 2013

Forward-Looking Statements
Certain statements included herein are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of American Realty Capital Properties, Inc. and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. As used herein, the terms “ARCP,” “we,” “our” and “us” refer to American Realty Capital Properties, Inc., a Maryland corporation, together with our consolidated subsidiaries, including ARC Properties Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to in herein as our “OP”; our “Former Manager” refers to ARC Properties Advisors, LLC, a Delaware limited liability company, our former external manager; “ARC” refers to AR Capital, LLC (formerly known as American Realty Capital II, LLC) and its affiliated companies, which was our sponsor; and “the Contributor” refers to ARC Real Estate Partners, LLC, an affiliate of ARC, which contributed its 100% indirect ownership interests in the properties contributed to our OP in the formation transactions related to our initial public offering, or our IPO, described elsewhere in herein, or the formation transactions. During the year ended December 31, 2013, we retained our Former Manager to manage our affairs on a day to day basis and, as a result, were generally externally managed, with the exception of certain acquisition, accounting and portfolio management services performed by our employees. Our board of directors determined that it is in the best interests of us and our stockholders to become self-managed, and we completed our transition to self-management on January 8, 2014. In connection with becoming self-managed and since the beginning of the third quarter of 2013, we terminated the existing management agreement with our Former Manager, entered into employment and incentive compensation arrangements with our executives and acquired from our Former Manager certain assets necessary for its operations.
The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We have a limited operating history and limited experience operating a public company. This inexperience makes our future performance difficult to predict.

•	The competition for the type of properties we desire to acquire may cause our dividends and the long-term returns of our investors to be lower than they otherwise would be.

•
We may be unable to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all, which could have a material adverse effect on our financial condition, results of operations, cash flow, cash available for dividends to our stockholders, per share trading price of our common stock and our ability to satisfy our debt service obligations.

•	We depend on tenants for our revenue, and, accordingly, our revenue is dependent upon the success and economic viability of our tenants.

•
Failure by any major tenant with leases in multiple locations to make rental payments to us, because of a deterioration of its financial condition or otherwise, or the termination or non-renewal of a lease by a major tenant, would have a material adverse effect on us.

•	We are subject to tenant industry concentrations that make us more susceptible to adverse events with respect to certain industries.

•	Increases in interest rates could increase the amount of our debt payments and limit our ability to pay dividends to our stockholders.

•	We may be unable to make scheduled payments on our debt obligations.

•	We may not generate cash flows sufficient to pay our dividends to stockholders, and as such we may be forced to borrow at higher rates to fund our operations.

•	We may be unable to pay or maintain cash dividends or increase dividends over time.

•	We may be affected by the incurrence of additional secured or unsecured debt;

•	We may be adversely affected by increases in interest rates or a failure to maintain our OP's credit rating.

•
We may not be able to integrate the assets and businesses acquired in Recent Acquisitions (defined below) into our existing portfolio or with our business successfully, or may not realize the anticipated benefits within the expected timeframe or at all.

•	We may not be able to effectively manage or dispose of assets acquired in connection with our Recent Acquisitions that do not fit within our target assets.

•	We may not be able to effectively manage our expanded portfolio and operations following our Recent Acquisitions completed acquisitions.

•	We may be affected by risks associated with current and future litigation.

•	We may not be able to successfully acquire future properties on advantageous terms and the performance of such properties.

•	We may not be able to achieve and maintain profitability.

•	We are subject to risks associated with lease terminations, tenant defaults, bankruptcies and insolvencies and tenant credit, geographic and industry concentrations.

•	We could be subject to unexpected costs or unexpected liabilities that may arise from our Recent Acquisitions.

•	We may fail to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes ("REIT").

•	We may be deemed to be an investment company under the Investment Company Act of 1940, as amended, (the "Investment Company Act") and thus subject to regulation under the Investment Company Act.

•
Certain of our executive officers and the executive officers of the non-traded REITs advised by our private capital management business ("Cole Capital") acquired in the Cole Merger (as defined below) have obligations to, and financial interests in non-traded REITs and businesses sponsored by AR Capital, LLC and owned by RCS Capital Corporation, which may compete with our businesses; therefore, such individuals will be subject to conflicts of interest and may owe their time and attention to such competing businesses.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A of our Annual Report on Form 10-K filed with the SEC on February 27, 2014.
We use certain defined terms throughout this document that have the following meanings:
We use the term "net lease" throughout this document. Under a net lease, the tenant occupying the leased property (usually as a single tenant) does so in much the same manner as if the tenant were the owner of the property. There are various forms of net leases, most typically classified as triple net or double net. Triple net leases typically require the tenant to pay all costs associated with a property, including real estate taxes, insurance, utilities and routine maintenance in addition to the base rent. Double net leases typically require the tenant to pay all the costs as triple net leases, but hold the landlord responsible for capital expenditures, including the repair or replacement of specific structural and/or bearing components of a property, such as the roof or structure of the building. Accordingly, the owner receives the rent "net" of these expenses, rendering the cash flow associated with the lease predictable for the term of the lease. Under a net lease, the tenant generally agrees to lease the property for a significant term and agrees that it will either have no ability or only limited ability to terminate the lease or abate rent prior to the expiration of the term of the lease as a result of real estate driven events such as casualty, condemnation or failure by the landlord to fulfill its obligations under the lease.
We use the term "modified gross lease" throughout this document. Under a modified gross lease, the commercial enterprises occupying the leased property pay base rent plus a proportional share of some of the other costs associated with the property, such as property taxes, utilities, insurance and maintenance.
We use the term "credit tenant" throughout this document. When we refer to a "credit tenant," we mean a tenant that has entered into a lease that we determine is creditworthy and may include tenants with an investment grade or below investment grade credit rating, as determined by major credit rating agencies, or unrated tenants. To the extent we determine that a tenant is a "credit tenant" even though it does not have an investment grade credit rating, we do so based on our management's determination that a tenant should have the financial wherewithal to honor its obligations under its lease with us. This determination is based on our management's substantial experience closing net lease transactions and is made after evaluating all tenants' due diligence materials that are made available to us, including financial statements and operating data.
We use the term "annualized rental income" throughout this document. When we refer to "annualized rental income," we mean the rental income under our leases reflecting straight-line rent adjustments associated with contractual rent increases in the leases as required by U.S. GAAP, which includes the effect of tenant concessions such as free rent, as applicable. We also use the term annualized rental income/net operating income ("NOI") throughout this document. When we refer to "annualized rental income/NOI" for net leases, we mean rental income on a straight-line basis, which includes the effect of tenant concessions such as free rent as applicable. For modified gross leased properties, NOI is rental income on a straight-line basis, which includes the effect of tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property expenses.
When we refer to properties that are net leased on a "medium-term basis," we mean properties originally leased long term (10 years or longer) that are currently subject to net leases with remaining primary lease terms of generally three to eight years, on average. When we refer to properties that are net leased on a "long-term basis," we mean properties with remaining primary lease terms of generally 10 years or longer on average.

PART I

Item 1. Business.
Overview
We were incorporated on December 2, 2010 as a Maryland corporation that qualified as a REIT for U.S. federal income tax purposes beginning in the year ended December 31, 2011. On September 6, 2011, we completed our initial public offering (our "IPO") and our shares of common stock began trading on the NASDAQ Global Select Market ("NASDAQ") under the symbol "ARCP" on September 7, 2011.
We are a self-managed and self-administered real estate company that acquires, owns and operates single-tenant, free-standing commercial real estate properties primarily subject to net leases with high credit quality tenants. We focus on investing in properties that are net leased to (i) credit tenants, which are generally large public companies with investment-grade ratings and other creditworthy tenants and (ii) governmental, quasi-governmental and not-for-profit entities. Our long-term business strategy is to acquire a diverse portfolio consisting of approximately 70% long-term leases and 30% medium-term leases, with an average remaining lease term of 10 to 12 years. We expect this investment strategy to provide for stable income from credit tenants and to provide for growth opportunities from re-leasing of current below market leases.
Substantially all of our business is conducted through the OP. We are the sole general partner and holder of 96.1% of the equity interests in the OP as of December 31, 2013. As of December 31, 2013, certain of our affiliates and certain unaffiliated investors are limited partners and owners of 3.3% and 0.6%, respectively, of the equity interests in the OP. Under the limited partnership agreement of the OP, after holding units of limited partner interests in the OP ("OP Units") for a period of one year, unless otherwise consented to by us, holders of OP Units have the right to redeem the OP Units for the cash value of a corresponding number of shares of our common stock or, at our option, as general partner of the OP, a corresponding number of shares of our common stock. The remaining rights of the holders of OP Units are limited, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP's assets.
We have advanced our investment objectives by growing our net lease portfolio through self-origination of property acquisitions and strategic mergers and acquisitions. See Note 2 to the consolidated financial statements.
As of December 31, 2013, excluding one vacant property classified as held for sale, we owned 2,559 properties consisting of 43.8 million square feet, which were 99% leased with a weighted-average remaining lease term of 9.4 years years. In constructing our portfolio, we are committed to diversification (by industry, tenant and geography). As of December 31, 2013, rental revenues derived from investment grade tenants and tenants affiliated with investment grade entities as determined by a major rating agency approximated 56% (we have attributed the rating of each parent company to its wholly owned subsidiary for purposes of this disclosure). Our strategy encompasses receiving the majority of our revenue from investment grade tenants as we further acquire properties and enter into (or assume) lease arrangements.
Completed Mergers and Major Acquisitions
The following summarizes mergers and portfolio acquisitions that have been consummated since January 1, 2013 (the "Recent Acquisitions"):
American Realty Capital Trust III, Inc. Merger
On December 14, 2012, we entered into an Agreement and Plan of Merger (the "ARCT III Merger Agreement") with American Realty Capital Trust III, Inc. ("ARCT III") and certain subsidiaries of each company. The ARCT III Merger Agreement provided for the merger of ARCT III (the "ARCT III Merger") with and into a subsidiary of ours. The ARCT III Merger was consummated on February 28, 2013. See Note 2 to the consolidated financial statements for further discussion of the ARCT III Merger.
Also in connection with the ARCT III Merger, we entered into an agreement with ARC and its affiliates to internalize certain functions performed by them prior to the ARCT III Merger, reduce certain fees paid to affiliates, purchase certain corporate assets and pay certain merger related fees. See Note 18 — Related Party Transactions and Arrangements for further discussion.
GE Capital Portfolio Acquisition
On June 27, 2013, we acquired, through subsidiaries of the OP, from certain affiliates of GE Capital Corp., the equity interests in the entities that own a real estate portfolio comprised of 447 properties, (the "GE Capital Portfolio") for a purchase price of $773.9 million, exclusive of closing costs, with no liabilities assumed. The 447 properties are subject to 409 property operating leases, as well as 38 direct financing leases.

During the year ended December 31, 2013, ARCT IV (defined below) acquired, from certain affiliates of GE Capital Corp., the equity interests in the entities that own a real estate portfolio comprised of 924 properties (the "ARCT IV GE Capital Portfolio") for a purchase price of $1.4 billion, exclusive of closing costs, with no liabilities assumed. The 924 properties are subject to 912 property operating leases, as well as 12 direct financing leases.
CapLease, Inc. Merger
On May 28, 2013, we entered into an Agreement and Plan of Merger (the "CapLease Merger Agreement") with CapLease, Inc., a Maryland corporation ("CapLease"), and certain subsidiaries of each company. The CapLease Merger Agreement provided for the merger of CapLease with and into a subsidiary of ours (the "CapLease Merger"). On November 5, 2013, we completed the merger with CapLease based on the terms of the CapLease Merger Agreement. See Note 2 to the consolidated financial statements for further discussion of the CapLease Merger.
American Realty Capital Trust IV, Inc. Merger
On July 1, 2013, we entered into an Agreement and Plan of Merger, as amended on October 6, 2013 and October 11, 2013, (the "ARCT IV Merger Agreement") with American Realty Capital Trust IV, Inc., a Maryland corporation ("ARCT IV"), and certain subsidiaries of each company. The ARCT IV Merger Agreement provided for the merger of ARCT IV with and into a subsidiary of the OP (the "ARCT IV Merger"). We consummated the ARCT IV Merger on January 3, 2014. See Note 2 to the consolidated financial statements for further discussion of the ARCP IV Merger.
ARCP and ARCT IV, from inception to the ARCT IV Merger date, were considered to be entities under common control. Both entities' advisors were wholly owned subsidiaries of ARC. ARC and its related parties had ownership interests in us and in ARCT IV through the ownership of shares of common stock and other equity interests. In addition, the advisors of both entities were contractually eligible to receive potential fees for their services to both of the companies including asset management fees, incentive fees and other fees and had continued to receive fees from us prior to our transition to self-management, January 8, 2014. Due to the significance of these fees, the advisors and ultimately ARC were determined to have a significant economic interest in both companies in addition to having the power to direct the activities of the companies through advisory/management agreements, which qualified them as affiliated companies under common control in accordance with U.S. GAAP. The acquisition of an entity under common control is accounted for on the carryover basis of accounting, whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the ARCT IV Merger date. In addition, U.S. GAAP requires us to present historical financial information as if the entities were combined for each period presented. Therefore, the accompanying financial statements including the notes thereto are presented as if the ARCT IV Merger, including the impact of the equity transactions entered to consummate the merger, had occurred on January 1, 2011.
Fortress Portfolio Acquisition
On July 24, 2013, ARC and another related entity, on our behalf and certain other entities sponsored directly or indirectly by ARC, entered into a purchase and sale agreement with affiliates of funds managed by Fortress Investment Group LLC ("Fortress") for the purchase and sale of 196 properties owned by Fortress for an aggregate contract purchase price of $972.5 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which was allocated to us based on the pro rata fair value of the properties acquired by us relative to the fair value of all 196 properties to be acquired from Fortress. Of the 196 properties, 120 properties were allocated to us (the "Fortress Portfolio"). On October 1, 2013, we closed on 41 of the 120 properties with a total purchase price of $200.3 million, exclusive of closing costs. We closed the acquisition of the remaining 79 properties in the Fortress Portfolio on January 8, 2014, for an aggregate contract purchase price of $400.9 million, exclusive of closing costs. The total purchase price of the Fortress Portfolio was $601.2 million, exclusive of closing costs. See Note 2 to the consolidated financial statements for further discussion of Fortress Portfolio acquisition.
Cole Real Estate Investments, Inc. Merger
On October 22, 2013, we entered into an Agreement and Plan of Merger (the "Cole Merger Agreement") with Cole Real Estate Investments, Inc. ("Cole"), a Maryland corporation, and a wholly owned subsidiary of ours. The Cole Merger Agreement provided for the merger of Cole with and into a wholly owned subsidiary of ours (the "Cole Merger"). We consummated the Cole Merger on February 7, 2014 (the "Cole Acquisition Date"). See Note 2 to the consolidated financial statements for further discussion of the Cole Merger.

Inland Portfolio Acquisition
On August 8, 2013, ARC entered into a purchase and sale agreement with Inland American Real Estate Trust, Inc. ("Inland") for the purchase and sale of the equity interests of 67 companies owned by Inland for an aggregate contract purchase price of $2.3 billion, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs. Of the 67 companies, the equity interests of ten companies (the "Inland Portfolio") will be acquired, in total, by us from Inland for a purchase price of $501.0 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which was allocated to us based on the pro rata fair value of the Inland Portfolio relative to the fair value of all 67 companies to be acquired from Inland by us and the other entities sponsored directly or indirectly by ARC. The Inland Portfolio is comprised of 33 properties. As of December 31, 2013, we had closed on five of the 33 properties for a total purchase price of $56.4 million, exclusive of closing costs. We closed the acquisition of 27 additional properties in the Inland Portfolio subsequent to December 31, 2013. We do not consider it probable that we will close on the remaining property.
Transition to Self-Management
During the year ended December 31, 2013, we retained our Former Manager, a wholly owned subsidiary of ARC, to manage our affairs on a day-to-day basis and, as a result, we were generally externally managed, with the exception of certain acquisition, accounting and portfolio management services performed by our employees. In August 2013, our board of directors determined that it is in the best interests of us and our stockholders to become self-managed, and we completed our transition to self-management on January 8, 2014. In connection with becoming self-managed, we terminated the existing management agreement with our Former Manager, entered into employment and incentive compensation arrangements with our executives and acquired from the Former Manager certain assets necessary for our operations.
Under the termination agreement, the Former Manager agreed to provide services previously provided under the Management Agreement, to the extent required by ARCP, for a tail period of 60 days following January 8, 2014 and received a payment in the amount of $10.0 million for providing such services. In addition, pursuant to a separate transition services agreement, affiliates of the Former Manager agreed to provide certain transition services, including accounting support, acquisition support, investor relations support, public relations support, human resources and administration, general human resources duties, payroll services, benefits services, treasury, insurance and risk management, information technology, telecommunications and Internet and services relating to office supplies for a 60 day term, which may be extended by ARCP. For additional services that were required by ARCP, ARCP paid an hourly rate or flat rate to be agreed on, that did not exceed market rate. An affiliate of the Former Manager also transferred to us furniture, fixtures and equipment used by the Former Manager in connection with our business, and we paid the Former Manager $10.0 million for the furniture, fixtures and equipment and certain unreimbursed expenses. See Note 23 — Subsequent Events for further discussion.
Investment Policies
Our primary business objective is to generate dependable monthly cash dividends from a consistent and predictable level of funds from operations ("FFO") and adjusted funds from operations ("AFFO") per share and capital appreciation associated with extending expiring leases or repositioning our properties for lease to new credit tenants upon the expiration of a net lease. Upon consummation of the mergers and acquisitions discussed above, we will own a portfolio that uniquely combines all entities' portfolio of properties with stable income from high credit quality tenants, with our portfolio, which has substantial growth opportunities. Our long-term business strategy is to acquire a diverse portfolio consisting of approximately 70% long-term leases and 30% medium-term leases, with an average remaining lease term of 10 to 12 years. We expect this investment strategy to provide for stable income from credit tenants and to provide for growth opportunities from the re-leasing of properties that are currently subject to below market leases. We intend to pursue an investment strategy that maximizes current cash flow and achieves sustainable long-term growth. We expect to achieve these objectives by acquiring net leased properties that either (a) have in-place rental rates below current average asking rents in the applicable sub-market and are located in sub-markets with stable or improving market fundamentals or (b) provide an essential location or infrastructure that is essential to the business operations of the tenant, which we believe will give incentive to the existing tenant or a new credit tenant to re-lease the property at a higher rental rate upon the expiration of the existing lease.

Primary Investment Focus
We focus on investing in properties that are net leased to (i) credit tenants, which are generally large public companies with investment grade or below investment grade ratings and (ii) governmental, quasi-governmental and not-for-profit entities. We intend to invest in properties with tenants that reflect a diversity of industries, geographies and sizes. A significant majority of our net lease investments have been and will continue to be in properties net leased to investment grade tenants, although at any particular time our portfolio may not reflect this. Our properties are primarily located in ''Main & Main'' locations in markets that we believe exhibit demographic trends that will support growth. We believe the diversification of our portfolio reduces the risks associated with potential adverse events that may impact any one tenant, industry, asset type or location. We believe our scale will enable us to continue to make significant acquisitions without exposing ourselves to excessive concentration risk. Our strategy encompasses receiving the majority of our revenue from investment grade tenants as we further acquire properties and enter into (or assume) lease arrangements.
Under net lease arrangements, tenants enter into long-term leases and pay most of the costs associated with the property and limited day-to-day property management by us is required. As a result, net lease companies are generally able to increase their size and scale with minimal incremental expense. This enables us to take advantage of economies of scale resulting in significant operational efficiencies as we grow. We believe that our focus on net leases has also enabled us to achieve greater tenant and geographic diversification, more stable cash flows, increased liquidity and lower cost of capital .
Investing in Real Property
We invest, and expect to continue to invest, in primarily freestanding, single-tenant retail properties net-leased to investment grade and other creditworthy tenants. When evaluating prospective investments in real property, our management will consider relevant real estate and financial factors, including the location of the property, the leases and other agreements affecting the property, the creditworthiness of major tenants, its income-producing capacity, its physical condition, its prospects for appreciation, its prospects for liquidity, tax considerations and other factors. In this regard, our management will have substantial discretion with respect to the selection of specific investments, subject to approval of our board of directors.
As of December 31, 2013, after giving effect to the properties owned by ARCT IV which we acquired on January 3, 2014, we owned nearly 2,559 double and triple-net lease assets across property types. As a percentage of rental income, as of December 31, 2013, retail properties represented 54%, office properties represented 27% and distribution properties represented 19% of our total portfolio. Our portfolio is located across 49 states, the District of Columbia and Puerto Rico. Our tenant base is comprised of approximately 500 tenants, which include well-known national as well as regional companies across 53 industries.
The following table lists the tenants whose annualized rental income, on a straight-line basis, represented greater than 10% of consolidated annualized rental income on a straight-line basis as of December 31, 2013 and 2012:

Tenant	2013	2012
Citizens Bank	*	13.8%
Dollar General	*	12.3%
FedEx	*	10.2%
_______________________________________________
* The tenants' annualized rental income was not greater than 10% of total annualized rental income for all portfolio properties as of the period specified.
The following table lists the states where we have concentrations of properties where annual rental income, on a straight-line basis, represented greater than 10% of consolidated annualized rental income, on a straight-line basis, as of December 31, 2013 and 2012:

State	2013	2012
Texas	10.7%	*
Illinois	*	11.2%
_______________________________________________
* The state's annualized rental income was not greater than 10% of total annualized rental income for all portfolio properties as of the period specified.
We do not have any specific policy as to the amount or percentage of our assets which will be invested in any specific property, other than the requirements under REIT qualification rules. We currently anticipate that our real estate investments will continue to be diversified in multiple net leased single tenant properties and in multiple geographic markets.

Purchase and Sale of Investments
We may deliberately and strategically dispose of properties in the future and redeploy funds into new acquisitions that align with our strategic objectives. Further, on a limited and opportunistic basis, we intend to acquire and promptly resell medium-term net lease assets for immediate gain. To the extent we engage in these activities, to avoid adverse U.S. federal income tax consequences, we generally must do so through a taxable REIT subsidiary ("TRS"). In general, a TRS is treated as a regular "C corporation" and therefore must pay corporate-level taxes on its taxable income. Thus, our yield on such activities will be reduced by such taxes borne by the TRS. Our two vacant properties will be held in a TRS because we are contemplating various strategies including selling them as a means of maximizing our value from those properties.
Investments in Real Estate Mortgages
While our current portfolio consists of, and our business objectives emphasize, equity investments in real estate, we may, at the discretion of our board of directors and without a vote of our stockholders, invest in mortgages and other types of real estate interests consistent with our qualification as a REIT. We acquired $97.5 million of mortgage loans and $211.9 million of collateralized mortgage backed securities, or CMBS, pursuant to the Cole merger and the CapLease merger. Investments in real estate mortgages run the risk that one or more borrowers may default under the mortgages and that the collateral securing those mortgages may not be sufficient to enable us to recoup our full investment. Investments in mortgages are also subject to our policy not to be treated as an "investment company" under the Investment Company Act.
Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers
Subject to the asset tests and income tests necessary for REIT qualification, we may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers (including partnership interests, limited liability company interests, common stock and preferred stock), where such investment would be consistent with our investment objectives, including for the purpose of exercising control over such entities. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross asset tests we must meet in order to qualify as a REIT under the Internal Revenue Code of 1986, as amended ("the Code"). We do not intend that our investments in securities will require us to register as an "investment company" under the Investment Company Act, and we would generally divest appropriate securities before any such registration would be required.
Build-to-Suit and Properties under Development
We are also expanding our investment activities beyond the traditional investment in completed properties with tenants in occupancy and paying rents by continuing the build-to-suit program and acquisition of properties under the development of Cole and CapLease. These programs involve acquisition of properties that are not yet developed or are under development. Through the build-to-suit program and acquisition of properties under development or that require substantial refurbishment or renovation, we seek to source investments at higher rates of return relative to completed projects. We believe that by entering into projects with established developer partners, we can provide the capital needed to get projects built, while at the same time, securing long-term investment assets for our company at yields significantly higher than those available for completed properties.
Cole Capital
We acquired Cole Capital as part of our acquisition of Cole. Cole Capital sponsors and manages direct investment programs, which primarily includes five publicly registered, non-traded REITs. Cole Capital is responsible for managing the day-to-day affairs of the non-traded REITs, identifying and making acquisitions and investments on behalf of the non-traded REITs, and recommending to each of the respective board of directors of the non-traded REITs an approach for providing investors with liquidity. Cole Capital also develops new non-traded REIT offerings, distributes the shares of common stock for the non-traded REITs and advises them regarding offerings, manages relationships with participating broker-dealers and financial advisors and provides assistance in connection with compliance matters relating to the offerings.
Joint Ventures
We may acquire or enter into joint ventures from time to time, if we determine that doing so would be the most cost-effective and efficient means of raising capital. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over our equity interest in such property.
Financing Policies
We rely on leverage to allow us to invest in a greater number of assets and enhance our asset returns. We expect our leverage levels to decrease over time, as a result of one or more of the following factors: scheduled principal amortization on our debt and lower leverage on new asset acquisitions. We expect to continue to strengthen our balance sheet through debt repayment or repurchase and also opportunistically grow our portfolio through new property acquisitions.

We intend to finance future acquisitions with the most advantageous source of capital available to us at the time of the transaction, which may include a combination of public and private offerings of our equity and debt securities, secured and unsecured corporate-level debt, property-level debt and mortgage financing and other public, private or bank debt. In addition, we may acquire properties in exchange for the issuance of common stock or OP Units and in many cases we may acquire properties subject to existing mortgage indebtedness.
In February 2014, we, through our OP, raised $2.55 billion in unsecured senior notes, and simultaneously with that financing, our credit agreement, which previously had been secured by pledges of interests in property-owning entities was modified to eliminate these pledges. We intend to continue to emphasize unsecured corporate- or OP-level debt in our financing and seek to reduce the percentage of our assets which are secured by mortgage loans.
When we use mortgage financing, we generally seek to finance our properties with, or acquire properties subject to, long-term, fixed-rate, non-recourse debt, effectively locking in the spread we expect to generate on our properties and isolating the default risk to solely the properties financed. Through non-recourse debt, we seek to limit the overall company exposure in the event we default on the debt to the amount we have invested in the asset or assets financed. We seek to finance our assets with "match-funded" or substantially "match-funded" debt, meaning that we seek to obtain debt whose maturity matches as closely as possible the lease maturity of the asset financed. We expect that over time the leverage on net leased properties with medium-term remaining lease durations will be approximately 45% to 55% of the property value. At December 31, 2013, our corporate leverage ratio (total debt outstanding less on-hand cash and cash equivalents divided by base purchase price of acquired properties) was 58.1%.
We also may obtain secured or unsecured debt to acquire properties, and we expect that our financing sources will include banks, institutional investment firms, including asset managers, and life insurance companies. Although we intend to maintain a conservative capital structure, with limited reliance on debt financing, our charter does not contain a specific limitation on the amount of debt we may incur and our board of directors may implement or change target debt levels at any time without the approval of our stockholders.
Lending Policies
We do not have a policy limiting our ability to make loans to other persons, although we may be so limited by applicable law, such as the Sarbanes-Oxley Act. Subject to REIT qualification rules, we may make loans to unaffiliated third parties. For example, we may consider offering purchase money financing in connection with the disposition of properties in instances where the provision of that financing would increase the value to be received by us for the property sold. We do not expect to engage in any significant lending in the future. We may choose to guarantee debt of certain joint ventures with third parties. Consideration for those guarantees may include, but is not limited to, fees, long-term management contracts, options to acquire additional ownership interests and promoted equity positions. Our board of directors may, in the future, adopt a formal lending policy without notice to or consent of our stockholders.
Dividend Policy
We intend to pay regular monthly dividends to holders of our common stock, Series D cumulative convertible preferred stock, Series F cumulative redeemable preferred stock and the units of ownership in the OP. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its REIT taxable income.
In September 2011, our board of directors authorized, and we began paying dividends in October 2011, on the fifteenth day of each month to common stockholders of record at the close of business on the eighth day of such month. Since October 2011, the board of directors has authorized the following increases in our common stock dividends:

Declaration date	Annualized dividend per share	Distribution date	Record date
September 7, 2011	$0.875	10/15/2011	10/8/2011
February 27, 2012	$0.880	3/15/2012	3/8/2012
March 16, 2012	$0.885	6/15/2012	6/8/2012
June 27, 2012	$0.890	9/15/2012	9/8/2012
September 30, 2012	$0.895	11/15/2012	11/8/2012
November 29, 2012	$0.900	2/15/2013	2/8/2013
March 17, 2013	$0.910	6/15/2013	6/8/2013
May 28, 2013	$0.940	12/13/2013	12/6/2013
October 23, 2013*	$1.000	2/15/2014	2/7/2014
_______________________________________________
* The dividend increase was contingent upon, and became effective with, the close of the Cole merger, which was consummated on February 7, 2014.
Commencing on May 31, 2012, we had been paying cumulative dividends on the Series A convertible preferred stock monthly in arrears at the annualized rate of $0.77 per share. Commencing on August 15, 2012, we had been paying cumulative dividends on the Series B convertible preferred stock monthly in arrears at an annualized rate of $0.74 per share. These dividends were discontinued when the Series A and B convertible preferred stock were converted to common stock in August 2013. Commencing in June 2013, we have been paying cumulative dividends on the Series C cumulative convertible preferred stock monthly in arrears at the annualized rate of $0.9104 per share. These dividends were discontinued when the Series C cumulative convertible preferred stock was converted to common stock and cash in November 2013. Commencing in November 2013, we have been paying cumulative dividends on the Series D cumulative preferred stock monthly in arrears at the annualized rate of $0.7896 per share.
We have the ability to fund dividends from any source, including borrowing funds and using the proceeds of equity and debt offerings. Dividends made by us will be authorized by our board of directors in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including restrictions under applicable law and our capital requirements.
We and our board of directors share a similar philosophy with respect to paying our dividend. The dividend should principally be derived from cash flows generated from real estate operations. The management agreement with our Former Manager, prior to the amendment thereof in connection with the ARCT III Merger, provided for payment of the asset management fee only if the full amount of the dividends declared by us in respect of our OP Units for the six immediately preceding months is equal to or greater than the amount of our AFFO. This condition has been satisfied. Prior to when it was satisfied, our Former Manager waived such portion of its management fee that, when added to our AFFO, without regard to the waiver of the management fee, increased our AFFO so that it equaled the dividends declared by us in respect of our OP Units for the prior six months. For the year ended December 31, 2013, $14.0 million in asset management fees were incurred while $6.1 million of these fees were waived by our Former Manager. Subsequent to December 31, 2013, the management agreement was terminated as a result of our transition to self-management. See Note 23 — Subsequent Events for further discussion.
As our real estate portfolio matures and one-time acquisition and transaction expenses are significantly reduced, we expect cash flows from operations to cover a more significant portion of our dividends and over time to cover dividends.
Tax Status
We elected to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ended December 31, 2011. We believe that we are organized and operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for U.S. federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Competition
We are subject to competition in the acquisition of properties and intense competition in the leasing of our properties. We compete with a number of developers, owners and operators of retail, restaurant, industrial and office real estate, many of which own properties similar to ours in the same markets in which our properties are located, in the leasing of our properties. We also may face new competitors and, due to our focus on single-tenant properties located throughout the United States, and because many of our competitors are locally or regionally focused, we will not encounter the same competitors in each region of the United States.
Many of our competitors have greater financial and other resources and may have other advantages over our company. Our competitors may be willing to accept lower returns on their investments and may succeed in buying the properties that we have targeted for acquisition. We may also incur costs on unsuccessful acquisitions that we will not be able to recover.
Regulations
Our investments are subject to various federal, state, local and foreign laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We believe that we have all permits and approvals necessary under current law to operate our investments.
Environmental Matters
Under various federal, state and local environmental laws, a current owner of real estate may be required to investigate and clean up contaminated property. Under these laws, courts and government agencies have the authority to impose cleanup responsibility and liability even if the owner did not know of and was not responsible for the contamination. For example, liability can be imposed upon us based on the activities of our tenants or a prior owner. In addition to the cost of the cleanup, environmental contamination on a property may adversely affect the value of the property and our ability to sell, rent or finance the property, and may adversely impact our investment in that property.
Prior to acquisition of a property, we will obtain Phase I environmental reports, or will rely on recent Phase I environmental reports. These reports will be prepared in accordance with an appropriate level of due diligence based on our standards and generally include a physical site inspection, a review of relevant federal, state and local environmental and health agency database records, one or more interviews with appropriate site-related personnel, review of the property's chain of title and review of historic aerial photographs and other information on past uses of the property and nearby or adjoining properties. We may also obtain a Phase II investigation which may include limited subsurface investigations and tests for substances of concern where the results of the Phase I environmental reports or other information indicates possible contamination or where our consultants recommend such procedures.
Employees
As of December 31, 2013, we had 12 employees. On January 8, 2014, we successfully completed our transition to self-management. In connection with becoming self-managed, ARCP terminated its management agreement with its external manager and certain former executives and employees of our Former Manager became our employees. Subsequent to our transition to self-management on January 8, 2014 and including employees from the consummation of the Cole Merger, we had approximately 400 employees.
Financial Information About Industry Segments
Our current business consists of owning, managing, operating, leasing, acquiring, investing in and disposing of real estate assets. All of our consolidated revenues are from our consolidated real estate properties. We internally evaluate operating performance on an individual property level and view all of our real estate assets as one industry segment, and accordingly, all of our properties are aggregated into one reportable segment. Please see Part IV, Item 15 — Exhibits and Financial Statement Schedules included elsewhere in this annual report for more detailed financial information.
Available Information
We electronically file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports, and proxy statements, with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, or you may obtain information by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet address at http://www.sec.gov that contains reports, proxy statements and information statements, and other information, which you may obtain free of charge. In addition, copies of our filings with the SEC may be obtained from the website maintained for us at www.arcpreit.com.

Item 2. Properties
General
As of December 31, 2013, after giving effect to the properties owned by ARCT IV which we acquired on January 3, 2014 and are included in ARCP's recasted financial statements filed as part of this Form 8-K, we owned 2,559 properties, comprised of 43.8 million square feet and located in 49 states, the District of Columbia and Puerto Rico, excluding one vacant property classified as held for sale. Our properties were 99% occupied with a weighted-average remaining lease term of 9.4 years years as of December 31, 2013.
Industry Distribution
The following table details the industry distribution of our portfolio as of December 31, 2013 (dollars in thousands):

Industry	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Administrative & Support Services - Employment & Office Maintenance	1	126,664	0.3%	$443,000	0.1%
Agricultural - Crop Farming	1	107,520	0.2%	770	0.1%
Billboard	5	—	—%	46	—%
Education - Other	1	194,665	0.4%	1,734	0.3%
Entertainment & Recreation - Fitness	1	45,906	0.1%	1,319	0.2%
Finance - Banking	263	1,643,951	3.8%	38,717	7.0%
Finance - Credit Card & Consumer Lending	6	350,948	0.8%	5,424	1.0%
Finance - Investment, Securities & Commodity	5	552,570	1.3%	9,866	1.8%
Government & Public Services - Other	21	663,031	1.5%	18,544	3.4%
Healthcare - Dental	2	5,834	—%	100	—%
Healthcare - Emergency & Medical Centers	38	496,645	1.2%	9,091	1.6%
Healthcare - Labratories & Diagnostics	2	243,117	0.6%	3,077	0.6%
Healthcare - Medical	1	22,708	0.1%	506	0.1%
Healthcare - Other	1	227,467	0.5%	3,347	0.6%
Information & Communications - Telecommunications	5	399,653	0.9%	6,915	1.2%
Insurance - Life	1	122,605	0.3%	2,047	0.4%
Insurance - Medical	1	100,352	0.2%	4,233	0.8%
Insurance - Property	10	977,675	2.2%	13,787	2.5%
Logistics - Packaging	1	221,035	0.5%	1,480	0.3%
Logistics - Postal & Delivery Services	42	2,465,312	5.6%	24,074	4.4%
Manufacturing - Aircraft & Aerospace	5	875,083	2.0%	14,694	2.6%
Manufacturing - Consumer Products	10	4,440,909	10.1%	13,755	2.5%
Manufacturing - Food	6	3,892,811	8.9%	18,986	3.4%
Manufacturing - Machinery & Heavy Equipment	1	552,960	1.3%	2,353	0.4%
Manufacturing - Medical	4	409,051	0.9%	7,453	1.3%
Manufacturing - Motor Vehicle	2	957,042	2.2%	3,828	0.7%
Manufacturing - Other	1	307,275	0.7%	2,340	0.4%
Mining & Natural Resources - Petroleum, Gas & Coal	1	308,586	0.7%	5,338	1.0%
Other Services - Automotive	2	11,518	—%	234	—%
Other Services - Beauty Salons & Spas	1	1,288	—%	21	—%
Other Services - Non-Profit Organizations	1	9,513	—%	228	—%
Other Services - Other	1	150,000	0.3%	1,056	0.2%

Industry	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Parking	1	8,400	—%	1	—%
Professional Services - Administrative & Management Consulting	6	1,458,581	3.4%	20,638	3.8%
Professional Services - Advertising	16	558,036	1.3%	6,236	1.1%
Professional Services - Media	2	216,285	0.5%	2,817	0.5%
Professional Services - Research & Development	1	223,912	0.5%	695	0.1%
Restaurants - Casual Dining	214	1,395,247	3.2%	39,584	7.1%
Restaurants - Family Dining	104	543,271	1.2%	13,022	2.3%
Restaurants - Premium Dining	1	9,354	—%	98	—%
Restaurants - Quick Service Restaurant	1,095	3,427,178	7.8%	98,262	17.7%
Retail - Apparel & Jewelry	3	1,324,855	3.1%	12,843	2.3%
Retail - Automotive	68	516,771	1.2%	7,809	1.4%
Retail - Department Stores	1	88,408	0.2%	858	0.2%
Retail - Discount	425	4,850,625	11.1%	41,806	7.5%
Retail - Gas & Convenience	37	160,850	0.4%	8,553	1.5%
Retail - Grocery & Supermarket	17	2,112,054	4.8%	15,831	2.9%
Retail - Home & Garden	18	3,247,129	7.4%	20,707	3.7%
Retail - Home Furnishings	22	136,396	0.3%	3,896	0.7%
Retail - Pharmacy	109	1,457,596	3.3%	36,000	6.5%
Retail - Specialty (Other)	2	315,230	0.7%	1,920	0.3%
Retail - Sporting Goods	5	292,645	0.7%	3,459	0.7%
Retail - Warehouse Clubs	1	108,532	0.2%	883	0.2%
Vacant	—	499,444	1.1%	3,266	0.6%
	2,591	43,834,493	100.0%	$554,990	100.0%
Geographical Distribution
The following table details the geographic distribution of our portfolio as of December 31, 2013 (dollars in thousands):

State/Possession	Number of Properties	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Alabama	100	985,161	2.2%	$20,873	3.8%
Alaska	1	2,805	—%	121	—%
Arizona	30	196,128	0.4%	4,481	0.8%
Arkansas	71	506,813	1.2%	5,142	0.9%
California	37	2,931,471	6.7%	28,769	5.2%
Colorado	29	738,801	1.7%	13,923	2.5%
Connecticut	15	60,437	0.1%	1,922	0.3%
Delaware	4	12,369	—%	286	0.1%
District of Columbia	1	3,210	—%	44	—%
Florida	149	2,209,983	5.0%	32,125	5.8%
Georgia	133	980,469	2.2%	17,263	3.1%
Idaho	14	101,853	0.2%	3,429	0.6%
Illinois	100	2,285,588	5.2%	35,092	6.3%
Indiana	69	3,994,003	9.1%	24,799	4.5%
Iowa	32	824,716	1.9%	6,278	1.1%

State/Possession	Number of Properties	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Kansas	34	1,654,772	3.8%	11,094	2.0%
Kentucky	56	1,260,977	2.9%	11,625	2.1%
Louisiana	60	492,457	1.1%	9,507	1.7%
Maine	5	298,114	0.7%	3,909	0.7%
Maryland	15	502,064	1.1%	3,775	0.7%
Massachusetts	29	1,148,866	2.6%	11,722	2.1%
Michigan	121	1,100,961	2.5%	19,636	3.5%
Minnesota	24	300,507	0.7%	2,643	0.5%
Mississippi	51	1,423,664	3.2%	9,965	1.8%
Missouri	115	1,128,639	2.6%	13,616	2.5%
Montana	5	55,377	0.1%	795	0.1%
Nebraska	12	650,154	1.5%	6,494	1.2%
Nevada	14	116,743	0.3%	2,628	0.5%
New Hampshire	13	94,237	0.2%	1,885	0.3%
New Jersey	14	615,352	1.4%	12,653	2.3%
New Mexico	26	161,456	0.4%	4,295	0.8%
New York	56	555,634	1.3%	12,619	2.3%
North Carolina	110	1,616,820	3.7%	20,004	3.6%
North Dakota	5	39,248	0.1%	1,052	0.2%
Ohio	145	2,933,976	6.7%	22,740	4.1%
Oklahoma	37	769,462	1.8%	9,829	1.8%
Oregon	12	54,677	0.1%	679	0.1%
Pennsylvania	111	3,098,552	7.1%	34,789	6.3%
Puerto Rico	3	87,550	0.2%	2,429	0.4%
Rhode Island	13	161,642	0.4%	3,260	0.6%
South Carolina	78	812,541	1.9%	10,749	1.9%
South Dakota	5	84,414	0.2%	781	0.1%
Tennessee	95	787,940	1.8%	13,933	2.5%
Texas	312	3,795,939	8.7%	59,481	10.7%
Utah	6	23,527	0.1%	692	0.1%
Vermont	4	15,432	—%	336	0.1%
Virginia	73	1,011,320	2.3%	18,842	3.4%
Washington	13	405,633	0.9%	8,660	1.6%
West Virginia	33	167,244	0.4%	3,440	0.6%
Wisconsin	60	516,631	1.2%	8,735	1.6%
Wyoming	9	58,164	0.1%	1,151	0.2%
	2,559	43,834,493	100.0%	$554,990	100.0%

Property Type
The following table details the property type of our portfolio as of December 31, 2013 (dollars in thousands):

Property Type	Number of Properties	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Retail	2,381	15,026,368	34.3%	$301,524	54.3%
Office	102	9,006,915	20.6%	145,060	26.1%
Distribution	66	19,561,645	44.6%	106,830	19.3%
Parking Lot	1	8,400	—%	1	—%
Billboard	5	—	—%	48	—%
Industrial	4	231,165	0.5%	1,527	0.3%
	2,559	43,834,493	100.0%	$554,990	100.0%
Property Financing
Our mortgage notes payable consist of the following as of December 31, 2013 and 2012 (dollar amounts in thousands):

	Encumbered Properties	Outstanding Loan Amount	Weighted-Average Effective Interest Rate (1)	Weighted-Average Maturity (2)
December 31, 2013	177	$1,258,661	3.42%	3.41
December 31, 2012	164	$265,118	4.28%	5.51
_______________________________________________

(1)
Mortgage notes payable have fixed rates or are fixed by way of interest rate swap arrangements. Effective interest rates range from 1.83% to 6.28% at December 31, 2013 and 3.32% to 6.13% at December 31, 2012.

(2)	Weighted-average remaining years until maturity as of December 31, 2013 and 2012, respectively.
As part of the CapLease Merger, we assumed a secured credit facility with Wells Fargo, National Association (the "Secured Credit Facility"), which had commitments of up to $150.0 million at December 31, 2013. The Secured Credit Facility was fully drawn with $150.0 million outstanding at December 31, 2013.
The borrowings under the Secured Credit Facility bear interest at an annual rate of one-month LIBOR or LIBOR based on an interest period of one, three or six months, at our election, plus an applicable margin of 2.75%, payable quarterly in arrears. The Secured Credit Facility matures on December 31, 2014 and may be prepaid, in whole or in part, without premium or penalty, at our option, at any time.
In addition, we have financing, which is not secured by interests in real property, which is described under Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

Future Minimum Lease Payments
The following table presents future minimum base rental cash payments due to us over the next 10 years. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items (amounts in thousands):

Future Minimum Base Rent Payments
2014	$527,965
2015	517,861
2016	501,637
2017	464,615
2018	428,389
2019	399,486
2020	378,893
2021	347,657
2022	318,967
2023	263,388
Thereafter	1,036,460
$5,185,318
Future Lease Expirations
The following is a summary of lease expirations for the next 10 years at the properties we own as of December 31, 2013 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2014	95	1,312,901	3.00%	$13,519	2.44%
2015	134	1,949,644	4.45%	22,094	3.98%
2016	122	1,798,220	4.10%	27,373	4.93%
2017	225	4,363,294	9.95%	51,443	9.27%
2018	189	1,842,608	4.20%	28,955	5.22%
2019	115	970,126	2.21%	23,806	4.29%
2020	128	1,511,798	3.45%	26,845	4.84%
2021	103	3,204,582	7.31%	30,108	5.42%
2022	181	6,786,771	15.48%	52,309	9.44%
2023	132	3,726,446	8.50%	40,485	7.29%
	1,424	27,466,390	62.65%	$316,937	57.12%

PART II

Item 6. Selected Financial Data.
The following selected financial data should be read in conjunction with the accompanying consolidated financial statements and related notes thereto and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" below.
Balance sheet data (amounts in thousands):

	Year Ended December 31,
	2013	2012	2011	2010
Total real estate investments, at cost	$7,450,699	$1,875,268	$209,326	$—
Total assets	7,807,979	2,182,195	221,578	279
Mortgage notes payable, net	1,301,114	265,118	35,320	—
Senior secured revolving credit facility	—	124,604	42,407	—
Senior corporate credit facilities	1,819,800	—	—
Convertible debt, net	972,490	—	—	—
Other debt	254,804	—	—	—
Total liabilities	5,285,446	513,435	80,790	279
Total equity	2,253,234	1,668,760	140,788	—

Operating data (amounts in thousands except share and per share data):

	Year ended December 31,			Period from December 2, 2010 (Date of Inception) to December 31, 2010
	2013	2012	2011
Revenues:
Rental income	$309,839	$65,187	$3,762	$—
Direct financing lease income	2,244	—	—	—
Operating expense reimbursements	17,795	2,020	208	—
Total revenues	329,878	67,207	3,970	—

Operating expenses:
Acquisition related	76,136	45,070	3,898	—
Merger and other transaction related	278,319	2,603	—	—
Property operating	23,616	3,522	220	—
Operating fees to affiliates	5,654	212	—	—
General and administrative	10,645	4,215	735	—
Equity-based compensation	34,962	1,197	—	—
Depreciation and amortization	211,372	41,003	2,111	—
Total operating expenses	640,704	97,822	6,964	—
Operating income (loss)	(310,826)	(30,615)	(2,994)	—
Other (expense) income:
Interest expense	(102,305)	(11,856)	(960)	—
Loss on derivative instruments, net	(67,946)	—	—	—
Other (expense) income, net	641	979	2	—
Total other expenses, net	(169,610)	(10,877)	(958)	—
Income (loss) from continuing operations	(480,436)	(41,492)	(3,952)	—
Income (loss) from discontinued operations attributable to stockholders	(20)	(745)	(852)	—
Net loss	(480,456)	(42,237)	(4,804)	—
Net loss (income) attributable to non-controlling interest	5,716	301	105	—
Net loss attributable to stockholders	$(474,740)	$(41,936)	$(4,699)	$—

Other data:
Cash flows provided (used in) by operating activities	$12,769	$9,440	$(257)	$—
Cash flows used in investing activities	$(4,542,759)	$(1,701,422)	$(89,981)	$—
Cash flows provided by financing activities	$4,290,140	$1,965,226	$109,569	$—
Per share data:
Basic net income (loss) per share from continuing operations attributable to stockholders	$(2.33)	$(0.40)	$(1.04)	$—
Diluted net income (loss) per share attributable to stockholders	$(2.33)	$(0.41)	$(1.26)	$—
Annualized distributions declared per common share	$0.910	$0.884	$0.875	$—
Weighted-average number of common shares outstanding, basic	205,341,431	103,306,366	3,720,351	—
Weighted-average number of common shares outstanding, fully diluted(1)	205,341,431	103,306,366	3,720,351	—
______________________________
(1) For the years ended December 31, 2013, 2012, 2011 and the period ended December 31, 2010, the effect of dilutive shares were excluded from the weighted-average share calculation as the effect would be anti-dilutive.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.
The following discussion and analysis should be read in conjunction with the accompanying financial statements of American Realty Capital Properties, Inc. (the "Company" or "ARCP") and the notes thereto. As used herein, the terms "we," "our" and "us" refer to American Realty Capital Properties, Inc., a Maryland corporation, and, as required by context, to ARC Properties Operating Partnership, L.P. (the "OP"), a Delaware limited partnership and its subsidiaries. As of December 31, 2013, American Realty Capital Properties, Inc. was still externally managed by ARC Properties Advisors, LLC (our "Former Manager"), a Delaware limited liability company and a wholly owned subsidiary of AR Capital, LLC ("ARC").
Overview
We were incorporated on December 2, 2010, as a Maryland corporation that qualified as a real estate investment trust for U.S. federal income tax purposes beginning in the year ended December 31, 2011. On September 6, 2011, we completed our IPO and our shares of common stock began trading on the NASDAQ Global Select Market ("NASDAQ") under the symbol "ARCP".
We acquire, own and operate single-tenant, freestanding commercial real estate properties, primarily subject to net leases with high credit quality tenants. We focus on investing in properties that are net leased to (i) credit tenants, which are generally large public companies with investment-grade ratings and other creditworthy tenants and (ii) governmental, quasi-governmental and not-for-profit entities. Our long-term business strategy is to acquire a diverse portfolio consisting of approximately 70% long-term leases and 30% medium-term leases, with an average remaining lease term of 10 to 12 years. We expect this investment strategy to provide for stable income from credit tenants and to provide for growth opportunities from re-leasing of current below market leases.
We have advanced our investment objectives by growing our net lease portfolio through strategic mergers and acquisitions. See Note 2 to the consolidated financial statements.
Substantially all of our business is conducted through our OP. We are the sole general partner and holder of 96.1% of the equity interest in the OP as of December 31, 2013. Certain affiliates of ours and certain unaffiliated investors are limited partners and owners of 3.3% and 0.6%, respectively, of the equity interest in our OP. After holding units of limited partner interests in our OP ("OP Units") for a period of one year, holders of OP Units have the right to convert limited partner interest in the OP for the cash value of a corresponding number of shares of our common stock or, at the option of our OP, a corresponding number of shares of our common stock, as allowed by the limited partnership agreement of our OP. The remaining rights of the holders of OP Units are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of our OP's assets.
During the year ended December 31, 2013, we retained our Former Manager to manage our affairs on a day-to-day basis and, as a result, were generally externally managed, with the exception of certain acquisition, accounting and portfolio management services performed by our employees. In August 2013, our board of directors determined that it was in the best interests of us and our stockholders to become self-managed, and we completed our transition to self-management on January 8, 2014. In connection with becoming self-managed, we terminated the existing management agreement with our Former Manager, entered into employment and incentive compensation arrangements with our executives and acquired from our Former Manager certain assets necessary for our operations. See Note 23 — Subsequent Events for further discussion.
As of December 31, 2013, excluding one vacant property classified as held for sale, we owned 2,559 properties consisting of 43.8 million square feet that were 99% leased with a weighted-average remaining lease term of 9.4 years. In constructing our portfolio, we are committed to diversification (industry, tenant and geography). As of December 31, 2013, rental revenues derived from investment grade tenants and tenants affiliated with investment grade entities, as determined by major credit rating agencies, approximated 56% (we have attributed the rating of each parent company to its wholly owned subsidiary for purposes of this disclosure). Our strategy encompasses receiving the majority of our revenue from investment grade tenants as we further acquire properties and enter into (or assume) lease arrangements.
Completed Mergers and Major Acquisitions
American Realty Capital Trust III, Inc. Merger
On December 14, 2012, we entered into the ARCT III Merger Agreement with ARCT III and certain subsidiaries of each company. The ARCT III Merger Agreement provided for the merger of ARCT III with and into a subsidiary of ours. The ARCT III Merger was consummated on February 28, 2013.
Pursuant to the terms and subject to the conditions set forth in the ARCT III Merger Agreement, each outstanding share of common stock of ARCT III, including restricted shares which became vested, was converted into the right to receive (i) 0.95 of a share of our common stock, or (ii) $12.00 in cash. In addition, each outstanding unit of equity ownership of the ARCT III OP was converted into the right to receive 0.95 of the same class of unit of equity ownership in our OP.

Upon the closing of the ARCT III Merger, on February 28, 2013, 29.2 million shares, or 16.5% of the then outstanding shares of ARCT III's common stock were received in cash consideration at $12.00 per share, which is equivalent to 27.7 million shares of our common stock based on the ARCT III Exchange Ratio. In addition, 148.1 million shares of ARCT III's common stock were converted to shares of our common stock at the Exchange Ratio, resulting in an additional 140.7 million shares of our common stock outstanding after the exchange.
Upon the consummation of the ARCT III Merger, American Realty Capital Trust III Special Limited Partner, LLC, the holder of the special limited partner interest in the ARCT III OP, was entitled to subordinated distributions of net sales proceeds from ARCT III OP which resulted in the issuance of units of limited partner interests in the ARCT III OP, when after applying the Exchange Ratio, resulted in the issuance of an additional 7.3 million OP Units to affiliates of our Former Manager. The parties had agreed that such OP Units would be subject to a minimum one-year holding period before being exchangeable into our common stock.
Also in connection with the ARCT III Merger, we entered into an agreement with ARC and its affiliates to internalize certain functions performed by them prior to the ARCT III Merger, reduce certain fees paid to affiliates, purchase certain corporate assets and pay certain merger related fees. See Note 18 — Related Party Transactions and Arrangements.
Accounting Treatment of the ARCT III Merger
We and ARCT III, from inception to the ARCT III Merger date, were considered to be entities under common control. Both entities' advisors were wholly owned subsidiaries of ARC. ARC and its related parties had significant ownership interests in us and had significant ownership of ARCT III through the ownership of shares of common stock and other equity interests. In addition, the advisors of both entities were contractually eligible to charge potential fees for their services to both of the companies including asset management fees, incentive fees and other fees and continue to charge fees to us. Due to the significance of these fees, the advisors and ultimately ARC was determined to have a significant economic interest in both companies in addition to having the power to direct the significant activities of the companies through advisory/management agreements, which qualified them as affiliated companies under common control in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). The acquisition of an entity under common control is accounted for on the carryover basis of accounting whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the ARCT III Merger date. In addition, U.S. GAAP requires us to present historical financial information as if the merger had occurred as of the beginning of the earliest period presented. Therefore, the accompanying financial statements including the notes thereto are presented as if the ARCT III Merger had occurred on January 1, 2011.
GE Capital Portfolio Acquisition
On June 27, 2013, we, through subsidiaries of the OP, acquired, from certain affiliates of GE Capital Corp., the equity interests in the entities that own a real estate portfolio comprised of 447 properties, (the "GE Capital Portfolio") for a purchase price of $773.9 million exclusive of closing costs. The 447 properties are subject to 409 property operating leases, as well as 38 direct financing leases.
During the year ended December 31, 2013, ARCT IV acquired, from certain affiliates of GE Capital Corp., the equity interests in the entities that own a real estate portfolio comprised of 924 properties (the "ARCT IV GE Capital Portfolio") for a purchase price of $1.4 billion, exclusive of closing costs, with no liabilities assumed. The 924 properties are subject to 912 property operating leases, as well as 12 direct financing leases.
CapLease, Inc. Merger
On May 28, 2013, we entered into the CapLease Merger Agreement with CapLease and certain subsidiaries of each company. The CapLease Merger Agreement provided for the merger of CapLease with and into a subsidiary of ours.
On November 5, 2013, we completed the merger with CapLease based on the terms of the CapLease Merger Agreement. Pursuant to the terms set forth in the CapLease Merger Agreement, at the effective time of the CapLease Merger, each outstanding share of common stock of CapLease, other than shares owned by us, CapLease or any of their respective wholly owned subsidiaries, was converted into the right to receive $8.50. Each outstanding share of preferred stock of CapLease, other than shares owned by us, CapLease or any of their respective wholly owned subsidiaries, was converted into the right to receive an amount in cash, equal to the sum of $25.00 plus all accrued and unpaid dividends on such shares of preferred stock. In addition, in connection with the merger of CapLease, LP with and into the OP (the "CapLease Partnership Merger"), each outstanding unit of equity ownership of CapLease's operating partnership other than units owned by CapLease or any wholly owned subsidiary of CapLease was converted into the right to receive $8.50. Shares of CapLease's outstanding restricted stock were accelerated and became fully vested, and restricted stock and any outstanding performance shares were fully earned and received $8.50 per share. In total, cash consideration of $920.7 million was paid to the common and preferred stockholders of CapLease.

Accounting Treatment for the CapLease Merger
The CapLease Merger has been accounted for under the acquisition method of accounting under U.S. GAAP. Under the acquisition method of accounting, the assets acquired and liabilities assumed from CapLease have been recorded as of the acquisition date at their respective fair values. Any excess of purchase price over the fair values will be recorded as goodwill. Results of operations for CapLease will be included in our consolidated financial statements from the date of acquisition. See Note 5 — CapLease Acquisition.
American Realty Capital Trust IV, Inc. Merger
On July 1, 2013, we entered into ARCT IV Merger Agreement with ARCT IV and certain subsidiaries of each company. The ARCT IV Merger Agreement provided for the merger of ARCT IV with and into a subsidiary of the OP. We consummated the ARCT IV Merger on January 3, 2014.
Pursuant to the terms of the ARCT IV Merger Agreement, as amended, each outstanding share of common stock of ARCT IV, including unvested restricted shares that vested in conjunction with the ARCT IV Merger, was exchanged for (i) $9.00 in cash, (ii) 0.5190 of a share of the Company's common stock (the "ARCT IV Exchange Ratio") and (iii) 0.5937 of a share of a new series of preferred stock of the Company designated as the 6.70% Series F Cumulative Redeemable Preferred Stock ("Series F Preferred Stock") and each outstanding unit of ARCT IV's operating partnership ("ARCT IV OP Unit"), other than ARCT IV OP Units held by the American Realty Capital Trust IV Special Limited Partner, LLC, (the "ARCT IV Special Limited Partner") and American Realty Capital Advisors IV, LLC (the "ARCT IV Advisor") was exchanged for (i) $9.00 in cash, (ii) 0.5190 of an OP Unit and (iii) 0.5937 of a OP Unit designated as Series F Preferred Units ("Series F OP Units"). In total, the Company paid $650.9 million in cash, issued 36.9 million shares of common stock and 42.2 million shares of Series F Preferred Stock, and issued 0.7 million units of Series F OP units and 0.6 million OP Units to the former ARCT IV shareholders and ARCT IV OP Unit holders in connection with the consummation of the ARCT IV Merger. In addition, each outstanding ARCT IV Class B Unit (as defined below) and each outstanding ARCT IV OP Unit held by the ARCT IV Special Limited Partner and the ARCT IV Advisor was converted into 2.3961 OP Units, resulting in the Company issuing 1.2 million OP Units.
In connection with the ARCT IV Merger and pursuant to the terms of the agreement of limited partnership of ARCT IV's operating partnership, ARCT IV's external advisor received subordinated distributions of net sales proceeds in an approximate amount of $63.2 million. Such subordinated distributions of net sales proceeds were paid in the form of equity units of ARCT IV's operating partnership that were automatically converted into 6.7 million OP Units upon the consummation of the ARCT IV Merger and are subject to a minimum two-year holding period from the date of issuance before being exchangeable into our common stock.
Accounting Treatment of the ARCT IV Merger
We and ARCT IV were considered to be entities under common control. Both entities' advisors are wholly owned subsidiaries of ARC. ARC and its related parties had ownership interests in us and ARCT IV through the ownership of shares of common stock and other equity interests. In addition, the advisors of both entities were contractually eligible to charge potential fees for their services to both of the companies including asset management fees, incentive fees and other fees and will continue to charge fees to us following the ARCT IV Merger. Due to the significance of these fees, the advisors and ultimately ARC were determined to have a significant economic interest in both companies in addition to having the power to direct the activities of the companies through advisory/management agreements, which qualified them as affiliated companies under common control in accordance with U.S. GAAP. The acquisition of an entity under common control is accounted for on the carryover basis of accounting whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the ARCT IV Merger date. In addition, U.S. GAAP requires us to present historical financial information as if the entities were combined for each period presented. Therefore, the accompanying financial statements including the notes thereto are presented as if the ARCT IV Merger had occurred on January 1, 2011.
Fortress Portfolio Acquisition
On July 24, 2013, ARC and another related entity, on our behalf and certain other entities sponsored directly or indirectly by ARC, entered into a purchase and sale agreement with affiliates of funds managed by Fortress Investment Group LLC ("Fortress") for the purchase and sale of 196 properties owned by Fortress for an aggregate contract purchase price of $972.5 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which were allocated to us based on the pro rata fair value of the properties acquired by us relative to the fair value of all 196 properties to be acquired from Fortress. Of the 196 properties, 120 properties were allocated to us (the "Fortress Portfolio"). On October 1, 2013, we closed on 41 of the 120 properties with a total purchase price of $200.3 million, exclusive of closing costs. We closed the acquisition of the remaining 79 properties in the Fortress Portfolio on January 8, 2014, for an aggregate contract purchase price of $400.9 million, exclusive of closing costs. The total purchase price of the Fortress Portfolio was $601.2 million, exclusive of closing costs. During the year ended December 31, 2013, we deposited $72.2 million into escrow in relation to the Fortress Portfolio, which has been included in prepaid expenses and other assets in the consolidated balance sheets.

Cole Real Estate Investments, Inc. Merger
On October 22, 2013, we entered into an agreement and plan of merger (the "Cole Merger Agreement") with Cole Real Estate Investments, Inc. ("Cole"), a Maryland corporation, and a wholly owned subsidiary of ours. The Cole Merger Agreement provided for the merger of Cole with and into the wholly owned subsidiary (the "Cole Merger"). We consummated the Cole Merger on February 7, 2014 (the "Cole Acquisition Date").
Pursuant to the terms of the Cole Merger Agreement, each share of common stock of Cole issued and outstanding immediately prior to the effectiveness of the Cole Merger, including unvested restricted stock units ("RSUs") and performance stock units that vested in conjunction with the Cole Merger was converted into the right to receive either (i) 1.0929 shares of our common stock, par value $0.01 per share, (the "Stock Consideration") or (ii) $13.82 in cash (the "Cash Consideration" and together with the Stock Consideration, the "Merger Consideration"). Approximately 98% of all outstanding Cole holders received Stock Consideration and approximately 2% of outstanding Cole shares elected to receive Cash Consideration, pursuant to the terms of the Cole Merger Agreement, resulting in the us issuing approximately 520.8 million shares of our common stock and paying $181.8 million to holders of Cole shares based on their elections.
In addition, the Company issued approximately 2.8 million shares of our common stock, in the aggregate, to certain executives of Cole pursuant to letter agreements entered into between us and such individuals concurrently with the execution of the Cole Merger Agreement, as previously disclosed. Additionally, effective as of the Cole Acquisition Date, we issued, but has not yet allocated, 0.4 million shares with dividend equivalent rights commensurate with the our common stock.
We are in the process of gathering certain additional information in order to finalize its assessment of the fair value of the consideration transferred; thus, the fair values of currently recorded assets and liabilities are subject to change. The estimated fair value of the consideration transferred at the Cole Acquisition Date totaled approximately $7.5 billion and consisted of the following (in thousands):

As of Cole Acquisition Date (Preliminary)
Estimated Fair Value of Consideration Transferred:
Cash	$181,775
Common stock	7,285,868
Total consideration transferred	$7,467,643
The fair value of the 520.8 million shares of common stock issued, excluding those common shares transferred to former Cole executives, was determined based on the closing market price of our common stock on the Cole Acquisition Date.
Accounting Treatment for the Cole Merger
The Cole Merger will be accounted for under the acquisition method of accounting under U.S. GAAP. Under the acquisition method of accounting, the assets acquired and liabilities assumed from Cole will be recorded as of the acquisition date at their respective fair values. Any excess of purchase price over the fair values will be recorded as goodwill. Results of operations for Cole will be included in our consolidated financial statements from the date of acquisition.
Inland Portfolio Acquisition
On August 8, 2013, ARC entered into a purchase and sale agreement with Inland American Real Estate Trust, Inc. ("Inland") for the purchase and sale of the equity interests of 67 companies owned by Inland for an aggregate contract purchase price of $2.3 billion, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs. Of the 67 companies, the equity interests of ten companies (the "Inland Portfolio") will be acquired, in total, by us from Inland for a purchase price of $501.0 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which was allocated to us based on the pro rata fair value of the Inland Portfolio relative to the fair value of all 67 companies to be acquired from Inland by us and the other entities sponsored directly or indirectly by ARC. The Inland Portfolio is comprised of 33 properties. As of December 31, 2013, we had closed on five of the 33 properties for a total purchase price of $56.4 million, exclusive of closing costs. We closed the acquisition of 27 additional properties in the Inland Portfolio subsequent to December 31, 2013. We do not consider it probable that we will close on the remaining property.
The operating results for the year ended December 31, 2013 do not address the impact of the Cole Merger and the acquisitions of the Fortress and Inland Portfolios, which closed after December 31, 2013, and do not include the other recent organic acquisitions that were acquired subsequent to December 31, 2013. Accordingly, the operating results in 2013 are not indicative of our future operating results.

Significant Accounting Estimates and Critical Accounting Policies
Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates include:
Revenue Recognition
Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. We will record rental revenue for the full term of each lease on a straight-line basis. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred, as applicable.
Our revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of the leases provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. We defer the revenue related to lease payments received from tenants in advance of their due dates.
We continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, we will record an increase in the allowance for uncollectible accounts or record a direct write-off of the receivable in the consolidated statements of operations and comprehensive loss. As of December 31, 2013 and 2012, we determined that no allowance for uncollectible accounts was necessary.
Real Estate Investments
We record acquired real estate at cost and make assessments as to the useful lives of depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. Depreciation is computed using a straight-line method over the estimated useful life of 40 years for buildings, five to 15 years for building fixtures and improvements and the remaining lease term for acquired intangible lease assets.
Allocation of Purchase Price of Business Combinations and Acquired Assets
In accordance with the guidance for business combinations, we determine whether a transaction or other event is a business combination. If the transaction is determined to be a business combination, we determine if the transaction is considered to be between entities under common control. The acquisition of an entity under common control is accounted for on the carryover basis of accounting whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the merger date. All other business combinations are accounted for by applying the acquisition method of accounting. Under the acquisition method, we recognize the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquired entity. In addition, we evaluate the existence of goodwill or a gain from a bargain purchase. We will immediately expense acquisition-related costs and fees associated with business combinations and asset acquisitions.
We allocate the purchase price of acquired properties and business combinations accounted for under the acquisition method of accounting to tangible and identifiable intangible assets acquired based on their respective fair values to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, buildings, equipment and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships.
Amounts allocated to land, buildings, equipment and fixtures are based on cost segregation studies performed by independent third-parties or on our analysis of comparable properties in its portfolio.
The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by us in our analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 18 months. We also estimate costs to execute similar leases including leasing commissions, legal and other related expenses.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, we initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.
The fair value of investments and debt are valued using techniques consistent with those disclosed in Note 9 — Fair Value of Financial Instruments, depending on the nature of the investment or debt. The fair value of all other assumed assets and liabilities based on the best information available.
The aggregate value of intangibles assets related to customer relationships is measured based on our evaluation of the specific characteristics of each tenant's lease and our overall relationship with the tenant. Characteristics considered by us in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals, among other factors.
The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from two to 20 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.
In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of its pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.
Derivative Instruments
We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.
We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain of our risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.
The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If we elect not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statements of operations and comprehensive loss. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.
Recently Issued Accounting Pronouncements
Recently issued accounting pronouncements are described in Note 3 — Summary of Significant Accounting Policies.

Results of Operations
As of December 31, 2013, we owned 2,559 properties with an aggregate original base purchase price of $7.4 billion, excluding one vacant property classified as held for sale. As of December 31, 2013, the 2,559 properties comprised 43.8 million square feet that were 99% leased. As of December 31, 2012, we owned 702 properties with an aggregate original base purchase price of $1.9 billion, excluding one vacant property that was classified as held for sale. As of December 31, 2012, the 702 properties comprised 15.8 million square feet that were 100% leased. Accordingly, our results of operations for the year ended December 31, 2013 as compared to the year ended December 31, 2012 reflect significant increases in most categories.
Comparison of the Year Ended December 31, 2013 to the Year Ended December 31, 2012
Rental Income
Rental income increased $244.6 million to $309.8 million for the year ended December 31, 2013 compared to $65.2 million for the year ended December 31, 2012. Rental income was driven by our acquisition of 1,807 properties, which excludes 50 properties that are accounted for as direct financing leases, acquired during the year ended December 31, 2013 for an aggregate purchase price of $5.5 billion. The annualized rental income per square foot of the properties at December 31, 2013 was $12.66 with a weighted-average remaining lease term of 9.4 years, compared to $9.59 per square foot at December 31, 2012.
Our properties are generally leased from two to 20 years and 56% are leased to investment grade tenants and affiliates of investment grade tenants, as determined by major credit rating agencies. Cash same store rents on the 129 properties held for the full period in each of the years ended December 31, 2013 and 2012 increased $0.2 million, or 1.3%, to $16.2 million compared to $16.0 million for the years ended December 31, 2013 and 2012, respectively. Same store annualized average rental income per square foot was $11.37 at December 31, 2013 compared to $11.23 at December 31, 2012.
Direct Financing Lease Income
Direct financing lease income of $2.2 million was recognized for the year ended December 31, 2013. Direct financing lease income was primarily driven by our 2013 acquisition of 50 properties comprised of $66.1 million of net investments subject to direct financing leases during the year ended December 31, 2013.
Operating Expense Reimbursements
Operating expense reimbursements increased by $15.8 million to $17.8 million for the year ended December 31, 2013 compared to $2.0 million for the year ended December 31, 2012. Operating expense reimbursements represent reimbursements for taxes, property maintenance and other charges contractually due from tenants per their respective leases. Operating expense reimbursements were driven by our acquisition of 1,807 properties since December 31, 2012.
Acquisition Related Expenses
Acquisition related costs increased by $31.0 million to $76.1 million for the year ended December 31, 2013 compared to $45.1 million for the year ended December 31, 2012. Acquisition expenses mainly consisted of legal costs, deed transfer costs and other costs related to real estate purchase transactions. The increase is driven by our acquisition of 1,807 properties during the year ended December 31, 2013 compared to 573 during the year ended December 31, 2012. This increase was offset by the agreement with our Former Manager in conjunction with the ARCT III Merger, where it was agreed that our Former Manager would no longer charge acquisition fees. Subsequent to December 31, 2013, the management agreement was terminated as a result of our transition to self-management. See Note 23 — Subsequent Events for further discussion.
Merger and Other Transaction Related Expenses
Expenses related to various mergers, as well as other transaction expenses, increased by $275.7 million to $278.3 million for the year ended December 31, 2013 compared to $2.6 million for the year ended December 31, 2012. Upon the consummation of the ARCT III Merger, an affiliate of ARCT III received a subordinated incentive distribution upon the attainment of certain performance hurdles. For the year ended December 31, 2013, $98.4 million was recorded for this fee. We issued 7.3 million OP Units to the affiliate as compensation for this fee. In addition, merger and other transaction related expenses for the year ended December 31, 2013 included $109.4 million in legal fees, professional fees, printing fees, proxy services, debt assumption fees and other costs associated with entering into and completing the mergers. During the year ended December 31, 2013, we also recorded one-time equity-based compensation totaling $59.4 million relating to accelerating the vesting of OP units in relation to our transition to self-management, one-time equity-based compensation of $2.7 million relating to accelerating restricted share amortization resulting from our consummation of the Cole Merger and $8.5 million of other internalization costs. During the year ended December 31, 2012, the $2.6 million of merger and other transaction related expenses primarily related to the merger with ARCT III announced in December 2012. These costs consisted of legal fees, accountants fees and other costs associated with entering into the ARCT III merger agreements.

Property Operating Expenses
Property expenses increased by $20.1 million to $23.6 million for the year ended December 31, 2013 compared to $3.5 million for the year ended December 31, 2012. These costs relate to expenses associated with maintaining certain properties, including real estate taxes, ground lease rent, insurance and repairs and maintenance expenses. The increase in property expenses are mainly due to our acquisition of properties with modified gross leases subsequent to December 31, 2012, and an increased number of properties for which we pay expenses, which are reimbursed by the tenant.
Operating Fees to Affiliate
Prior to the consummation of the ARCT III Merger, we paid our Former Manager an annual base management fee equal to 0.50% per annum of the average unadjusted book value of our real estate assets, calculated and payable monthly in advance, provided that the full amount of the distributions we have declared for the six immediately preceding months is equal to or greater than certain net income thresholds related to our operations. Subsequent to the consummation of the ARCT III Merger, we paid our Former Manager an annual base management fee equal to 0.50% per annum for up to $3.0 billion of unadjusted book value of assets and 0.40% of unadjusted book value of assets greater than $3.0 billion. For the years ended December 31, 2013 and 2012, our Former Manager waived base management fees earned of $6.1 million and $1.8 million, respectively.
We may have been required to pay our Former Manager a quarterly incentive fee, equal to the difference between (1) the product of (a) 20% and (b) the excess our annualized core earnings (as defined in the management agreement with our Former Manager) over the product of (i) the weighted-average number of shares multiplied by the weighted-average issuance price per share of common stock (ii) 8% and (2) the sum of any incentive compensation paid to the our Former Manager with respect to the first three calendar quarters of the previous 12-month period. One half of each quarterly installment of the incentive fee may have been payable in shares of common stock. The remainder of the incentive fee may have been payable in cash. No incentive fees were earned for the years ended December 31, 2013 and 2012, respectively. Subsequent to December 31, 2013, the management agreement was terminated as a result of our transition to self-management. See Note 23 — Subsequent Events for further discussion.
Operating fees to affiliate increased by $5.5 million to $5.7 million for the year ended December 31, 2013 compared to $0.2 million for the year ended December 31, 2012. The increase was the result of decisions by the Former Manager to not waive base management fees of $5.7 million in 2012, whereas the Former Manager waived all but $0.2 million in 2012. In addition, the Company recorded $2.2 million of base management fees during the year ended December 31, 2013 that was included in merger and other transaction related costs.
General and Administrative Expenses
General and administrative expenses increased by $6.4 million to $10.6 million for the year ended December 31, 2013 compared to $4.2 million for the year ended December 31, 2012. General and administrative expenses increased primarily as a result of higher professional fees, such as legal fees, accountant fees and financial printer services fees, insurance expense, salary-related expenses and board member compensation to support our increased real estate portfolio.
Equity-Based Compensation Expense
Equity-based compensation expense was $35.0 million for the year ended December 31, 2013, representing an $33.8 million increases over the year ended December 31, 2012. Equity-based compensation expenses primarily included expenses for the OPP, which was entered into upon consummation of the ARCT III Merger, as well as the amortization of restricted stock. Equity-based compensation expense was $1.2 million for the year ended December 31, 2012, which related to the amortization of restricted stock.
Depreciation and Amortization Expense
Depreciation and amortization expense increased by $170.4 million to $211.4 million for the year ended December 31, 2013 compared to $41.0 million for the year ended December 31, 2012. The increase in depreciation and amortization expense was driven by our acquisition of 1,807 properties since December 31, 2012 for an aggregate purchase price of $5.5 billion.
Interest Expense
Interest expense increased by $90.4 million to $102.3 million for the year ended December 31, 2013 compared to $11.9 million for the year ended December 31, 2012. The increase in interest expense was due to increases in debt balances used to fund portfolio acquisitions, partially offset by a decrease in the weighted-average annualized interest rate on borrowings. The weighted-average debt balances for the years ended December 31, 2013 and 2012 were $1.8 billion and $205.1 million, respectively. The weighted-average annualized interest rate on all debt, including the effect of derivative instruments used to hedge the effects of interest rate volatility but excluding amortization of deferred financing costs and non-usage fees, for the years ended December 31, 2013 and 2012 was 3.40% and 4.16%, respectively.

Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in offerings, our credit rating, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.
Other Income, Net
Other income increased by $1.8 million to $2.8 million for the year ended December 31, 2013 compared to other income of $1.0 million for the year ended December 31, 2012. The increase is primarily related to income earned on investments in redeemable preferred stock, senior notes and common stock, all of which were sold as of December 31, 2013, and investment income on certain assets acquired from CapLease during the fourth quarter of the year ended December 31, 2013.
Loss on Derivative Instruments, Net
Loss on the fair value of derivative instruments for the year ended December 31, 2013 was $67.9 million, which primarily consisted of a loss on contingent value rights. The loss pertains to the fair value of our obligation to pay certain preferred and common stockholders for the difference between the value of our shares on certain measurement dates and the value of the shares at the time of issuance as set forth by the contingent value rights agreement. The obligations were settled in full on during the year ended December 31, 2013. The loss was partially offset by a gain on derivative instruments resulting from marking our derivative instruments to fair value. No gain or loss on derivative instruments was recorded during the year ended December 31, 2012.
Loss on Sale of Investment in Affiliates
Loss on sale of investment in affiliates for the year ended December 31, 2013 was $0.4 million resulting from the sale of our investment in real estate funds sponsored by AR Capital purchased during the year ended December 31, 2013. No loss on the sale of investment in such funds was recorded during the year ended December 31, 2012.
Loss on Sale of Investments, Net
Loss on sale of investment securities, net for the year ended December 31, 2013 of $1.8 million primarily related to a $2.3 million loss on the sale of investments in redeemable preferred stock, senior notes and common stock, all of which were purchased in 2013 and sold as of December 31, 2013, partially offset by a $0.5 million gain on sale of investments in redeemable preferred stock, all of which were purchased in 2012 and sold as of December 31, 2013. The Company did not sell any investment securities during the year ended December 31, 2012.
Net Loss from Discontinued Operations
Net loss from discontinued operations decreased by $0.7 million to a net loss of approximately $20,000 for the year ended December 31, 2013 compared to net loss of $0.7 million for the year ended December 31, 2012. As of December 31, 2013 and 2012, we classified one property as held for sale on the consolidated balance sheets and reported in discontinued operations on the consolidated statements of operations and comprehensive loss. The net losses from discontinued operations during each year were primarily due to impairment on the held for sale property representing the difference between the carrying value and estimated proceeds from the sale of the property less estimated selling costs.
Comparison of the Year Ended December 31, 2012 to Year Ended December 31, 2011
Rental Income
Rental income increased by $61.4 million to $65.2 million for the year ended December 31, 2012 compared to $3.8 million for the year ended December 31, 2011. Rental income was driven by our acquisition of 573 properties during the year ended December 31, 2012 for an aggregate purchase price of $1.7 billion, as well as revenue for a full year from the 129 properties held as of December 31, 2011. The annualized rental income per square foot of the properties at December 31, 2012 was $9.59 with a weighted-average remaining lease term of 10.4 years, compared to $11.59 per square foot at December 31, 2011. There were no properties held for sale for the full period in each of the years ended December 31, 2012 and 2011.
Operating Expense Reimbursements
Operating expense reimbursements increased by $1.8 million to $2.0 million for the year ended December 31, 2012 compared to $0.2 million for the year ended December 31, 2011. Operating expense reimbursements represent reimbursements for taxes, property maintenance and other charges contractually due from tenants per their respective leases. Operating expense reimbursements were driven by our acquisition of 573 properties during the year ended December 31, 2012 as well as reimbursements for a full year from the 129 properties held as of December 31, 2011.

Acquisition Related Expenses
Acquisition related expenses increased by $41.2 million to $45.1 million for the year ended December 31, 2012 compared to $3.9 million for the year ended December 31, 2011. The increase is driven by our acquisition of 573 properties during the year ended December 31, 2012 compared to 71 during the year ended December 31, 2011. Acquisition and related costs represent the costs related to the acquisition of properties. Acquisition costs mainly consisted of legal costs, deed transfer costs and other costs related to real estate purchase transactions.
Merger and Other Transaction Related Expenses
During the year ended December 31, 2012, expenses related to the merger with ARCT III announced in December 2012 and other transaction costs were $2.6 million. These costs primarily consisted of legal fees, accountants fees and other costs associated with entering into the ARCT III merger agreement. There were no such merger expenses incurred during the year ended December 31, 2011.
Property Expenses
Property expenses increased by $3.3 million to $3.5 million for the year ended December 31, 2012 compared to $0.2 million for the year ended December 31, 2011. These expenses relate to costs associated with maintaining certain properties, including real estate taxes, ground lease rent, insurance and repairs and maintenance expenses. The increase in property expenses is mainly due to our acquisition of properties with modified gross leases during the year ended December 31, 2012 and an increased number of properties for which we pay expenses, which are reimbursed by the tenant.
Operating Fees to Affiliate
We paid our Former Manager an annual base management fee equal to 0.50% per annum of the average unadjusted book value of our real estate assets, calculated and payable monthly in advance, provided that the full amount of the distributions we have declared for the six immediately preceding months is equal to or greater than certain net income thresholds related to our operations. Our Former Manager waived such portion of its management fee in excess of such thresholds. For the years ended December 31, 2012 and 2011, our Former Manager waived base management fees earned of $1.8 million and $0.3 million, respectively.
We were required to pay our Former Manager a quarterly incentive fee, calculated based on 20% of the excess our annualized core earnings (as defined in the management agreement with our Former Manager) over the weighted-average number of shares multiplied by the weighted-average price per share of common stock. One half of each quarterly installment of the incentive fee would be payable in shares of common stock. The remainder of the incentive fee would be payable in cash. No incentive fees were earned for the years ended December 31, 2012 and 2011, respectively.
Operating fees to affiliate were $0.2 million for the year ended December 31, 2012, compared to no such fees for the year ended December 31, 2011, which was the result of decisions by the Former Manager to not waive base management fees of $0.2 million in 2012 whereas the Former Manager waived all fees in 2011.
General and Administrative Expenses
General and administrative expenses increased by $3.5 million to $4.2 million for the year ended December 31, 2012 compared to $0.7 million for the year ended December 31, 2011. General and administrative expenses increased primarily as a result of higher professional fees, such as legal fees, accountant fees and financial printer services fees, insurance expense and board member compensation to support our increased real estate portfolio.
Depreciation and Amortization Expense
Depreciation and amortization expense increased by $38.9 million to $41.0 million for the year ended December 31, 2012 compared to $2.1 million for the year ended December 31, 2011. The increase in depreciation and amortization expense was driven by our acquisition of 573 properties during the year ended December 31, 2012 for an aggregate purchase price of $1.7 billion as well as depreciation and amortization expense for a full year from the 129 properties held as of December 31, 2011.
Interest Expense
Interest expense increased by $10.9 million to $11.9 million for the year ended December 31, 2012 compared to $1.0 million for the year ended December 31, 2011. The increase primarily related to the increase in debt balances used to fund portfolio acquisitions as the outstanding balance on our senior secured revolving credit facility increased by $82.2 million during the year ended December 31, 2012. Interest expense also related to outstanding mortgage notes payable, which increased $229.8 million during the year ended December 31, 2012, partially offset by a slightly lower weighted-average effective interest rate during 2012 as compared to 2011.

Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in offerings, our credit ratings, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.
Other Income, Net
Other income increased by $1.0 million to $1.0 million for the year ended December 31, 2012 compared to approximately $2,000 for the year ended December 31, 2011. The increase was primarily due to income on investment securities purchased during the year ended December 31, 2012.
Net Loss from Discontinued Operations
Net loss from discontinued operations decreased by $0.2 million to $0.7 million for the year ended December 31, 2012 compared to $0.9 million for the year ended December 31, 2011. As of the year ended December 31, 2012 and 2011, we had one and two vacant properties, respectively, classified as held for sale on the consolidated balance sheets and reported in discontinued operations on the consolidated statements of operations and comprehensive loss. The net losses from discontinued operations during each year were primarily due to impairments on the held for sale properties representing the difference between the carrying value and estimated proceeds from the sale of the properties less estimated selling costs. On July 3, 2012, one of the properties was sold for $0.6 million of net proceeds.
Cash Flows for the Year Ended December 31, 2013
During the year ended December 31, 2013, net cash provided by operating activities was $12.8 million. The level of cash flows used in or provided by operating activities is affected by acquisition and transaction costs, the timing of interest payments, as well as the receipt of scheduled rent payments. Cash flows provided by operating activities during the year ended December 31, 2013 included adjusted net loss of $91.8 million (net loss of $480.5 million adjusted for non-cash items, the most significant of which were the issuance of operating partnership units, depreciation and amortization expense, amortization of deferred financing costs and premiums and discounts on debt, equity-based compensation, and the loss on derivative instruments, which totaled to $388.7 million, in the aggregate). In addition, we incurred a one-time expense related to the loss in the extinguishment of Series C Convertible Preferred Stock ("Series C Stock") of $13.7 million. Cash inflows included an increase in accounts payable and accrued expenses of $100.2 million and in increase in deferred rent and other liabilities of $8.6 million, partially offset by an increase in prepaid and other assets of $20.4 million.
Net cash used in investing activities for the year ended December 31, 2013 of $4.5 billion primarily related to the investment in real estate assets and the CapLease Merger of $4.4 billion, deposits for real estate investments of $101.9 million, the purchase of investment securities of $81.6 million and investments in direct financing leases of $68.6 million, partially offset by the proceeds from the sales of investment securities of $119.5 million.
Net cash provided by financing activities was $4.3 billion during the year ended December 31, 2013. This was primarily driven by the issuance of stock and debt during the year, most notably $2.0 billion of proceeds net of offering-related costs from the issuance of common stock, $1.7 billion of proceeds, net of repayments, from our credit facilities, $967.8 million of proceeds from issuance of convertible debt and $288.0 million of proceeds from the issuance of Series D Preferred Stock and $30.9 million of contributions from non-controlling interest holders. These inflows were partially offset by cash outflows, the most significant of which were common stock repurchases of $359.2 million, total distributions paid of $243.1 million, payments of deferred financing costs of $95.3 million and payments on mortgage notes and other debt of $15.1 million.
Cash Flows for the Year Ended December 31, 2012
During the year ended December 31, 2012, net cash provided by operating activities was $9.4 million. The level of cash flows used in or provided by operating activities is affected by acquisition and transaction costs, the timing of interest payments, as well as the receipt of scheduled rent payments. Cash flows provided by operating activities during the year ended December 31, 2012 was primarily due to an increase in adjusted net income of $2.7 million (net loss of $42.2 million adjusted for non-cash items, the most significant of which were depreciation and amortization expense, amortization of deferred financing costs and share based compensation, which totaled $44.9 million, in the aggregate). Cash inflows included an increase in accounts payable and accrued expenses of $8.3 million and in increase in deferred rent and other liabilities of $3.5 million, partially offset by an increase in prepaid and other assets of $5.1 million.
Net cash used in investing activities for the year ended December 31, 2012 of $1.7 billion, primarily related to an increase in investment in real estate assets paid for with cash of $1.7 billion and the purchase of investment securities of $41.7 million.
Net cash provided by financing activities of $2.0 billion during the year ended December 31, 2012 primarily related cash inflows from the issuances of stock and debt, most notably $1.7 billion of proceeds net of offering-related costs from the issuance of common and preferred stock, $229.8 million of proceeds from mortgage notes payable and $82.2 million of proceeds from our senior secured revolving credit facility. These inflows were partially offset by cash outflows, most notably by total distributions paid of $38.3 million and payments related to deferred financing costs of $14.0 million.

Liquidity and Capital Resources
In the normal course of business, our principal demands for funds will continue to be for property acquisitions, either directly or through investment interests, for the payment of operating expenses, distributions to our investors, and for the payment of principal and interest on our outstanding indebtedness. We expect to meet our future short-term operating liquidity requirements through net cash provided by our current property operations. Management expects that our properties will generate sufficient cash flow to cover all operating expenses and the payment of a monthly distribution. The majority of our net leases contain contractual rent escalations during the primary term of the lease. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from offerings, including our ATM program, proceeds from the sale of properties and undistributed funds from operations. With the stabilization of the investment portfolio, we expect to significantly increase the amount of cash flow generated from operating activities in future periods. Such increased cash flow will positively impact the amount of funds available for dividends.
As of December 31, 2013, we had $52.7 million of cash and cash equivalents.
Sources of Funds
Funds from Operations and Adjusted Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of U.S. GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in U.S. GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and adjusted funds from operations ("AFFO"), as described below, should not be construed to be more relevant or accurate than the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and AFFO measures and the adjustments to U.S. GAAP in calculating FFO and AFFO.
We consider FFO and AFFO useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. While certain companies may experience significant acquisition activity, other companies may not have significant acquisition activity and management believes that excluding costs such as merger and transaction costs and acquisition related costs from property operating results provides useful information to investors and provides information that improves the comparability of operating results with other companies who do not have significant merger or acquisition activities. AFFO is not equivalent to our net income or loss as determined under GAAP, and AFFO may not be a useful measure of the impact of long-term operating performance if we continue to have such activities in the future.
We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide us liquidity or require our capital resources. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not as involved in activities which are excluded from our calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
In addition, we exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted-average common shares-fully diluted. As the Company's convertible notes have a cash or stock settlement option and the Company has the ability and intent to settle its convertible notes in cash, the interest expense related to our convertible notes have not been excluded from AFFO, and accordingly, the shares are not assumed to have converted to common stock in our calculation of weighted-average common shares-fully diluted.
In calculating AFFO, we exclude expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of our operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expenses are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.
As a result, we believe that the use of FFO and AFFO, together with the required U.S. GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by U.S. GAAP. FFO and AFFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.
The below table reflects the items deducted or added to net loss in our calculation of FFO and AFFO for the years ended December 31, 2013, 2012 and 2011 and on a pro forma basis for the year ended December 31, 2013 (amounts in thousands). Amounts are presented net of any non-controlling interest effect, where applicable.

	Year Ended December 31,
	2013	2012	2011
Net loss attributable to stockholders	$(474,740)	$(41,936)	$(4,699)
(Gain) loss on held for sale properties	(14)	600	815
Depreciation and amortization	211,372	41,003	2,111
FFO	(263,382)	(333)	(1,773)
Acquisition related	76,136	45,070	3,898
Merger and other transaction related	278,319	2,603	—
(Gain) loss on investment securities	2,206	—	—
Loss on derivative instruments, net	67,946	—	2
Interest on convertible obligation to preferred investors	10,802	—	—
Interest premiums and discounts on debt, net and settlement of convertible obligation to preferred investors	12,072	—	—
Amortization of above- and below-market lease assets and liabilities	(178)	110	—
Amortization of deferred financing costs	26,895	1,985	186
Straight-line rent	(15,058)	(2,165)	(229)
Non-cash equity compensation expense	34,962	1,197	191
Operating fees to affiliate	5,654	212	—
AFFO	$236,374	$48,679	$2,275
Capital Markets
The following are our equity offerings of common stock during the year ended December 31, 2013 (dollar amounts in millions):

Type of offering	Closing Date	Number of Shares (1)	Gross Proceeds
Registered follow-on offering	January 29, 2013	2,070,000	$26.7
ATM	January 1 - September 30, 2013	553,300	8.9
Private placement offering	June 7, 2013	29,411,764	455.0
Private placement offering	November 11, 2013	15,126,498	186.0
Total - Year end December 31, 2013		47,161,562	$676.6
_____________________________________________
(1) Excludes 140.7 million shares of common stock that were issued to the stockholders of ARCT III's common stock in conjunction with the ARCT III Merger.
On August 1, 2012, we filed a $500.0 million universal shelf registration statement and a resale registration statement with the SEC. Each registration statement became effective on August 17, 2012. As of December 31, 2013, we had issued 2.1 million shares of common stock through a registered follow on offering and an ATM offering under the $500.0 million universal shelf registration statement. No preferred stock, debt or equity-linked security had been issued under the universal shelf registration statement. The resale registration statement, as amended, registers the resale of up to 1,882,248 shares of common stock issued in connection with any future conversion of certain currently outstanding restricted shares, convertible preferred stock or limited partnership interests in the OP. As of December 31, 2013, no common stock had been issued under the resale registration statement.
On March 14, 2013, we filed a universal automatic shelf registration statement and achieved well-known seasoned issuer ("WKSI") status. We intend to maintain both the $500.0 million universal shelf registration statement and the WKSI universal automatic shelf registration statement.

In January 2013, we commenced an "at the market" equity offering program ("ATM") in which we may from time to time offer and sell shares of our common stock having an aggregate offering proceeds of up to $60.0 million. The shares will be issued pursuant to our $500.0 million universal shelf registration statement.
In addition to our common stock offerings, on June 7, 2013, we issued 28.4 million shares convertible preferred stock (the "Series C Shares") for gross proceeds of $445.0 million. On November 8, 2013, we elected to convert all outstanding Series C Shares into our common stock. Pursuant to the Series C Articles Supplementary, the number of shares of common stock that could be issued upon conversion of Series C Shares was limited to an exchange cap. Therefore, we converted 1.1 million Series C Shares into 1.4 million shares of our common stock. With respect to the 27.3 million Series C Shares for which we could not issue shares of our common stock upon conversion due to the exchange cap, we paid holders of Series C Shares an aggregate cash amount equal to approximately $441.4 million in exchange for such Series C Shares. Based on our share price on the conversion date, the total settlement value was $458.8 million. See Note 11 — Other Debt in the consolidated financial statements for a description of the conversion features of the Series C Convertible Preferred Stock.
On September 15, 2013, we entered into definitive purchase agreements pursuant to which we agreed to issue Series D Preferred Stock, par value $0.01 per share, and common stock, par value $0.01 per share, to certain institutional holders promptly following the close of our merger with CapLease. Pursuant to the definitive purchase agreements, we issued approximately 21.7 million shares of Series D Preferred and 15.1 million shares of common stock, for gross proceeds of $288.0 million and $186.0 million, respectively, on November 8, 2013.
Upon consummation of the ARCT IV merger on January 3, 2014, 42.2 million shares of Series F Preferred Stock were issued to ARCT IV stockholders. There were no shares issued and outstanding of Series F Preferred Stock as of December 31, 2013. See Note 16 — Preferred and Common Stock in the consolidated financial statements for a description of the Series D and Series F Preferred Stock.
Availability of Funds from Credit Facilities
We and our OP are parties to a credit facility with Wells Fargo, National Association , as administrative agent and other lenders party thereto (the "Credit Facility").
At December 31, 2013, the Credit Facility has commitments of $2.42 billion. The Credit Facility has an accordion feature, which, if exercised in full, would allow us to increase borrowings under the Credit Facility to $3.0 billion, subject to additional lender commitments and borrowing base availability.
At December 31, 2013, the Credit Facility contains a $940.0 million term loan facility and a $1.5 billion revolving credit facility, of which $940.0 million and $119.8 million was outstanding, respectively. Loans under the Credit Facility are priced at the applicable rate (at our election, either a floating interest rate based on one month LIBOR, determined on a daily basis, or LIBOR for a period of one, three or six months), plus 2.25% to 3.00%, decreasing to 1.60% to 2.20% upon the satisfaction of certain conditions set forth in the credit agreement relating to the credit facility), based upon our current leverage. To the extent that we receive an investment grade credit rating as determined by a major credit rating agency, and upon the satisfaction of certain other conditions set forth in the credit agreement relating to the Credit Facility, at our election, advances under the revolving credit facility will be priced at the applicable rate plus 0.90% to 1.75% and term loans will be priced at the applicable rate plus 1.15% to 2.00%, in each case, based upon our then current investment grade credit rating.
The Credit Facility provides for monthly interest payments. Upon the occurrence of an event of default, the agent acting at the request or with the consent of lenders holding a majority of the loans and commitments under the Credit Facility, may declare the Credit Facility commitments to be terminated, and may accelerate the payment on any unpaid principal amount of all outstanding loans. We have guaranteed the obligations under the Credit Facility. The revolving credit facility will terminate on February 14, 2017 and the term loan facility will terminate on February 14, 2018, in each case, unless extended in accordance with the terms of the credit facility. At any time, upon timely notice by us, we may prepay borrowings under the credit facility. We incur an unused fee of 0.25% to 0.50% per annum on the unused amount of the revolving credit commitments, based on our usage of the revolving credit facility, which unused fee will decrease 0.12% to 0.35% per annum, based upon our then current investment grade credit rating, to the extent we have elected for the interest rate margin applicable to the outstanding advances under the credit facility to be governed by our credit rating as set forth above. To the extent that any delayed draw commitments remain undrawn, we will incur an unused fee of 0.25% per annum on the unused amount of such commitments. The Credit Facility also required us to maintain certain property available for collateral as a condition to funding, but this requirement was eliminated pursuant to an amendment effective February 7, 2014.

Principal Use of Funds
Acquisitions
Generally, cash needs for property acquisitions will be met through proceeds from the public or private offerings of debt and equity and other financings. We may also from time to time enter into other agreements with third parties whereby third parties will make equity investments in specific properties or groups of properties that we acquire.
We evaluate potential acquisitions of real estate and real estate-related assets and engage in negotiations with sellers and borrowers. Investors and stockholders should be aware that after a purchase contract is executed that contains specific terms the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from equity offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.
We financed the aggregate purchase prices of the recent mergers and acquisitions discussed in Note 2 —Mergers and Acquisitions in part through the assumption of outstanding indebtedness, and expect to finance the balance of the aggregate purchase prices through a combination of: (i) available cash on hand from (a) a portion of the $896.0 million in net proceeds from the sale of shares of ARCP common stock and convertible preferred stock in separate previously disclosed private placement transactions, which transactions were completed on June 7, 2013; (b) a portion of the $967.8 million in net proceeds from the sale of the Notes; (c) funds available from the issuance of common stock through our current at-the-market program or any successor program thereto; (d) financing available under our credit facility, and (e) additional alternative financing arrangements, as needed, from the issuance of additional common stock, preferred securities or other debt, equity or equity-linked financings.
Dividends
The amount of dividends payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for dividends, financial condition, capital expenditure requirements, as applicable, and annual dividend requirements needed to qualify and maintain our status as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). Operating cash flows are expected to increase as additional properties are acquired in our investment portfolio.
We and our board of directors share a similar philosophy with respect to paying our dividends. The dividends should principally be derived from cash flows generated from real estate operations. In order to improve our operating cash flows and our ability to pay dividends from operating cash flows, our Former Manager has in the past agreed to waive certain fees including asset management and incentive fees. Base asset management fees waived during the year ended December 31, 2013 were $6.1 million. Property management and leasing fees of $0.8 million were waived during the year ended December 31, 2013. The fees that were waived relating to the activity are not deferrals and accordingly, will not be paid. Because our Former Manager waived certain fees that we owed, cash flow from operations that would have been used to pay such fees to our Former Manager was available to pay dividends to our stockholders. See Note 18 — Related Party Transactions and Arrangements in the consolidated financial statements within this report for further information on fees paid to and forgiven by our Former Manager. Subsequent to December 31, 2013, we completed our transition to self-management and will no longer pay such fees to our Former Manager. See Note 23 — Subsequent Events for further discussion.
As our real estate portfolio matures, we expect cash flows from operations to cover our dividends.

The following table shows the sources for the payment of dividends to common stockholders for the year ended December 31, 2013 (dollars in thousands):

	Three Months Ended
	March 31, 2013		June 30, 2013		September 30, 2013		December 31, 2013
	Dividends	% of Dividends	Dividends	% of Dividends	Dividends	% of Dividends	Dividends	% of Dividends
Dividends:
Distributions paid in cash	$30,594		$49,882		$66,674		$74,311
Distributions reinvested	7,498		13,121		4,949		—
	$38,092		$63,003		$71,623		$74,311
Sources of dividends:
Cash flows provided by operations (1)	$—	—%	$5,674	9.0%	$16,976	23.7%	$29,254	39.4%
Proceeds from issuances of common stock	3,185	8.4%	12,794	20.3%	23,938	33.4%	—	—%
Proceeds from financing activities	27,409	71.9%	31,414	49.9%	25,760	36.0%	45,057	60.6%
Common stock issued under the DRIP	7,498	19.7%	13,121	20.8%	4,949	6.9%	—	—%
Total sources of dividends	$38,092	100.0%	$63,003	100.0%	$71,623	100.0%	$74,311	100.0%
Net loss attributable to stockholders (in accordance with U.S. GAAP)	$(141,163)		$(71,958)		$(82,677)		$(178,942)
____________________________________

(1)
Dividends paid from cash provided by operations are derived from cash flows from operations (U.S. GAAP basis) for the year ended December 31, 2013. Cash flows provided by operations include $76.1 million of acquisition related expenses and $278.3 million of merger and other transaction related expenses incurred during the year ended December 31, 2013. If we had not incurred such acquisition and merger related costs, our cash flows from operations would have sourced all dividend payments during the year ended December 31, 2013.

Loan Obligations
At December 31, 2013, our leverage ratio (net debt, excluding debt convertible to common stock, divided by enterprise value) was 58.3%.
The payment terms of our loan obligations vary. In general, only interest amounts are payable monthly with all unpaid principal and interest due at maturity. Some of our loan agreements stipulate that we comply with specific reporting and financial covenants mainly related to debt coverage ratios and loan to value ratios. Each loan that has these requirements has specific ratio thresholds that must be met. As of December 31, 2013, we were in compliance with the debt covenants under our loan agreements.
As of December 31, 2013, we had non-recourse mortgage indebtedness of $1.3 billion which was collateralized by 177 properties. Our mortgage indebtedness bore interest at weighted-average rate of 3.42% per annum and had a weighted-average maturity of 3.41 years. We may in the future incur additional mortgage debt on the properties we currently own or use long-term non-recourse financing to acquire additional properties in the future.
As of December 31, 2013, there was $1.1 billion outstanding on the Credit Facility, of which $554.8 million bore a floating interest rate of 3.17%, and for $515.0 million of the Credit Facility's floating base interest rate is fixed through the use of derivative instruments used to hedge interest rate volatility. Including the spread, which can vary based on our leverage, interest on this portion was 4.02% at December 31, 2013. At December 31, 2013, there was up to $1.9 billion available to us for future borrowings, subject to additional lender commitments and borrowing availability. In addition, we had $760.0 million outstanding under the Senior Secured Credit Facility.
Our loan obligations require the maintenance of financial covenants, as well as restrictions on corporate guarantees, the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of a minimum net worth. At December 31, 2013 and 2012, we were in compliance with the debt covenants under all of our loan obligations.

Convertible Senior Note Offering
On July 29, 2013, the Company issued $300.0 million of Convertible Senior Notes (the "2018 Notes") and, pursuant to an over-allotment exercise by the underwriters of such 2018 Notes offering, issued an additional $10.0 million of its 2018 Notes on August 1, 2013. On December 10, 2013, the Company issued an additional $287.5 million of the 2018 Notes through a reopening of the 2018 Notes indenture agreement. Also on December 10, 2013, the Company issued $402.5 million of Convertible Senior Notes (the "2020 Notes", collectively with the 2018 Notes, the "Convertible Notes"). The 2018 Notes mature August 1, 2018 and the 2020 Notes mature on December 15, 2020. The Convertible Notes are convertible to cash or shares of the Company's common stock at the Company's option. In accordance with U.S GAAP, the notes are accounted for as a liability with a separate equity component recorded for the conversion option. A liability was recorded for the Convertible Notes on the issuance date at fair value based on a discounted cash flow analysis using current market rates for debt instruments with similar terms. The difference between the initial proceeds from the Convertible Notes and the estimated fair value of the debt instruments resulted in a debt discount, with an offset recorded to additional paid-in capital representing the equity component. The debt discount is being amortized to interest expense over the expected lives of the Convertible Notes.
Bond Offering
On February 6, 2014, the OP issued, in a private offering, $2.55 billion aggregate principal amount of senior unsecured notes consisting of $1.3 billion aggregate principal amount of 2.00% senior notes due 2017 (the "2017 Notes"), $750.0 million aggregate principal amount of 3.00% senior notes due 2019 (the "2019 Notes") and $500.0 million aggregate principal amount of 4.60% senior notes due 2024 (the "2024 Notes", and, together with the 2017 Notes and 2019 Notes, the "Notes"). The Notes are guaranteed by the Company. The Company used a portion of the net proceeds to partially fund the cash consideration, fees and expenses relating to Cole Merger and repayment of Cole's credit facility. The Company used the remaining portion of the net proceeds from the offering to repay $900.0 million outstanding under the OP's senior credit facility and for other general corporate purposes.
Contractual Obligations
The following is a summary of our contractual obligations, including contractual lease obligations, as of December 31, 2013 (in thousands):

	Total	2014	2015 – 2016	2017 – 2018	Thereafter
Principal payments due on mortgage notes payable	$1,258,661	$86,933	$677,200	$293,869	$200,659
Interest payments due on mortgage notes payable	204,982	63,581	82,666	25,064	33,671
Principal payments due on senior corporate credit facilities	1,819,800	—	—	1,819,800	—
Interest payments due on senior corporate credit facilities	186,585	47,048	94,095	45,442	—
Principal payments due on secured credit facility	150,000	150,000	—	—	—
Interest payments due on secured credit facility	4,410	4,410	—	—	—
Principal payments due on convertible debt	1,000,000	—	—	597,500	402,500
Interest payments due on convertible debt	187,235	33,019	66,038	58,619	29,559
Principal payments due on other debt	108,316	12,851	24,378	40,157	30,930
Interest payments due on other debt	65,659	6,808	11,469	6,802	40,580
Payments due on lease obligations	84,441	4,541	8,657	7,456	63,787
Total	$5,070,089	$409,191	$964,503	$2,894,709	$801,686

Contractual Lease Obligations
The following table reflects the minimum base rental cash payments due from the Company over the next five years and thereafter for certain ground and office lease obligations (amounts in thousands):

Future Minimum Lease Payments
2014	$4,541
2015	4,443
2016	4,214
2017	4,244
2018	3,212
Thereafter	63,787
$84,441
Election as a REIT
We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with the taxable year ended December 31, 2011. If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We believe we are organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ending December 31, 2013.
Inflation
We may be adversely impacted by inflation on any leases that do not contain indexed escalation provisions. In addition, our net leases may require the tenant to pay its allocable share of operating expenses, including common area maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation.
Related-Party Transactions and Agreements
We have entered into agreements with affiliates, whereby we pay or have paid in the past certain fees or reimbursements to ARC, our Former Manager or their affiliates for acquisition fees and expenses, organization and offering costs, asset management fees and reimbursement of operating costs and have in the past paid sales commissions and dealer manager fees. See Note 18 — Related Party Transactions and Arrangements in our financial statements included in this report for a discussion of the various related-party transactions, agreements and fees. In August 2013, our board of directors determined that it is in the best interests of us and our stockholders to become self-managed, and we completed our transition to self-management on January 8, 2014. In connection with becoming self-managed, we terminated the existing management agreement with our Former Manager (subject to the Former Manager's agreement to continue to provide services, as requested, for a 60 day tail period for a payment of $10.0 million and continuing to provide certain transition services for an hourly charge), enter into appropriate employment and incentive compensation arrangements with our executives and acquired from our Former Manager certain assets necessary for our operations. See Note 23 — Subsequent Events for further discussion.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk.
The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our market risk arises primarily from interest rate risk relating to variable-rate borrowings. To meet our short and long-term liquidity requirements, we borrow funds at a combination of fixed and variable rates. Our interest rate risk management objectives are to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.
As of December 31, 2013, our debt included fixed-rate debt, including debt that has interest rates that are fixed with the use of derivative instruments, with a carrying and fair value of $2.9 billion. Changes in market interest rates on our fixed rate debt impact fair value of the debt, but they have no impact on interest incurred or cash flow. For instance, if interest rates rise 100 basis points and our fixed rate debt balance remains constant, we expect the fair value of our debt to decrease, the same way the price of a bond declines as interest rates rise. The sensitivity analysis related to our fixed-rate debt assumes an immediate 100 basis point move in interest rates from their December 31, 2013 levels, with all other variables held constant. A 100 basis point increase in market interest rates would result in a decrease in the fair value of our fixed rate debt by approximately $102.8 million A 100 basis point decrease in market interest rates would result in an increase in the fair value of our fixed-rate debt by $65.8 million.
As of December 31, 2013, our debt included variable-rate debt with a carrying and fair value of $1.5 billion. The sensitivity analysis related to our variable-rate debt assumes an immediate 100 basis point move in interest rates from their December 31, 2013 levels, with all other variables held constant. A 100 basis point increase or decrease in variable interest rates on our variable-rate notes payable would increase or decrease our interest expense by approximately $14.6 million annually.
As the information presented above includes only those exposures that existed as of December 31, 2013, it does not consider exposures or positions arising after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.
These amounts were determined by considering the impact of hypothetical interest rate changes on our borrowing costs, and, assume no other changes in our capital structure.
Item 8. Financial Statements and Supplementary Data
The information required by Item 8 is hereby incorporated by reference to our Consolidated Financial Statements beginning on page F-1 of this document.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
American Realty Capital Properties, Inc.

We have audited the accompanying consolidated balance sheets of American Realty Capital Properties, Inc. (a Maryland corporation) and subsidiaries (the "Company") as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for each of the three years in the period ended December 31, 2013. Our audits of the basic consolidated financial statements included the financial statement schedules listed in the index. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Realty Capital Properties, Inc. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
As discussed in Note 1, the accompanying consolidated financial statements have been adjusted to reflect the acquisition of entities under common control, which have been accounted for in a manner similar to a pooling-of-interests.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
May 20, 2014

AMERICAN REALTY CAPITAL PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	December 31,
	2013	2012
ASSETS
Real estate investments, at cost:
Land	$1,379,453	$262,906
Buildings, fixtures and improvements	5,291,031	1,391,209
Land and construction in progress	21,839	—
Acquired intangible lease assets	758,376	221,153
Total real estate investments, at cost	7,450,699	1,875,268
Less: accumulated depreciation and amortization	(267,352)	(56,415)
Total real estate investments, net	7,183,347	1,818,853
Cash and cash equivalents	52,725	292,575
Investment in direct financing leases, net	66,112	—
Investment securities, at fair value	62,067	41,654
Loans held for investment, net	26,279	—
Derivative assets, at fair value	9,189	—
Restricted cash	35,921	1,108
Prepaid expenses and other assets	187,930	11,984
Goodwill	102,419	—
Deferred costs, net	81,311	15,356
Assets held for sale	679	665
Total assets	$7,807,979	$2,182,195

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,301,114	$265,118
Convertible debt, net	972,490	—
Senior secured revolving credit facility	—	124,604
Senior corporate credit facilities	1,819,800	—
Secured credit facility	150,000	—
Other debt	104,804	—
Below-market lease liabilities, net	77,789	—
Derivative liabilities, at fair value	18,455	3,830
Accounts payable and accrued expenses	808,900	104,384
Deferred rent and other liabilities	21,816	4,394
Distributions payable	10,278	11,105
Total liabilities	5,285,446	513,435

Series D Preferred Stock, $0.01 par value, 21,735,008 shares (part of 100,000,000 aggregate preferred shares authorized) and zero shares authorized and 21,735,008 and zero shares issued and outstanding at December 31, 2013 and 2012, respectively	269,299	—

Preferred stock (excluding Series D Preferred Stock), $0.01 par value, 100,000,000 and 100,000,000 shares authorized and 42,199,547 and 6,990,328 shares issued and outstanding at December 31, 2013 and 2012, respectively	422	70
Common stock, $0.01 par value, 1,500,000,000 and 240,000,000 shares authorized and 239,234,725 and 184,553,676 issued and outstanding at December 31, 2013 and 2012, respectively	2,392	1,846
Additional paid-in capital	2,939,287	1,778,883
Accumulated other comprehensive income (loss)	7,666	(3,934)
Accumulated deficit	(864,516)	(124,570)
Total stockholders’ equity	2,085,251	1,652,295
Non-controlling interests	167,983	16,465
Total equity	2,253,234	1,668,760
Total liabilities and equity	$7,807,979	$2,182,195

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except for per share data)

	Year Ended December 31,
	2013	2012	2011
Revenues:
Rental income	$309,839	$65,187	$3,762
Direct financing lease income	2,244	—	—
Operating expense reimbursements	17,795	2,020	208
Total revenues	329,878	67,207	3,970
Operating expenses:
Acquisition related	76,136	45,070	3,898
Merger and other transaction related	278,319	2,603	—
Property operating	23,616	3,522	220
Operating fees to affiliate	5,654	212	—
General and administrative	10,645	4,215	735
Equity based compensation	34,962	1,197	—
Depreciation and amortization	211,372	41,003	2,111
Total operating expenses	640,704	97,822	6,964
Operating loss	(310,826)	(30,615)	(2,994)
Other (expense) income:
Interest expense	(102,305)	(11,856)	(960)
Other income, net	2,847	979	2
Loss on derivative instruments, net	(67,946)	—	—
Loss on sale of investments in affiliates	(411)	—	—
Loss on sale of investments	(1,795)	—	—
Total other expenses, net	(169,610)	(10,877)	(958)
Loss from continuing operations	(480,436)	(41,492)	(3,952)
Net loss from continuing operations attributable to non-controlling interests	5,715	255	69
Net loss from continuing operations attributable to stockholders	(474,721)	(41,237)	(3,883)
Discontinued operations:
Loss from operations of held for sale properties	(34)	(145)	(37)
Gain (loss) on held for sale properties	14	(600)	(815)
Net loss from discontinued operations	(20)	(745)	(852)
Net loss from discontinued operations attributable to non-controlling interest	1	46	36
Net loss from discontinued operations attributable to stockholders	(19)	(699)	(816)
Net loss	(480,456)	(42,237)	(4,804)
Net loss attributable to non-controlling interests	5,716	301	105
Net loss attributable to stockholders	(474,740)	(41,936)	(4,699)
Other comprehensive loss:
Designated derivatives, fair value adjustments	11,480	(3,743)	(98)
Change in unrealized gain/loss on investment securities	119	(93)	—
Comprehensive loss	$(463,141)	$(45,772)	$(4,797)
Basic and diluted net loss per share from continuing operations attributable to common stockholders	$(2.33)	$(0.40)	$(1.04)
Basic and diluted net loss per share attributable to common stockholders	$(2.33)	$(0.41)	$(1.26)

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(In thousands, except for share data)

	Convertible Preferred Stock		Common Stock
	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stock-holders' Equity	Non-Controlling Interests	Total Equity
Balance, December 31, 2010	—	$—	20,000	$—	$200	$—	$—	$200	$—	$200
Issuance of common stock	—	—	16,929,184	170	185,957	—	—	186,127	—	186,127
Offering costs, commissions and dealer manager fees	—	—	—	—	(21,752)	—	—	(21,752)	—	(21,752)
Common stock issued through distribution reinvestment plan	—	—	27,169	—	271	—	—	271	—	271
Equity-based compensation	—	—	185,663	2	223	—	—	225	—	225
Distributions declared	—	—	—	—	—	—	(2,519)	(2,519)	—	(2,519)
Common stock repurchases	—	—	—	—	(25)	—	—	(25)	—	(25)
Contribution transactions	—	—	—	—	(16,769)	—	—	(16,769)	—	(16,769)
Contributions from non-controlling interest holders	—	—	—	—	(3,875)	—	—	(3,875)	3,875	—
Distributions to non-controlling interest holders	—	—	—	—	—	—	—	—	(68)	(68)
Net loss	—	—	—	—	—	—	(4,699)	(4,699)	(105)	(4,804)
Other comprehensive loss	—	—	—	—	—	(98)	—	(98)	—	(98)
Balance, December 31, 2011	—	—	17,162,016	172	144,230	(98)	(7,218)	137,086	3,702	140,788
Issuance of preferred stock	6,990,328	70	—	—	8,992	—	—	9,062	—	9,062
Issuance of common stock	—	—	164,775,688	1,648	1,911,126	—	—	1,912,774	—	1,912,774
Excess of ARCT IV Merger considerations over historical cost	—	—	—	—	(93,421)	—	—	(93,421)	—	(93,421)
Offering costs, commissions and dealer manager fees	—	—	—	—	(218,431)	—	—	(218,431)	—	(218,431)
Common stock issued through distribution reinvestment plan	—	—	2,686,141	27	27,109	—	—	27,136	—	27,136
Equity based compensation	—	—	112,950	1	1,229	—	—	1,230	—	1,230
Distributions declared	—	—	—	—	—	—	(75,416)	(75,416)	—	(75,416)
Common stock repurchases	—	—	(183,119)	(2)	(1,951)	—	—	(1,953)	—	(1,953)
OP Units issued to acquire real estate investment	—	—	—	—	—	—	—	—	6,352	6,352
Contributions from non-controlling interest holders	—	—	—	—	—	—	—	—	7,375	7,375
Distributions to non-controlling interest holders	—	—	—	—	—	—	—	—	(663)	(663)
Designated derivatives, fair value adjustment	—	—	—	—	—	(3,743)		(3,743)	—	(3,743)
Net loss	—	—	—	—	—	—	(41,936)	(41,936)	(301)	(42,237)
Other comprehensive loss	—	—	—	—	—	(93)	—	(93)	—	(93)
Balance, December 31, 2012	6,990,328	70	184,553,676	1,846	1,778,883	(3,934)	(124,570)	1,652,295	16,465	1,668,760

	Convertible Preferred Stock		Common Stock
	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stock-holders' Equity	Non-Controlling Interests	Total Equity
Issuances of preferred stock	36,037,691	360	—	—	—	—	—	360	—	360
Issuances of common stock	—	—	78,215,719	781	2,153,144	—	—	2,153,925	—	2,153,925
Excess of ARCT IV Merger considerations over historical cost	—	—	—	—	(557,557)	—	—	(557,557)	—	(557,557)
Offering costs, commissions and dealer manager fees	—	—	—	—	(165,369)	—	—	(165,369)	—	(165,369)
Common stock issued through dividend reinvestment plan	—	—	940,737	10	25,554	—	—	25,564	—	25,564
Common stock repurchases	—	—	(28,319,972)	(283)	(357,758)	—	—	(358,041)	—	(358,041)
Conversion of Convertible Preferred Stock Series A and B to common stock	(828,472)	(8)	829,629	8	—	—	—	—	—	—
Issuance of common stock in conversion of Convertible Preferred Stock Series C	—	—	1,411,030	14	17,382	—	—	17,396	—	17,396
Conversion of OP Units to common stock	—	—	599,233	6	5,794	—	—	5,800	(5,800)	—
Equity based compensation	—	—	1,004,673	10	835	—	—	845	32,900	33,745
Amortization of restricted shares	—	—	—	—	7,116	—	—	7,116	—	7,116
Equity component of convertible debt	—	—	—	—	28,559	—	—	28,559	—	28,559
Consideration to Former Manager for internalization	—	—	—	—	2,704	—	(5,738)	(3,034)	—	(3,034)
Distributions declared	—	—	—	—	—	—	(259,468)	(259,468)	—	(259,468)
Issuance of OP Units to affiliate	—	—	—	—	—	—	—	—	108,247	108,247
Contributions from non-controlling interest holders	—	—	—	—	—	—	—	—	30,861	30,861
Distributions to non-controlling interest holders	—	—	—	—	—	—	—	—	(8,389)	(8,389)
Non-controlling interests retained in CapLease Merger	—	—	—	—	—	—	—	—	567	567
Redemption of OP Units	—	—	—	—	—	—	—	—	(1,152)	(1,152)
Net loss	—	—	—	—	—		(474,740)	(474,740)	(5,716)	(480,456)
Other comprehensive income	—	—	—	—	—	11,600	—	11,600	—	11,600
Balance, December 31, 2013	42,199,547	$422	239,234,725	$2,392	$2,939,287	$7,666	$(864,516)	$2,085,251	$167,983	$2,253,234

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Year Ended December 31,
	2013	2012		2011
Cash flows from operating activities:
Net loss	$(480,456)	$(42,237)		$(4,804)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Issuance of OP Units for ARCT III Merger	108,247	—		—
Depreciation	162,027	33,038		1,879
Amortization of intangible lease assets	49,345	7,965		244
Amortization of deferred costs	26,895	2,031		200
Amortization of above- and below-market lease asset	(176)	118		—
Amortization of discounts and premiums	(1,700)	—		—
(Gain) loss on held for sale properties	(14)	600		815
Equity based compensation	43,565	1,230		225
Unrealized gain on derivative instruments	(1,739)	—		—
Loss on sale of investments, net	2,206	—		—
Loss in extinguishment of Series C Stock	13,749	—		—
Changes in assets and liabilities:
Investment in direct financing leases	2,505	—		—
Prepaid expenses and other assets	(20,406)	(5,089)		(546)
Accounts payable and accrued expenses	100,166	8,277		843
Deferred rent and other liabilities	8,555	3,507		887
Net cash provided by (used in) operating activities	12,769	9,440		(257)
Cash flows from investing activities:
Investments in real estate and other assets	(3,520,412)	(1,659,536)		(89,981)
Acquisition of a real estate business, net of cash acquired of $41,779	(878,898)	—		—
Investment in direct financing leases	(68,617)	—		—
Capital expenditures	(9,755)	(54)		—
Principal repayments received from borrowers	442	—		—
Purchase of assets from Manager	(1,584)	—		—
Proceeds from sale of property held for sale	—	553		—
Deposits for real estate investments	(101,887)	(638)		—
Purchases of investment securities	(81,590)	(41,747)		—
Proceeds from sale of investment securities	119,542	—		—
Net cash used in investing activities	(4,542,759)	(1,701,422)		(89,981)
Cash flows from financing activities:
Proceeds from mortgage notes payable	6,924	229,798		21,470
Payments on mortgage notes payable	(5,711)	—		—
Payments on other debt	(9,368)	—		—
Proceeds from senior secured revolving credit facility	—	82,319		2,066
Payments on senior secured revolving credit facility	(124,604)	(122)		(11,159)
Proceeds from senior corporate credit facility	1,889,800	—		—
Payments on senior corporate credit facility	(830,000)	—		—
Proceeds from secured credit facility	789,000	—		—
Payments of deferred financing costs	(95,268)	(13,974)		(3,108)
Proceeds from issuance of convertible debt	967,786	—		—
Common stock repurchases	(359,193)	(1,534)		—
Proceeds from issuances of preferred shares	—	9,000		—
Proceeds from issuance of Series C Stock	445,000	—		—
Cash payment on settlement of Series C Stock	(441,353)	—		—
Proceeds from issuance of Series D Preferred Stock	287,991	—	—	—
Proceeds from issuances of common stock	2,158,486	1,909,520		122,993
Payments of offering costs and fees related to stock issuances	(165,327)	(218,108)		(20,884)
Consideration to Former Manager for internalization	(5,738)	—		—
Contributions from affiliate	—	—		2
Contributions from non-controlling interest holders	30,861	7,375		—
Distributions to non-controlling interest holders	(8,219)	(663)		(68)
Distributions paid	(234,897)	(37,673)		(1,743)
Advances from affiliates, net	(376)	396		—
Change in restricted cash	(5,654)	(1,108)		—
Net cash provided by financing activities	4,290,140	1,965,226		109,569
Net change in cash and cash equivalents	(239,850)	273,244		19,331
Cash and cash equivalents, beginning of period	292,575	19,331		—
Cash and cash equivalents, end of period	$52,725	$292,575		$19,331
Supplemental Disclosures:
Cash paid for interest	$49,549	$8,983		$622
Cash paid for income taxes	1,711	173		—
Non-cash investing and financing activities:
OP units issued to acquire real estate investments	$—	$6,352		$—
Common stock issued through distribution reinvestment plan	25,568	27,136		271
Initial proceeds from credit facility used to pay down mortgages assumed at formation	—	—		51,500
Mortgage note payable contributed in formation	—	—		13,850
The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

Note 1 — Organization
American Realty Capital Properties, Inc. (the "Company" or "ARCP") is a Maryland corporation incorporated on December 2, 2010 that qualified as a real estate investment trust for U.S. federal income tax purposes beginning in the taxable year ended December 31, 2011. On September 6, 2011, the Company completed its initial public offering (the "IPO"). The Company's common stock trades on the NASDAQ Global Select Market ("NASDAQ") under the symbol "ARCP".
The Company is primarily in the business of acquiring, owning and operating single-tenant, freestanding commercial real estate properties. The Company focuses on investing in properties that are net leased to (i) credit tenants, which are generally large public companies with investment-grade ratings and other creditworthy tenants and (ii) governmental, quasi-governmental and not-for-profit entities. The Company's long-term business strategy is to acquire a diverse portfolio consisting of approximately 70% long-term leases and 30% medium-term leases, with an average portfolio remaining lease term of approximately 10 to 12 years. The Company considers properties that are leased on a "medium-term" basis to mean properties originally leased long-term (ten years or longer) that currently have a primary remaining lease duration of generally three to eight years, on average. The Company expects this investment strategy to provide for stable income from credit tenants and to provide for growth opportunities from re-leasing of current below market leases.
The Company has advanced its investment objectives by not only growing its net lease portfolio through organic acquisitions but also through strategic mergers and acquisitions. See Note 2 —Mergers and Acquisitions.
Substantially all of the Company's business is conducted through ARC Properties Operating Partnership, L.P., a Delaware limited partnership (the "OP"). The Company is the sole general partner and holder of 96.1% of the equity interests in the OP as of December 31, 2013. As of December 31, 2013, certain affiliates of the Company and certain unaffiliated investors are limited partners and owners of 3.3% and 0.6%, respectively, of the equity interests in the OP. Under the limited partnership agreement of the OP, after holding units of limited partner interests in the OP ("OP Units") for a period of one year, unless otherwise consented to by the Company, holders of OP Units have the right to redeem the OP Units for the cash value of a corresponding number of shares of the Company's common stock or, at the option of the Company, as general partner of the OP, a corresponding number of shares of the Company's common stock. The remaining rights of the holders of OP Units are limited and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP's assets.
During the year ended December 31, 2013, ARC Properties Advisors, LLC (the Company's "Former Manager"), a wholly owned subsidiary of AR Capital LLC ("ARC"), managed the Company's affairs on a day to day basis and, as a result, the Company was generally externally managed, with the exception of certain acquisition, accounting and portfolio management services performed by employees of the Company. In August 2013, the Company's board of directors determined that it was in the best interests of the Company and its stockholders to become self-managed, and the Company completed its transition to self-management on January 8, 2014 (see Note 23 — Subsequent Events). In connection with becoming self-managed, the Company terminated the management agreement with its Former Manager, entered into employment and incentive compensation arrangements with its executives and acquired from its Former Manager certain assets necessary for its operations.
On March 13, 2014, the Company announced a plan to spin off substantially all of its multi-tenant shopping center properties into a newly formed publicly traded entity expected to qualify as a REIT, American Realty Capital Centers, Inc., that will operate under the name "ARCenters" and that is expected to trade on The NASDAQ Global Market under the symbol "ARCM". The OP is expected to retain a 25% ownership stake of ARCM's outstanding shares of common stock. The spin-off is proposed to be effected through a pro rata taxable special distribution of one share of ARCenters common stock for every 10 shares of the Company's common stock and every 10 OP Units. The initial Form 10 registration statement relating to the spin-off was filed with the U.S. Securities and Exchange Commission ("SEC") on April 5, 2014, and the distribution is expected to be completed in the second quarter of 2014. The Company's board of directors has unanimously approved a plan to pursue the spin-off. The transaction is subject to certain conditions, including declaration by the SEC that ARCenters' registration statement is effective, filing and approval of ARCenters' listing application with The NASDAQ Global Market, customary third-party consents, and formal approval and declaration of the specified distribution by the Company's board of directors. The Company may, at any time and for any reason until the proposed transaction is complete, abandon the spin-off or modify or change its terms.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

As discussed in Note 2 —Mergers and Acquisitions, on January 3, 2014, the Company acquired American Realty Capital Trust IV, Inc. ("ARCT IV"). The Company and ARCT IV, from inception to January 3, 2014, were considered to be entities under common control because the entities' advisors were wholly-owned subsidiaries of ARC. ARC and its related parties had ownership interests in the Company and ARCT IV through the ownership of shares of common stock and other equity interests. In addition, the advisors of both entities were contractually eligible to receive potential fees for their services from both of the companies, including asset management fees, incentive fees and other fees and had continued to receive fees from the Company prior to the Company's transition to self-management, which was completed on January 8, 2014. Due to the significance of these fees, the entities' advisors and ultimately ARC were determined to have a significant economic interest in both companies, in addition to having the power to direct the activities of the companies through advisory/management agreements, which qualified them as affiliated companies under common control in accordance with U.S. GAAP. Accordingly, these financial statements have been re-cast in applying the carryover basis of accounting to include ARCT IV.
Note 2 — Mergers and Acquisitions
Completed Mergers and Significant Acquisitions
American Realty Capital Trust III, Inc. Merger
On December 14, 2012, the Company entered into an Agreement and Plan of Merger (the "ARCT III Merger Agreement") with American Realty Capital Trust III, Inc. ("ARCT III") and certain subsidiaries of each company. The ARCT III Merger Agreement provided for the merger of ARCT III with and into a subsidiary of the Company (the "ARCT III Merger"). The ARCT III Merger was consummated on February 28, 2013.
Pursuant to the terms and subject to the conditions set forth in the ARCT III Merger Agreement, each outstanding share of common stock of ARCT III, including restricted shares which became vested, was converted into the right to receive (i) 0.95 of a share of the Company's common stock, (the "ARCT III Exchange Ratio") or (ii) $12.00 in cash. In addition, each outstanding unit of equity ownership of the ARCT III Operating Partnership ("ARCT III OP") was converted into the right to receive 0.95 of the same class of unit of equity ownership in the OP.
Upon the closing of the ARCT III Merger on February 28, 2013, the Company paid an aggregate of $350 million in cash for the 29.2 million shares, or 16.5% of the then outstanding shares of ARCT III's common stock (which is equivalent to 27.7 million shares of the Company's common stock based on the ARCT III Exchange Ratio). In addition, 140.7 million shares of the Company's common stock were issued in exchange for 148.1 million shares of ARCT III's common stock adjusted for the ARCT III Exchange Ratio.
Upon the consummation of the ARCT III Merger, American Realty Capital Trust III Special Limited Partner, LLC (the "ARCT III Special Limited Partner"), the holder of the special limited partner interest in the ARCT III OP, was entitled to subordinated distributions of net sales proceeds from ARCT III OP which resulted in the issuance of units of limited partner interests in the ARCT III OP, when after applying the ARCT III Exchange Ratio, resulting in the issuance of an additional 7.3 million OP Units to affiliates of the the Company's Former Manager. The parties had agreed that such OP Units would be subject to a minimum one-year holding period from the date of issuance before being exchangeable into the Company's common stock.
Also in connection with the ARCT III Merger, the Company entered into an agreement with ARC and its affiliates to internalize certain functions performed by them prior to the ARCT III Merger, reduce certain fees paid to affiliates, purchase certain corporate assets and pay certain merger related fees. See Note 18 — Related Party Transactions and Arrangements.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Accounting Treatment for the ARCT III Merger
The Company and ARCT III, from inception to the ARCT III Merger date, were considered to be entities under common control. Both entities' advisors were wholly owned subsidiaries of ARC. ARC and its related parties had significant ownership interests in the Company and ARCT III through the ownership of shares of common stock and other equity interests. In addition, the advisors of both entities were contractually eligible to receive potential fees for their services to both of the companies including asset management fees, incentive fees and other fees and continued to receive fees from the Company prior to the Company's transition to self-management. Due to the significance of these fees, the advisors and ultimately ARC were determined to have a significant economic interest in both companies in addition to having the power to direct the significant activities of the companies through advisory/management agreements, which qualified them as affiliated companies under common control in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). The acquisition of an entity under common control is accounted for on the carryover basis of accounting, whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the ARCT III Merger date. In addition, U.S. GAAP requires the Company to present historical financial information as if the merger had occurred as of the beginning of the earliest period presented. Therefore, the accompanying financial statements including the notes thereto are presented as if the ARCT III Merger had occurred on January 1, 2011.
GE Capital Portfolio Acquisitions
On June 27, 2013, the Company acquired, through subsidiaries of the OP, from certain affiliates of GE Capital Corp., the equity interests in the entities that own a real estate portfolio comprised of 447 properties (the "GE Capital Portfolio") for a purchase price of $773.9 million, exclusive of closing costs, with no liabilities assumed. The 447 properties are subject to 409 property operating leases, as well as 38 direct financing leases.
During the year ended December 31, 2013, ARCT IV acquired, from certain affiliates of GE Capital Corp., the equity interests in the entities that own a real estate portfolio comprised of 924 properties (the "ARCT IV GE Capital Portfolio") for a purchase price of $1.4 billion, exclusive of closing costs, with no liabilities assumed. The 924 properties are subject to 912 property operating leases, as well as 12 direct financing leases.
CapLease, Inc. Merger
On May 28, 2013, the Company entered into an Agreement and Plan of Merger (the "CapLease Merger Agreement") with CapLease, Inc., a Maryland corporation ("CapLease"), and certain subsidiaries of each company. The CapLease Merger Agreement provided for the merger of CapLease with and into a subsidiary of the Company (the "CapLease Merger").
On November 5, 2013, the Company completed the merger with CapLease pursuant to the CapLease Merger Agreement. Pursuant to the terms of the CapLease Merger Agreement, each outstanding share of common stock of CapLease, other than shares owned by the Company, CapLease or any of their respective wholly owned subsidiaries, was converted into the right to receive $8.50. Each outstanding share of preferred stock of CapLease, other than shares owned by the Company, CapLease or any of their respective wholly owned subsidiaries, was converted into the right to receive an amount in cash equal to the sum of $25.00 plus all accrued and unpaid dividends on such shares of preferred stock. In addition, in connection with the merger of CapLease, LP with and into the OP (the "CapLease Partnership Merger"), each outstanding unit of equity ownership of CapLease's operating partnership, other than units owned by CapLease or any wholly owned subsidiary of CapLease, was converted into the right to receive $8.50. Shares of CapLease's outstanding restricted stock were accelerated and became fully vested, and restricted stock and any outstanding performance shares were fully earned and received $8.50 per share. In total, cash consideration of $920.7 million was paid to the common and preferred shareholders.
Accounting Treatment for the CapLease Merger
The CapLease Merger has been accounted for under the acquisition method of accounting under U.S. GAAP. Under the acquisition method of accounting, the assets acquired and liabilities assumed from CapLease have been recorded as of the acquisition date at their respective fair values. Any excess of purchase price over the fair values is recorded as goodwill. Results of operations for CapLease are included in the Company's consolidated financial statements from the date of acquisition. See Note 5 — CapLease Acquisition.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

American Realty Capital Trust IV, Inc. Merger
On July 1, 2013, the Company entered into an Agreement and Plan of Merger, as amended on October 6, 2013 and October 11, 2013, (the "ARCT IV Merger Agreement") with American Realty Capital Trust IV, Inc., a Maryland corporation ("ARCT IV"), and certain subsidiaries of each company. The ARCT IV Merger Agreement provided for the merger of ARCT IV with and into a subsidiary of the OP (the "ARCT IV Merger"). The Company consummated the ARCT IV Merger on January 3, 2014.
Pursuant to the terms of the ARCT IV Merger Agreement, as amended, each outstanding share of common stock of ARCT IV, including unvested restricted shares that vested in conjunction with the ARCT IV Merger, was exchanged for (i) $9.00 in cash, (ii) 0.5190 of a share of the Company's common stock (the "ARCT IV Exchange Ratio") and (iii) 0.5937 of a share of a new series of preferred stock of the Company designated as the 6.70% Series F Cumulative Redeemable Preferred Stock ("Series F Preferred Stock") and each outstanding unit of ARCT IV's operating partnership ("ARCT IV OP Unit"), other than ARCT IV OP Units held by the American Realty Capital Trust IV Special Limited Partner, LLC, (the "ARCT IV Special Limited Partner") and American Realty Capital Advisors IV, LLC (the "ARCT IV Advisor") was exchanged for (i) $9.00 in cash, (ii) 0.5190 of an OP Unit and (iii) 0.5937 of a OP Unit designated as Series F Preferred Units ("Series F OP Units"). In total, the Company paid $650.9 million in cash, issued 36.9 million shares of common stock and 42.2 million shares of Series F Preferred Stock, and issued 0.7 million units of Series F OP Units and 0.6 million OP Units to the former ARCT IV shareholders and ARCT IV OP Unit holders in connection with the consummation of the ARCT IV Merger. In addition, each outstanding ARCT IV Class B Unit (as defined below) and each outstanding ARCT IV OP Unit held by the ARCT IV Special Limited Partner and the ARCT IV Advisor was converted into 2.3961 OP Units, resulting in the Company issuing 1.2 million OP Units.
On January 3, 2014, the OP entered into a Contribution and Exchange Agreement (the "ARCT IV Contribution and Exchange Agreement") with the ARCT IV OP, ARCT IV Special Limited Partner and ARC Real Estate Partner, LLC, an entity under common ownership with the Former Manager. The ARCT IV Special Limited Partner was entitled to receive certain distributions from the ARCT IV OP, including the subordinated distribution of net sales proceeds resulting from an "investment liquidity event" (as defined in the agreement of limited partnership of the ARCT IV OP). The ARCT IV Merger constituted an "investment liquidity event," as a result of which the ARCT IV Special Limited Partner, in connection with management's successful attainment of the 6.0% performance hurdle and the return to ARCT IV's stockholders of approximately $358.3 million in addition to their initial investment, was entitled to receive a subordinated distribution of net sales proceeds from the ARCT IV OP equal to approximately $63.2 million. Pursuant to the ARCT IV Contribution and Exchange Agreement, the ARCT IV Special Limited Partner contributed its interest in the ARCT IV OP, inclusive of the subordinated distribution proceeds received, to the ARCT IV OP in exchange for 2.8 million equity units of the ARCT IV OP, based on agreed upon price per share of $22.50. The fair value of these units at date of issuance was $78.2 million and has been included in merger and other transaction costs in the accompanying consolidated statement of operations for the three months ended March 31, 2014. Upon consummation of the ARCT IV Merger, these equity units were immediately converted to 6.7 million OP Units after application of the exchange ratio of 2.3961 per share. In conjunction with the ARCT IV Merger Agreement, the ARCT IV Special Limited Partner agreed to a minimum two-year holding period for these OP Units before converting them to shares of Company common stock.
In addition, as part of the ARCT IV Contribution and Exchange Agreement, ARC Real Estate Partners, LLC, contributed $750,000 in cash to the ARCT IV OP, effective prior to the consummation of the ARCT IV Merger, in exchange for ARCT IV OP Units. Upon the consummation of the ARCT IV Merger, these equity units converted at an exchange ratio of 2.3961 OP Units per ARCT IV OP Unit, resulting in the Company issuing 0.1 million OP Units.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Accounting Treatment for the ARCT IV Merger
The Company and ARCT IV, from inception to the ARCT IV Merger date, were considered to be entities under common control. Both entities' advisors were wholly owned subsidiaries of ARC. ARC and its related parties had ownership interests in the Company and ARCT IV through the ownership of shares of common stock and other equity interests. In addition, the advisors of both entities were contractually eligible to receive potential fees for their services to both of the companies including asset management fees, incentive fees and other fees and had continued to receive fees from the Company prior to the Company's transition to self-management. Due to the significance of these fees, the advisors and ultimately ARC were determined to have a significant economic interest in both companies in addition to having the power to direct the activities of the companies through advisory/management agreements, which qualified them as affiliated companies under common control in accordance with U.S. GAAP. The acquisition of an entity under common control is accounted for on the carryover basis of accounting, whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the ARCT IV Merger date. In addition, U.S. GAAP requires the Company to present historical financial information as if the entities were combined for each period presented. Therefore, the accompanying financial statements including the notes thereto are presented as if the ARCT IV Merger, including the impact of the equity transactions entered to consummate the merger, had occurred on January 1, 2011.
Fortress Portfolio Acquisition
On July 24, 2013, ARC and another related entity, on behalf of the Company and certain other entities sponsored directly or indirectly by ARC, entered into a purchase and sale agreement with affiliates of funds managed by Fortress Investment Group LLC ("Fortress") for the purchase of 196 properties owned by Fortress, for an aggregate contract purchase price of $972.5 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which were allocated to the Company based on the pro rata fair value of the properties acquired by the Company relative to the fair value of all 196 properties to be acquired from Fortress. Of the 196 properties, 120 properties were allocated to the Company (the "Fortress Portfolio"). On October 1, 2013, the Company closed on 41 of the 120 properties with a total purchase price of $200.3 million, exclusive of closing costs. The Company closed the acquisition of the remaining 79 properties in the Fortress Portfolio on January 8, 2014, for an aggregate contract purchase price of $400.9 million, exclusive of closing costs. The total purchase price of the Fortress Portfolio was $601.2 million, exclusive of closing costs. During the year ended December 31, 2013, the Company deposited $72.2 million into escrow in relation to the Fortress Portfolio, which has been included in prepaid expenses and other assets in the consolidated balance sheets.
Cole Real Estate Investments, Inc. Merger
On October 22, 2013, the Company entered into an agreement and plan of merger (the "Cole Merger Agreement") with Cole Real Estate Investments, Inc. ("Cole"), a Maryland corporation, and a wholly owned subsidiary of the Company. The Cole Merger Agreement provided for the merger of Cole with and into a wholly owned subsidiary of the Company (the "Cole Merger"). The Company consummated the Cole Merger on February 7, 2014 (the "Cole Acquisition Date").
Pursuant to the terms of the Cole Merger Agreement, each share of common stock of Cole issued and outstanding immediately prior to the effectiveness of the Cole Merger, including unvested restricted stock units ("RSUs") and performance stock units that vested in conjunction with the Cole Merger, other than shares owned by the Company, any subsidiary of the Company or any wholly owned subsidiary of Cole, was converted into the right to receive either (i) 1.0929 shares of common stock, par value $0.01 per share, of the Company (the "Stock Consideration") or (ii) $13.82 in cash (the "Cash Consideration" and together with the Stock Consideration, the "Merger Consideration"). Approximately 98% of all outstanding Cole holders received Stock Consideration and approximately 2% of outstanding Cole shares elected to receive Cash Consideration, pursuant to the terms of the Cole Merger Agreement, resulting in the Company issuing approximately 520.8 million shares of Company common stock and paying $181.8 million to holders of Cole shares based on their elections.
In addition, the Company issued approximately 2.8 million shares of Company common stock, in the aggregate, to certain executives of Cole pursuant to letter agreements entered into between the Company and such individuals concurrently with the execution of the Cole Merger Agreement, as previously disclosed by the Company. Additionally, effective as of the Cole Acquisition Date, the Company issued, but has not yet allocated, 0.4 million shares with dividend equivalent rights commensurate with the Company's common stock.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

The Company is in the process of gathering certain additional information in order to finalize its assessment of the fair value of the consideration transferred; thus, the fair values of currently recorded assets and liabilities are subject to change. The estimated fair value of the consideration transferred at the Cole Acquisition Date totaled approximately $7.5 billion and consisted of the following (in thousands):

As of Cole Acquisition Date (Preliminary)
Estimated Fair Value of Consideration Transferred:
Cash	$181,775
Common stock	7,285,868
Total consideration transferred	$7,467,643
The fair value of the 520.8 million shares of common stock issued, excluding those common shares transferred to former Cole executives, was determined based on the closing market price of the Company's common stock on the Cole Acquisition Date.
Accounting Treatment for the Cole Merger
The Cole Merger will be accounted for under the acquisition method of accounting under U.S. GAAP. Under the acquisition method of accounting, the assets acquired and liabilities assumed from Cole will be recorded as of the acquisition date at their respective fair values. Any excess of purchase price over the fair values will be recorded as goodwill. Results of operations for Cole will be included in the Company's consolidated financial statements subsequent to the Cole Acquisition Date. The initial accounting for the business combination has not been completed due to the significant judgments and time necessary to complete third-party valuation of real estate and other assets.
Pending Significant Acquisition
Inland Portfolio Acquisition
On August 8, 2013, ARC and another related entity, on behalf of the Company and certain other entities sponsored directly or indirectly by ARC, entered into a purchase and sale agreement with Inland American Real Estate Trust, Inc. ("Inland") for the purchase of the equity interests of 67 companies owned by Inland for an aggregate contract purchase price of approximately $2.3 billion, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs. Of the 67 companies, the equity interests of 10 companies (the "Inland Portfolio") will be acquired, in total, by the Company from Inland for a purchase price of approximately $501.0 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which was allocated to the Company based on the pro rata fair value of the Inland Portfolio relative to the fair value of all 67 companies to be acquired from Inland by the Company and the other entities sponsored directly or indirectly by ARC. The Inland Portfolio is comprised of 33 properties. As of December 31, 2013, the Company has closed on five of the 33 properties for a total purchase price of $56.4 million, exclusive of closing costs. The Company closed the acquisition of 27 additional properties in the Inland Portfolio subsequent to December 31, 2013. The Company does not consider it probable that it will close on the remaining property. During the year ended December 31, 2013, the Company deposited $28.6 million into escrow in relation to the Inland Portfolio, which has been included in prepaid expenses and other assets in the consolidated balance sheets.
Note 3 — Summary of Significant Accounting Policies
Basis of Accounting
The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with U.S. GAAP.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Principles of Consolidation and Basis of Presentation
The consolidated financial statements include the accounts of the Company, consolidated joint venture arrangement and its subsidiaries. The portions of the consolidated joint venture arrangement not owned by the Company are presented as noncontrolling interests. In addition, as described in Note 1 — Organization, certain affiliates and non-affiliated third parties have been issued OP Units. Holders of OP Units are considered to be non-controlling interest holders in the OP and their ownership interest is reflected as equity in the consolidated balance sheets. In addition, a portion of the earnings and losses of the OP are allocated to non-controlling interest holders based on their respective ownership percentages. Furthermore, upon conversion of OP Units to common stock, any difference between the fair value of common shares issued and the carrying value of the OP Units converted is recorded as a component of equity. As of December 31, 2013 and 2012, there were 9,591,173 and 1,621,349 OP Units outstanding, respectively. In addition, as discussed in Note 2 — Mergers and Acquisitions, the historical information of ARCT III and ARCT IV has been presented as if the mergers had occurred as of the beginning of the earliest period presented.
All intercompany accounts and transactions have been eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity of which the Company is the primary beneficiary.
Reclassification
Certain reclassifications have been made to the previously issued historical financial statements of the Company to conform to this presentation.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, investments in real estate, business combinations, and derivative financial instruments and hedging activities, as applicable.
Real Estate Investments
The Company records acquired real estate at costs and makes assessments as to the useful lives of depreciable assets. The Company considers the period of future benefit of the asset to determine the appropriate useful lives. Depreciation is computed using a straight-line method over the estimated useful life of 40 years for buildings, five to 15 years for building fixtures and improvements and the remaining lease term for acquired intangible lease assets.
Assets Held for Sale
The Company classifies real estate investments as held for sale when the Company has entered into a contract to sell the property, all material due diligence requirements have been satisfied, and the Company believes it is probable that the disposition will occur, or the Company is actively marketing the property and management has the intent to sell the property, among other conditions. Assets held for sale are recorded at the lower of carrying value or estimated fair value, less estimated cost to dispose of the asset. The results of operations and the related gain or loss on sale of properties that have been sold or that are classified as held for sale are included in discontinued operations in the consolidated statements of operations and comprehensive loss for all periods presented. At December 31, 2013 and 2012, the Company had one and two properties, respectively, that were classified as properties held for sale. See Note 21 — Discontinued Operations and Properties Held for Sale.
If circumstances arise that the Company previously considered unlikely and, as a result, the Company decides not to sell a property previously classified as held for sale, the Company will reclassify the property as held and used. The Company measures and records a property that is reclassified as held and used at the lower of (i) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used or (ii) the estimated fair value at the date of the subsequent decision not to sell.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Development Activities
Project costs and expenses, which include interest expense, associated with the development, construction and lease-up of a real estate project are capitalized as construction in progress. Once the development and construction of the building is substantially completed, the amounts capitalized to construction in progress are transferred to (i) land and (ii) buildings and improvements. As required by U.S. GAAP, the Company computes interest expense on the full amount it has invested in the project, whether or not such investment is externally financed.
Impairment of Long Lived Assets
Periodically, or when circumstances indicate the carrying value of a property may not be recoverable, the Company assesses real estate investments for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property's use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. The Company has determined that the significant inputs used to estimate the fair value of the property full within Level 2 or Level 3 of fair value hierarchy. The Company did not record any impairment charges on real estate investments from continuing operations during the years ended December 31, 2013, 2012 and 2011. The Company did not record any impairment charges on real estate investments from discontinued operations during the year ended December 31, 2013. For the years ended December 31, 2012 and 2011, the Company recorded $0.6 million and $0.8 million as impairment charges from discontinued operations.
The Company reviews its direct financing leases at least annually to determine whether there has been an other-than-temporary decline in the current estimate of residual value of the property. The Company has determined that the significant inputs used to value these investments fall within Level 3 for fair value accounting. The residual value is an estimate of what the Company could realize upon the sale of the property at the end of the lease term, based on market information. If this review indicates that a decline in residual value has occurred that is other-than-temporary, the Company recognizes an impairment charge equal to the difference between the fair value and carrying value, which is discounted at the internal rate of return of the direct financing lease. The Company did not record any impairment charges on direct financing leases during the years ended December 31, 2013, 2012 and 2011.
Allocation of Purchase Price of Business Combinations including Acquired Properties
In accordance with the guidance for business combinations, the Company determines whether a transaction or other event is a business combination. If the transaction is determined to be a business combination, the Company determines if the transaction is considered to be between entities under common control. The acquisition of an entity under common control is accounted for on the carryover basis of accounting whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the merger date. All other business combinations are accounted for by applying the acquisition method of accounting. Under the acquisition method, the Company recognizes the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquired entity. In addition, the Company evaluates the existence of goodwill or a gain from a bargain purchase. The Company will immediately expense acquisition-related costs and fees associated with business combinations and asset acquisitions.
The Company allocates the purchase price of acquired properties and businesses accounted for under the acquisition method of accounting to tangible and identifiable intangible assets acquired based on their respective fair values to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, buildings, equipment and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships.
Amounts allocated to land, buildings, equipment and fixtures are based on cost segregation studies performed by independent third parties or on the Company's analysis of comparable properties in its portfolio.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by the Company in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 18 months. The Company also estimates costs to execute similar leases including leasing commissions, legal and other related expenses.
Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term of the lease and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.
The fair value of investments and debt are valued using techniques consistent with those disclosed in Note 9 — Fair Value of Financial Instruments, depending on the nature of the investment or debt. The fair value of all other assumed assets and liabilities based on the best information available.
The aggregate value of intangibles assets related to customer relationships is measured based on the Company's evaluation of the specific characteristics of each tenant's lease and the Company's overall relationship with the tenant. Characteristics considered by the Company in determining these values include the nature and extent of the Company's existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals, among other factors.
The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from two to 20 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.
In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of its pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Intangible lease assets and liabilities of the Company consist of the following as of December 31, 2013 and 2012 (amounts in thousands):

	December 31,
	2013	2012
Intangible Lease Assets:
In-place leases, gross	$742,253	$219,650
Accumulated amortization on in-place leases	(60,754)	(11,247)
In-place leases, net of accumulated amortization	681,499	208,403
Above market leases, gross	16,123	1,503
Accumulated amortization on above market leases	(657)	(118)
Above market leases, net of accumulated amortization	15,466	1,385
Total intangible lease assets, net	$696,965	$209,788

Intangible Lease Liabilities:
Below market leases, gross	$(78,504)	$—
Accumulated amortization on below market leases	715	—
Below market leases, net of accumulated amortization	(77,789)	—
Total intangible lease liabilities, net	$(77,789)	$—
The following table provides the remaining weighted-average amortization period as of December 31, 2013 for intangible assets and liabilities and the projected amortization expense and adjustments to rental income for the next five years (amounts in thousands):

	Remaining Weighted-Average Amortization Period in Years	2014	2015	2016	2017	2018
In-place leases:
Total to be included in amortization expense	10.17	$104,066	$94,656	$86,460	$78,172	$70,558
Above market lease assets:
Total to be deducted from rental income	11.88	$1,525	$1,525	$1,416	$1,388	$1,359
Below market lease liabilities:
Total to be included in rental income	22.68	$(4,173)	$(4,169)	$(4,151)	$(4,151)	$(4,144)
Goodwill
For business combinations accounted for under the acquisition method, after identifying all tangible assets and intangible assets and liabilities, the excess consideration paid for the fair value of the assets acquired and liabilities assumed represents goodwill. The Company allocates goodwill to the respective reporting units in which such goodwill arose. Goodwill acquired in the CapLease Merger comprises one reporting unit.
Cash and Cash Equivalents
Cash and cash equivalents include cash in bank accounts, as well as investments in highly-liquid money market funds with original maturities of three months or less.
The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company ("FDIC") up to an insurance limit. At December 31, 2013 and 2012, the Company had deposits of $52.7 million and $292.6 million, respectively, of which $44.3 million and $288.9 million were in excess of the amount insured by the FDIC. Although the Company bears risk to amounts in excess of those insured by the FDIC, it does not anticipate any losses as a result due to the high quality of the institutions.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Restricted Cash
Restricted cash primarily consists of reserves related to lease expirations, as well as maintenance, structural and debt service reserves.
Investment in Direct Financing Leases
The Company has acquired certain properties that are subject to leases that qualify as direct financing leases in accordance with U.S. GAAP due to the significance of the lease payments from the inception of the leases compared to the fair value of the property. Investments in direct financing leases represent the fair value of the remaining lease payments on the leases and the estimated fair value of any expected residual property value at the end of the lease term. The fair value of the remaining lease payments is estimated using a discounted cash flow based on interest rates that would represent the Company's incremental borrowing rate for similar types of debt. The expected residual property value at the end of the lease term is estimated using market data and assessments of the remaining useful lives of the properties at the end of the lease terms, among other factors. Income from direct financing leases is calculated using the effective interest method over the remaining term of the lease.
As part of the update to the provisional allocation of the purchase price for the GE Capital Portfolio during the measurement period, the Company reclassified approximately $13.4 million from investment in direct financing leases receivables to investments in real estate, at cost.
Loans Held for Investments
The Company classifies its loans as long-term investments, as the Company intends to hold the loans for the foreseeable future or until maturity. Loan investments are carried on the Company's consolidated balance sheets at amortized cost (unpaid principal balance adjusted for unearned discount or premium and loan origination fees), net of any allowance for loan losses. Unearned discounts or premiums and loan origination fees are amortized as a component of interest income using the effective interest method over the life of the loan.
From time to time, the Company may determine to sell a loan in which case it must reclassify the asset as held for sale. Loans held for sale are carried at lower of cost or estimated fair value. From the period the Company acquired the loan investments through December 31, 2013, the Company has not sold or reclassified any loans as held for sale.
The Company evaluates its loan investments for possible impairment on a quarterly basis. Refer to Note 6 — Investment Securities, at Fair Value.
Commercial Mortgage-Backed Securities
The Company classifies all of its commercial mortgage-backed securities ("CMBS") as available for sale for financial accounting purposes. Under U.S. GAAP, securities classified as available for sale are carried on the consolidated balance sheet at fair value with the net unrealized gains or losses included in Accumulated Other Comprehensive Income (Loss), a component of Stockholders' Equity.
Any premiums or discounts on securities are amortized as a component of interest income using the effective interest method.
The Company estimates fair value on all securities investments quarterly based on a variety of inputs. Under applicable accounting guidance, securities where the fair value is less than the Company's cost are deemed impaired, and, therefore, must be measured for other-than-temporary impairment. If an impaired security (i.e., fair value below cost) is intended to be sold or required to be sold prior to expected recovery of the impairment loss, the full amount of the loss must be charged to earnings as other-than-temporary impairment. Otherwise, temporary impairment losses are charged to other comprehensive income (loss).
In estimating credit or other-than-temporary impairment losses, management considers a variety of factors including (1) the financial condition and near-term prospects of the credit, including credit rating of the security and the underlying tenant and an estimate of the likelihood, amount and expected timing of any default, (2) whether the Company expects to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value, (3) the length of time and the extent to which the fair value has been below cost, (4) current market conditions, (5) expected cash flows from the underlying collateral and an estimate of underlying collateral values, and (6) subordination levels within the securitization pool. These estimates are highly subjective and could differ materially from actual results. From the period the Company acquired the CMBS through December 31, 2013, the Company had no other-than-temporary impairment losses.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Deferred Costs, Net
Deferred costs, net consists of deferred financing costs net of accumulated amortization, deferred leasing costs net of accumulated amortization and deferred offering costs.
Deferred financing costs represent commitment fees, legal fees and other costs associated with obtaining commitments for financing. These costs are amortized to interest expense over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined the financing will not close. At December 31, 2013 and 2012, the Company had $81.1 million and $15.1 million, respectively, of deferred financing costs net of accumulated amortization.
Deferred leasing costs, consisting primarily of lease commissions and payments made to assume existing leases, are deferred and amortized over the term of the lease. At December 31, 2013 and 2012, the Company had $0.2 million and $0.2 million, respectively, of deferred leasing costs, net of accumulated amortization.
Deferred offering costs represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with registering to sell shares of the Company's common stock. As of December 31, 2013, the Company had no deferred offering costs. As of December 31, 2012, the Company had $0.1 million of deferred offering costs related to the Company's $500 million universal shelf and resale registration statements filed with the SEC in August 2012.
Convertible Obligation to Series C Convertible Preferred Stockholders
On June 7, 2013, the Company issued, through a private placement, 28.4 million shares of Series C Convertible Preferred Stock (the "Series C Stock") for gross proceeds of $445.0 million. Due to an unconditional obligation to either redeem or convert the Series C Stock into a variable number of shares of common stock that is predominantly based on a fixed monetary amount, the preferred securities were classified as an obligation under U.S. GAAP and were presented in the consolidated balance sheets as a liability prior to their settlement in November 2013. Promptly following the closing of the CapLease Merger, which, as discussed in Note 2 — Mergers and Acquisitions, was consummated on November 5, 2013, the Company converted the Series C Stock. In accordance with the terms of the original agreement, the Series C Stock was converted into 1.4 million shares of common stock with the remaining balance of Series C Stock settled in cash consideration of $441.4 million.
Contingent Valuation Rights
On June 7, 2013, the Company issued to certain common stock investors 29.4 million contingent value rights ("Common Stock CVRs") and to the Series C Stock investors 28.4 million contingent value rights ("Preferred Stock CVRs"). In September 2013, certain investors holding the Common Stock CVRs received $20.4 million representing the maximum payment of $1.50 per share as defined in the agreement. The remaining Common Stock CVR holders received settlement of the amount owed to them of $23.7 million promptly following the CapLease Merger, which consummated on November 5, 2013, representing the maximum payment of $1.50 per share.
The Company elected to settle the Preferred Stock CVRs promptly following the closing of the CapLease Merger on November 5, 2013. The Company settled the Preferred Stock CVRs for $0.90 per Preferred Stock CVR for total cash consideration of $25.6 million.
Changes in the fair value of the contingent valuation rights obligation subsequent to issuance date were recorded in the consolidated statements of operations and comprehensive loss within gain/loss on derivatives, net in the period incurred. For the year-ended December 31, 2013, the Company recorded a loss on the CVRs of $69.7 million, representing the settled value.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Convertible Debt
On July 29, 2013, the Company issued $300.0 million of Convertible Senior Notes (the "2018 Notes") and, pursuant to an over-allotment exercise by the underwriters of such 2018 Notes offering, issued an additional $10.0 million of its 2018 Notes on August 1, 2013. On December 10, 2013, the Company issued an additional $287.5 million of the 2018 Notes through a reopening of the "2018 Notes" indenture agreement. Also on December 10, 2013, the Company issued $402.5 million of Convertible Senior Notes (the 2020 Notes, collectively with the 2018 Notes, the "Convertible Notes"). The 2018 Notes mature August 1, 2018 and the 2020 Notes mature on December 15, 2020. The Convertible Notes are convertible to cash or shares of the Company's common stock at the Company's option. In accordance with U.S GAAP, the notes are accounted for as a liability with a separate equity component recorded for the conversion option. A liability was recorded for the Convertible Notes on the issuance date at fair value based on a discounted cash flow analysis using current market rates for debt instruments with similar terms. The difference between the initial proceeds from the Convertible Notes and the estimated fair value of the debt instruments resulted in a debt discount, with an offset recorded to additional paid-in capital representing the equity component. The debt discount is being amortized to interest expense over the expected lives of the Convertible Notes.
Derivative Instruments
The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company's operating and financial structure as well as to hedge specific anticipated transactions.
The Company records all derivatives on the consolidated balance sheets at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.
The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If the Company elects not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statements of operations and comprehensive loss. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.
Share Repurchase Programs
ARCT III's and ARCT IV's board of directors had adopted Share Repurchase Programs (the "ARCT III SRP" and the "ARCT IV SRP", respectively, and collectively the "SRPs") that enabled stockholders to sell their shares to ARCT III and ARCT IV, respectively, in limited circumstances. The SRPs permitted investors to sell their shares back to ARCT III or ARCT IV, as applicable, after they had held them for at least one year, subject to the significant conditions and limitations described below.
The purchase price per share of the ARCT III SRP depended on the length of time investors had held such shares as follows: after one year from the purchase date — the lower of $9.25 and 92.5% of the amount they actually paid for each share; after two years from the purchase date —the lower of $9.50 and 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $9.75 and 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $10.00 and 100% of the amount they actually paid for each share.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

The purchase price per share of the ARCT IV SRP depended on the length of time investors had held such shares as follows: after one year from the purchase date — the lower of $23.13 and 92.5% of the amount they actually paid for each share; after two years from the purchase date —the lower of $23.75 and 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $24.78 and 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $25.00 and 100.0% of the amount they actually paid for each share.
Both ARCT III and ARCT IV were only authorized to repurchase shares pursuant to the SRPs up to the value of shares issued under their respective DRIP (as defined below) and limited the amount spent to repurchase shares in a given quarter to the value of the shares issued under the DRIP in that same quarter.
When a stockholder requested repurchases and the repurchases were approved by ARCT III's or ARCT IV's board of directors, as applicable, it reclassified such obligation from equity to a liability based on the settlement value of the obligation. The following table reflects the number of shares repurchased for the years ended December 31, 2013, 2012 and 2011.

	Number of Requests	Number of Shares	Average Price per Share
2011	1	2,375	$10.00
2012	75	180,744	10.07
2013	11	4,956	24.98
Cumulative repurchase requests as of December 31, 2013	87	188,075	$10.46
Upon the ARCT III Merger, the ARCT III SRP was terminated. Upon the ARCT IV Merger, the ARCT IV SRP was terminated.
Upon the closing of the ARCT III Merger on February 28, 2013, pursuant to the terms of the ARCT III Merger Agreement, 29.2 million shares, or 16.5% of the then outstanding shares of ARCT III's common stock, were paid in cash at $12.00 per share, which is equivalent to 27.7 million shares of the Company's common stock based on the ARCT III Exchange Ratio. See Note 2 —Mergers and Acquisitions.
On August 20, 2013, the Company's board of directors reauthorized its $250 million share repurchase program which was originally authorized in February 2013. During the year ended December 31, 2013, the Company repurchased approximately 0.6 million shares at an average price of $13.06 per share or $7.5 million in total.
Distribution Reinvestment Plans
Pursuant to the ARCT III distribution reinvestment plan or ("ARCT III DRIP"), stockholders could have elected to reinvest distributions by purchasing shares of ARCT III common stock in lieu of receiving cash. No dealer manager fees or selling commissions were paid with respect to shares purchased pursuant to the ARCT III DRIP. Participants purchasing shares pursuant to the ARCT III DRIP had the same rights and were treated in the same manner as if such shares were issued pursuant to ARCT III's initial public offering (the "ARCT III IPO"). Shares issued pursuant to the ARCT III DRIP were recorded within stockholders' equity in the accompanying consolidated balance sheets in the period distributions were declared. During the years ended December 31, 2013, 2012 and 2011, ARCT III issued 0.5 million, 2.7 million and 27,169 shares of common stock, respectively, with a value of $4.9 million, $26.8 million and $0.3 million, respectively, in each case with a par value per share of $0.01, pursuant to the DRIP. Upon the closing of the ARCT III Merger, the DRIP was terminated.
Pursuant to the ARCT IV distribution reinvestment plan or ("ARCT IV DRIP"), stockholders could have elected to reinvest distributions by purchasing shares of ARCT IV common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the ARCT IV DRIP. Participants purchasing shares pursuant to the ARCT IV DRIP had the same rights and were treated in the same manner as if such shares were issued pursuant to ARCT IV's initial public offering (the "ARCT IV IPO"). Shares issued pursuant to the ARCT III DRIP were recorded within stockholders' equity in the accompanying consolidated balance sheet in the period distributions are declared. During the years ended December 31, 2013and 2012, ARCT IV issued 0.5 million and 7,690 shares of common stock with a value of $20.7 million and $0.4 million, respectively, and a par value per share of $0.01 pursuant to the ARCT IV DRIP.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Revenue Recognition
Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. The Company will record rental revenue for the full term of each lease on a straight-line basis. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred, as applicable.
The Company's revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of the leases provide for rental increases at specified intervals, straight-line basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. Straight-line rent receivables are included in prepaid expenses and other assets on the consolidated balance sheets. See Note 7 — Prepaid Expenses and Other Assets. The Company defers the revenue related to lease payments received from tenants in advance of their due dates. As of December 31, 2013 and 2012, the Company had $20.3 million and $4.3 million, respectively, of deferred rental income, which is included in deferred rent and other liabilities on the consolidated balance sheets.
The Company continually reviews receivables related to rent and unbilled rent receivables and determines collectability by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, the Company will record an increase in the allowance for uncollectible accounts or record a direct write-off of the receivable in the consolidated statements of operations and comprehensive loss. As of December 31, 2013 and 2012, the Company determined that no allowance for uncollectible accounts was necessary.
Contingent Rental Income
The Company owns certain properties that have associated leases that require the tenant to pay contingent rental income based on a percentage of the tenant's sales after the achievement of certain sales thresholds, which may be monthly, quarterly or annual targets. As a lessor, the Company defers the recognition of contingent rental income until the specified target that triggered the contingent rental income is achieved, or until such sales upon which percentage rent is based are known.
Offering and Related Costs
Offering and related costs include costs incurred in connection with the Company's issuance of common stock. These costs include, but are not limited to, (i) legal, accounting, printing, mailing and filing fees; (ii) escrow related fees, and (iii) reimbursement to the dealer manager for amounts they paid to reimburse the bonified due diligence expenses of broker-dealers.
Acquisition Related Expenses and Merger and Other Transaction Related Expenses
Acquisition related expenses include legal and other transaction related costs incurred in connection with self-originated acquisitions including purchases of portfolios. Merger and other transaction related expenses include the following costs (amounts in thousands):

	Year Ended December 31,
	2013	2012
Incentive fee paid to a subsidiary of the Former Sponsor in connection with the ARCT III Merger	$98,360	$—
Legal and other transaction related costs incurred in connection with mergers	109,428	2,603
Accelerated vesting of operating partnership units due to internalization	59,400	—
Acceleration of restricted share amortization resulting from the consummation of the Cole Merger	2,657	—
Other internalization costs	8,474	—
Total	$278,319	$2,603

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Equity Based Compensation
The Company has an equity based incentive award plan for its affiliated Manager, non-executive directors, officers, other employees and independent contractors who are providing services to the Company, as applicable, and a non-executive director restricted share plan, which are accounted for under the guidance for share-based payments. The expense for such awards is recognized over the vesting period or when the requirements for exercise of the award have been met. See Note 17 — Equity Based Compensation for additional information on these plans.
Per Share Data
Income (loss) per basic share of common stock is calculated by dividing net income (loss) less dividends on unvested restricted stock and dividends on preferred shares by the weighted-average number of shares of common stock issued and outstanding during such period. Diluted income (loss) per share of common stock considers the effect of potentially dilutive shares of common stock outstanding during the period. As the Company has the ability and intent to settle all outstanding convertible debt in cash, the Company has excluded the if-converted shares from its calculation of diluted shares.
Income Taxes
Each of the Company, ARCT IV and ARCT III qualified as REITs under Sections 856 through 860 of the Internal Revenue Code (the "Code") commencing with the taxable year ended December 31, 2011. Being qualified for taxation as a REIT, each of the Company and ARCT III generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, and so long as it distributes at least 90% of its REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. REITs are subject to a number of other organizational and operational requirements. Each of the Company, ARCT IV and ARCT III may still be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
As of December 31, 2013, the Company had no material uncertain income tax positions. The tax years subsequent to and including the fiscal year ended December 31, 2010 remain open to examination by the major taxing jurisdictions to which the Company is subject.
Reportable Segments
The Company has determined that it has one reportable segment with activities related to investing in real estate and real estate-related assets. The Company's investments in real estate generate rental revenue and other income through the leasing of properties, which comprised 100% of its total consolidated revenues. Although the Company's investments in real estate will be geographically diversified throughout the United States, management evaluates operating performance on an individual property level. The Company's properties have been aggregated into one reportable segment.
Recent Accounting Pronouncements
In December 2011, the Financial Accounting Standards Board ("FASB") issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance was effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, did not have a material impact on the Company's consolidated financial position, results of operations or cash flows. Refer to Note 6 — Derivatives and Hedging Activities for the Company's disclosure of information about offsetting and related arrangements.
In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments allow an entity to initially assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity is no longer required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments were effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. The adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

In February 2013, the FASB issued guidance which requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. The guidance was effective for annual and interim periods beginning after December 15, 2012. The adoption of this guidance, which is related to disclosure only, did not have a material impact on the Company's consolidated financial position, results of operations or cash flows. Refer to Note 14 — Derivatives and Hedging Activities for the Company's disclosure of the information about the amounts reclassified out of accumulated other comprehensive income by component.
In February 2013, the FASB issued new accounting guidance clarifying the accounting and disclosure requirements for obligations resulting from joint and several liability arrangements for which the total amount under the arrangement is fixed at the reporting date. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2013. The Company does not expect the adoption of this guidance to have a material impact on the Company's consolidated financial position, results of operations or cash flows.
In April 2014, the FASB issued Accounting Standards Update, 2014-08 Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity ("ASU 2014-08"), which amends the reporting requirements for discontinued operations by updating the definition of a discontinued operation to be a component of an entity that represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results, resulting in fewer disposals that qualify for discontinued operations reporting yet the pronouncement also requires expanded disclosures for discontinued operations. The Company adopted ASU 2014-08 effective January 1, 2014. Starting with the first quarter of 2014, the results of operations for all qualifying disposals and properties classified as held for sale that were not previously reported in discontinued operations will be presented within income from continuing operations on the accompanying consolidated statements of income.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Note 4 — Real Estate Investments
Excluding the CapLease Merger, the following table presents the allocation of the assets acquired and liabilities assumed during the periods presented (dollar amounts in thousands):

	Year Ended December 31,
	2013(1)	2012
Real estate investments, at cost:
Land	$883,491	$237,282
Buildings, fixtures and improvements	2,311,211	1,229,230
Total tangible assets	3,194,702	1,466,512
Acquired intangible assets:
In-place leases	334,839	197,873
Above market leases	12,317	1,503
Total assets acquired, net	3,541,858	1,665,888
Assumed intangible liabilities:
Below market leases	(21,446)	—
Total liabilities acquired, net	(21,446)	—
OP Units issued to acquire real estate investments	—	(6,352)
Cash paid for acquired real estate investments	$3,520,412	$1,659,536
Number of properties acquired	1,739	573
_______________________________________________
(1) Excludes 50 properties comprised of $66.1 million of net investments subject to direct financing leases.
The following table presents unaudited pro forma information as if the acquisitions, including the CapLease Merger discussed in Note 5 — CapLease Acquisition, during the year ended December 31, 2013 had been consummated on January 1, 2012. These amounts have been calculated after applying the Company's accounting policies and adjusting the results of acquisitions to reflect the additional depreciation and amortization and interest expense that would have been charged had the acquisitions occurred on January 1, 2012. Additionally, the unaudited pro forma net loss attributable to stockholders was adjusted to exclude acquisition related expenses of $76.1 million and $45.1 million for the years ended December 31, 2013 and 2012, respectively, and merger and other transaction related expenses of $278.3 million and $2.6 million for the years ended December 31, 2013 and 2012, respectively (amounts in thousands).

	Year Ended December 31,
	2013	2012
Pro forma revenues	$574,058	$467,434
Pro forma net loss attributable to stockholders	$(75,132)	$(15,708)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Future Lease Payments
The following table presents future minimum base rental cash payments due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items (amounts in thousands):

	Future Minimum Operating Lease Base Rent Payments	Future Minimum Direct Financing Lease Payments(1)
2014	$522,563	$5,402
2015	512,833	5,028
2016	496,691	4,946
2017	460,070	4,545
2018	424,934	3,455
Thereafter	2,734,499	10,352
Total	$5,151,590	$33,728
_______________________________________________
(1) 50 properties are subject to direct financing leases and, therefore, revenue is recognized as direct financing lease income on the discounted cash flows of the lease payments. Amounts reflected are the cash rent on these respective properties.
Net Investment in Direct Financing Leases
The components of the Company's net investment in direct financing leases as of December 31, 2013 are as follows (amounts in thousands):

December 31, 2013
Future minimum lease payments receivable	$33,729
Unguaranteed residual value of property	46,172
Unearned income	(13,789)
Net investment in direct financing leases	$66,112
The Company had no investments in direct financing leases as of December 31, 2012.
Development Activities
Prior to the CapLease Acquisition Date (as defined below), Caplease entered into an agreement to construct a distribution warehouse in Columbia, South Carolina on a build-to-suit basis for a large private company tenant. The new build-to-suit project has an estimated total investment of $22.0 million. Construction activity and funding of the project commenced during June 2013.
Also prior to the CapLease Acquisition Date, CapLease entered into an agreement with a major Texas-based developer to develop a 150,000 square foot speculative office building in The Woodlands, Texas, adjacent to and part of the same development as an existing office building owned by CapLease and purchased in 2012. Costs of the project which are budgeted to be $34.0 million are scheduled to be funded by equity contributions from the Company and its developer partner, and $17.0 million of advances during the construction period under a development loan entered into with Amegy Bank. All equity contributions are scheduled to be borne as follows: the Company, 90%; and the developer, 10%; except for cost overruns, which will be borne 50% by each. Because the Company has a controlling financial interest in the investment, it consolidates the investment for financial accounting purposes. The Company has an option to purchase, and the developer the option to sell to the Company, in each case at fair market value, the developer's interest in the project upon (i) substantial completion of the project and (ii) leases being entered into for 95% of the square footage of the project. Construction activity and funding of the project commenced during the quarter ended September 30, 2013.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

The table below details the Company's investment in its pending development projects as of December 31, 2013. The information included in the table below represents management's estimates and expectations at December 31, 2013 which are subject to change. The Company's disclosures regarding certain projections or estimates of completion dates may not reflect actual results (dollar amounts in thousands).

Location	Tenant	Property Type	Approximate Square Feet	Lease Term (years)	Percent Owned	Investment through 12/31/13	Estimated Remaining Investment	Estimated Total Investment	Estimated Completion Date
Columbia, South Carolina	Large private company	Warehouse	450,000	10.5(1)	100%	$14,745	$7,325	$22,033	Q1 2014
The Woodlands, Texas	N/A - speculative development	Office building	150,000	N/A	90%	$7,257	$26,775	$33,987	Q3 2014
_______________________________________________
(1) The lease is in force and the 10.5 year lease term will commence upon substantial completion of the building.
The amount of the "Investment" as of December 31, 2013 includes capitalized interest of approximately $37,000 for the Columbia, South Carolina project and approximately $45,000 for The Woodlands, Texas project. The amount of capitalized interest subsequent to the CapLease Acquisition Date through December 31, 2013 was not significant.
Tenant Concentration
The following table lists the tenants of the Company whose annualized rental income on a straight-line basis represented greater than 10% of consolidated annualized rental income on a straight-line basis as of December 31, 2013. Annualized rental income for net leases is rental income on a straight-line basis as of the period reported, which includes the effect of tenant concessions such as free rent, as applicable. There were no tenants exceeding 10% of consolidated annualized rental income on a straight-line basis at December 31, 2013.

	Year Ended December 31,
	2013	2012
Citizens Bank	*	13.8%
Dollar General	*	12.3%
FedEx	*	10.2%
_______________________________________________
* The tenants' annualized rental income was not greater than 10% of total consolidated annualized rental income for all portfolio properties as of the period specified.
No other tenant represents more than 10% of total consolidated annualized rental income on a straight-line basis for the periods presented.
Geographic Concentration
The following table lists the states where the Company has concentrations of properties where annual rental income on a straight-line basis represented greater than 10% of consolidated annualized rental income on a straight-line basis as of December 31, 2013 and 2012:

	Year Ended December 31,
	2013	2012
Texas	10.7%	*
Illinois	*	11.2%
_______________________________________________
* The geographical concentration's annualized rental income was not greater than 10% of total consolidated annualized rental income for all portfolio properties as of the period specified.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Note 5 — CapLease Acquisition
On November 5, 2013 (the "CapLease Acquisition Date"), the Company completed its acquisition of CapLease, a real estate investment trust that primarily owned and managed a diversified portfolio of single tenant commercial real estate properties subject to long-term leases, the majority of which were net leases, to high credit quality tenants, by acquiring 100% of the outstanding common shares and voting interests of CapLease. The acquisition was accounted for using the acquisition method of accounting in accordance with ASC 805, Business Combinations. The Company's consolidated financial statements include the results of operations of CapLease subsequent to the CapLease Acquisition Date.
The purchase price includes a cash payment of $920.7 million, which was funded by the Company through additional borrowings under its revolving credit facility and the credit facility assumed from CapLease, see Note 11 — Other Debt and Note 12 — Credit Facilities.
The purchase price allocation for the CapLease Merger is considered preliminary, and additional adjustments may be recorded during the measurement period in accordance with U.S. GAAP. The purchase price allocation will be finalized as the Company receives additional information relevant to the acquisition, including a final valuation of the assets purchased and liabilities assumed.
The preliminary purchase price for the acquisition was allocated to assets acquired and liabilities assumed based on their estimated fair value. The following table presents the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the CapLease Acquisition Date (in thousands):

Fair value of consideration given	$920,697

Assets purchased, at fair value:
Land	$233,065
Buildings, fixtures and improvements	1,588,334
Land and construction in process	12,352
Acquired intangible lease assets	190,862
Total real estate investments	2,024,613
Cash and cash equivalents	41,799
Investment securities	60,730
Loans held for investment	26,457
Restricted cash	29,159
Prepaid expenses and other assets	21,564
Deferred costs	325
Total identifiable assets purchased	2,204,647
Liabilities assumed, at fair value:
Mortgage notes payable	1,037,510
Secured credit facility	121,000
Other debt	114,208
Below-market leases	57,058
Derivative liabilities	158
Accounts payable and accrued expenses	47,001
Deferred rent and other liabilities	8,867
Total liabilities assumed	1,385,802
Non-controlling interest retained by third party	567
Net identifiable assets acquired by Company	818,278
Goodwill	$102,419

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Management is in the process of further evaluating the purchase price accounting. The fair value of real estate investments and below-market leases have been estimated by the Company with the assistance of third-party valuation firms. Based on analyses received to date, the estimated fair value of these assets and liabilities total $2.0 billion and $57.1 million, respectively. The recorded values represent the estimated fair values related to such assets and liabilities. Upon completion of the analyses, including a review of the appraisals and assessment of current market rates, changes to the estimated fair values may result.
The fair value of the noncontrolling interest has been estimated based on the fair value of the percentage ownership of The Woodlands, Texas development activity not held by the Company. Refer to Note 4 — Real Estate Investments.
The fair value of the remaining CapLease assets and liabilities have been calculated in accordance with the Company's policy on purchase price allocation, as disclosed in Note 3 — Summary of Significant Accounting Policies.
The $102.4 million of goodwill is expected to be assigned to the real estate segment upon completion of the external valuation. The goodwill recognized is attributed to the enhancement of the Company's year-round rental revenue stream, expected synergies, and the assembled work force at CapLease.
The amounts of revenue and net loss of CapLease included in the Company's consolidated statements of operations and comprehensive loss from the CapLease Acquisition Date to the period ended December 31, 2013 was $28.5 million and $5.8 million, respectively.
The pro forma consolidated statement of operation as if CapLease had been included in the consolidated results of the Company for the entire years ended December 31, 2013 and 2012 have been reflected in Note 4 — Real Estate Investments.
Note 6 — Investment Securities, at Fair Value
Investment securities are considered available-for-sale and, therefore, increases or decreases in the fair value of these investments are recorded in accumulated other comprehensive income (loss) as a component of equity on the consolidated balance sheets unless the securities are considered to be other than temporarily impaired at which time the losses are reclassified to expense.
The following table details the unrealized gains and losses on investment securities as of December 31, 2013 and 2012 (amounts in thousands):

As of December 31, 2013	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Investments in real estate fund	$1,589	$—	$(105)	$1,484
CMBS	60,452	498	(367)	60,583
	$62,041	$498	$(472)	$62,067

As of December 31, 2012
Preferred securities	$41,747	$223	$(316)	$41,654
Investment in Real Estate Fund
On June 4, 2013, the Company invested $10.0 million in a real estate fund that is sponsored by an affiliate of the Former Manager of the Company and which invests primarily in equity securities of other publicly traded REITs. During the year-ended December 31, 2013, the Company reinvested distributions totaling $0.1 million into the real estate fund. During the fourth quarter of 2013, the Company sold investments with an original cost of $8.5 million for total proceeds of $8.1 million. The realized loss of $0.4 million has been recorded to losses on investments in affiliates within the consolidated statements of operations and comprehensive loss. Refer to Note 18 — Related Party Transactions and Arrangements.
Commercial Mortgage-Backed Securities ("CMBS")
In connection with the CapLease Merger, the Company acquired 10 commercial mortgage-backed securities, with a fair value of $60.7 million. At December 31, 2013, the commercial mortgage-backed securities had a carrying value of $60.6 million and carried interest rates ranging from 5.88% to 8.95%. The Company had no commercial mortgage-backed securities as of December 31, 2012.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

As of December 31, 2013, the fair value of four commercial mortgage-backed securities was below its carrying value. The Company evaluated each of its securities for other-than-temporary impairment at December 31, 2013, and determined that no other-than-temporary impairment charges on its securities were appropriate. The Company believes that none of the unrealized losses on investment securities are other-than-temporary because management expects the Company will receive all contractual principal and interest related to these investments. In addition, the Company did not have the intent to sell the securities or believe it would be required to sell them as of December 31, 2013.
Redeemable Preferred Stock, Senior Notes and Common Stock
At December 31, 2012, the Company had investments in redeemable preferred stock, accounted for as debt securities, with a fair value of $41.7 million. These investment securities were sold during the year ended December 31, 2013, resulting in a gain on sale of investments of $0.5 million.
During 2013, the Company acquired additional investments in redeemable preferred stock, as well as investments in senior notes and common stock, with an aggregate cost basis of $69.5 million. The Company sold all of these investment securities during 2013 for $67.2 million, resulting in a loss on sale of $2.3 million. As of December 31, 2013, the Company had no remaining investments in redeemable preferred stock, senior notes or common stock.
Note 7 — Prepaid Expenses and Other Assets
Prepaid expenses and other assets consisted of the following as of December 31, 2013 and 2012 (amounts in thousands):

	Year Ended December 31,
	2013	2012
Restricted escrow deposits	$101,814	$138
Accounts receivable	14,595	2,471
Straight line rent receivable	19,009	3,738
Prepaid expenses	43,799	856
Other assets	8,713	4,781
	$187,930	$11,984
Note 8 — Loans Held for Investment
Loans Held for Investment
In connection with the CapLease Merger, the Company acquired 12 loans held for investment, which consist predominantly of mortgage loans on properties subject to leases to investment grade tenants, with a fair value of $26.5 million at the CapLease Merger Date. At December 31, 2013, the loans held for investment had a carrying value of $26.3 million and carried interest rates ranging from 5.28% to 7.24%. The fair value adjustment is being amortized to interest expense in the consolidated statements of operations and comprehensive loss over the life of the Secured Term. The Company had no loans held for investment as of December 31, 2012.
The Company's loan portfolio is comprised primarily of fully amortizing or nearly fully amortizing first mortgage loans on commercial real estate leased to a single tenant. Payments of debt service on the Company's loans is, in substantially all cases, funded directly by rent payments paid into a lockbox account by the underlying tenant. Therefore, the Company's monitoring of the credit quality of its loans held for investment is focused primarily on an analysis of the tenant, including review of tenant credit ratings (including changes in ratings) and other measures of tenant credit quality, trends in the tenant's industry and general economic conditions, and an analysis of measures of collateral coverage, such as an estimate of the loan's loan-to-value ("LTV") ratio (principal amount outstanding divided by estimated value of the property) and its remaining term until maturity. As of December 31, 2013, the Company did not record a reserve for loan loss.
Note 9 — Fair Value of Financial Instruments
The Company determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. The guidance defines three levels of inputs that may be used to measure fair value:

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Level 1 — Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.
Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.
Level 3 — Unobservable inputs that reflect the entity's own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.
The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.
Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of December 31, 2013, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Company's derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy. As of December 31, 2013, the Company's interest rate cap derivative measured at fair value on a recurring basis was zero and was classified in Level 2 of the fair value hierarchy.
The following table presents information about the Company's assets and liabilities (including derivatives that are presented net) measured at fair value on a recurring basis as of December 31, 2013 and 2012, aggregated by the level in the fair value hierarchy within which those instruments fall (amounts in thousands):

	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
December 31, 2013
Investments in real estate fund	$—	$1,484	$—	$1,484
CMBS	—	—	60,583	60,583
Interest rate swap assets	—	9,189	—	9,189
Interest rate swap liabilities	—	(1,719)	—	(1,719)
Series D Preferred Stock embedded derivative	—	—	(16,736)	(16,736)
Total	$—	$8,954	$43,847	$52,801

December 31, 2012
Investment securities	$41,654	$—	$—	$41,654
Interest rate swaps	—	(3,830)	—	(3,830)
Total	$41,654	$(3,830)	$—	$37,824
Investment in real estate fund — The fair value of the Company's investment in real estate fund is based on published pricing.
Commercial mortgage-backed securities — The fair values of the Company's CMBS are valued using broker quotations, collateral values, subordination levels, and liquidity of the individual securities.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Derivatives — The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments are incorporated into the fair values to account for the Company's potential nonperformance risk and the performance risk of the counterparties.
Series D Preferred Stock embedded derivative — The valuation of this derivative instrument is determined using a binomial option pricing model. Key inputs in the model include the expected term, risk-free interest rate, volatility, and dividend yield.
The fair value of short-term financial instruments such as cash and cash equivalents, restricted cash, due to affiliates and accounts payable approximate their carrying value on the accompanying consolidated balance sheets due to their short-term nature and are classified as Level 1 under the fair value hierarchy.
A review of the fair value hierarchy classification is conducted on a quarterly basis. Changes in the type of inputs may result in a reclassification for certain assets. There were no transfers between Level 1 and Level 2 or Level 3 of the fair value hierarchy during the year ended December 31, 2013.
The following is a reconciliation of the beginning and ending balance for the changes in instruments with Level 3 inputs in the fair value hierarchy for the year ended December 31, 2013 (amounts in thousands):

	CMBS	Series D Preferred Stock Embedded Derivative	Total
Beginning balance	$—	$—	$—
Fair value at purchase/issuance	60,730	(18,692)	42,038
Sales of CMBS	(278)	—	(278)
Fair value adjustment(1)	131	1,956	2,087
Ending balance	$60,583	$(16,736)	$43,847
(1) The change in fair value in the CMBS and Series D Preferred Stock embedded derivative is recorded in unrealized gain (loss) on investment securities, net and loss on derivative instruments, net, respectively, on the consolidated statement of operations and comprehensive loss.
The fair values of the Company's financial instruments that are not reported at fair value on the consolidated balance sheets are reported below (amounts in thousands):

		Carrying Amount at	Fair Value at	Carrying Amount at	Fair Value at
	Level	December 31, 2013	December 31, 2013	December 31, 2012	December 31, 2012
Assets:
Loans held for investment	3	$26,279	$26,435	$—	$—

Liabilities:
Convertible debt	3	$972,490	$977,373	$—	$—
Mortgage notes payable	3	1,301,114	1,305,016	265,118	271,056
Senior secured revolving credit facility	3	—	—	124,604	124,604
Senior corporate credit facilities	3	1,819,800	1,819,800	—	—
Secured credit facility	3	150,000	150,000	—	—
Trust preferred notes	3	26,548	23,345	—	—
Secured term loan	3	58,979	59,049	—	—
Other debt	3	19,277	19,350	—	—
Total liabilities		$4,348,208	$4,353,933	$389,722	$395,660

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Loans held for investment — The fair value of the Company's fixed-rate loan portfolio is estimated with a discounted cash flow analysis, utilizing scheduled cash flows and discount rates estimated by management to approximate those that a willing buyer and seller might use.
Credit facilities — Management believes that the stated interest rates (which float based on short-term interest rates) approximates market rates. As such, the fair values of these obligations is estimated to be equal to the outstanding principal amounts.
Convertible debt, mortgage notes payable and secured term loan — The fair value of mortgages payable on real estate investments and the secured term loan is estimated using a discounted cash flow analysis, based on management's estimates of market interest rates. For mortgages where the Company has an early prepayment right, management also considers the prepayment amount to evaluate the fair value.
Trust preferred notes — The fair value of the Company's other long-term debt is estimated using a discounted cash flow analysis, based on management's estimates of market interest rates.
Note 10 — Mortgage Notes Payable
The Company's mortgage notes payable consist of the following as of December 31, 2013 and 2012 (dollar amounts in thousands):

	Encumbered Properties	Outstanding Loan Amount	Weighted-Average Effective Interest Rate (1)	Weighted-Average Maturity (2)
December 31, 2013	177	$1,258,661	3.42%	3.41
December 31, 2012	164	$265,118	4.28%	5.51
_______________________________________________

(1)
Mortgage notes payable have fixed rates or are fixed by way of interest rate swap arrangements. Effective interest rates range from 1.83% to 6.28% at December 31, 2013 and 3.32% to 6.13% at December 31, 2012.

(2)	Weighted-average remaining years until maturity as of December 31, 2013 and 2012, respectively.
In conjunction with the CapLease Merger, aggregate net premiums totaling $45.2 million were recorded upon assumption of the mortgages for above-market interest rates. Amortization of these net premiums is recorded as a reduction to interest expense over the remaining term of the respective mortgages using a method that approximates the effective-interest method. As of December 31, 2013, there was $42.5 million in unamortized net premiums included in mortgage notes payable, net on the consolidated balance sheets.
The following table summarizes the scheduled aggregate principal repayments subsequent to December 31, 2013 (amounts in thousands):

Principal Repayment
2014	$86,933
2015	381,574
2016	295,627
2017	257,658
2018	36,210
Thereafter	200,659
$1,258,661
The Company's mortgage loan agreements generally require restrictions on corporate guarantees and the maintenance of financial covenants including maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios). As of December 31, 2013, the Company was in compliance with the debt covenants under the mortgage loan agreements.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Note 11 — Other Debt
Convertible Obligation to Series C Convertible Preferred Stockholders
On June 7, 2013, the Company issued 28.4 million shares of Series C Stock through a private placement for gross proceeds of $445.0 million. Due to an unconditional obligation to either redeem or convert the Series C Stock into a variable number of shares of common stock that is predominantly based on a fixed monetary amount, the preferred securities were classified as an obligation under U.S. GAAP and were presented in the consolidated balance sheets as a liability prior to their conversion on November 8, 2013. On November 8, 2013, the Company converted all outstanding Series C Stock into common shares of the Company. Pursuant to the Series C Articles Supplementary, the number of common shares that could be issued upon conversion of Series C Stock was limited by the exchange cap. Therefore, the Company converted 1.1 million shares of Series C Stock into 1.4 million common shares of the Company. With respect to the 27.3 million shares of Series C Stock for which Common Shares could not be issued upon conversion due to the exchange cap, the Company paid holders of Series C Stock an aggregate cash amount equal to approximately $441.4 million in exchange for such Series C Stock. Based on the Company's share price on the conversion date, the total settlement value was $458.8 million. Settlement of the Series C Stock resulted in a loss of $13.8 million, which is recorded as interest expense in the consolidated statements of operations and comprehensive loss.
Convertible Senior Note Offering
On July 29, 2013, the Company issued $300.0 million of the 2018 Notes and, pursuant to an over-allotment exercise by the underwriters of such 2018 Notes offering, issued an additional $10.0 million of its 2018 Notes on August 1, 2013 (collectively, the "Original 2018 Notes"). On December 10, 2013, the Company issued an additional $287.5 million through a reopening of the 2018 Notes indenture agreement (the "Reopened 2018 Notes," together with the Original 2018 Notes, the "2018 Notes"). The 2018 Notes mature on August 1, 2018. The fair value of the Original 2018 Notes and Reopened 2018 Notes was determined at issuance to be $299.6 million and $282.1 million, respectively, resulting in a debt discount of $10.4 million and $5.4 million, respectively, with an offset recorded to additional paid-in capital representing the equity component of the notes for the conversion options. The discount is being amortized to interest expense over the expected lives of the 2018 Notes. As of December 31, 2013, the carrying value of the Original 2018 Notes and Reopened 2018 Notes was $300.5 million and $282.2 million, respectively. The holders may elect to convert the 2018 Notes into cash, common stock of the Company or a combination thereof, at the Company's option, in limited circumstances prior to February 1, 2018 and may convert the 2018 Notes at any time into such consideration on or after February 1, 2018. The initial conversion rate is 59.805 shares of the Company's common stock per $1,000 principal amount of 2018 Notes.
On December 10, 2013, the Company issued $402.5 million of 3.75% Convertible Senior Notes (the "2020 Notes"). The 2020 Notes mature on December 15, 2020. The fair value of the 2020 Notes was determined at issuance to be $389.7 million, resulting in a debt discount of $12.8 million with an offset recorded to additional paid-in capital representing the equity component of the notes for the conversion options. The discount is being amortized to interest expense over the expected life of the 2020 Notes. As of December 31, 2013, the carrying value of the 2020 Notes was $389.8 million. The holders may elect to convert the 2020 Notes into cash, common stock of the Company or a combination thereof, at the Company's option, in limited circumstances prior to June 15, 2020 and may convert the 2020 Notes at any time into such consideration on or after June 15, 2020. The initial conversion rate is 66.0262 shares of ARCP's common stock per $1,000 principal amount of 2020 Notes.
In connection with the 2018 Notes and 2020 Notes, the remaining unamortized discount totaled $27.5 million.
Trust Preferred Notes
As part of the CapLease Merger, the Company assumed $30.9 million in aggregate principal amount of fixed/floating rate preferred notes with a fair value of $26.5 million at the CapLease Merger Date. The trust preferred securities represent an unsecured subordinated recourse debt obligation of the Company and require quarterly interest payments calculated at a fixed interest rate equal to 7.68% per annum through January 30, 2016, and subsequently at a variable interest rate equal to LIBOR plus 2.60% per annum. The notes must be redeemed on January 30, 2036, and may be redeemed, in whole or in part, at par, at the Company's option, at any time. The discount recorded on the notes is being amortized to interest expense on the consolidated statements of operations and comprehensive loss over the life of the preferred notes. As of December 31, 2013, the carrying value of the preferred securities was $26.5 million.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Secured Term Loan
As part of the CapLease Merger, the Company assumed a secured term loan with KBC Bank, N.V. with a principal balance of $59.8 million and a fair value of $60.7 million at the CapLease Merger Date. The interest coupon on the loan is fixed at 5.81% annually until the loan matures in January 2018. The loan is non-recourse to the Company, subject to limited non-recourse exceptions. During the period between the CapLease Acquisition Date and December 31, 2013, the Company made principal payments of $1.7 million. The premium is being amortized to interest expense on the consolidated statements of operations and comprehensive loss over the life of the secured term loan. As of December 31, 2013, the carrying value of the secured term loan was $58.2 million.
Amounts related to the secured term loan as of December 31, 2013 were as follows (amounts in thousands):

	Borrowings	Collateral Carrying Value
Loans held for investment	$14,065	$22,496
Intercompany mortgage loans on CapLease properties	9,195	21,114
Commercial mortgage-backed securities	34,915	46,054
	$58,175	$89,664
Other Debt
As part of the CapLease Merger, the Company assumed $19.2 million of senior notes (the "Senior Notes") that bear interest at an annual interest rate of 7.50%, payable semi-annually on April 1 and October 1, with a fair value of $19.3 million at the CapLease Merger Date. The Senior Notes mature on October 1, 2027. The Company has the right to redeem the Senior Notes in whole or in part for cash at any time or from time to time at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus any accrued and unpaid interest. Holders of the Senior Notes may require the Company to repurchase their Senior Notes, in whole or in part, on October 1, 2017 and October 1, 2022, for a cash price equal to 100% of the principal amount of the Senior Notes to be repurchased, plus any accrued and unpaid interest. The discount is being amortized to interest expense on the consolidated statements of operations and comprehensive loss over the life of the Senior Notes. As of December 31, 2013, the carrying value of the Senior Notes was $19.3 million.
In conjunction with the CapLease Merger, aggregate net discounts totaling $3.5 million were recorded upon assumption of the trust preferred notes, secured term loan and senior notes. As of December 31, 2013, unamortized net discounts were $3.5 million in unamortized net discounts included in other debt on the consolidated balance sheets.
Future Minimum Repayments
The following table summarizes the scheduled aggregate principal repayments of our convertible debt, trust preferred notes, secured term loan and other debt subsequent to December 31, 2013 (amounts in thousands):

Principal Repayment
2014	$12,851
2015	11,862
2016	12,516
2017	26,890
2018	610,767
Thereafter	433,430
$1,108,316

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Barclay's Facility
As of December 31, 2013, the Company had available commitments from Barclays Bank PLC, and other committed parties, for up to $2.1 billion in senior secured term loans (the "Barclays Facility") in order to fund cash amounts payable in connection with the Cole Merger, which were subject to certain conditions, including the absence of a material adverse effect in respect of Cole, the negotiation of definitive documentation and pro forma compliance with financial covenants. Any other long-term debt obtained by the Company would have reduced the commitments under the Barclays Facility. The Barclays Facility contained an accordion feature to allow the Company, under certain circumstances, to increase commitments thereunder by up to $350.0 million.
The Company could have elected to use the Barclays Facility to fund a portion of the consideration to be paid pursuant to the Cole Merger, to refinance existing indebtedness of Cole and to pay related fees and expenses. The commitments received in the Barclays Facility were schedule to terminate upon the occurrence of certain customary events, and in any event on April 22, 2014, which date may be extended by an additional three months under certain circumstances. The Barclays Facility was terminated upon the issuance of the senior unsecured notes in February 2014, as discussed below.
Bond Offering
On February 6, 2014, the OP issued, in a private offering, $2.55 billion aggregate principal amount of senior unsecured notes consisting of $1.3 billion aggregate principal amount of 2.00% senior notes due 2017 (the "2017 Notes", $750.0 million aggregate principal amount of 3.00% senior notes due 2019 (the "2019 Notes") and $500.0 million aggregate principal amount of 4.60% senior notes due 2024 (the "2024 Notes", and, together with the 2017 Notes and 2019 Notes, the "Notes"). The Notes are guaranteed by the Company. The OP may redeem all or a part of any series of the Notes at any time at its option at the redemption prices set forth in the indenture governing the Notes, plus accrued and unpaid interest on the principal amount of the Notes of such series being redeemed to, but excluding, the applicable redemption date. With respect to the 2019 Notes and the 2024 Notes, if such Notes are redeemed on or after January 6, 2019, with respect to the 2019 Notes, or November 6, 2023, with respect to the 2024 Notes, the redemption price will equal 100% of the principal amount of the Notes of the applicable series to be redeemed, plus accrued and unpaid interest on the amount being redeemed to, but excluding, the applicable redemption date.
Note 12 — Credit Facilities
Senior Corporate Credit Facility
The Company and the OP are parties to a credit facility with Wells Fargo, National Association (the "Credit Facility"), as administrative agent and other lenders party thereto.
At December 31, 2013, the Credit Facility had commitments of $2.4 billion. The Credit Facility has an accordion feature, which, if exercised in full, would allow the Company to increase borrowings under the Credit Facility to $3.0 billion, subject to additional lender commitments, borrowing base availability and other conditions.
At December 31, 2013, the Credit Facility contained a $940.0 million term loan facility and a $1.5 billion revolving credit facility, of which $940.0 million and $119.8 million was outstanding, respectively. In November 2013, the Credit Facility was amended and certain modifications were made to the terms of the agreement. Loans under the Credit Facility are priced at the applicable rate (at the Company's election, either a floating interest rate based on one month LIBOR, determined on a daily basis) plus 2.25% to 3.00%, or a prime-based interest rate, based upon the Company's current leverage. From the amendment date until the first completed fiscal quarter, the applicable LIBOR rate is increased by 3.00%. To the extent that the Company receives an investment grade credit rating as determined by a major credit rating agency, at the Company's election, advances under the revolving credit facility will be priced at their applicable rate plus 0.90% to 1.75% and term loans will be priced at a floating interest rate of LIBOR plus 1.15% to 2.00%, based upon the Company's then current investment grade credit rating. The Company may also make fixed rate borrowings under the Credit Facility. At December 31, 2013, the Company had undrawn commitments of $1.4 billion under the Credit Facility.
The Credit Facility provides for monthly interest payments. In event of a default, each lender has the right to terminate its obligations under the Credit Facility, and to accelerate the payment on any unpaid principal amount of all outstanding loans. The Company has guaranteed the obligations under the Credit Facility. The revolving credit facility will terminate on February 14, 2017, unless extended for an additional year pursuant to the terms of the agreement. The Company may prepay borrowings under the Credit Facility and the Company may incur an unused fee of 0.15% to 0.25% per annum on the unused amount depending on the unused balance as a percentage of the total facility and the type of funding. As of December 31, 2013, the Credit Facility also required the Company to maintain certain property available for collateral as a condition to funding.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

As of December 31, 2013, the outstanding balance on the Credit Facility was $1.1 billion, of which $544.8 million bore interest at a floating rate of 3.17%. $515.0 million outstanding on the Credit Facility is fixed through the use of derivative instruments used to hedge interest rate volatility. Including the spread, which can vary based on the Company's leverage, interest on this portion was 4.02% at December 31, 2013. At December 31, 2013, there was up to $1.9 billion available to the Company for future borrowings, subject to additional lender commitments and borrowing availability.
The Credit Facility requires restrictions on corporate guarantees as well as the maintenance of financial covenants including the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) and the maintenance of a minimum net worth. At December 31, 2013, the Company was in compliance with the debt covenants under the Credit Facility.
ARCT IV Senior Secured Credit Facility
On June 18, 2013, the Company obtained a credit agreement (the "Credit Agreement") with Regions Bank, JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association and RBS Citizens, N.A (collectively, the "Lenders") relating to a $750.0 million senior secured credit facility (the "Senior Secured Credit Facility").
Initially, the Senior Secured Credit Facility contained a $300.0 million term loan facility and a $450.0 million revolving credit facility. The Senior Secured Credit Facility contained an "accordion" feature to allow the Company, under certain circumstances, to increase the aggregate commitments under the Senior Secured Credit Facility to up to $1.5 billion. On October 16, 2013, the Company entered into agreements that amended the Credit Agreement, increasing the maximum principal amount under the revolving credit facility to $500.0 million and the aggregate commitment under the Senior Secured Credit Facility to $800.0 million.
As of December 31, 2013, the Company had $760.0 million outstanding under the Credit Agreement. The effective annualized interest rate on the Credit Agreement was 1.71% as of December 31, 2013. The Company had $40.0 million of unused borrowing capacity under the Credit Agreement as of December 31, 2013.
The Senior Secured Credit Facility required the Company to meet certain financial covenants, including the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of a minimum net worth. As of December 31, 2013, the Company was in compliance with the financial covenants under the Credit Agreement.
In connection with the ARCT IV Merger, the Company notified the Administrative Agent in December 2013 and on January 3, 2014, prepaid all of its loans pursuant to, and terminated all commitments available under, the Credit Agreement.
Secured Credit Facility
As part of the CapLease Merger, the Company assumed a secured credit facility with Wells Fargo, National Association (the "Secured Credit Facility"), which had commitments of up to $150.0 million at December 31, 2013. The Secured Credit Facility was fully drawn with $150.0 million outstanding at December 31, 2013.
The borrowings under the Secured Credit Facility bear interest at an annual rate of one-month LIBOR or LIBOR based on an interest period of one, three or six months, at the Company's election, plus an applicable margin of 2.75%, payable quarterly in arrears. The Secured Credit Facility matures on December 31, 2014 and may be prepaid, in whole or in part, without premium or penalty, at the Company's option, at any time.
The obligations under the Secured Credit Facility are secured by mortgages on certain real property assets acquired from CapLease comprising the borrowing base. The Secured Credit Facility includes affirmative and negative covenants and financial performance covenants. At December 31, 2013, the Company was in compliance with the debt covenants under the Secured Credit Facility.
Repayment of Previous Credit Facilities
On February 28, 2013, the Company repaid all of the outstanding borrowings under its previous senior secured revolving credit facility in the amount of $124.6 million, and the credit agreement for such facility was terminated. The average interest rate on the borrowings during the period the balance was outstanding was 3.11%. On February 14, 2013, simultaneous with entering into the Credit Facility, the Company terminated its secured credit facility agreement, which had been unused.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Note 13 — Accounts Payable and Accrued Expenses
Accounts payable and accrued expenses consisted of the following as of December 31, 2013 and 2012 (amounts in thousands):

	Year Ended December 31,
	2013	2012
Accounts payable	$7,566	$2,691
Accrued interest	14,189	1,032
Accrued real estate taxes	15,510	899
Accrued OPP obligation	59,400	—
Accrued merger costs	673,990	93,409
Accrued other	38,245	6,353
	$808,900	$104,384
Note 14 — Derivatives and Hedging Activities
Risk Management Objective of Using Derivatives
The Company may use derivative financial instruments, including interest rate swaps, caps, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company's operating and financial structure as well as to hedge specific anticipated transactions. The Company does not intend to utilize derivatives for speculative or other purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company and its affiliates may also have other financial relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations.
Cash Flow Hedges of Interest Rate Risk
The Company's objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps and collars as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate collars designated as cash flow hedges involve the receipt of variable-rate amounts if interest rates rise above the cap strike rate on the contract and payments of variable-rate amounts if interest rates fall below the floor strike rate on the contract.
The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During 2013, such derivatives were used to hedge the variable cash flows associated with variable-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.
Amounts reported in accumulated other comprehensive income related to derivatives that will be reclassified to interest expense as interest payments are made on the Company's variable-rate debt. During the next 12 months, the Company estimates that an additional $5.8 million will be reclassified from other comprehensive income as an increase to interest expense. During the year ended December 31, 2013, the Company accelerated the reclassification of amounts in other comprehensive income to earnings as a result of the hedged forecasted transactions becoming probable not to occur. The accelerated amounts were a loss of less than $27,000.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

As of December 31, 2013, the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk (dollar amounts in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest rate swaps	16	$700,390
The table below presents the fair value of the company's derivative financial instruments as well as their classification on the consolidated balance sheets as of the years ended December 31, 2013 and 2012 (dollar amounts in thousands):

		Year Ended December 31,
Derivatives Designated as Hedging Instruments	Balance Sheet Location	2013	2012
Interest rate products	Derivative assets, at fair value	$9,189	$—
Interest rate products	Derivative liabilities, at fair value	$(1,719)	$(3,830)
The table below details the location in the financial statements of the gain or loss recognized on interest rate derivatives designated as cash flow hedges for the years ended December 31, 2013 and 2012, respectively (amounts in thousands):

	Year Ended December 31,
Derivatives in Cash Flow Hedging Relationships	2013	2012
Amount of gain (loss) recognized in accumulated other comprehensive income on interest rate derivatives (effective portion)	$6,946	$(4,684)
Amount of loss reclassified from accumulated other comprehensive income into income as interest expense (effective portion)	$(4,535)	$(941)
Amount of loss recognized in income on derivative (ineffective portion, reclassifications of missed forecasted transactions and amounts excluded from effectiveness testing)	$(79)	$(1)
Derivatives Not Designated as Hedging Instruments
Derivatives not designated as hedges are not speculative and are used to manage the Company's exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements to be classified as hedging instruments. Changes in the fair value of derivatives not designated in hedging relationships are recorded directly in earnings and were approximately $19,000 for the year ended December 31, 2013. The company did not have any derivatives that were not designated as of December 31, 2012.
As of December 31, 2013, the Company had the following outstanding interest rate derivatives that were not designated as hedges of in qualifying hedging relationships:

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest Rate Cap	1	$500,000
The table below presents the fair value of the Company's derivate financial instruments not designated as hedges as well as their classification as liabilities on the consolidated balance sheets as of December 31, 2013 and 2012. There were no derivatives classified as not hedging instruments as assets as of December 31, 2013 and 2012:

		Year Ended December 31,
Derivatives Not Designated as Hedging Instruments	Balance Sheet Location	2013	2012
Series D Preferred Stock embedded derivative	Derivative liabilities, at fair value	$(16,736)	$—
Refer to Note 16 — Preferred and Common Stock for additional information for the Series D Preferred Stock embedded derivative.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Tabular Disclosure Offsetting Derivatives
The table below presents a gross presentation, the effects of offsetting, and a net presentation of the Company's derivatives as of December 31, 2013 and 2012. The net amounts of derivative assets or liabilities can be reconciled to the tabular disclosure of fair value. The tabular disclosure of fair value provides the location that derivative assets and liabilities are presented on the consolidated balance sheets.

Offsetting of Derivative Assets and Liabilities
	Gross Amounts of Recognized Assets	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Consolidated Balance Sheets	Net Amounts of Assets Presented in the Consolidated Balance Sheets	Net Amounts of Liabilities Presented in the Consolidated Balance Sheets	Financial Instruments	Cash Collateral Received	Net Amount
December 31, 2013	$9,189	$(18,455)	$—	$9,189	$(18,455)	$—	$—	$(9,266)
December 31, 2012	$—	$(3,830)	$—	$—	$(3,830)	$—	$—	$(3,830)
Credit-risk-related Contingent Features
The Company has agreements with each of its derivative counterparties that contain a provision where if the Company either defaults or is capable of being declared in default on any of its indebtedness, then the Company could also be declared in default on its derivative obligations.
As of December 31, 2013, the fair value of the interest rate derivatives in a net liability position, including accrued interest but excluding any adjustment for nonperformance risk related to these agreements, was $1.7 million. As of December 31, 2013, the Company has not posted any collateral related to these agreements and was not in breach of any agreement provisions. If the Company had breached any of these provisions, it could have been required to settle its obligations under the agreements at their aggregate termination value of $1.7 million at December 31, 2013.
Note 15— Commitments and Contingencies
Contractual Lease Obligations
The following table reflects the minimum base rental cash payments due from the Company over the next five years and thereafter for certain ground and office lease obligations (amounts in thousands):

Future Minimum Lease Payments
2014	$4,541
2015	4,443
2016	4,214
2017	4,244
2018	3,212
Thereafter	63,787
$84,441
Litigation
In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company, except as follows:

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

ARCT III Litigation Matters
After the announcement of the ARCT III Merger Agreement on December 17, 2012, Randell Quaal filed a putative class action lawsuit filed on January 30, 2013 against the Company, the OP, ARCT III, ARCT III OP, the members of the board of directors of ARCT III and certain subsidiaries of the Company in the Supreme Court of the State of New York. The plaintiff alleges, among other things, that the board of ARCT III breached its fiduciary duties in connection with the transactions contemplated under the ARCT III Merger Agreement. In February 2013, the parties agreed to a memorandum of understanding regarding settlement of all claims asserted on behalf of the alleged class of ARCT III stockholders. In connection with the settlement contemplated by that memorandum of understanding, the class action and all claims asserted therein will be dismissed, subject to court approval. The proposed settlement terms required ARCT III to make certain additional disclosures related to the ARCT III Merger, which were included in a Current Report on Form 8-K filed by ARCT III with the SEC on February 21, 2013. The memorandum of understanding also added that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including confirmatory discovery and court approval following notice to ARCT III's stockholders. If the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the memorandum of understanding, therefore any losses that may be incurred to settle this matter are not determinable.
CapLease Litigation Matters
Since the announcement of the CapLease Merger Agreement on May 28, 2013, the following lawsuits have been filed:
On May 28, 2013, Jacquelyn Mizani filed a putative class action lawsuit in the Supreme Court for the State of New York against the Company, the OP, Safari Acquisition LLC, CapLease, CapLease LP, CLF OP General Partner, LLC and the members of the CapLease board of directors (the "Mizani Action"). The complaint alleges, among other things, that the merger agreement at issue was the product of breaches of fiduciary duty by the CapLease directors because the proposed merger transaction (the "CapLease Transaction") purportedly does not provide for full and fair value for the CapLease shareholders, the CapLease Transaction allegedly was not the result of a competitive bidding process, the merger agreement allegedly contains coercive deal protection measures and the merger agreement and the CapLease Transaction purportedly were approved as a result of improper self-dealing by certain defendants who would receive certain alleged employment compensation benefits and continued employment pursuant to the merger agreement. The complaint also alleges that CapLease, the Company, the OP and Safari Acquisition LLC aided and abetted the CapLease directors' alleged breaches of fiduciary duty.
On July 3, 2013, Fred Carach filed a putative class action and derivative lawsuit in the Supreme Court for the State of New York against the Company, the OP, Safari Acquisition LLC, CapLease, CapLease LP, CLF OP General Partner, LLC and the members of the CapLease board of directors (the "Carach Action"). The complaint alleges, among other things, that the merger agreement was the product of breaches of fiduciary duty by the CapLease directors because the merger purportedly does not provide for full and fair value for the CapLease shareholders, the CapLease Transaction allegedly was not the result of a competitive bidding process, the merger agreement allegedly contains coercive deal protection measures and the merger agreement and the CapLease Transaction purportedly were approved as a result of improper self-dealing by certain defendants who would receive certain alleged employment compensation benefits and continued employment pursuant to the merger agreement. The complaint also alleges that with respect to the Registration Statement and draft joint proxy statement issued in connection with the proposed CapLease Transaction on July 2, 2013, that disclosures made therein were insufficient or otherwise improper. The complaint also alleges that CapLease, the Company, the OP and Safari Acquisition LLC aided and abetted the CapLease directors' alleged breaches of fiduciary duty.
On June 25, 2013, Dewey Tarver filed a putative class action and derivative lawsuit in the Circuit Court for Baltimore City against the Company, the OP, Safari Acquisition LLC, CapLease, CapLease LP, CLF OP General Partner, LLC and the members of the CapLease board of directors (the "Tarver Action"). The complaint alleges, among other things, that the merger agreement was the product of breaches of fiduciary duty by the CapLease directors because the CapLease Transaction purportedly does not provide for full and fair value for the CapLease shareholders, the CapLease Transaction allegedly was not the result of a competitive bidding process, the merger agreement allegedly contains coercive deal protection measures and the merger agreement and the CapLease Transaction purportedly were approved as a result of improper self-dealing by certain defendants who would receive certain alleged employment compensation benefits and continued employment pursuant to the merger agreement. The complaint also alleges that CapLease, CapLease LP, CLF OP General Partner, LLC, the Company, the OP and Safari Acquisition, LLC aided and abetted the CapLease directors' alleged breaches of fiduciary duty.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Counsel who filed each of these three cases reached an agreement with each other as to who will serve as lead plaintiff and lead plaintiffs' counsel in the cases and where they will be prosecuted. Thus, on August 9, 2013, counsel in the Tarver Action filed a motion for stay in the Baltimore Court, informing the court that they had agreed to join and participate in the prosecution of the Mizani and Carach Actions in the New York Court. The Defendants consented to the stay of the Tarver Action in the Baltimore Court, and on September 5, 2013, Judge Pamela J. White issued an order granting that stay. Consequently, there has been no subsequent activity in the Baltimore Court in the Tarver Action. Also on August 9, 2013, all counsel involved in the Mizani and Carach Actions filed a joint stipulation in the New York Court, reflecting agreement among all parties that the Mizani and Carach Actions should be consolidated (jointly, "the Consolidated Actions") and setting out a schedule for early motion practice in response to the complaints filed (the "Consolidation Stipulation"). Pursuant to the Consolidation Stipulation, an amended complaint was also filed in the New York court on August 9, 2013 and was designated as the operative complaint in the Consolidated Actions ("Operative Complaint"). Pursuant to the Consolidation Stipulation, all Defendants filed a motion to dismiss all claims asserted in the Operative Complaint on September 23, 2013. Plaintiffs' response was due on or before November 7, 2013. On November 7, 2013, Plaintiffs filed a motion seeking leave to file a second amended complaint, which the Defendants have opposed. On March 24, 2014, Plaintiffs' counsel in the Consolidated Actions dismissed those claims without prejudice. Consequently, only the Tarver Action currently remains pending among these cases, although it remains stayed.
On October 8, 2013, John Poling filed a putative class action lawsuit in the Circuit Court for Baltimore City against the Company, the OP, Safari Acquisition LLC, CapLease, CapLease LP, CLF OP General Partner, LLC and the members of the CapLease board of directors (the "Poling Action"). The complaint alleges that the merger agreement breaches the terms of the CapLease' 8.375% Series B Cumulative Redeemable Preferred Stock ("Series B") and the terms of the 7.25% Series C Cumulative Redeemable Preferred Stock ("Series C") and is in violation of the Series B Articles Supplementary and the Series C Articles Supplementary. The Complaint alleges claims for breach of contract and breach of fiduciary duty against the CapLease entities and the CapLease board of directors. The complaint also alleges that the Company, the OP and Safari Acquisition, LLC aided and abetted CapLease and the CapLease directors' alleged breach of contract and breach of fiduciary duty.
On November 13, 2013, all counsel involved in the Poling Action filed a joint stipulation, reflecting agreement among all parties concerning a schedule for early motion practice in response to the complaint filed (the "Scheduling Stipulation"). Pursuant to the Scheduling Stipulation, all Defendants filed a motion to dismiss all claims asserted in the Operative Complaint on December 20, 2013. Plaintiffs' counsel has opposed that the motion to dismiss, and a hearing on the motion tis currently scheduled for May 15, 2014.
Cole Litigation Matters
Three putative class action and/or derivative lawsuits, which were filed earlier this year, assert claims for breach of fiduciary duty, abuse of control, corporate waste, unjust enrichment, aiding and abetting breach of fiduciary duty and other claims relating to the merger between a wholly owned subsidiary of Cole and Cole Holdings Corporation, pursuant to which Cole became a self-managed REIT. On October 22, 2013, the Circuit Court for Baltimore City granted all defendants' motion to dismiss with prejudice the action pending before the court, but the plaintiffs have appealed that dismissal. The other two lawsuits, which also purport to assert shareholder class action claims under the Securities Act of 1933, as amended (the "Securities Act"), are pending in the United States District Court for the District of Arizona. Defendants filed a motion to dismiss both complaints on January 10, 2014. Subsequently, both of those lawsuits have been stayed by the Court pursuant to a joint request made by all parties pending final approval of the consolidated Baltimore Cole Merger Actions described below.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

To date, eleven lawsuits have been filed in connection with the Cole Merger. Two of these suits - Wunsch v. Cole, et al ("Wunsch"), No. 13-CV-2186, and Sobon v. Cole, et al ("Sobon") - were filed as putative class actions on October 25, 2013 and November 18, 2013, respectively, in the U.S. District Court for the District of Arizona. Between October 30, 2013 and November 14, 2013, eight other putative stockholder class action or derivative lawsuits were filed in the Circuit Court for Baltimore City, Maryland, captioned as: (i) Operman v. Cole, et al ("Operman"); (ii) Branham v. Cole, et al ("Branham"); (iii) Wilfong v. Cole, et al. ("Wilfong"); (iv) Polage v. Cole, et al. ("Polage"); (v) Corwin v. Cole, et al ("Corwin"); (vi) Green v. Cole, et al ("Green"); (vii) Flynn v. Cole, et al ("Flynn") and (viii) Morgan v. Cole, et al. ("Morgan"). All of these lawsuits name the Company, Cole and Cole's board of directors as defendants; Wunsch, Sobon, Branham, Wilfong, Flynn, Green, Morgan and Polage also name CREInvestments, LLC, a Maryland limited liability company and a wholly-owned subsidiary of the Cole, as a defendant. All of the named plaintiffs claim to be Cole stockholders and purport to represent all holders of Cole's stock. Each complaint generally alleges that the individual defendants breached fiduciary duties owed to plaintiff and the other public stockholders of Cole in connection with the Cole Merger, and that certain entity defendants aided and abetted those breaches. The breach of fiduciary duty claims asserted include claims that the Cole Merger does not provide for full and fair value for the Cole shareholders, that the Cole Merger was the product of an "inadequate sale process," that the Cole Merger Agreement contains coercive deal protection measures and the Cole Merger Agreement and that the Cole Merger were approved as a result of or in a manner which facilitates improper self-dealing by certain defendants. In addition, the Flynn, Corwin, Green, Wilfong, Polage and Branham lawsuits claim that the individual defendants breached their duty of candor to shareholders and the Branham and Polage lawsuits assert claims derivatively against the individual defendants for their alleged breach of fiduciary duties owed to Cole. The Polage lawsuit also asserts derivative claims for waste of corporate assets and unjust enrichment. The Wunsch and Sobon lawsuits also assert claims against Cole and the individual defendants under Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), based on allegations that the proxy materials omitted to disclose allegedly material information, and a claim against the individual defendants under Section 20(a) of the Exchange Act based on the same allegations. Among other remedies, the complaints seek unspecified money damages, costs and attorneys' fees.
In January 2014, the parties to the eight lawsuits filed in the Circuit Court for Baltimore City, Maryland ("the consolidated Baltimore Cole Merger Actions") entered into a memorandum of understanding regarding settlement of all claims asserted on behalf of the alleged class of Cole stockholders. In connection with the settlement contemplated by that memorandum of understanding, the class action and all claims asserted therein will be dismissed, subject to court approval. The proposed settlement terms required Cole to make certain additional disclosures related to the Cole Merger, which were included in a Current Report on Form 8-K filed by Cole with the SEC on January 14, 2014. The memorandum of understanding also contemplated that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including confirmatory discovery and court approval following notice to Cole's stockholders. If the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the memorandum of understanding, therefore any losses that may be incurred to settle this matter are not determinable.
The Sobon lawsuit was voluntarily dismissed on February 3, 2014. The Company believes that the Wunsch lawsuit in connection with the Cole Merger is without merit and that it has substantial meritorious defenses to the claims set forth in the complaint.
On December 27, 2013, Realistic Partners filed a putative class action lawsuit against the Company and the members of its board of directors in the Supreme Court for the State of New York. Cole was later added as a defendant also. The plaintiff alleges, among other things, that the board of the Company breached its fiduciary duties in connection with the transactions contemplated under the Cole Merger Agreement and that Cole aided and abetted those breaches. In January 2014, the parties entered into a memorandum of understanding regarding settlement of all claims asserted on behalf of the alleged class of the Company's stockholders. In connection with the settlement contemplated by that memorandum of understanding, the class action and all claims asserted therein will be dismissed, subject to court approval. The proposed settlement terms required the Company to make certain additional disclosures related to the Cole Merger, which were included in a Current Report on Form 8-K filed by the Company with the SEC on January 17, 2014. The memorandum of understanding also contemplated that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including confirmatory discovery and court approval following notice to the Company's stockholders. If the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the memorandum of understanding, therefore any losses that may be incurred to settle this matter are not determinable.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

The Company maintains directors and officers liability insurance, which the Company believes should provide coverage to the Company and its officers and directors for most or all of any costs, settlements or judgments resulting from the lawsuits.
Environmental Matters
In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition, in each case, that it believes will have a material adverse effect on the results of operations.
Note 16 — Preferred and Common Stock
Series A and Series B Convertible Preferred Stock
During the year ended December 31, 2013, the Company converted all 545,454 outstanding shares of its Series A Convertible Preferred Stock and all 283,018 outstanding shares of Series B Convertible Preferred Stock into 829,629 shares of the Company's common stock, which included dividends on the Series A Convertible Preferred Stock.
Series D and Series E Preferred Stock
On September 16, 2013, the Company's board of directors unanimously approved the issuance of Series D Cumulative Convertible Preferred Stock ("Series D Preferred Stock") and the issuance of Series E Cumulative Preferred Stock ("Series E Preferred Stock").
On September 15, 2013, the Company entered into definitive purchase agreements pursuant to which it agreed to issue Series D Preferred Stock, par value $0.01 per share, and common stock, par value $0.01 per share, to certain institutional holders promptly following the close of the Company's merger with CapLease, via a private placement. Pursuant to the definitive purchase agreements, the Company issued approximately 21.7 million shares of Series D Preferred and 15.1 million shares of common stock, for gross proceeds of $288.0 million and $186.0 million, respectively, on November 8, 2013. The Series D Preferred Stock will pay dividends at the rate of 5.81% per annum on its face amount of $13.59 per share (equivalent to $0.79 per share on an annualized basis). The Series D Preferred Stock is redeemable by the Company on August 31, 2014 (the "Redemption Date"). Subsequent to that date, or in certain other circumstances, the Series D Preferred Stock is convertible into common stock or Series E Preferred Stock or redeemable into cash, at the discretion of the Company upon such request for conversion by the holders of Series D Preferred Stock.
In the event of a liquidation, the holders of Series D Preferred Stock are entitled to receive the greater of (a) $13.59 per share plus accrued and unpaid dividends (the "Liquidation Preference") plus a 20% premium and (b) an amount the Preferred Shares holders would have received had they converted into shares of common stock immediately prior to the liquidation event.
If the Company elects to redeem the Series D Preferred Stock on the Redemption Date, the Company shall pay the greater of (a) the product of the number of Series D Preferred Stock and the 102% of the Liquidation Preference and (b) product of the number of common shares that would be issued if the Series D Preferred Stock converted immediately prior to the Redemption Date and 102% of the one-day VWAP.
At any time after the Redemption Date, the holders of Series D Preferred Stock may convert some or all of their outstanding Series D Preferred Stock into shares of common stock. Upon such an election to convert, the Company may elect the following settlement options (1) convert the shares of Series D Preferred Stock into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such Series D Preferred Stock by the Conversion Price, as defined below, (2) convert the shares of Series D Preferred Stock into an equal number shares of Series E Preferred Stock, additional shares of Seres E Preferred Stock may be issued under certain circumstances, or (3) an amount equal to the product of the number of shares of Series D Preferred Stock and the Cash Conversion Price, as defined below.
The Conversion Price shall be the lowest of (i) a 2% discount to the VWAP of the common stock for the 10 Trading Days prior to the Conversion Election Date, (ii) a 2% discount to the closing price on the Conversion Election Date, and (iii) $13.59. The Cash Conversion Price shall be the greater of (i) 102% of the Liquidation Preference and (ii) the one day VWAP of the Common Shares on the date of the election.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

The Company has concluded that the conversion option qualifies as a derivative and should be bifurcated from the host instrument. At issuance, the conversion option had a fair value of $18.7 million. As of December 31, 2013, the fair value of the conversion option had a fair value of $16.7 million. The Company recorded the change in fair value of $2.0 million in gain (loss) on derivative instruments in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2013.
As the holders of Series D Preferred Stock are entitled to receive liquidation preferences that other equity holders are not entitled to, the Company determined the Series D Preferred Stock meets the definition of a deemed liquidation event and therefore should be classified as temporary equity under U.S. GAAP. At the date of issuance, the fair value of the Series D Preferred Stock was $269.3 million. As of December 31, 2013, the Company has determined that a liquidation event is not probable; therefore, the Company has concluded that the Series D Preferred Stock is not currently redeemable or likely to become redeemable. As such, the Company has not accreted the initial value of the Series D Preferred Stock.
As of December 31, 2013, there were 21,735,008 authorized and issued shares of Series D Preferred Stock and no authorized and issued shares of Series E Preferred Stock, respectively.
Series F Preferred Stock
On October 6, 2013, in connection with the modification to the ARCT IV Merger, the Company's board of directors unanimously approved the issuance of Series F Preferred Stock. Upon consummation of the ARCT IV Merger on January 3, 2014, 42.2 million shares of Series F Preferred Stock were issued to ARCT IV shareholders and 0.7 million units of Series F OP Units were issued to the ARCT IV OP Unit holders. To comply with the carryover basis of accounting required in relation to an acquisition of an entity under common control, the financial statements reflect the ARCT IV Merger as if it occurred at the beginning of the periods presented. As such, the accompanying consolidated balance sheet depicts that 42.2 million and 7.0 million shares of Series F Preferred Stock were outstanding as of December 31, 2013 and 2012, respectively.
The Series F Preferred Stock will pay cumulative cash dividends at the rate of 6.70% per annum on its liquidation preference of $25.00 per share (equivalent to $1.675 per share on an annual basis). The Series F Preferred Stock will not be redeemable by the Company before the fifth anniversary of the date on which such Series F Preferred Stock is issued (the "Initial Redemption Date"), except under circumstances intended to preserve the Company's status as a real estate investment trust for federal and/or state income tax purposes and except upon the occurrence of a change of control. On and after the Initial Redemption Date, the Company may, at its option, redeem shares of the Series F Preferred Stock, in whole or from time to time in part, at a redemption price of $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends thereon to the date fixed for redemption. The shares of Series F Preferred Stock have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Company redeems or otherwise repurchases them or they become convertible and are converted into common stock (or, if applicable, alternative consideration). The Series F Preferred Stock trades on the NASDAQ under the symbol "ARCPP."
Increases in Authorized Common Stock
On July 2, 2013, the Company filed articles of amendment to its charter to increase the number of authorized shares of common stock to 750,000,000 shares. On December 9, 2013, the Company filed articles of amendment to its charter to increase the number of authorized shares of common stock to 1.5 billion shares.
Offerings
On August 1, 2012, the Company filed a $500.0 million universal shelf registration statement and a resale registration statement with the SEC. Each registration statement became effective on August 17, 2012. As of December 31, 2013, the Company had issued 2.1 million shares of common stock under the $500.0 million universal shelf registration statement. No preferred stock, debt or equity-linked security had been issued under this $500.0 million universal shelf registration statement. The resale registration statement, as amended, registers the resale of up to 1,882,248 shares of common stock issued in connection with any future conversion of certain currently outstanding restricted shares, convertible preferred stock or limited partnership interests in the OP.
In January 2013, the Company commenced its "at the market" equity offering program ("ATM") in which it may from time to time offer and sell shares of its common stock having an aggregate offering proceeds of up to $60.0 million. The shares will be issued pursuant to the Company's $500.0 million universal shelf registration statement.
On March 13, 2013, the Company filed a universal automatic shelf registration statement that was automatically declared effective and achieved well-known seasoned issuer ("WKSI") status. The Company intends to maintain both the $500.0 million universal shelf registration statement and the WKSI universal automatic shelf registration statement.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

The following are the Company's equity offerings of common stock and the gross proceeds of the equity offering for the years ended December 31, 2013, 2012 and 2011 (dollar amounts in millions):

Type of offering	Closing Date	Number of Shares(1)	Gross Proceeds
IPO	September 7, 2011	5,574,131	$67.4
Follow-on offering	November 2, 2011	1,497,924	15.8
Underwriters' over allotment	November 7, 2011	74,979	0.8
Total - Year end December 31, 2011(2)		7,147,034	84.0

Follow on offering	June 18, 2012	3,250,000	30.3
Underwriters' over allotment	July 9, 2012	487,500	4.6
Total - Year end December 31, 2012(3)		3,737,500	34.9

Registered follow-on offering	January 29, 2013	2,070,000	26.7
ATM	January 1 - September 30, 2013	553,300	8.9
Private placement offering	June 7, 2013	29,411,764	455.0
Private placement offering	November 11, 2013	15,126,498	186.0
Total - Year end December 31, 2013(4)		47,161,562	$676.6
_______________________________________________
(1) Excludes 140.7 million shares of common stock that were issued to the stockholders of ARCT III's common stock in conjunction with the ARCT III Merger.
(2) Excludes 9.8 million shares of common stock that were issued by ARCT III for gross proceeds of $102.2 million.
(3) Excludes 155.7 million and 5.4 million shares of common stock that were issued by ARCT III and ARCT IV, respectively, for gross proceeds of $1.6 billion and $255.0 million, respectively.
(4) Excludes 31.0 million shares of common stock that were issued by ARCT IV for gross proceeds of $1.5 billion.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Dividends
In October 2011, the Company began paying dividends on the fifteenth day of each month to stockholders of record on the eighth day of such month. Since inception, the board of directors of the Company has authorized the following increases in the Company's dividend.

Dividend increase declaration date	Annualized dividend per share	Effective date
September 7, 2011	$0.875	October 9, 2011
February 27, 2012	$0.880	March 9, 2012
March 16, 2012	$0.885	June 9, 2012
June 27, 2012	$0.890	September 9, 2012
September 30, 2012	$0.895	November 9, 2012
November 29, 2012	$0.900	February 9, 2013
March 17, 2013	$0.910	June 8, 2013
May 28, 2013	$0.940	December 8, 2013*
October 23, 2013	$1.000	February 10, 2014**
_______________________________________________
* The dividend increase became effective at the close of the CapLease Merger, which was consummated on November 5, 2013.
** The dividend increase was contingent upon, and became effective with, the close of the Cole Merger, which was consummated on February 7, 2014.
The annualized dividend rate at December 31, 2013 was $0.940 per share.
Common Stock Repurchases
On August 20, 2013, the Company's board of directors reauthorized its $250 million share repurchase program which was originally authorized in February 2013. During the year ended December 31, 2013, the Company repurchased approximately 0.6 million shares at an average price of $13.06 per share or $7.5 million in total.
Upon the closing of the ARCT III Merger, on February 28, 2013, $29.2 million shares, or 16.5% of the then outstanding shares of ARCT III's common stock, were paid in cash at $12.00 per share, which is equivalent to 27.7 million shares of the Company's common stock based on the Exchange Ratio. In addition, 148.1 million shares of ARCT III's common stock were converted to shares of the Company's common stock at the Exchange Ratio, resulting in an additional 140.7 million shares of the Company's common stock outstanding after the exchange.
Note 17 — Equity Based Compensation
Equity Plan
The Company has adopted the American Realty Capital Properties, Inc. Equity Plan (the "Equity Plan"), which provides for the grant of stock options, restricted shares of common stock, restricted stock units, dividend equivalent rights and other equity-based awards to the Company's and its affiliates' non-executive directors, officers and other employees and advisors and consultants who are providing services to the Company or its affiliates.
The Company authorized and reserved a total number of shares equal to 10.0% of the total number of issued and outstanding shares of common stock (on a fully diluted basis assuming the redemption of all OP Units for shares of common stock) to be issued at any time under the Equity Plan for equity incentive awards excluding an initial grant of 167,400 shares to its Former Manager in connection with the IPO, all of which were vested as of December 31, 2013.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Director Stock Plan
The Company has adopted the American Realty Capital Properties, Inc. Non-Executive Director Stock Plan (the "Director Stock Plan"), which provides for the grant of restricted shares of common stock to each of the Company's independent directors, each of whom is a non-executive director. Awards of restricted stock will vest ratably over a five-year period following the date of grant in increments of 20.0% per annum, subject to the director's continued service on the board of directors, and shall provide for "distribution equivalents" with respect to this restricted stock, whether or not vested, at the same time and in the same amounts as distributions are paid to the stockholders. At December 31, 2013, a total of 99,000 shares of common stock are reserved for issuance under the Director Stock Plan.
The fair value of restricted common stock awards under the Equity Plan and Director Stock Plan is determined on the grant date using the closing stock price on NASDAQ that day. The fair value of restricted common stock awarded to the non-employees under the Equity Plan is remeasured at the end of each quarter based on the current quarter end closing stock price through the final vesting date.
ARCT III Restricted Share Plan
ARCT III had an employee and director incentive restricted share plan (the "ARCT III RSP"), which provided for the automatic grant of 3,000 restricted shares of common stock to each of its independent directors, without any further action by ARCT III's board of directors or its stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder's meeting thereafter. Restricted stock issued to independent directors vested over a five-year period following the date of grant in increments of 20.0% per annum. The ARCT III RSP provided ARCT III with the ability to grant awards of restricted shares to its directors, officers and employees (if ARCT III ever had employees), employees of ARCT III's advisor and its affiliates, employees of entities that provided services to ARCT III, directors of the ARCT III Advisor or of entities that provided services to ARCT III, certain consultants to ARCT III and the ARCT III Advisor and its affiliates or to entities that provided services to ARCT III.
Immediately prior to the effective time of the ARCT III Merger, each then-outstanding share of ARCT III restricted stock fully vested. All shares of ARCT III common stock then-outstanding as a result of the full vesting of shares of ARCT III restricted stock, and the satisfaction of any applicable withholding taxes, had the right to receive a number of shares of the Company's common stock based on the ARCT III Exchange Ratio.
The following tables detail the restricted shares activity within the Equity Plan, Director Stock Plan and ARCT III RSP during the years ended December 31, 2013, 2012 and 2011:

Restricted Share Awards	Equity Plan		ARCT III RSP & Director Stock Plan
	Number of Restricted Common Shares	Weighted-Average Issue Price	Number of Restricted Common Shares	Weighted-Average Issue Price
Awarded, January 1, 2011	—	$—	—	$—
Granted	167,400	12.50	14,700	11.50
Awarded December 31, 2011	167,400	12.50	14,700	11.50
Granted	93,683	10.65	23,250	10.45
Forfeited	(1,174)	10.65	(7,650)	11.54
Awarded December 31, 2012	259,909	11.84	30,300	10.68
Granted	932,527	13.82	18,000	14.58
Forfeited	(1,085)	12.85	—	—
Awarded December 31, 2013	1,191,351	$13.39	48,300	$12.13

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Unvested Restricted Shares	Equity Plan		ARCT III RSP & Director Stock Plan
	Number of Restricted Common Shares	Weighted-Average Issue Price	Number of Restricted Common Shares	Weighted-Average Issue Price
Unvested, January 1, 2011	—	$—	—	$—
Granted	167,400	12.50	14,700	11.50
Vested	(13,950)	12.50	—	—
Unvested, December 31, 2011	153,450	12.50	14,700	11.50
Granted	93,683	10.65	23,250	10.45
Vested	(59,556)	12.42	(2,370)	11.88
Forfeited	(1,174)	10.65	(7,650)	11.54
Unvested, December 31, 2012	186,403	11.62	27,930	10.58
Granted	932,527	13.82	18,000	14.58
Vested	(186,403)	11.62	(30,930)	11.03
Forfeited	(1,085)	12.85	—	—
Unvested, December 31, 2013	931,442	$13.82	15,000	$14.45
For the years ended December 31, 2013, 2012 and 2011, compensation expense for restricted shares under the above plans was $2.0 million, $1.2 million and $0.2 million, respectively. For the year ended December 31, 2013, merger and other transaction related costs includes compensation expense of $2.7 million due to the Company's pending Cole Merger; compensation expense of $2.2 million for the accelerated vesting of restricted shares in conjunction with the ARCT III Merger; and compensation expense of $0.7 million from the issuance of 52.5 thousand fully vested shares to certain employees of the Company's Former Manager. In addition, the Company recognized $2.7 million as a distribution to its Former Manager, which is included in consideration to Former Manager for internalization in the accompanying consolidated statements of changes in equity.
ARCT IV Restricted Share Plan
ARCT IV had an employee and director incentive restricted share plan (the "ARCT IV RSP"), which provided for the automatic grant of 1,333 restricted shares of common stock to each of its independent directors without any further action by ARCT IV's board of directors or its stockholders on the date of initial election to the board of directors and on the date of each annual stockholder's meeting thereafter. Restricted stock issued to independent directors vested over a five-year period following the date of grant in increments of 20% per annum. ARCT IV issued 5,333 and 2,667 restricted shares under the ARCT IV RSP during the year ended December 31, 2013 and 2012, respectively. All restricted shares issued under the ARCT IV RSP had an issue price of $22.50. The ARCT IV RSP provided ARCT IV with the ability to grant awards of restricted shares to its directors, officers and employees, employees of the ARCT IV Advisor and its affiliates, employees of entities that provided services to ARCT IV, directors of the ARCT IV Advisor or of entities that provided services to ARCT IV, certain consultants to ARCT IV and the ARCT IV Advisor and its affiliates or to entities that provided services to ARCT IV.
Immediately prior to the effective time of the ARCT IV Merger, each then-outstanding share of ARCT IV restricted stock fully vested. All shares of ARCT IV common stock then-outstanding as a result of the full vesting of shares of ARCT IV restricted stock, and the satisfaction of any applicable withholding taxes, received shares of the Company's common stock based on the ARCT IV Exchange Ratio.
Compensation expense related to ARCT IV RSP restricted shares was $0.2 million, of which $0.1 million was included in merger and other transaction related costs due to the accelerated vesting of the restricted shares, and $6,000 for the year ended December 31, 2013 and 2012, respectively.
Multi-Year Performance Plan
Upon consummation of the ARCT III Merger, the Company entered into the 2013 Advisor Multi-Year Outperformance Agreement (the "OPP") with its Former Manager, whereby its Former Manager was able to potentially earn compensation upon the attainment of stockholder value creation targets.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Under the OPP, the Company's Former Manager was granted 8,241,101 long term incentive plan units ("LTIP Units") of the OP, which are earned or forfeited based on the Company's total return to stockholders (including both share price appreciation and common stock distributions) ("Total Return"), for the three-year period consisting of:

•
Absolute Component: 4% of any excess Total Return attained above an absolute hurdle of 7% for each annual measurement period, non-compounded, 14% for the interim measurement period and 21% for the full performance period; and

•
Relative Component: 4% of any excess Total Return attained above the Total Return for the performance period of a peer group comprised of the following companies: EPR Properties; Getty Realty Corporation; Lexington Realty Trust; National Retail Properties, Inc.; and Realty Income Corporation.

The award was funded ("OPP Pool") up to a maximum award opportunity equal to 5% of the Company's equity market capitalization at the ARCT III Merger date of $2.1 billion (the "OPP Cap"). Awards under the OPP are dependent on achieving an annual hurdle that commenced December 11, 2012, an interim (two-year) hurdle and then the aforementioned three-year hurdle ending on December 31, 2015, the final valuation date.
In order to further ensure that the interests of the Company's Former Manager are aligned with its investors, the Relative Component is subject to a ratable sliding scale factor as follows:

•
100% will be earned if the Company attains a median Total Return of at least 6% for each annual measurement period, non-compounded, at least 12% for the interim measurement period and at least 18% for the full performance period;

•	50% will be earned if the Company attains a median Total Return of at least 0% for each measurement period;

•	0% will be earned if the Company attains a median Total Return of less than 0% for each measurement period; and

•	A percentage from 50% to 100% calculated by linear interpolation will be earned if the Company's median Total Return is between 0% and the percentage set for each measurement period.
For each year during the performance period a portion of the OPP Cap equal to a maximum of up to 1.25% of the Company's equity market capitalization of $2.1 billion will be "locked-in" based upon the attainment of the performance hurdles set forth above for each annual measurement period. In addition, a portion of the OPP Cap equal to a maximum of up to 3% of the Company's equity market capitalization will be "locked-in" based upon the attainment of the performance hurdles set forth above for the interim measurement period, which if achieved, will supersede and negate any prior "locked-in" portion based upon annual performance through the first and second valuation dates on December 31, 2013 and 2014, respectively (i.e., a maximum award opportunity equal to a maximum of up to 3% of the Company's equity market capitalization may be "locked-in" through December 31, 2014). Since certain awards under the OPP plan are dependent on the comparison of the Company's current market capitalization to the Company's market capitalization at the inception of plan, the issuance of additional common shares by the Company may result in higher awards.
Following the performance period, the Absolute Component and the Relative Component will be calculated separately and then added together to determine the aggregate award earned under the OPP, which in no event may exceed the OPP Cap. The OPP Pool will be used to determine the number of LTIP Units that vest. Any unvested LTIP Units will be immediately forfeited on December 31, 2015. At December 31, 2013, 100% of the OPP Pool has been allocated.
Pursuant to previous authorization of the Company's board of directors, as a result of the termination of the Management Agreement, all 8,241,101 LTIP Units vested upon the consummation of the Company's transition to self-management on January 8, 2014. However, such LTIP Units are earned as of each respective valuation date according to the terms of the OPP and shall be forfeited if not earned through December 31, 2015.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

The Company's Former Manager is generally entitled to convert any of the LTIP Units earned on a valuation date into OP Units within 30 days following the date on which the calculations are performed following the applicable valuation date. In addition, the OPP provides for accelerated earning and vesting of LTIP Units and redemption of vested LTIP Units for cash if the Company's Former Manager is terminated or if the Company experiences a change in control. The Company's Former Manager is entitled to receive a tax gross-up in the event that any amounts paid to it under the OPP constitute "parachute payments" as defined in Section 280G of the Code.
During the year ended December 31, 2013, the Company has recorded expenses of $92.3 million for the OPP, of which $32.9 million and $59.4 million is recorded in restricted equity based compensation and merger and other transaction expense on the consolidated statements of operations and comprehensive loss. As of December 31, 2013, 2.3 million LTIP Units were earned and $32.9 million of the expense was locked-in and has been included in non-controlling interest on the consolidated balance sheets. The remaining $59.4 million is included in accounts payable and accrued expenses.
New Multi-Year Outperformance Plan
On October 21, 2013, the Company approved a multi-year outperformance plan (the "New OPP"), to be effective as of the Company's transition to self-management, which occurred on January 8, 2014. Under the New OPP, individual agreements will be entered into between the Company and the participants selected by the Company's board of directors (the "Participants") that set forth the Participant's participation percentage in the New OPP and the number of LTIP Units subject to the award ("OPP Agreements"). Under the OPP Agreements, the Participants will be eligible to earn performance-based bonus awards equal to the Participant's participation percentage of a pool that will be funded up to a maximum award opportunity (the "New OPP Cap") of $222.1 million, which is equal to approximately 5% of the Company's equity market capitalization ("the Initial Market Cap"). Subject to the New OPP Cap, the pool will equal an amount to be determined based on the Company's achievement of total return to stockholders, including both share price appreciation and common stock distributions ("Total Return"), for a three-year performance period (the "Performance Period"); each 12-month period during the Performance Period (each an "Annual Period") and the initial 24-month period of the Performance Period (the "Interim Period"), as follows:

		Performance Period	Annual Period	Interim Period
Absolute Component: 4% of any excess Total Return attained above an absolute hurdle measured from the beginning of such period:		21%	7%	14%
Relative Component: 4% of any excess Total Return attained above the median Total Return for the performance period of the Peer Group(1), subject to a ratable sliding scale factor as follows based on achievement of cumulative Total Return measured from the beginning of such period:

•	100% will be earned if cumulative Total Return achieved is at least:	18%	6%	12%
•	50% will be earned if a cumulative Total Return achieved is:	—%	—%	—%
•	0% will be earned if cumulative Total Return achieved is less than:	—%	—%	—%
•	a percentage from 50% to 100% calculated by linear interpolation will be earned if cumulative Total Return achieved is if between:	0% - 18%	0% - 6%	0%- 12%
(1) The "Peer Group" is comprised of the following companies: EPR Properties; Getty Realty Corporation; Lexington Realty Trust; National Retail Properties, Inc.; Realty Income Corporation; and Spirit Realty Capital, Inc.
The New OPP provides for early calculation and vesting of the award in the event of a change in control of the Company, prior to the end of the Performance Period. Under the New OPP, treatment of a Participant's award upon a termination of service will be governed by the terms of the Participants' OPP Agreement or service agreement with the Company. In the event a Participant's OPP Agreement or service agreement does not provide for treatment of the award upon the Participant's termination, then the award will be forfeited upon such termination. The Participant's will be entitled to receive a tax gross-up in the event that any amounts paid to the Participant under the OPP constitute "parachute payments" as defined in Section 280G of the Code. The LTIP Units granted under the New OPP represent units of equity ownership in the OP that are structured as a profits interest therein. Subject to the Participant's continued service through each vesting date, 1/3 of any earned LTIP Units will vest on each of the third, fourth and fifth anniversaries of January 8, 2014. The Participant will be entitled to receive distributions on their LTIP Units to the extent provided for in the limited partnership agreement of the OP, as amended from time to time.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Note 18 — Related Party Transactions and Arrangements
Ownership by Affiliates
Certain affiliates of the Company have ownership in the Company through ownership of shares of the Company's common stock, shares of unvested restricted common stock and OP Units. As of December 31, 2013 and 2012, 4.37% and 1.35%, respectively, of the total equity units issued by the Company were owned by affiliates.
Fees Paid in Connection with Common Stock Offerings
RCS served as the dealer manager of the ARCT III and ARCT IV IPOs. RCS received fees and compensation in connection with the sale of ARCT III and ARCT IV's common stock in the respective IPOs. RCS received a selling commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers in each of the IPOs. In addition, RCS received up to 3% of the gross proceeds from the sale of common stock, before reallowance to participating broker-dealers, as a dealer-manager fee in each of the IPOs. RCS was permitted to reallow its dealer-manager fee to such participating broker-dealers, based on such factors as the volume of shares sold by respective participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers. RCS has also received compensation for various other Company equity transactions.
The following table details the results of such activities related to RCS, which are recorded as offering costs on the consolidated statement of changes in equity (amounts in thousands):

	Year Ended December 31,			Payable as of December 31,
	2013	2012	2011	2013	2012	2011
Total commissions and fees paid to RCS	$147,755	$184,398	$11,434	$—	$455	$92
The Company, ARCT III and ARCT IV reimbursed its Former Manager, the ARCT III Advisor, the ARCT IV Advisor and RCS, as applicable, for services relating to the ARCT III IPO, the ARCT IV IPO and other significant transactions such as the Company's at-the-market equity program. The following table details the results of such activities related to offering and other significant transactions costs reimbursed to the Company's Former Manager, the ARCT III Advisor, the ARCT IV Advisor and RCS (amounts in thousands):

	Year Ended December 31,			Payable as of December 31,
	2013	2012	2011	2013	2012	2011
Offering expense and other significant transactions reimbursements	$13,564	$27,202	$4,383	$—	$88	$220
Fees Paid in Connection with the Operations of the Company
Each of the Company, ARCT III and ARCT IV paid the Company's Former Manager, the ARCT III Advisor and the ARCT IV Advisor, as applicable, an acquisition fee equal to 1.0% of the contract purchase price, inclusive of assumed indebtedness, of each property the Company, ARCT III or ARCT IV, as applicable, acquired. The acquisition fee was payable in cash at the closing of each acquisition. In conjunction with the ARCT III Merger, it was agreed that these fees would no longer be paid by either the Company or ARCT III. In conjunction with the ARCT IV Merger, it was agreed that these fees would no longer be paid by ARCT IV. Acquisition fees are recorded in Acquisition related costs in the accompanying consolidated statements of operations and comprehensive loss.
Each of the Company, ARCT III and ARCT IV paid the Company's Former Manager, the ARCT III Advisor and the ARCT IV Advisor, as applicable, a financing consideration fee equal to 0.75% of the amount available under any secured mortgage financing or refinancing that the Company, ARCT III or ARCT IV, as applicable, obtained and used for the acquisition of properties that was arranged by the Company's Former Manager, ARCT III Advisor or ARCT IV Advisor, as applicable. The financing coordination fee was payable in cash at the closing of each financing. In conjunction with the ARCT III Merger, it was agreed that these fees would no longer be paid to either the Company or ARCT III. In conjunction with the ARCT IV Merger, it was agreed that these fees would no longer be paid by ARCT IV.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Prior to the termination of the amended and restated management agreement, the Company was required to pay its Former Manager a quarterly incentive fee, calculated based on 20% of the excess Company annualized core earnings (as defined in the management agreement with its Former Manager) over the weighted-average number of shares multiplied by the weighted-average price per share of common stock. One half of each quarterly installment of the incentive fee was payable in shares of common stock. The remainder of the incentive fee was payable in cash. No such incentive fees have been incurred or paid to the Company's Former Manager since inception.
Prior to the termination of the amended and restated management agreement the Company paid its Former Manager an annual base management fee equal to 0.50% per annum of the average unadjusted book value of the Company's real estate assets, calculated and payable monthly in advance. The management fee was payable in cash. In conjunction with the ARCT III Merger, the base management fee was reduced to 0.40% per annum for the unadjusted book value of assets over $3.0 billion. The Company's Former Manager waived such portion of its management fee in excess of certain net income thresholds related to the Company's operations during the first three fiscal quarters of 2013. Management fees, if accrued, were recorded in Operating fees to affiliates in the consolidated statements of operations and comprehensive loss.
The Company also pays fees for transfer agent services to an affiliate of the Former Manager, American National Stock Transfer, LLC.
Until July 1, 2012, ARCT III paid the ARCT III Advisor an asset management fee of 0.75% per annum of the cost of its assets (cost includes the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but excludes acquisition fees) plus costs and expenses incurred by the ARCT III Advisor in providing asset management services; provided, however, that the asset management fee was reduced by any amounts payable to ARCT III's property manager as an oversight fee, such that the aggregate of the asset management fee and the oversight fee did not exceed 0.75% per annum of the cost of ARCT III's assets plus costs and expenses incurred by the ARCT III Advisor in providing asset management services. Prior to July 1, 2012, this fee was payable in monthly installments at the discretion of ARCT III's board of directors in cash, common stock or restricted stock grants, or any combination thereof. Asset management fees, if accrued, were recorded in Operating fees to affiliates in the consolidated statements of operations and comprehensive loss.
Effective July 1, 2012, the payment of asset management fees in monthly installments in cash, shares or restricted stock grants, or any combination thereof to the ARCT III Advisor was eliminated. Instead, ARCT III issued (subject to periodic approval by its board of directors) to the ARCT III Advisor performance-based restricted partnership units of the ARCT III OP designated as "ARCT III Class B units," which were intended to be profits interests and to vest, and no longer be subject to forfeiture, at such time as: (x) the value of the ARCT III OP's assets plus all distributions made equal or exceeded the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the "economic hurdle"); and (y) a liquidity event has occurred.
The ARCT III Advisor received distributions on unvested ARCT III Class B units equal to the distribution rate received on ARCT III common stock. Such distributions on issued ARCT III Class B units were included as general and administrative expense in the consolidated statements of operations and comprehensive loss until the performance condition is considered probable to occur. 145,022 ARCT III Class B units were approved by ARCT III's board of directors as of December 31, 2012. During January and February 2013, ARCT III's board of directors approved, and ARCT III issued, 603,599 ARCT III Class B units to the ARCT III Advisor for its asset management services provided. As of December 31, 2012, ARCT III did not consider achievement of the performance condition to be probable as the shareholder vote for the ARCT III Merger, which would allow vesting of these ARCT III Class B Units, was not completed. The performance condition related to these ARCT III Class B units was satisfied upon the completion of the ARCT III Merger and expense of $9.9 million was recorded at that time. The ARCT III Class B units then converted to ARCT III OP Units which converted to 711,190 OP Units after the application of the ARCT III Exchange Ratio. These expenses were recorded in merger and other transaction related in the consolidated statements of operations and comprehensive loss.
In connection with the asset management services provided by the ARCT IV Advisor, ARCT IV issued (subject to periodic approval by the board of directors) to the ARCT IV Advisor performance-based restricted partnership units of the ARCT IV OP designated as "ARCT IV Class B Units," which were intended to be profit interests and to vest, and no longer be subject to forfeiture, at such time as: (x) the value of the ARCT IV OP's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the "economic hurdle"); (y) any one of the following occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of the Company's independent directors without cause; (2) a listing; or (3) another liquidity event; and (z) the ARCT IV Advisor was still providing advisory services to ARCT IV.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

The calculation of the ARCT IV asset management fees was equal to: (i) 0.1875% of the cost of ARCT IV's assets; divided by (ii) the value of one share of ARCT IV common stock as of the last day of such calendar quarter. When approved by the board of directors, the ARCT IV Class B Units were issued to the ARCT IV Advisor quarterly in arrears pursuant to the terms of the ARCT IV OP agreement.
During the year ended December 31, 2013, the board of directors approved the issuance of 492,483 ARCT IV Class B Units to the ARCT IV Advisor in connection with this arrangement. As of December 31, 2013, ARCT IV did not consider achievement of the performance condition to be probable and no expense was recorded at that time. The ARCT IV Advisor received distributions on unvested ARCT IV Class B Units equal to the distribution rate received on the ARCT IV common stock. Such distributions on ARCT IV Class B Units were included in general and administrative expense in the consolidated statements of operations and comprehensive loss until the performance condition was considered probable to occur. The performance condition related to the 498,857 ARCT IV Class B Units, which includes units issued for the period of January 1, 2014 through the ARCT IV Merger Date, was satisfied upon the completion of the ARCT IV Merger. These ARCT IV Class B Units immediately converted into OP Units at the 2.3961 exchange ratio discussed in Note 2 — Mergers and Acquisitions and the Company recorded an expense of $13.9 million based on the fair value of the ARCT IV Class B Units at that time.
ARCT III paid an affiliate of ARC, unless it contracted with a third party, a property management fee of up to 2% of gross revenues from ARCT III's stand-alone single-tenant net leased properties and 4% of gross revenues from its multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. ARCT III also reimbursed the affiliate for property level expenses. If ARCT III contracted directly with third parties for such services, it paid them customary market fees and paid the affiliated property manager, an oversight fee of up to 1% of the gross revenues of the property managed. Property management fees are recorded in Operating fees to affiliates in the consolidated statements of operations and comprehensive loss.
Effective March 1, 2013, ARCT IV entered into an agreement with RCS to provide strategic advisory services and investment banking services required in the ordinary course of ARCT IV's business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. Strategic advisory fees were amortized over the term of the ARCT IV IPO and included in acquisition and transaction related expense on the consolidated statements of operations and comprehensive loss. RCS and its affiliates also provided transfer agent services, as well as transaction management and other professional services. Those fees are included in general and administrative expenses on the consolidated statement of operations during the period the service was provided.
The Company reimburses certain affiliates for out-of-pocket costs actually incurred by its those affiliates, including without limitation, legal fees and expenses, due diligence fees and expenses, other third party fees and expenses, costs of appraisals, travel expenses, nonrefundable option payments and deposits on properties not acquired, accounting fees and expenses, title insurance premiums and other closing costs, personnel costs and miscellaneous expenses relating to the selection, acquisition and due diligence of properties. The Company's reimbursement obligation is not subject to any dollar limitation. Expenses are typically reimbursed in cash on a monthly basis following the end of each month. Reimbursements are recorded based on the related activity to which the expense relates.
In order to facilitate the smooth transition of property management services following the consummation of the ARCT III Merger, the Company, the OP and ARC agreed that the Property Management and Leasing Agreement will be extended for a 60-day period following the consummation of the ARCT III Merger for which the Company paid ARC $2.3 million. These fees were recorded in merger and transaction related in the consolidated statements of operations and comprehensive loss.
The Company receives financial advisory and strategic services prior to the consummation of certain of its mergers and acquisitions pursuant to an investment banking services agreement, to which the Company and RCS are parties. Under this agreement, during the year ended December 31, 2013, the Company has incurred $17.8 million for the various mergers and transactions that were completed.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

The following table details amounts incurred by the Company, ARCT III or ARCT IV and contractually due to ARC, ARCT III Advisor, ARCT IV Merger or the Company's Former Manager and forgiven in connection with the operations related services described above (amounts in thousands):

	Year Ended December 31,						Payable as of December 31,
	2013		2012		2011		2013	2012	2011
	Incurred	Forgiven	Incurred	Forgiven	Incurred	Forgiven
One-time fees:
Acquisition fees (1)	$24,088	$—	$28,656	$—	$1,692	$—	$—	$376	$37
Financing fees and related cost reimbursements	13,637	—	3,350	—	182	—	—	—	—
Other expense reimbursements	16,230	—	592	—	148	—	—	18	—
Transaction fees	3,455	—	—	—	—	—	3,455	—	—
On-going fees:
Base management fees (2)	13,978	6,109	2,035	1,823	274	274	5,654	—	—
Transfer agent fees	1,874	—	—	—	—	—	274	—	—
Property management and leasing fees (2)	799	799	918	918	15	15	—	—	—
Strategic advisory fees	920	—	—	—	—	—	—	—	—
Distributions on ARCT IV Class B Units	155	—	—	—	—	—	—	—	—
Total operational fees and reimbursements	$75,136	$6,908	$35,551	$2,741	$2,311	$289	$9,383	$394	$37
_______________________________________________
(1) In conjunction with the ARCT III Merger, the payment of acquisition fees was terminated, however for properties that were in ARCP's or ARCT III's pipeline at the ARCT III Merger date, the fees were paid as the Company's Former Manager had sourced and negotiated the purchase price prior to the ARCT III Merger.
(2) The amounts incurred and paid were recognized in merger and other transaction related costs during the year ended December 31, 2013 as they relate to the ARCT III Merger. The amounts incurred during the quarter ended December 31, 2013 and payable as of December 31, 2013 were accrued through January 7, 2014, the date prior to transition to self management.
Under an administrative support agreement between the Company and ARC, ARC was to pay or reimburse the Company for its general administrative expenses, including, without limitation, legal fees, audit fees, board of directors fees, insurance, marketing and investor relation fees, until September 6, 2012, which was one year after the closing of the IPO, to the extent the amount of certain net earnings from operations thresholds, as specified in the agreement, were less than the amount of the distributions declared by the Company during this one-year period. To the extent these amounts were paid by ARC, they would not be subject to reimbursement by the Company. These costs are presented net in the accompanying consolidated statements of operations and comprehensive loss. In addition, the ARCT III Advisor provided expense support to ARCT III from time to time to assist ARCT III with operating cash flow, distributions or other operational purposes.
The following table details general and administrative expenses absorbed by ARC and the ARCT III Advisor and paid to the Company or ARCT III during the years ended December 31, 2013, 2012 and 2011(amounts in thousands):

	Year Ended December 31,			Receivable as of December 31,
	2013	2012	2011	2013	2012	2011
General and administrative expenses absorbed	$—	$234	$20	$—	$—	$—

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Upon consummation of the ARCT III Merger, the Company entered into the OPP with its Former Manager, whereby its Former Manager was able to potentially earn compensation upon the attainment of stockholder value creation targets. Pursuant to previous authorization of the Company's board of directors, as a result of the termination of the Management Agreement, all LTIP Units vested upon the consummation of the Company's transition to self-management on January 8, 2014. On October 21, 2013, the Company approved the New OPP, to be effective as of the Company's transition to self-management. Under the New OPP, individual agreements will be entered into between the Company and the participants selected by the Participants that set forth the Participant's participation percentage in the New OPP and the number of LTIP Units subject to the award. Under the OPP Agreements, the Participants will be eligible to earn performance-based bonus awards equal to the Participant's participation percentage of a pool that will be funded up to a maximum award opportunity. See Note 17 — Equity Based Compensation for a more detailed description of these plans.
Fees Paid in Connection with the ARCT III Merger
ARCT III entered into an agreement with an affiliate, ARC Advisory Services, LLC, to provide legal support services up to the date that ARCT III entered into the ARCT III Merger Agreement and until the ARCT III Merger was consummated for $0.5 million. This amount was fully accrued as of December 31, 2012 and was paid in February 2013 in conjunction with the consummation of the ARCT III Merger.
ARCT III entered into an agreement with an affiliate, ARC Advisory Services, LLC, to provide support services including legal, accounting, marketing, human resources and information technology, among other services, until the earlier of the ARCT III Merger closing date or one year for $2.0 million pursuant to this contract. As of December 31, 2012, $0.3 million was accrued and the remaining $1.7 million was paid in February 2013 in conjunction with the consummation of the ARCT III Merger.
ARCT III entered into an agreement with affiliates RCS and ARC Advisory Services, LLC, to provide financial advisory and information agent services related to the proxy solicitation seeking approval of the ARCT III Merger by ARCT III's stockholders for $0.6 million. Services provided include facilitation of the preparation, distribution and accumulation and tabulation of proxy materials, stockholder, analyst and financial advisor communications and consultation on materials and communications made to the public and regulatory agencies regarding the ARCT III Merger. The Company recorded $0.5 million for the year ended December 31, 2013 in addition to the $0.1 million that was accrued in the prior year and paid the full amount in conjunction with the consummation of the ARCT III Merger.
The Company entered into an Asset Purchase and Sale Agreement with ARC pursuant to which, concurrently with the closing of the ARCT III Merger and in connection with the internalization by the Company of certain property level management and accounting activities, ARC sold to the OP certain furniture, fixtures, equipment and other assets used by ARC in connection with managing the property level business and operations and accounting functions of the Company and the OP, and included at the cost of such assets, for an aggregate price of $5.8 million, which includes the reimbursement of certain costs and expenses incurred by ARC in connection with the ARCT III Merger. Fees paid in connection with the ARCT III Merger were recorded in merger and transaction related in the consolidated statements of operations and comprehensive loss. Additionally, the Company acquired fixed assets with a carryover basis of $1.0 million from the Advisor; the consideration paid to the Advisor in excess of the carryover basis was approximately $3.0 million .
On February 28, 2013, the OP entered into a Contribution and Exchange Agreement (the "Contribution and Exchange Agreement") with the ARCT III OP and American Realty Capital Trust III Special Limited Partner, LLC, the holder of the special limited partner interest in the ARCT III OP . The Special Limited Partner was entitled to receive certain distributions from the ARCT III OP, including the subordinated distribution of net sales proceeds resulting from an "investment liquidity event" (as defined in the agreement of limited partnership of the ARCT III OP). The ARCT III Merger constituted an "investment liquidity event," as a result of which the Special Limited Partner, in connection with management's successful attainment of the 6.0% performance hurdle and the return to ARCT III's stockholders of approximately $557.3 million in addition to their initial investment, was entitled to receive a subordinated distribution of net sales proceeds from the ARCT III OP equal to approximately $98.4 million. Pursuant to the Contribution and Exchange Agreement, the Special Limited Partner contributed its interest in the ARCT III OP, inclusive of the subordinated distribution proceeds received, to the ARCT III OP in exchange for 7.6 million ARCT III OP Units. Upon consummation of the ARCT III Merger, these ARCT III OP Units were immediately converted to 7.3 million OP Units after application of the ARCT III Exchange Ratio. In conjunction with the ARCT III Merger Agreement, the Special Limited Partner agreed to a minimum one year holding period for these OP Units before converting them to shares of Company common stock.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Fees Paid in Connection with the ARCT IV Merger
The Company entered into an agreement with an entity under common ownership with the Former Manager, Realty Capital Securities, LLC ("RCS"), to provide strategic and financial advisory services to the Company in connection with the ARCT IV Merger. The Company agreed to pay a fee equal to 0.25% of the transaction value upon the consummation of the transaction and reimburse out of pocket expenses. The Company accrued $7.7 million of such fees and $0.6 million of such expense reimbursements as of December 31, 2013.
The Company entered into an agreement with entities under common ownership with the Former Manager, RCS, RCS Advisory Services, LLC, and American National Stock Transfer, LLC ("ANST"), to provide financial advisory and information agent services in connection with the ARCT IV Merger and the related proxy solicitation seeking approval of such merger by the Company's stockholders. Services provided include facilitation of the preparation, distribution and accumulation and tabulation of proxy materials, stockholder, analyst and financial advisor communications and consultation on materials and communications made to the public and regulatory agencies regarding the ARCT IV Merger. The Company agreed to pay $0.6 million in fees and reimburse out of pocket expenses pursuant to this agreement. This amount was fully accrued as of December 31, 2013 and paid in January 2014.
ARCT IV entered into an agreement with an entity under common ownership with the Former Manager, RCS, to provide strategic and financial advisory services to assist ARCT IV with its alternatives for a potential liquidity event. ARCT IV agreed to pay a fee equal to 0.25% of the transaction value upon the consummation of the transaction, but not less than $2.5 million, and reimburse out of pocket expenses. ARCT IV accrued $7.7 million of such fees and $0.6 million of such expense reimbursements as of December 31, 2013.
The Company and ARCT IV entered into agreements with entities under common ownership with the Former Manager, ARC Advisory Services, LLC and RCS Advisory Services, LLC, to provide legal support services, up to the date that ARCT IV entered into the ARCT IV Merger Agreement. In total the Company and ARCT IV agreed to pay $0.5 million pursuant to this agreement. This amount was fully accrued as of December 31, 2013.
ARCT IV entered into an agreement with entities under common ownership with the Former Manager, RCS, RCS Advisory Services, LLC, and ANST, to provide advisory and information agent services in connection with the ARCT IV Merger and the related proxy solicitation seeking approval of such merger by ARCT IV's stockholders. Services provided include facilitation of the preparation, distribution and accumulation and tabulation of proxy materials, stockholder, analyst and financial advisor communications and consultation on materials and communications made to the public and regulatory agencies regarding the ARCT IV Merger. ARCT IV agreed to pay $0.8 million in fees and reimburse out of pocket expenses pursuant to this agreement. As of December 31, 2013, $0.8 million of such fees and $0.2 million of such expense reimbursements were accrued.
ARCT IV entered into an agreement with with entities under common ownership with the Former Manager, ARC Advisory Services, LLC and RCS Advisory Services, LLC, to provide support services including legal, accounting, marketing, human resources and information technology, among other services, until the earlier of the potential merger closing date or one year from the effective date of the agreement of July 1, 2013. ARCT IV agreed to pay $2.0 million in fees and reimburse out of pocket expenses pursuant to this agreement. As of December 31, 2013, $2.0 million of such fees and $0.4 million of such expense reimbursements were accrued.
ARCT IV entered into the Asset Purchase and Sale Agreement with the ARCT IV Advisor, pursuant to which the ARCT IV Advisor transferred to the Company furniture, fixtures and equipment used by the ARCT IV Advisor and ARCT IV reimbursed the ARCT IV Advisor for certain unreimbursed expenses. No fees were incurred or paid under this agreement during the year ended December 31, 2013.
Pursuant to ARCT IV's advisory agreement with the ARCT IV Advisor, ARCT IV agreed to pay the ARCT IV Advisor a brokerage commission on the sale of property in connection with the ARCT IV Merger. At the time of the ARCT IV Merger, ARCT IV paid $8.4 million to the ARCT IV Advisor in connection with such agreement. These commissions were included in merger and other transaction related costs in the consolidated statement of operations. No fees were incurred under this agreement during the year ended December 31, 2013.
Investment by Affiliate
In connection with the ARCT III Merger, the Special Limited Partner invested $0.8 million in exchange for 56,797 OP Units after the effect of the ARCT III Exchange Ratio.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Investment in Affiliate
During the year ended December 31, 2013, the Company invested $10.0 million in an affiliated real estate fund, American Real Estate Income Fund, which invests primarily in equity securities of other publicly traded REITs, and subsequently reinvested dividends totaling $0.1 million. During the fourth quarter of 2013, the Company sold investments with an original cost of $8.5 million. The fair value of the investment at December 31, 2013 was $1.5 million.

Note 19 — Economic Dependency
Prior to transitioning to self-management on January 8, 2014, the Company engaged, under various agreements, its Former Manager and its affiliates to provide certain services that are essential to the Company, including asset management services and supervision of the management and leasing of properties owned by the Company, the sale of shares of the Company's common stock, as well as other administrative responsibilities for the Company including information technology, legal services and investor relations. See Note 23 — Subsequent Events for additional information on the Company's transition to self-management.
As a result of these relationships, the Company was dependent upon its Former Manager, the Sponsor and their affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would have been required to find alternative providers of these services. As a result of the ARCT III Merger, the Company internalized certain accounting and property acquisition services previously performed by its Former Manager and its affiliates. The Company may from time to time engage its Former Manager for legal, information technology or other support services for which it will pay a fee.
Note 20 — Net Loss Per Share
The following is a summary of the basic and diluted net loss per share computation for the years ended December 31, 2013, 2012 and 2011 (amounts in thousands, expect for shares and per share data):

	Year Ended December 31,
	2013	2012	2011
Net loss from continuing operations attributable to stockholders	$(474,721)	$(41,237)	$(3,883)
Net income (loss) from discontinued operations attributable to common stockholders	(19)	(699)	(816)
Net loss attributable to common stockholders	(474,740)	(41,936)	(4,699)
Less: dividends declared on preferred shares and RSUs	(3,631)	(368)	—
Net loss attributable to common stockholders, net of dividends on preferred securities and RSUS	$(478,371)	$(42,304)	$(4,699)

Weighted-average common shares outstanding (1)	205,341,431	103,306,366	3,720,351
Basic and diluted net loss per share from continuing operations attributable to common stockholders	$(2.33)	$(0.40)	$(1.04)
Basic and diluted net loss per share from discontinued operations attributable to common stockholders	$(0.00)	$(0.01)	$(0.22)
Basic and diluted net loss per share attributable to common stockholders	$(2.33)	$(0.41)	$(1.26)
_______________________________________________
(1) Weighted-average shares for the year ended December 31, 2013 are adjusted on a pro forma basis as if the purchase of 27.7 million shares of ARCT III common stock for cash, purchased in conjunction with the ARCT III Merger, had been completed at the beginning of the period. Weighted-average shares for the year ended December 31, 2013, excluding this pro forma adjustment, were 209,635,002 and net loss was $2.28 per share, basic and diluted.
For the year ended December 31, 2013, the Company excluded 9,591,173 OP Units outstanding, which are convertible to an equal number of shares of the Company's common stock, 946,442 shares of unvested restricted stock outstanding and 21,735,008 shares of the Company's Series D Convertible Preferred Stock outstanding as of December 31, 2013 from the calculation of diluted net loss per share as the effect would have been antidilutive.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Note 21 — Discontinued Operations and Properties Held for Sale
The Company separately classifies properties held for sale in the accompanying consolidated balance sheets and operating results for those properties as discontinued operations in the accompanying consolidated statements of operations and comprehensive loss. In the normal course of business, changes in the market or changes in credit risk of certain tenants, among other factors, may compel the Company to decide to classify a property as held for sale or reclassify a property that is designated as held for sale back to held for investment. In these situations, the property is transferred to held for sale or back to held for investment at the lesser of fair value or depreciated cost. As of December 31, 2013 and 2012, the Company held one and two properties, respectively, classified as held for sale on the accompanying respective consolidated balance sheets.
On March 5, 2013, the Company executed a purchase and sale agreement to sell a Citizens Bank branch in Worth, IL classified as held for sale as of December 31, 2013. The sale price of the asset is $0.7 million in cash, which approximates the carrying value of the property.
Note 22 — Quarterly Results (Unaudited)
Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2013 and 2012 (in thousands, except share and per share amounts):

	Quarters Ended(1)
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
Revenues	$42,897	$54,945	$95,255	$136,781
Net loss from continuing operations attributable to stockholders	(141,161)	(71,992)	(82,768)	(178,800)
Net income (loss) from discontinued operations attributable to common stockholders	(2)	34	91	(142)
Net loss attributable to common stockholders	(141,163)	(71,958)	(82,677)	(178,942)
Less: dividends declared on preferred shares and RSUs	(193)	(233)	(199)	(3,006)
Net loss attributable to common stockholders, net of dividends on preferred securities and RSUs	$(141,356)	$(72,191)	$(82,876)	$(181,948)

Weighted-average shares outstanding	167,847,516	198,956,355	221,707,934	231,969,433

Basic and diluted loss per share from continuing operations attributable to common stockholders	$(0.84)	$(0.36)	$(0.37)	$(0.77)
Basic and diluted loss per share from discontinued operations attributable to common stockholders	$—	$—	$—	$—
Basic and diluted loss per share attributable to common stockholders	$(0.84)	$(0.36)	$(0.37)	$(0.78)
(1) Certain historical balances have been restated for discontinue operations.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

	Quarters Ended(1)
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Revenues	$6,240	$11,534	$18,945	$30,488
Net loss from continuing operations attributable to stockholders	(4,722)	(7,012)	(12,768)	(16,735)
Net loss from discontinued operations attributable to common stockholders	(322)	(77)	(41)	(259)
Net loss attributable to common stockholders	(5,044)	(7,089)	(12,809)	(16,994)
Less: dividends declared on preferred shares and RSUs	—	(70)	(140)	(158)
Net loss attributable to common stockholders, net of dividends on preferred securities and RSUs	$(5,044)	$(7,159)	$(12,949)	$(17,152)

Weighted-average shares outstanding	23,614,122	68,317,195	138,348,622	180,931,150

Basic and diluted loss per share from continuing operations attributable to common stockholders	$(0.20)	$(0.10)	$(0.09)	$(0.09)
Basic and diluted loss per share from discontinued operations attributable to common stockholders	$(0.01)	$—	$—	$—
Basic and diluted loss per share attributable to common stockholders	$(0.21)	$(0.10)	$(0.09)	$(0.09)
(1) Certain historical balances have been restated for discontinue operations.
Note 23 — Subsequent Events
In addition to those items discussed in Note 2 —Mergers and Acquisitions, Note 11 — Other Debt and Note 17 — Equity Based Compensation, the following events occurred subsequent to December 31, 2013 that require adjustments to the disclosures in the consolidated financial statements:
Completion of Acquisition of Assets
The following table presents certain information about the properties that the Company acquired from January 1, 2014 to May 19, 2014 (dollar amounts in thousands):

	No. of Buildings	Square Feet	Base Purchase Price (1)
Total Portfolio – December 31, 2013 (2)	2,559	43,834,493	$7,392,610
Acquisitions, net of disposals	1,280	61,361,128	10,088,226
Total Portfolio – May 19, 2014 (2)	3,839	105,195,621	$17,480,836
____________________________
(1)Contract purchase price, excluding acquisition and transaction related costs.

(2)	Total portfolio excludes one vacant property contributed in September 2011, which was classified as held for sale as of December 31, 2013.
Transition to Self-Management
On January 8, 2014, the Company completed its transition to self-management. In connection with becoming self-managed, ARCP terminated its management agreement with its Former Manager and certain former executives and employees of its Former Manager became employees of the Company.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2013

Termination of Management Agreement
In connection with the transition by the Company to self-management, on January 8, 2014, the Company and its Former Manager entered into an Amendment and Acknowledgment of Termination of Amended and Restated Management Agreement (the "Termination Agreement"), dated January 8, 2014. The Termination Agreement provided for termination of the Amended and Restated Management Agreement, dated February 28, 2013, between the Company and its Former Manager, effective January 8, 2014. Pursuant to the Termination Agreement, the Company's Former Manager agreed to continue to provide services previously provided under the Management Agreement, to the extent required by the Company, for a period of 60 days following January 8, 2014 and received a payment in the amount of $10.0 million for providing such services.
Pursuant to an Assignment and Assumption Agreement (the "Assignment") dated January 8, 2014 between AR Capital, LLC, an affiliate of the Company's Former Manager ("AR Capital") and RCS Advisory Services, LLC, AR Capital assigned to the Company, and the Company assumed, certain of the rights and obligations under that certain Services Agreement dated as of June 10, 2013 between AR Capital and RCS Advisory Services, LLC (the "Services Agreement"). Under the Services Agreement, RCS Advisory Services, LLC and its affiliates had been providing to the Company certain transaction management services and other services, employees and other resources. The Assignment enables the Company to continue to receive the services and resources contemplated under the Services Agreement, at the Company's discretion.
In addition, pursuant to a separate Transition Services Agreement (the "Transition Services Agreement"), dated October 21, 2013, affiliates of the Company's Former Manager agreed to provide certain transition services, including accounting support, acquisition support, investor relations support, public relations support, human resources and administration, general human resources duties, payroll services, benefits services, insurance and risk management, information technology, telecommunications and internet and services relating to office supplies. The Transition Services Agreement will be in effect for a 60-day term beginning on the date the Company became self-managed, and may be extended by the Company at its discretion. Should the Company request any services, the Company will pay a fee at an hourly rate or flat rate to be agreed on, not to exceed a market rate for the services to be provided pursuant to the Transition Services Agreement.
Purchase of Furniture, Fixtures and Equipment
On January 8, 2014, the OP entered into the Asset Purchase and Sale Agreement with the Company's Former Manager (the "Purchase Agreement"), pursuant to which the Former Manager transferred to the OP furniture, fixtures and equipment used by the Former Manager in connection with the business of the Company. Under the Purchase Agreement, the OP paid the Company's Former Manager $10.0 million for the furniture, fixtures and equipment and certain unreimbursed expenses.

Real Estate and Accumulated Depreciation
Schedule III
December 31, 2013
(in thousands)

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
24 Hour Fitness	Woodlands	TX	$—	(1)	$2,690	$8,312	$—	$11,002	$146	9/24/2013	2001
7-Eleven	Sarasota	FL	—	(1)	1,312	1,312	—	2,624	80	11/19/2012	2000
7-Eleven	Gloucester	VA	—	(1)	144	578	—	722	32	12/24/2012	1985
7-Eleven	Hampton	VA	—	(1)	69	624	—	693	35	12/24/2012	1986
7-Eleven	Hampton	VA	—	(1)	161	644	—	805	36	12/24/2012	1959
Abbott Laboratories	Waukegan	IL	13,649		4,734	21,319	—	26,053	193	11/5/2013	2000
Abbott Laboratories	Columbus	OH	—	(2)	800	11,385	—	12,185	122	11/5/2013	2004
Academy Sports	Fayetteville	AR	—		1,900	7,601	—	9,501	534	12/28/2012	2012
Academy Sports	Dalton	GA	—		998	5,656	—	6,654	331	2/20/2013	2012
Advance Auto	Birmingham	AL	—	(1)	330	494	—	824	23	2/28/2013	1999
Advance Auto	Birmingham	AL	—	(1)	455	373	—	828	17	2/28/2013	1997
Advance Auto	Calera	AL	—	(1)	723	723	—	1,446	41	12/27/2012	2008
Advance Auto	Dothan	AL	—	(1)	326	326	—	652	18	12/31/2012	1997
Advance Auto	Enterprise	AL	—	(1)	280	420	—	700	24	12/31/2012	1995
Advance Auto	Albany	GA	—	(1)	210	629	—	839	35	12/31/2012	1995
Advance Auto	Cairo	GA	—	(1)	140	326	—	466	18	12/31/2012	1993
Advance Auto	Hazlehurst	GA	—	(1)	113	451	—	564	25	12/31/2012	1998
Advance Auto	Hinesville	GA	—	(1)	352	430	—	782	24	12/31/2012	1994
Advance Auto	Perry	GA	—	(1)	209	487	—	696	27	12/31/2012	1994
Advance Auto	Thomasville	GA	—	(1)	251	377	—	628	21	12/31/2012	1997
Advance Auto	Auburn	IN	—		337	1,347	—	1,684	132	3/29/2012	2007
Advance Auto	Clinton	IN	—	(1)	182	729	—	911	24	6/5/2013	2004
Advance Auto	Fort Wayne	IN	—	(1)	193	450	—	643	21	2/28/2013	1998
Advance Auto	Fort Wayne	IN	—	(1)	200	371	—	571	17	2/28/2013	1998
Advance Auto	Salina	KS	—	(1)	195	782	—	977	29	4/30/2013	2006
Advance Auto	Barbournville	KY	—	(1)	194	1,098	—	1,292	46	4/15/2013	2006
Advance Auto	Bardstown	KY	—	(1)	272	1,090	—	1,362	66	12/10/2012	2005
Advance Auto	Brandenburg	KY	—	(1)	186	742	—	928	45	12/10/2012	2005

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Advance Auto	Hardinsburg	KY	—	(1)	94	845	—	939	51	12/10/2012	2007
Advance Auto	Inez	KY	—	(1)	130	1,174	—	1,304	88	8/22/2012	2010
Advance Auto	Leitchfield	KY	—	(1)	104	939	—	1,043	57	12/10/2012	2005
Advance Auto	West Liberty	KY	—	(1)	249	996	—	1,245	42	4/15/2013	2006
Advance Auto	Rayne	LA	—	(1)	122	490	—	612	16	5/21/2013	2000
Advance Auto	Caro	MI	—	(8)	117	665	—	782	78	11/23/2011	2002
Advance Auto	Charlotte	MI	—	(8)	123	697	—	820	82	11/23/2011	2002
Advance Auto	Flint	MI	—	(1)	133	534	—	667	62	11/23/2011	2002
Advance Auto	Livonia	MI	—	(8)	210	629	14	853	74	12/12/2011	2003
Advance Auto	Manistee	MI	—	(1)	348	1,043	—	1,391	44	4/15/2013	2007
Advance Auto	Sault Ste. Marie	MI	—	(8)	75	671	—	746	78	11/23/2011	2003
Advance Auto	Ypsilanti	MI	—	(1)	85	483	—	568	57	11/23/2011	2002
Advance Auto	Eden	NC	—	(1)	320	746	—	1,066	17	7/16/2013	2004
Advance Auto	Granite Falls	NC	—	(1)	251	1,005	—	1,256	80	8/9/2012	2010
Advance Auto	Lakewood	NJ	—	(1)	750	1,750	—	2,500	131	8/22/2012	2010
Advance Auto	Woodbury	NJ	—	(1)	446	1,784	—	2,230	150	6/20/2012	2007
Advance Auto	Eaton	OH	—	(1)	157	471	—	628	15	6/13/2013	1987
Advance Auto	Franklin	OH	—	(1)	218	873	—	1,091	69	8/9/2012	1984
Advance Auto	Springfield	OH	—	(1)	461	1,075	—	1,536	60	12/31/2012	2005
Advance Auto	Van Wert	OH	—	(1)	33	630	—	663	21	6/13/2013	1998
Advance Auto	Warren	OH	—		83	745	—	828	73	4/12/2012	2003
Advance Auto	Oklahoma City	OK	—	(1)	208	1,178	—	1,386	94	8/9/2012	2007
Advance Auto	Chambersburg	PA	—	(1)	553	830	—	1,383	39	2/28/2013	1997
Advance Auto	Selinsgrove	PA	—	(1)	99	891	—	990	29	6/3/2013	2003
Advance Auto	Titusville	PA	—	(1)	207	1,172	—	1,379	71	12/12/2012	2010
Advance Auto	Chapin	SC	—	(1)	395	922	—	1,317	78	6/20/2012	2007
Advance Auto	Chesterfield	SC	—	(1)	131	745	—	876	63	6/27/2012	2008
Advance Auto	Greenwood	SC	—		210	630	—	840	65	3/9/2012	1995
Advance Auto	Sweetwater	TN	—	(1)	360	839	—	1,199	51	11/29/2012	2006
Advance Auto	Alton	TX	—	(1)	169	958	—	1,127	63	10/18/2012	2006
Advance Auto	Houston	TX	—	(3)	248	991	—	1,239	125	9/30/2011	2006
Advance Auto	Houston	TX	—	(3)	343	1,029	—	1,372	130	9/30/2011	2006
Advance Auto	Houston	TX	—	(1)	837	685	—	1,522	51	8/21/2012	2007
Advance Auto	Pasadena	TX	—	(1)	382	1,146	—	1,528	97	7/6/2012	2008

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Advance Auto	Fort Atkinson	WI	—	(1)	353	824	—	1,177	15	8/26/2013	2004
Advance Auto	Kenosha	WI	—	(1)	569	465	—	1,034	22	3/13/2013	2004
Advance Auto	St. Marys	WY	—	(1)	309	928	—	1,237	52	12/28/2012	2007
Aetna Life Insurance Company	Fresno	CA	16,043		3,405	22,343	—	25,748	207	11/5/2013	2008
Ale House	Orlando	FL	—	(1)	290	3,647	—	3,937	105	6/27/2013	1994
Ale House	Orlando	FL	—	(1)	270	3,668	—	3,938	105	6/27/2013	1993
Ale House	Saint Petersburg	FL	—		930	3,116	—	4,046	89	6/27/2013	1998
Allstate Insurance Company	Charlotte	NC	18,846		8,320	23,409	—	31,729	265	11/5/2013	1990
Allstate Insurance Company	Roanoke	VA	20,064		6,176	27,085	—	33,261	281	11/5/2013	1981
AMCOR	Alhambra	MI	—	(1)	7,143	8,730	—	15,873	488	1/24/2013	1966
AMEC plc	Houston	TX	15,765		2,524	30,398	—	32,922	255	11/5/2013	2003
Ameriprise	Ashwaubenon	WI	—		751	14,260	—	15,011	631	1/25/2013	2000
AON Corporation	Lincolnshire	IL	—		5,337	124,776	—	130,113	7,297	11/16/2012	1998
Applebee's	Clinton	IA	—	(1)	490	1,184	—	1,674	34	6/27/2013	1997
Applebee's	Fort Dodge	IA	—	(1)	—	1,363	—	1,363	39	6/27/2013	1997
Applebee's	Marshalltown	IA	—	(1)	660	1,175	—	1,835	34	6/27/2013	1997
Applebee's	Mason City	IA	—	(1)	340	1,495	—	1,835	43	6/27/2013	1997
Applebee's	Muscatine	IA	—	(1)	330	1,266	—	1,596	36	6/27/2013	1996
Applebee's	Sterling	IL	—	(1)	390	1,291	—	1,681	37	6/27/2013	1996
Applebee's	Hopkinsville	KY	—	(1)	460	1,265	—	1,725	36	6/27/2013	1997
Applebee's	Greenville	SC	—	(1)	600	2,166	—	2,766	62	6/27/2013	1999
Applebee's	Antioch	TN	—	(1)	470	878	—	1,348	25	6/27/2013	1991
Applebee's	Clarksville	TN	—	(1)	570	1,729	—	2,299	50	6/27/2013	1995
Applebee's	Columbia	TN	—	(1)	590	1,823	—	2,413	52	6/27/2013	1996
Applebee's	Cookeville	TN	—	(1)	410	1,128	—	1,538	32	6/27/2013	1993
Applebee's	Hermitage	TN	—	(1)	530	1,491	—	2,021	43	6/27/2013	1992
Applebee's	Lebanon	TN	—	(1)	460	1,120	—	1,580	32	6/27/2013	1998
Applebee's	Madison	TN	—	(1)	460	772	—	1,232	22	6/27/2013	1995

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Arby's	Arab	AL	—	(1)	40	887	—	927	25	6/27/2013	1988
Arby's	Hampton Cove	AL	—	(1)	310	986	—	1,296	27	6/27/2013	2007
Arby's	Sacramento	CA	—	(1)	520	195	—	715	5	6/27/2013	1981
Arby's	Arvada	CO	—	(1)	190	1,465	—	1,655	41	6/27/2013	1994
Arby's	Orange Park	FL	—	(1)	420	1,256	—	1,676	35	6/27/2013	1998
Arby's	Canton	GA	—	(1)	370	1,200	—	1,570	33	6/27/2013	1998
Arby's	Douglasville	GA	—	(1)	370	1,692	—	2,062	47	6/27/2013	1999
Arby's	Suwanee	GA	—	(1)	370	1,561	—	1,931	43	6/27/2013	1998
Arby's	Avon	IN	—	(1)	500	812	—	1,312	22	6/27/2013	1996
Arby's	Indianapolis	IN	—	(1)	530	1,236	—	1,766	34	6/27/2013	2000
Arby's	Indianapolis	IN	—	(1)	370	1,130	—	1,500	31	6/27/2013	1978
Arby's	Kansas City	KS	—	(1)	280	364	—	644	10	6/27/2013	1970
Arby's	Salina	KS	—	(1)	540	300	—	840	8	6/27/2013	1980
Arby's	Topeka	KS	—	(1)	240	291	—	531	8	6/27/2013	1979
Arby's	Topeka	KS	—	(1)	270	433	—	703	12	6/27/2013	1979
Arby's	Alma	MI	—	(1)	380	408	—	788	11	6/27/2013	1994
Arby's	Chesterfield	MI	—	(1)	210	841	—	1,051	23	6/27/2013	1990
Arby's	Davison	MI	—	(1)	420	631	—	1,051	17	6/27/2013	1980
Arby's	Flint	MI	—	(1)	110	1,422	—	1,532	39	6/27/2013	1979
Arby's	Flint	MI	—	(1)	230	1,428	—	1,658	40	6/27/2013	1962
Arby's	Midland	MI	—	(1)	340	753	—	1,093	21	6/27/2013	1994
Arby's	Pontiac	MI	—	(1)	180	962	—	1,142	27	6/27/2013	1968
Arby's	Port Huron	MI	—	(1)	210	868	—	1,078	24	6/27/2013	1975
Arby's	Saginaw	MI	—	(1)	310	1,110	—	1,420	31	6/27/2013	1970
Arby's	South Haven	MI	—	(1)	260	573	—	833	16	6/27/2013	1988
Arby's	Walker	MI	—	(1)	360	1,002	—	1,362	28	6/27/2013	1999
Arby's	Fayetteville	NC	—	(1)	420	2,001	—	2,421	55	6/27/2013	2006
Arby's	Greensboro	NC	—	(1)	300	906	—	1,206	25	6/27/2013	1990
Arby's	Greenville	NC	—	(1)	310	681	—	991	19	6/27/2013	1995
Arby's	Jonesville	NC	—	(1)	350	908	—	1,258	25	6/27/2013	1995
Arby's	Kernersville	NC	—	(1)	280	774	—	1,054	21	6/27/2013	1994
Arby's	Kinston	NC	—	(1)	350	832	—	1,182	23	6/27/2013	1995

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Arby's	Lexington	NC	—	(1)	360	873	—	1,233	24	6/27/2013	1992
Arby's	Columbus	OH	—	(1)	400	1,155	—	1,555	32	6/27/2013	1999
Arby's	Reynoldsburg	OH	—	(1)	370	945	—	1,315	26	6/27/2013	1998
Arby's	Willard	OH	—	(1)	230	599	—	829	17	6/27/2013	2005
Arby's	Allentown	PA	—	(1)	600	1,652	—	2,252	46	6/27/2013	1978
Arby's	Carlisle	PA	—	(1)	200	472	—	672	13	6/27/2013	1992
Arby's	Hanover	PA	—	(1)	400	921	—	1,321	26	6/27/2013	1994
Arby's	Myrtle Beach	SC	—	(1)	370	1,132	—	1,502	31	6/27/2013	1999
Arby's	Amarillo	TX	—	(1)	260	627	—	887	17	6/27/2013	1992
AT&T	Richardson	TX	20,224		1,891	31,118	—	33,009	262	11/5/2013	1987
Auto Zone	Chicago	IL	—	(1)	698	1,047	—	1,745	39	4/30/2013	2007
Bandana's Bar-B-Q Restaurant	Collinsville	IL	—	(1)	340	627	—	967	18	6/27/2013	1987
Bandana's Bar-B-Q Restaurant	Arnold	MO	—	(1)	460	433	—	893	12	6/27/2013	1999
Baxter International, Inc.	Bloomington	IN	—	(2)	1,310	8,216	—	9,526	84	11/5/2013	2004
Bed Bath & Beyond	Stockton	CA	—		2,761	52,454	—	55,215	4,266	8/17/2012	2003
Big O Tires	Los Lunas	NM	—	(1)	316	1,265	—	1,581	116	6/1/2012	2006
BJ's Wholesale Club	Canton	OH	—		456	8,668	—	9,124	507	2/20/2013	1998
Black Angus	Dublin	CA	—	(1)	620	2,467	—	3,087	71	6/27/2013	1999
Bojangles	Winder	GA	—	(1)	645	1,198	—	1,843	120	7/30/2012	2011
Bojangles	Biscoe	NC	—	(1)	247	986	—	1,233	75	11/29/2012	2010
Bojangles	Boone	NC	—	(1)	278	833	—	1,111	83	7/27/2012	1980
Bojangles	Dobson	NC	—	(1)	251	1,004	—	1,255	100	7/30/2012	2010
Bojangles	Indian Trail	NC	—	(1)	655	1,217	—	1,872	121	7/27/2012	2011
Bojangles	Morganton	NC	—		566	1,321	—	1,887	132	7/27/2012	2010
Bojangles	Roanoke Rapids	NC	—	(1)	442	1,032	—	1,474	103	7/27/2012	2011
Bojangles	Southport	NC	—	(1)	505	1,179	—	1,684	118	7/30/2012	2011
Bojangles	Chapin	SC	—	(1)	577	1,071	—	1,648	107	8/9/2012	2009
Bojangles	Clinton	SC	—	(1)	397	926	—	1,323	92	7/27/2012	2009
Bojangles	Greenwood	SC	—	(1)	440	1,320	—	1,760	77	2/28/2013	2011
Bojangles	Moncks Corner	SC	—	(1)	505	1,179	—	1,684	90	11/29/2012	2010
Bojangles	Walterboro	SC	—	(1)	454	1,363	—	1,817	104	11/29/2012	2010

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Boston Market	Indianapolis	IN	—	(1)	930	—	—	930	—	6/27/2013	1997
Boston Market	Indianapolis	IN	—	(1)	410	1,070	—	1,480	30	6/27/2013	1997
Boston Market	Fayetteville	NC	—	(1)	460	1,520	—	1,980	42	6/27/2013	1996
Boston Market	Raleigh	NC	—	(1)	280	1,015	—	1,295	28	6/27/2013	1994
Brangus Steakhouse	Jasper	AL	—	(1)	140	219	—	359	6	6/27/2013	1986
Bruegger's Bagels	Iowa City	IA	—	(1)	40	379	—	419	10	6/27/2013	2013
Bruegger's Bagels	Raleigh	NC	—	(1)	230	654	—	884	18	6/27/2013	1997
Buca di Beppo Italian	Wheeling	IL	—	(1)	450	1,272	—	1,722	36	6/27/2013	1975
Buca di Beppo Italian	Westlake	OH	—	(1)	370	887	—	1,257	25	6/27/2013	1900
Bunge North America, Inc.	Fort Worth	TX	6,262		1,100	8,433	—	9,533	76	11/5/2013	2005
Burger King	Tucson	AZ	—	(1)	300	1,307	—	1,607	36	6/27/2013	1980
Burger King	Atlanta	GA	—	(1)	380	499	—	879	14	6/27/2013	1984
Burger King	Fort Oglethorpe	GA	—	(1)	170	2,175	—	2,345	60	6/27/2013	1979
Burger King	Marietta	GA	—	(1)	350	916	—	1,266	25	6/27/2013	1983
Burger King	Chicago	IL	—	(1)	580	1,413	—	1,993	39	6/27/2013	1996
Burger King	Highland	IN	—	(1)	410	992	—	1,402	27	6/27/2013	1996
Burger King	Madisonville	KY	—	(1)	550	1,067	—	1,617	30	6/27/2013	1980
Burger King	Caribou	ME	—	(1)	770	440	—	1,210	12	6/27/2013	1978
Burger King	Grand Rapids	MI	—	(1)	490	545	—	1,035	15	6/27/2013	1968
Burger King	Grand Rapids	MI	—	(1)	260	780	—	1,040	22	6/27/2013	1993
Burger King	Holland	MI	—	(1)	420	707	—	1,127	20	6/27/2013	1978
Burger King	Sparta	MI	—	(1)	640	570	—	1,210	16	6/27/2013	1992
Burger King	Walled Lake	MI	—	(1)	470	433	—	903	12	6/27/2013	1982
Burger King	Durham	NC	—	(1)	170	352	—	522	10	6/27/2013	1990

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Burger King	Rockingham	NC	—		430	1,171	—	1,601	32	6/27/2013	1980
Burger King	Edison	NJ	—	(1)	480	1,075	—	1,555	30	6/27/2013	1985
Burger King	Manahawkin	NJ	—	(1)	310	748	—	1,058	21	6/27/2013	1980
Burger King	Elko	NV	—	(1)	260	1,001	—	1,261	28	6/27/2013	1982
Burger King	Albany	NY	—	(1)	330	850	—	1,180	24	6/27/2013	1980
Burger King	Central Square	NY	—	(1)	500	1,189	—	1,689	33	6/27/2013	1992
Burger King	Cohoes	NY	—	(1)	270	563	—	833	16	6/27/2013	1989
Burger King	Montgomery	NY	—	(1)	480	1,042	—	1,522	29	6/27/2013	1981
Burger King	Schenectady	NY	—	(1)	380	936	—	1,316	26	6/27/2013	1984
Burger King	Willoughby	OH	—	(1)	410	1,005	—	1,415	28	6/27/2013	1980
Burger King	Ardmore	OK	—	(1)	270	1,023	—	1,293	28	6/27/2013	1979
Burger King	Corvallis	OR	—	(1)	170	195	—	365	5	6/27/2013	1977
Burger King	Roseburg	OR	—	(1)	350	886	—	1,236	25	6/27/2013	1981
Burger King	Old Forge	PA	—	(1)	390	905	—	1,295	25	6/27/2013	1977
Burger King	Gaffney	SC	—	(1)	370	880	—	1,250	24	6/27/2013	1979
Burger King	Greenville	SC	—	(1)	420	571	—	991	16	6/27/2013	1982
Burger King	Chattanooga	TN	—	(1)	740	1,591	—	2,331	44	6/27/2013	1997
Burger King	Cleburne	TX	—	(1)	300	603	—	903	17	6/27/2013	1985
Burger King	Bluefield	WV	—	(1)	210	1,163	—	1,373	32	6/27/2013	1982
Cadbury Holdings Limited	Whippany	NJ	31,793		2,767	38,018	—	40,785	304	11/5/2013	2005
Capital One Financial Corporation	Plano	TX	—	(2)	5,175	14,234	191	19,600	298	11/5/2013	2005
Captain D's	Statesboro	GA	—	(1)	350	401	—	751	11	6/27/2013	1974
Captain D's	Southaven	MS	—	(1)	270	564	—	834	16	6/27/2013	1992
Captain D's	Memphis	TN	—	(1)	230	338	—	568	9	6/27/2013	2000
Captain D's	Dallas	TX	—	(1)	160	535	—	695	15	6/27/2013	1979
Captain D's	Grand Prairie	TX	—	(1)	260	338	—	598	9	6/27/2013	1987
Caribou Coffee	Grosse Pointe Woods	MI	—	(1)	140	1,046	—	1,186	29	6/27/2013	1982
Carlos O'Kelly's	Mason City	IA	—	(1)	290	1,255	—	1,545	36	6/27/2013	1955
Carlos O'Kelly's	Bloomington	IL	—	(1)	270	1,375	—	1,645	39	6/27/2013	1990
Carlos O'Kelly's	Springfield	MO	—	(1)	840	730	—	1,570	21	6/27/2013	1992
Charleston's	Carmel	IN	—	(1)	140	3,016	—	3,156	86	6/27/2013	1999

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Check City	Taylorsville	UT	—	(1)	180	953	—	1,133	27	6/27/2013	1997
Checkers	Huntsville	AL	—	(1)	689	—	—	689	—	6/27/2013	1993
Checkers	Hollywood	FL	—	(1)	160	2,220	—	2,380	64	6/27/2013	1993
Checkers	Lauderhill	FL	—	(1)	280	1,951	—	2,231	56	6/27/2013	1996
Checkers	Plantation	FL	—	(1)	220	1,461	—	1,681	42	6/27/2013	1994
Checkers	Fayetteville	GA	—	(1)	681	—	—	681	—	6/27/2013	1992
Chevys	Greenbelt	MD	—	(1)	530	2,399	—	2,929	69	6/27/2013	1994
Chevys	Lake Oswego	OR	—	(1)	590	1,693	—	2,283	49	6/27/2013	1995
Chili's	Fayetteville	AR	—	(1)	1,370	1,714	—	3,084	49	6/27/2013	1991
Chili's	Boise	ID	—	(1)	400	751	—	1,151	22	6/27/2013	1992
Chili's	Riverdale	UT	—	(1)	800	899	—	1,699	26	6/27/2013	1993
Chili's	Cheyenne	WY	—	(1)	270	815	—	1,085	23	6/27/2013	1994
Chipper's Grill	Streator	IL	—	(1)	190	255	—	445	7	6/27/2013	1988
Cimarex Energy Company	Tulsa	OK	30,676		2,802	68,732	—	71,534	550	11/5/2013	In process
Circle K	Phoenix	AZ	—	(1)	344	1,377	—	1,721	129	5/4/2012	1986
Circle K	Martinez	GA	—	(1)	348	813	—	1,161	61	8/28/2012	2003
Circle K	Akron	OH	—	(1)	675	1,254	—	1,929	88	9/27/2012	1996
Citizens Bank	Colchester	CT	—	(1)	185	1,049	—	1,234	70	9/26/2012	1981
Citizens Bank	Deep River	CT	—	(1)	453	1,812	—	2,265	121	9/26/2012	1851
Citizens Bank	East Hampton	CT	—	(7)	312	935	—	1,247	84	4/26/2012	1984
Citizens Bank	East Lyme	CT	—	(1)	258	1,032	—	1,290	69	9/26/2012	1972
Citizens Bank	Hamden	CT	—	(1)	581	475	—	1,056	32	9/26/2012	1893
Citizens Bank	Higganum	CT	—	(9)	171	971	—	1,142	219	10/1/2008	1983
Citizens Bank	Montville	CT	—	(1)	413	2,342	—	2,755	157	9/26/2012	1984
Citizens Bank	New London	CT	—	(1)	94	534	—	628	121	10/1/2008	1900
Citizens Bank	Stonington	CT	—	(1)	104	937	—	1,041	54	12/14/2012	1982
Citizens Bank	Stonington	CT	—	(1)	190	1,079	—	1,269	72	9/26/2012	1960
Citizens Bank	Lewes	DE	—	(1)	102	916	—	1,018	41	2/22/2013	1968
Citizens Bank	Smyrna	DE	—	(9)	183	1,036	—	1,219	215	3/1/2009	1940
Citizens Bank	Wilmington	DE	—	(7)	250	464	—	714	41	4/26/2012	1950
Citizens Bank	Wilmington	DE	—	(7)	299	299	—	598	27	4/26/2012	1981
Citizens Bank	Alsip	IL	—	(1)	226	1,280	—	1,506	289	10/1/2008	1981

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Citizens Bank	Calumet City	IL	—	(7)	168	393	—	561	35	4/26/2012	1975
Citizens Bank	Chicago	IL	—	(7)	189	81	—	270	7	4/26/2012	1990
Citizens Bank	Chicago	IL	—	(1)	267	1,511	—	1,778	341	10/1/2008	1923
Citizens Bank	Chicago	IL	—	(1)	191	1,082	—	1,273	244	10/1/2008	1979
Citizens Bank	Elmwood Park	IL	—	(1)	431	2,441	—	2,872	481	6/1/2009	1977
Citizens Bank	Evergreen Park	IL	—	(1)	167	944	—	1,111	213	10/1/2008	1982
Citizens Bank	Lyons	IL	—	(1)	214	1,212	—	1,426	274	10/1/2008	1957
Citizens Bank	Olympia Fields	IL	—	(7)	426	1,704	—	2,130	152	4/26/2012	1974
Citizens Bank	Wilmington	IL	—	(1)	330	1,872	—	2,202	349	9/1/2009	1964
Citizens Bank	Dorchester	MA	—		386	386	—	772	34	4/26/2012	1960
Citizens Bank	Ludlow	MA	—	(1)	810	540	—	1,350	36	9/26/2012	1948
Citizens Bank	Malden	MA	—	(1)	488	596	—	1,084	40	9/26/2012	1920
Citizens Bank	Malden	MA	—		484	1,935	—	2,419	130	9/26/2012	1988
Citizens Bank	Medford	MA	—		589	1,094	—	1,683	73	9/26/2012	1938
Citizens Bank	New Bedford	MA	—	(1)	297	694	—	991	46	9/26/2012	1983
Citizens Bank	Randolph	MA	—		480	1,439	—	1,919	96	9/26/2012	1979
Citizens Bank	Somerville	MA	—	(1)	561	561	—	1,122	38	9/26/2012	1940
Citizens Bank	South Dennis	MA	—	(1)	—	1,294	—	1,294	75	12/14/2012	1986
Citizens Bank	Springfield	MA	—	(1)	187	747	—	934	27	5/10/2013	1975
Citizens Bank	Tewksbury	MA	—	(7)	266	1,063	—	1,329	95	4/26/2012	1998
Citizens Bank	Watertown	MA	—	(1)	443	542	—	985	36	9/26/2012	1950
Citizens Bank	Wilbraham	MA	—	(7)	148	591	—	739	53	4/26/2012	1967
Citizens Bank	Winthrop	MA	—	(1)	390	724	—	1,114	48	9/26/2012	1974
Citizens Bank	Woburn	MA	—	(1)	350	816	—	1,166	47	12/14/2012	1991

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Citizens Bank	Clinton Township	MI	—	(1)	574	3,250	—	3,824	746	9/1/2008	1970
Citizens Bank	Dearborn	MI	—	(1)	434	2,461	—	2,895	459	9/1/2009	1977
Citizens Bank	Dearborn	MI	—	(1)	385	2,184	—	2,569	407	9/1/2009	1974
Citizens Bank	Detroit	MI	—	(1)	112	636	—	748	148	8/1/2008	1958
Citizens Bank	Detroit	MI	—	(1)	204	1,159	—	1,363	270	8/1/2008	1956
Citizens Bank	Grosse Pointe	MI	—	(1)	410	2,322	—	2,732	508	12/1/2008	1975
Citizens Bank	Harper Woods	MI	—	(1)	207	1,171	—	1,378	273	8/1/2008	1983
Citizens Bank	Highland Park	MI	—	(1)	150	848	—	998	198	8/1/2008	1967
Citizens Bank	Lathrup Village	MI	—	(1)	283	1,602	—	1,885	362	10/1/2008	1980
Citizens Bank	Livonia	MI	—	(1)	261	1,476	—	1,737	344	8/1/2008	1959
Citizens Bank	Richmond	MI	—	(1)	168	951	—	1,119	222	8/1/2008	1980
Citizens Bank	Southfield	MI	—	(1)	283	1,605	—	1,888	368	9/1/2008	1975
Citizens Bank	St. Clair Shores	MI	—	(1)	309	1,748	—	2,057	407	8/1/2008	1961
Citizens Bank	Utica	MI	—	(1)	376	2,133	—	2,509	466	12/1/2008	1982
Citizens Bank	Warren	MI	—	(1)	178	1,009	—	1,187	228	10/1/2008	1963
Citizens Bank	Keene	NH	—		132	2,511	—	2,643	146	12/14/2012	1900
Citizens Bank	Manchester	NH	—	(1)	—	1,568	—	1,568	91	12/14/2012	1985
Citizens Bank	Manchester	NH	—	(1)	640	782	—	1,422	52	9/26/2012	1941
Citizens Bank	Ossipee	NH	—	(7)	176	264	—	440	24	4/26/2012	1980
Citizens Bank	Pelham	NH	—	(7)	113	340	—	453	30	4/26/2012	1983
Citizens Bank	Pittsfield	NH	—	(1)	160	908	—	1,068	205	10/1/2008	1976
Citizens Bank	Rollinsford	NH	—	(1)	78	444	—	522	100	10/1/2008	1977
Citizens Bank	Salem	NH	—	(1)	328	1,312	—	1,640	76	12/14/2012	1980
Citizens Bank	Haddon Heights	NJ	—	(1)	316	948	—	1,264	21	7/23/2013	1960
Citizens Bank	Marlton	NJ	—	(7)	444	825	—	1,269	74	4/26/2012	1988
Citizens Bank	Albany	NY	—	(9)	232	1,315	—	1,547	245	9/1/2009	1994
Citizens Bank	Amherst (Buffalo)	NY	—	(9)	238	1,348	—	1,586	266	6/1/2009	1995
Citizens Bank	East Aurora	NY	—	(9)	162	919	—	1,081	181	6/1/2009	1996
Citizens Bank	Greene	NY	—	(9)	216	1,227	—	1,443	229	9/1/2009	1994
Citizens Bank	Johnstown	NY	—	(9)	163	923	—	1,086	172	9/1/2009	1994
Citizens Bank	Port Jervis	NY	—	(9)	143	811	—	954	169	3/1/2009	1964
Citizens Bank	Rochester	NY	—	(9)	166	943	—	1,109	186	6/1/2009	1962

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Citizens Bank	Schenectady	NY	—	(9)	292	1,655	—	1,947	309	9/1/2009	1994
Citizens Bank	Vails Gate	NY	—	(9)	284	1,610	—	1,894	300	9/1/2009	1968
Citizens Bank	Whitesboro	NY	—	(9)	130	739	—	869	138	9/1/2009	1994
Citizens Bank	Alliance	OH	—	(1)	204	1,156	—	1,360	274	7/1/2008	1972
Citizens Bank	Bedford	OH	—	(7)	175	699	—	874	62	4/26/2012	2005
Citizens Bank	Boardman	OH	—	(1)	280	1,589	—	1,869	376	7/1/2008	1984
Citizens Bank	Broadview Heights	OH	—	(1)	201	1,140	—	1,341	237	3/1/2009	2000
Citizens Bank	Brunswick	OH	—	(1)	186	1,057	—	1,243	250	7/1/2008	2004
Citizens Bank	Cleveland	OH	—	(1)	239	1,357	—	1,596	321	7/1/2008	2003
Citizens Bank	Cleveland	OH	—	(1)	210	1,190	—	1,400	282	7/1/2008	1950
Citizens Bank	Cleveland	OH	—	(1)	182	1,031	—	1,213	244	7/1/2008	1960
Citizens Bank	Fairlawn	OH	—		511	2,045	—	2,556	119	12/14/2012	1979
Citizens Bank	Lakewood	OH	—	(1)	196	1,111	—	1,307	207	9/1/2009	1965
Citizens Bank	Louisville	OH	—	(1)	191	1,080	—	1,271	255	7/1/2008	1960
Citizens Bank	Massillon	OH	—	(1)	287	1,624	—	1,911	384	7/1/2008	1976
Citizens Bank	Massillon	OH	—	(1)	212	1,202	—	1,414	284	7/1/2008	1958
Citizens Bank	Mentor	OH	—	(1)	178	1,011	—	1,189	228	10/1/2008	1976
Citizens Bank	Northfield	OH	—	(1)	317	1,797	—	2,114	406	10/1/2008	1960
Citizens Bank	Parma	OH	—	(7)	248	744	—	992	66	4/26/2012	1972
Citizens Bank	Parma	OH	—	(1)	475	581	—	1,056	34	12/14/2012	1971
Citizens Bank	Rocky River	OH	—	(1)	283	1,602	—	1,885	299	9/1/2009	1965
Citizens Bank	South Russell	OH	—	(1)	106	957	—	1,063	56	12/14/2012	1981
Citizens Bank	Wadsworth	OH	—	(1)	158	893	—	1,051	211	7/1/2008	1994
Citizens Bank	Willoughby	OH	—	(1)	395	2,239	—	2,634	506	10/1/2008	1920
Citizens Bank	Allison Park	PA	—	(1)	314	733	—	1,047	49	9/26/2012	1972
Citizens Bank	Altoona	PA	—	(1)	153	459	—	612	27	12/14/2012	1971
Citizens Bank	Ambridge	PA	—	(9)	215	1,217	—	1,432	227	9/1/2009	1925
Citizens Bank	Ashley	PA	—	(1)	225	675	—	900	39	12/14/2012	1928
Citizens Bank	Beaver Falls	PA	—	(1)	138	553	—	691	37	9/26/2012	1968
Citizens Bank	Carlisle	PA	—	(7)	234	546	—	780	49	4/26/2012	1960+
Citizens Bank	Dallas	PA	—	(1)	213	1,205	—	1,418	81	9/26/2012	1949
Citizens Bank	Dillsburg	PA	—	(1)	232	926	—	1,158	54	12/14/2012	1935

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Citizens Bank	Drexel Hill	PA	—	(1)	266	1,064	—	1,330	62	12/14/2012	1950
Citizens Bank	Erie	PA	—	(1)	168	671	—	839	39	12/14/2012	1954
Citizens Bank	Glenside	PA	—		343	1,370	—	1,713	43	5/22/2013	1958
Citizens Bank	Grove City	PA	—	(7)	292	239	—	531	21	4/26/2012	1977
Citizens Bank	Grove City	PA	—	(7)	41	782	—	823	70	4/26/2012	1920
Citizens Bank	Harrisburg	PA	—	(7)	512	419	—	931	37	4/26/2012	1967
Citizens Bank	Havertown	PA	—	(1)	219	875	—	1,094	59	9/26/2012	2003
Citizens Bank	Homestead	PA	—	(1)	202	807	—	1,009	54	9/26/2012	1960
Citizens Bank	Kingston	PA	—	(1)	404	943	—	1,347	55	12/14/2012	1977
Citizens Bank	Kutztown	PA	—	(7)	81	725	—	806	65	5/11/2012	1974
Citizens Bank	Lancaster	PA	—	(7)	368	552	—	920	49	4/26/2012	1965
Citizens Bank	Lancaster	PA	—	(1)	383	468	—	851	31	9/26/2012	1967
Citizens Bank	Latrobe	PA	—	(1)	148	591	—	739	34	12/14/2012	1969
Citizens Bank	Lititz	PA	—	(7)	37	708	—	745	63	4/26/2012	1964
Citizens Bank	Lower Burrell	PA	—	(1)	180	722	—	902	42	12/14/2012	1980
Citizens Bank	Mechanicsburg	PA	—		288	2,590	—	2,878	174	9/26/2012	1900
Citizens Bank	Mercer	PA	—	(1)	105	314	—	419	18	12/14/2012	1964
Citizens Bank	Metamoras	PA	—	(1)	509	946	—	1,455	55	12/14/2012	1920
Citizens Bank	Milford	PA	—	(1)	513	769	—	1,282	45	12/14/2012	1981
Citizens Bank	Monesson	PA	—	(9)	198	1,123	—	1,321	209	9/1/2009	1930
Citizens Bank	Mount Lebanon	PA	—		215	1,939	—	2,154	130	9/26/2012	1960
Citizens Bank	Mountain Top	PA	—	(1)	111	631	—	742	37	12/14/2012	1980
Citizens Bank	Munhall	PA	—	(7)	191	191	—	382	17	4/26/2012	1973
Citizens Bank	Narberth	PA	—	(9)	420	2,381	—	2,801	548	9/1/2009	1935
Citizens Bank	New Stanton	PA	—	(7)	330	612	—	942	55	4/26/2012	1975
Citizens Bank	Oakmont	PA	—	(1)	199	1,127	—	1,326	65	12/14/2012	1967
Citizens Bank	Philadelphia	PA	—	(7)	184	735	—	919	66	4/26/2012	1904

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Citizens Bank	Philadelphia	PA	—	(1)	127	722	—	849	42	12/14/2012	1920
Citizens Bank	Pittsburgh	PA	—	(1)	185	1,051	—	1,236	61	12/14/2012	1960
Citizens Bank	Pittsburgh	PA	—	(1)	389	1,168	—	1,557	68	12/14/2012	1940
Citizens Bank	Pittsburgh	PA	—	(1)	146	2,770	—	2,916	161	12/14/2012	1900
Citizens Bank	Pittsburgh	PA	—		470	2,661	—	3,131	154	12/14/2012	1980
Citizens Bank	Pittsburgh	PA	—	(1)	215	1,219	—	1,434	82	9/26/2012	1970
Citizens Bank	Pittsburgh	PA	—	(1)	256	767	—	1,023	51	9/26/2012	1970
Citizens Bank	Shippensburg	PA	—	(7)	143	429	—	572	38	4/26/2012	1985
Citizens Bank	Slovan	PA	—	(7)	217	117	—	334	10	4/26/2012	1975
Citizens Bank	State College	PA	—	(7)	256	475	—	731	42	4/26/2012	1966
Citizens Bank	Temple	PA	—	(1)	268	626	—	894	42	9/26/2012	1936
Citizens Bank	Turtle Creek	PA	—	(1)	308	923	—	1,231	62	9/26/2012	1970
Citizens Bank	Tyrone	PA	—	(1)	146	583	—	729	34	12/14/2012	1967
Citizens Bank	Upper Darby	PA	—	(1)	411	617	—	1,028	36	12/14/2012	1966
Citizens Bank	Verona	PA	—	(7)	264	616	—	880	55	4/26/2012	1972
Citizens Bank	West Grove	PA	—	(7)	181	725	—	906	65	4/26/2012	1980
Citizens Bank	West Hazelton	PA	—	(1)	279	2,509	—	2,788	168	9/26/2012	1900
Citizens Bank	York	PA	—	(7)	337	626	—	963	56	4/26/2012	1955
Citizens Bank	Coventry	RI	—	(1)	559	559	—	1,118	37	9/26/2012	1968
Citizens Bank	Johnston	RI	—	(1)	343	1,030	—	1,373	69	9/26/2012	1972
Citizens Bank	North Providence	RI	—		200	1,800	—	2,000	96	12/31/2012	1971
Citizens Bank	Wakefield	RI	—	(1)	517	959	—	1,476	64	9/26/2012	1976
Citizens Bank	Warren	RI	—	(1)	328	609	—	937	41	9/26/2012	1980
Citizens Bank	Warwick	RI	—	(1)	1,570	5,544	—	7,114	67	9/24/2013	1996
Citizens Bank	Warwick	RI	—	(1)	1,870	9,662	—	11,532	117	9/24/2013	1995
Citizens Bank	Middlebury	VT	—	(1)	363	544	—	907	32	12/14/2012	1969
Citizens Bank	Poultney	VT	—	(1)	149	847	—	996	176	3/1/2009	1860
Citizens Bank	St. Albans	VT	—	(1)	141	798	—	939	166	3/1/2009	1989
Citizens Bank	White River Junction	VT	—	(1)	183	1,039	—	1,222	216	3/1/2009	1975
Comcast Corporation	Englewood	CO	—		1,490	5,060	—	6,550	45	11/5/2013	2011
Community Bank	Whitehall	NY	—	(9)	106	600	—	706	112	9/1/2009	1950
Community National Bank	Lake Mary	FL	—		1,230	1,504	—	2,734	20	10/1/2013	1990

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Cooper Tire & Rubber Company	Franklin	IN	16.998		4,438	33,994	—	38,432	346	11/5/2013	2009
County of Yolo, California	Woodland	CA	10.332		2,640	13,681	—	16,321	108	11/5/2013	2001
Cracker Barrel	Braselton	GA	—		1,294	2,403	—	3,697	197	11/13/2012	2005
Cracker Barrel	Bremen	GA	—		1,012	2,361	—	3,373	194	11/13/2012	2006
Cracker Barrel	Mebane	NC	—		1,106	2,054	—	3,160	169	11/13/2012	2004
Cracker Barrel	Emporia	VA	—		972	2,267	—	3,239	186	11/13/2012	2004
Cracker Barrel	Woodstock	VA	—		928	2,164	—	3,092	178	11/13/2012	2005
Crozer-Keystone Health System	Ridley Park	PA	2.332		—	6,114	—	6,114	51	11/5/2013	2004
CVS	Phoenix	AZ	—		1,511	4,533	—	6,044	68	10/1/2013	2012
CVS	Phoenix	AZ	—		901	2,704	—	3,605	41	10/1/2013	2012
CVS	Fresno	CA	—		1,890	4,409	—	6,299	66	10/1/2013	2012
CVS	Palmdale	CA	—		2,493	4,630	—	7,123	69	10/1/2013	2012
CVS	Sacramento	CA	—		2,163	4,016	—	6,179	60	10/1/2013	2012
CVS	Norwich	CT	—		1,998	5,995	—	7,993	90	10/1/2013	2011
CVS	Lakeland	FL	—		587	2,347	—	2,934	35	10/1/2013	2012
CVS	St. Cloud	FL	—		1,534	1,875	—	3,409	84	4/12/2013	2002
CVS	Alpharetta	GA	—	(1)	572	858	—	1,430	64	9/28/2012	1994
CVS	Stockbridge	GA	—	(1)	855	1,283	—	2,138	64	2/28/2013	1998
CVS	Vidalia	GA	—	(1)	368	1,105	—	1,473	83	9/28/2012	2000
CVS	Franklin	IN	—	(1)	310	2,787	—	3,097	293	3/29/2012	1999
CVS	Mandeville	LA	—		2,385	2,915	—	5,300	44	10/1/2013	2012
CVS	Metairie	LA	—		1,895	3,519	—	5,414	53	10/1/2013	2012
CVS	New Orleans	LA	—		2,439	2,439	—	4,878	37	10/1/2013	2012
CVS	Slidell	LA	—		1,142	4,568	—	5,710	69	10/1/2013	2012
CVS	Hingham	MA	—		1,873	5,619	—	7,492	84	10/1/2013	2012
CVS	Malden	MA	—		1,757	5,271	—	7,028	79	10/1/2013	2012
CVS	Detroit	MI	—	(1)	270	2,427	—	2,697	121	2/28/2013	1999
CVS	Harper Woods	MI	—	(1)	499	2,829	—	3,328	141	2/28/2013	1999
CVS	St. Joseph	MO	—		1,022	3,067	—	4,089	46	10/1/2013	2012
CVS	Beaufort	NC	—		378	3,404	—	3,782	51	10/1/2013	2011
CVS	Albuquerque	NM	—		975	3,899	—	4,874	58	10/1/2013	2011

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
CVS	Albuquerque	NM	—		1,029	4,118	—	5,147	62	10/1/2013	2011
CVS	Las Cruces	NM	—		1,295	5,178	—	6,473	78	10/1/2013	2012
CVS	Las Vegas	NV	—		1,374	3,207	—	4,581	257	8/22/2012	2004
CVS	Rochester	NY	—	(1)	965	1,180	—	2,145	83	11/8/2012	1997
CVS	Tulsa	OK	—		950	2,216	—	3,166	33	10/1/2013	2010
CVS	Freeland	PA	—		122	1,096	—	1,218	93	8/8/2012	2004
CVS	Mechanicsburg	PA	—		1,155	3,465	—	4,620	225	11/29/2012	2008
CVS	Shippensburg	PA	—		351	1,988	—	2,339	109	2/8/2013	2002
CVS	Greenville	SC	—	(1)	169	1,520	—	1,689	76	2/28/2013	1997
CVS	Jackson	TN	—		1,209	2,822	—	4,031	42	10/1/2013	2012
CVS	Knoxville	TN	—		1,190	2,210	—	3,400	33	10/1/2013	2011
CVS	Nashville	TN	—	(1)	203	1,148	—	1,351	86	9/28/2012	1996
CVS	Converse	TX	—		1,390	3,243	—	4,633	49	10/1/2013	2011
CVS	Dumas	TX	—		846	2,537	—	3,383	38	10/1/2013	2011
CVS	Elsa	TX	—		915	2,744	—	3,659	41	10/1/2013	2011
CVS	Fort Worth	TX	—		2,453	3,679	—	6,132	55	10/1/2013	2011
CVS	San Antonio	TX	—		1,996	2,993	—	4,989	45	10/1/2013	2011
CVS	San Antonio	TX	—		2,034	3,778	—	5,812	57	10/1/2013	2011
CVS	San Antonio	TX	—		868	2,605	—	3,473	39	10/1/2013	2012
CVS	San Juan	TX	—		610	2,441	—	3,051	37	10/1/2013	2012
CVS	Norfolk	VA	—		697	2,789	—	3,486	42	10/1/2013	2011
CVS	Portsmouth	VA	—		1,230	3,690	—	4,920	55	10/1/2013	2012
CVS	Roanoke	VA	—		825	2,474	—	3,299	37	10/1/2013	2011
CVS	Virginia Beach	VA	—		683	3,868	—	4,551	58	10/1/2013	2012
CVS	Williamsburg	VA	—		907	5,137	—	6,044	77	10/1/2013	2011
Dairy Queen	Mauldin	SC	—	(1)	133	—	—	133	—	6/27/2013	1979
Dairy Queen	Alto	TX	—	(1)	50	110	—	160	3	6/27/2013	1972

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Dairy Queen	Pineland	TX	—	(1)	40	120	—	160	3	6/27/2013	1989
Dairy Queen	Silsbee	TX	—	(1)	60	100	—	160	3	6/27/2013	1988
DaVita Dialysis	Osceola	AR	—	(1)	137	1,232	—	1,369	43	3/28/2013	2009
DaVita Dialysis	Allen Park	MI	—	(1)	209	1,885	—	2,094	102	12/31/2012	1955
DaVita Dialysis	St. Pauls	NC	—	(1)	138	1,246	—	1,384	24	8/2/2013	2006
DaVita Dialysis	Beeville	TX	—	(1)	99	1,879	—	1,978	102	12/31/2012	2002
DaVita Dialysis	Federal Way	WA	—		1,929	22,357	—	24,286	1,509	11/21/2012	2000
DC Sports Bar & Steakhouse	Eunice	LA	—	(1)	500	262	—	762	8	6/27/2013	1987
Del Monte Corporation	Lathrop	CA	32,694		—	41,318	—	41,318	420	11/5/2013	1994
Denny's	Winter Springs	FL	—	(1)	550	1,668	—	2,218	48	6/27/2013	1994
Denny's	Merriam	KS	—	(1)	390	1,150	—	1,540	33	6/27/2013	1981
Denny's	Topeka	KS	—	(1)	630	446	—	1,076	13	6/27/2013	1989
Denny's	Branson	MO	—	(1)	620	2,209	—	2,829	63	6/27/2013	1995
Denny's	Kansas City	MO	—	(1)	750	686	—	1,436	20	6/27/2013	1997
Denny's	North Kansas City	MO	—	(1)	630	937	—	1,567	27	6/27/2013	1979
Denny's	Sedalia	MO	—	(1)	500	783	—	1,283	22	6/27/2013	1985
Denny's	Black Mountain	NC	—	(1)	210	505	—	715	14	6/27/2013	1992
Denny's	Mooresville	NC	—	(1)	250	841	—	1,091	24	6/27/2013	1992
Denny's	Watertown	NY	—	(1)	330	1,107	—	1,437	32	6/27/2013	1987
Denny's	Fremont	OH	—	(1)	320	975	—	1,295	28	6/27/2013	1992
Denny's	Ontario	OR	—	(1)	240	1,067	—	1,307	31	6/27/2013	1978
Denny's	Columbia	SC	—	(1)	490	1,115	—	1,605	32	6/27/2013	1998
Denny's	Greenville	SC	—	(1)	570	554	—	1,124	16	6/27/2013	1985
Denny's	Pasadena	TX	—	(1)	500	1,316	—	1,816	38	6/27/2013	1981
Dollar General	Birmingham	AL	—	(1)	156	882	—	1,038	78	6/6/2012	2012
Dollar General	Chunchula	AL	—	(1)	174	697	—	871	65	4/25/2012	2012
Dollar General	Moulton	AL	—	(1)	517	1,207	—	1,724	113	4/26/2012	2012
Dollar General	Gardendale	AL	—	(1)	142	805	—	947	64	8/9/2012	2012
Dollar General	Red Level	AL	—		120	680	—	800	83	10/31/2011	2010
Dollar General	Tarrant	AL	—	(5)	217	869	—	1,086	102	12/12/2011	2011
Dollar General	Tuscaloosa	AL	—		133	756	—	889	85	12/30/2011	2011
Dollar General	Ash Flat	AR	—	(1)	44	132	—	176	11	6/19/2012	1997

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Dollar General	Batesville	AR	—	(1)	32	285	—	317	7	7/25/2013	1998
Dollar General	Batesville	AR	—	(1)	42	374	—	416	9	7/25/2013	1999
Dollar General	Beebe	AR	—	(1)	51	458	—	509	11	7/25/2013	1999
Dollar General	Bella Vista	AR	—	(1)	129	302	—	431	37	11/10/2011	2005
Dollar General	Bergman	AR	—	(1)	113	639	—	752	54	7/2/2012	2011
Dollar General	Blytheville	AR	—	(1)	30	274	—	304	6	7/25/2013	2000
Dollar General	Carlisle	AR	—	(1)	13	245	—	258	30	11/10/2011	2005
Dollar General	Des Arc	AR	—	(1)	56	508	—	564	12	7/25/2013	1999
Dollar General	Dumas	AR	—	(1)	46	412	—	458	10	7/25/2013	1998
Dollar General	Flippin	AR	—	(1)	53	64	—	117	5	6/19/2012	1994
Dollar General	Gassville	AR	—	(1)	54	305	—	359	7	7/25/2013	1999
Dollar General	Green Forest	AR	—	(1)	52	293	—	345	36	11/10/2011	2005
Dollar General	Higdon	AR	—	(1)	52	469	—	521	11	7/25/2013	1999
Dollar General	Lake Village	AR	—	(1)	64	362	—	426	8	7/25/2013	1998
Dollar General	Lepanto	AR	—	(1)	43	389	—	432	9	7/25/2013	1998
Dollar General	Little Rock	AR	—	(1)	73	412	—	485	10	7/25/2013	1999
Dollar General	Marvell	AR	—	(1)	40	358	—	398	8	7/25/2013	1999
Dollar General	Maynard	AR	—	(1)	73	654	—	727	40	12/4/2012	2011
Dollar General	McGehee	AR	—	(1)	25	228	—	253	5	7/25/2013	1998
Dollar General	Quitman	AR	—	(1)	45	405	—	450	9	7/25/2013	2001
Dollar General	Searcy	AR	—	(1)	29	263	—	292	6	7/25/2013	1998
Dollar General	Tuckerman	AR	—	(1)	49	280	—	329	7	7/25/2013	1999
Dollar General	Whitehall	AR	—	(1)	43	388	—	431	9	7/25/2013	1999
Dollar General	Wooster	AR	—	(1)	74	664	—	738	40	12/4/2012	2011
Dollar General	Grand Ridge	FL	—		76	684	—	760	77	12/30/2011	2010
Dollar General	Molina	FL	—		178	1,007	—	1,185	123	10/31/2011	2010
Dollar General	Panama City	FL	—	(1)	139	312	—	451	23	6/19/2012	1987
Dollar General	Chariton	IA	—	(1)	165	934	—	1,099	70	8/31/2012	2012
Dollar General	Estherville	IA	—	(1)	226	903	—	1,129	59	10/25/2012	2012
Dollar General	Hampton	IA	—	(5)	188	751	—	939	81	2/1/2012	2012
Dollar General	Lake Milles	IA	—	(5)	81	728	—	809	78	2/1/2012	2012
Dollar General	Nashua	IA	—	(1)	136	768	—	904	58	9/6/2012	2012

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Dollar General	Ottumwa	IA	—	(1)	143	812	—	955	42	1/31/2013	2012
Dollar General	Altamont	IL	—	(6)	211	844	—	1,055	87	3/9/2012	2012
Dollar General	Carthage	IL	—	(1)	48	908	—	956	68	8/31/2012	2012
Dollar General	Jacksonville	IL	—	(1)	145	823	—	968	62	8/31/2012	2012
Dollar General	Jonesboro	IL	—	(1)	77	309	—	386	38	11/10/2011	2007
Dollar General	Lexington	IL	—	(1)	100	899	—	999	63	9/21/2012	2012
Dollar General	Marion	IL	—	(1)	153	867	—	1,020	61	9/24/2012	2012
Dollar General	Mt Morris	IL	—	(1)	97	877	—	974	49	12/17/2012	2012
Dollar General	Monroeville	IN	—	(5)	112	636	—	748	71	12/22/2011	2011
Dollar General	Auburn	KS	—	(1)	42	801	—	843	60	8/31/2012	2009
Dollar General	Caney	KS	—	(1)	31	178	—	209	15	6/19/2012	2002
Dollar General	Cottonwood Falls	KS	—	(1)	89	802	—	891	60	8/31/2012	2009
Dollar General	Erie	KS	—	(1)	42	790	—	832	59	8/31/2012	2009
Dollar General	Garden City	KS	—	(1)	136	771	—	907	58	8/31/2012	2010
Dollar General	Harper	KS	—	(1)	91	818	—	909	61	8/31/2012	2009
Dollar General	Humboldt	KS	—	(1)	44	828	—	872	62	8/31/2012	2009
Dollar General	Kingman	KS	—	(1)	142	804	—	946	60	8/31/2012	2010
Dollar General	Medicine Lodge	KS	—	(1)	40	765	—	805	57	8/31/2012	2010
Dollar General	Minneapolis	KS	—	(1)	43	816	—	859	61	8/31/2012	2010
Dollar General	Pomona	KS	—	(1)	42	796	—	838	60	8/31/2012	2009
Dollar General	Sedan	KS	—	(1)	42	792	—	834	59	8/31/2012	2009
Dollar General	Syracuse	KS	—	(1)	43	817	—	860	61	8/31/2012	2010
Dollar General	Nancy	KY	—	(1)	81	733	—	814	69	4/26/2012	2011

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Dollar General	Choudrant	LA	—		83	745	—	828	80	2/6/2012	2011
Dollar General	Converse	LA	—	(1)	84	756	—	840	53	9/26/2012	2012
Dollar General	Doyline	LA	—	(1)	88	793	—	881	48	11/27/2012	2012
Dollar General	Gardner	LA	—	(6)	138	784	—	922	81	3/8/2012	2012
Dollar General	Jonesville	LA	—	(1)	103	929	—	1,032	65	9/27/2012	2012
Dollar General	Keithville	LA	—	(1)	83	750	—	833	60	7/26/2012	2012
Dollar General	Lake Charles	LA	—		102	919	—	1,021	95	2/29/2012	2012
Dollar General	Mangham	LA	—		40	759	—	799	82	2/6/2012	2011
Dollar General	Mt. Hermon	LA	—	(1)	94	842	—	936	91	2/6/2012	2011
Dollar General	New Iberia	LA	—	(1)	315	736	—	1,051	69	4/26/2012	2011
Dollar General	Patterson	LA	—		259	1,035	—	1,294	97	4/26/2012	2011
Dollar General	Richwood	LA	—	(1)	97	869	—	966	94	2/6/2012	2011
Dollar General	Sarepta	LA	—	(1)	131	743	—	874	59	8/9/2012	2011
Dollar General	West Monroe	LA	—	(1)	153	869	—	1,022	89	3/9/2012	2012
Dollar General	Zachary	LA	—	(1)	248	743	—	991	70	4/26/2012	2011
Dollar General	Bangor	MI	—	(1)	173	691	—	864	58	7/10/2012	2012
Dollar General	Cadillac	MI	—	(6)	187	747	—	934	73	3/16/2012	2012
Dollar General	Carleton	MI	—	(6)	222	666	—	888	65	3/16/2012	2011
Dollar General	Covert	MI	—	(1)	37	704	—	741	53	8/30/2012	2012
Dollar General	Durand	MI	—	(1)	181	726	—	907	65	5/18/2012	2012
Dollar General	East Jordan	MI	—	(1)	125	709	—	834	60	7/10/2012	2012
Dollar General	Flint	MI	—	(6)	83	743	—	826	66	5/18/2012	2012
Dollar General	Flint	MI	—	(1)	91	820	—	911	54	10/31/2012	2012
Dollar General	Gaylord	MI	—	(1)	172	687	—	859	58	7/10/2012	2012
Dollar General	Iron River	MI	—	(1)	86	777	—	863	58	8/30/2012	2012
Dollar General	Melvindale	MI	—	(1)	242	967	—	1,209	81	6/26/2012	2012
Dollar General	Negaunee	MI	—	(1)	87	779	—	866	58	8/30/2012	2012
Dollar General	Roscommon	MI	—	(1)	87	781	—	868	58	8/30/2012	2012
Dollar General	Melrose	MN	—	(1)	96	863	—	959	48	12/17/2012	2012
Dollar General	Montgomery	MN	—	(1)	87	783	—	870	44	12/17/2012	2012
Dollar General	Olivia	MN	—	(1)	98	884	—	982	46	1/31/2013	2012
Dollar General	Rush City	MN	—	(1)	126	716	—	842	57	7/25/2012	2012

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Dollar General	Springfield	MN	—	(1)	88	795	—	883	45	12/26/2012	2012
Dollar General	Virginia	MN	—	(1)	147	831	—	978	47	1/14/2013	2012
Dollar General	Appleton City	MO	—	(1)	22	124	—	146	15	11/10/2011	2004
Dollar General	Ash Grove	MO	—	(1)	35	315	—	350	38	11/10/2011	2006
Dollar General	Ashland	MO	—	(1)	70	398	—	468	48	11/10/2011	2006
Dollar General	Auxvasse	MO	—	(2)	72	650	—	722	76	11/22/2011	2011
Dollar General	Belton	MO	—	(1)	105	948	—	1,053	75	8/3/2012	2012
Dollar General	Berkeley	MO	—	(1)	132	748	—	880	53	10/9/2012	2012
Dollar General	Bernie	MO	—	(1)	35	314	—	349	38	11/10/2011	2007
Dollar General	Bloomfield	MO	—	(1)	23	209	—	232	25	11/10/2011	2005
Dollar General	Cardwell	MO	—	(1)	89	805	—	894	60	8/24/2012	2012
Dollar General	Carterville	MO	—	(8)	10	192	—	202	23	11/10/2011	2004
Dollar General	Caruthersville	MO	—	(1)	98	878	—	976	62	9/27/2012	2012
Dollar General	Clarkton	MO	—	(1)	19	354	—	373	43	11/10/2011	2007
Dollar General	Clever	MO	—	(1)	136	542	—	678	46	6/19/2012	2010
Dollar General	Concordia	MO	—	(1)	40	161	—	201	14	6/19/2012	1998
Dollar General	Conway	MO	—	(2)	37	694	—	731	81	11/22/2011	2011
Dollar General	Diamond	MO	—	(1)	44	175	—	219	21	11/10/2011	2005
Dollar General	Edina	MO	—	(1)	127	722	—	849	54	9/13/2012	2012
Dollar General	Ellsinore	MO	—	(8)	30	579	—	609	70	11/10/2011	2010
Dollar General	Gower	MO	—	(1)	118	668	—	786	50	8/31/2012	2012
Dollar General	Greenfield	MO	—	(1)	42	378	—	420	32	6/19/2012	2000
Dollar General	Hallsville	MO	—	(8)	29	263	—	292	32	11/10/2011	2004
Dollar General	Hawk Point	MO	—	(1)	177	709	—	886	53	8/24/2012	2012
Dollar General	Humansville	MO	—	(1)	69	277	—	346	23	6/19/2012	2007
Dollar General	Jennings	MO	—	(1)	445	826	—	1,271	70	7/13/2012	2012
Dollar General	Kansas City	MO	—	(1)	313	731	—	1,044	51	9/21/2012	2012
Dollar General	King City	MO	—	(2)	33	625	—	658	73	11/22/2011	2010
Dollar General	Lawson	MO	—	(1)	29	162	—	191	20	11/10/2011	2003
Dollar General	Lebanon	MO	—	(1)	278	835	—	1,113	59	9/26/2012	2012
Dollar General	Lebanon	MO	—	(1)	177	708	—	885	50	9/24/2012	2012
Dollar General	Licking	MO	—	(2)	76	688	—	764	80	11/22/2011	2010

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Dollar General	Lilbourne	MO	—	(8)	62	554	—	616	67	11/10/2011	2010
Dollar General	Marble Hill	MO	—	(1)	104	935	—	1,039	70	9/11/2012	2012
Dollar General	Marionville	MO	—	(1)	89	797	—	886	52	10/31/2012	2012
Dollar General	Marthasville	MO	—		41	782	—	823	84	2/1/2012	2011
Dollar General	Maysville	MO	—	(2)	107	607	—	714	74	10/31/2011	2010
Dollar General	Morehouse	MO	—	(1)	87	783	—	870	59	9/7/2012	2012
Dollar General	New Haven	MO	—	(1)	176	702	—	878	66	4/27/2012	2012
Dollar General	Oak Grove	MO	—	(1)	27	106	—	133	9	6/19/2012	1999
Dollar General	Oran	MO	—	(6)	83	747	—	830	73	3/30/2012	2012
Dollar General	Osceola	MO	—	(1)	93	835	—	928	39	2/19/2013	2012
Dollar General	Ozark	MO	—	(6)	190	758	—	948	71	4/27/2012	2012
Dollar General	Ozark	MO	—	(1)	149	842	—	991	59	9/24/2012	2012
Dollar General	Pacific	MO	—	(1)	151	853	—	1,004	76	6/6/2012	2012
Dollar General	Palmyra	MO	—	(1)	40	225	—	265	19	6/19/2012	2003
Dollar General	Plattsburg	MO	—	(1)	44	843	—	887	67	8/9/2012	2012
Dollar General	Qulin	MO	—	(8)	30	573	—	603	70	11/10/2011	2009
Dollar General	Robertsville	MO	—	(1)	131	744	—	875	56	8/24/2012	2011
Dollar General	Rocky Mount	MO	—	(1)	88	789	—	877	59	8/31/2012	2012
Dollar General	Sedalia	MO	—	(1)	273	637	—	910	48	9/7/2012	2012
Dollar General	Senath	MO	—	(1)	61	552	—	613	47	6/19/2012	2010
Dollar General	Seneca	MO	—	(1)	47	189	—	236	16	6/19/2012	1962
Dollar General	Sikeston	MO	—	(6)	56	1,056	—	1,112	109	2/24/2012	2011
Dollar General	Sikeston	MO	—	(1)	144	819	—	963	61	8/24/2012	2012
Dollar General	Springfield	MO	—	(1)	378	702	—	1,080	62	6/14/2012	2012
Dollar General	St James	MO	—	(1)	81	244	—	325	21	6/19/2012	1999
Dollar General	St. Clair	MO	—		220	879	—	1,099	99	12/30/2011	2011

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Dollar General	St. Louis	MO	—	(1)	372	692	—	1,064	52	8/31/2012	2012
Dollar General	St. Louis	MO	—	(1)	260	606	—	866	43	9/26/2012	2012
Dollar General	Stanberry	MO	—	(3)	111	629	—	740	74	11/22/2011	2010
Dollar General	Steele	MO	—	(8)	31	598	—	629	73	11/10/2011	2009
Dollar General	Strafford	MO	—	(8)	51	461	10	522	56	11/10/2011	2009
Dollar General	Vienna	MO	—	(6)	78	704	—	782	72	2/24/2012	2011
Dollar General	Willow Springs	MO	—	(1)	24	213	—	237	18	6/19/2012	2002
Dollar General	Winona	MO	—	(1)	52	155	—	207	13	6/19/2012	2001
Dollar General	Edwards	MS	—		75	671	—	746	75	12/30/2011	2011
Dollar General	Greensville	MS	—		82	739	—	821	83	12/30/2011	2011
Dollar General	Hickory	MS	—	(1)	77	692	—	769	58	7/2/2012	2011
Dollar General	Jackson	MS	—	(1)	198	793	—	991	56	9/27/2012	2011
Dollar General	Meridian	MS	—	(1)	178	713	—	891	53	9/13/2012	2011
Dollar General	Meridian	MS	—	(1)	40	754	—	794	56	9/13/2012	2011
Dollar General	Moorhead	MS	—	(6)	107	606	—	713	57	5/1/2012	2011
Dollar General	Natchez	MS	—	(1)	166	664	—	830	59	6/11/2012	2012
Dollar General	Soso	MS	—	(6)	116	658	—	774	65	4/12/2012	2011
Dollar General	Stonewall	MS	—	(1)	116	655	—	771	55	7/2/2012	2011
Dollar General	Stringer	MS	—	(1)	116	655	—	771	55	7/2/2012	2011
Dollar General	Walmut Grove	MS	—		71	641	—	712	72	12/30/2011	2011
Dollar General	Fayetteville	NC	—		216	647	—	863	70	2/6/2012	2011
Dollar General	Hickory	NC	—	(1)	89	804	—	893	64	8/13/2012	2012
Dollar General	Ocean Isle Beach	NC	—		341	633	—	974	68	2/6/2012	2011
Dollar General	Tryon	NC	—	(1)	139	789	—	928	63	8/13/2012	2012
Dollar General	Vass	NC	—		226	528	—	754	57	2/6/2012	2011
Dollar General	Farmington	NM	—	(1)	269	807	—	1,076	60	9/6/2012	2012
Dollar General	Forest	OH	—		76	681	—	757	83	10/31/2011	2010
Dollar General	Greenfield	OH	—		110	986	—	1,096	102	2/23/2012	2011
Dollar General	Loudonville	OH	—	(1)	236	945	—	1,181	84	6/6/2012	2012
Dollar General	Lucasville	OH	—	(1)	223	893	—	1,116	79	5/16/2012	2012
Dollar General	New Carlisle	OH	—	(1)	215	860	—	1,075	72	7/10/2012	2012
Dollar General	New Matamoras	OH	—		123	696	—	819	85	10/31/2011	2010

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Dollar General	Payne	OH	—	(3)	81	729	—	810	89	10/31/2011	2010
Dollar General	Pleasant City	OH	—	(3)	131	740	—	871	90	10/31/2011	2010
Dollar General	Calera	OK	—	(1)	136	770	—	906	58	8/31/2012	2010
Dollar General	Commerce	OK	—	(1)	38	341	—	379	41	11/10/2011	2006
Dollar General	Hartshorne	OK	—	(1)	100	898	—	998	67	8/31/2012	2010
Dollar General	Lexington	OK	—	(1)	85	761	—	846	57	8/31/2012	2010
Dollar General	Maud	OK	—	(1)	76	688	—	764	51	8/31/2012	2010
Dollar General	Maysville	OK	—	(1)	41	785	—	826	59	8/31/2012	2010
Dollar General	Nowata	OK	—	(1)	43	128	—	171	11	6/19/2012	1998
Dollar General	Rush Spring	OK	—	(1)	87	779	—	866	58	8/31/2012	2010
Dollar General	Doyle	TN	—	(1)	75	679	—	754	51	8/22/2012	2012
Dollar General	Manchester	TN	—	(1)	114	646	—	760	51	7/26/2012	2012
Dollar General	McMinnville	TN	—	(1)	120	679	—	799	57	7/12/2012	2012
Dollar General	Pleasant Hill	TN	—		39	747	—	786	84	12/30/2011	2011
Dollar General	Academy	TX	—	(1)	122	693	—	815	65	4/27/2012	2012
Dollar General	Alto Bonito	TX	—	(5)	163	652	—	815	70	2/1/2012	2011
Dollar General	Blessing	TX	—	(1)	83	745	—	828	42	12/18/2012	2012
Dollar General	Bryan	TX	—	(1)	148	840	—	988	63	9/14/2012	2012
Dollar General	Bryan	TX	—	(1)	193	772	—	965	58	9/14/2012	2012
Dollar General	Bryan	TX	—	(1)	185	740	—	925	55	8/31/2012	2009
Dollar General	Canyon Lake	TX	—	(1)	149	843	—	992	59	10/12/2012	2012
Dollar General	Como	TX	—	(6)	76	683	—	759	64	4/20/2012	2012
Dollar General	Corpus Christi	TX	—	(1)	270	809	—	1,079	45	12/26/2012	2012
Dollar General	Dickinson	TX	—	(1)	87	786	—	873	55	9/25/2012	2012
Dollar General	Donna	TX	—	(1)	136	768	—	904	58	9/11/2012	2012
Dollar General	Donna	TX	—	(1)	200	799	—	999	56	10/12/2012	2012
Dollar General	Donna	TX	—	(1)	145	820	—	965	42	1/31/2013	2012
Dollar General	Edinburg	TX	—	(1)	136	769	—	905	58	9/7/2012	2012
Dollar General	Elemdorf	TX	—	(1)	94	847	—	941	56	10/23/2012	2012
Dollar General	Gladewater	TX	—	(1)	184	736	—	920	55	8/31/2012	2009
Dollar General	Gordonville	TX	—	(6)	38	717	—	755	67	4/20/2012	2012
Dollar General	Kyle	TX	—	(1)	132	747	—	879	52	9/26/2012	2012

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Dollar General	LaMarque	TX	—	(1)	102	917	—	1,019	69	8/31/2012	2010
Dollar General	Laredo	TX	—	(1)	253	758	—	1,011	60	7/31/2012	2012
Dollar General	Lubbock	TX	—	(1)	267	801	—	1,068	60	8/31/2012	2010
Dollar General	Lyford	TX	—		80	724	—	804	81	12/30/2011	2010
Dollar General	Morgans Point	TX	—	(1)	145	821	—	966	61	9/13/2012	2012
Dollar General	Mount Pleasant	TX	—	(1)	214	858	—	1,072	64	8/31/2012	2010
Dollar General	New Braunfels	TX	—	(1)	205	818	—	1,023	61	8/31/2012	2012
Dollar General	Poteet	TX	—	(3)	96	864	—	960	105	10/31/2011	2010
Dollar General	Progreso	TX	—	(3)	169	957	—	1,126	116	10/31/2011	2009
Dollar General	Rio Grande City	TX	—	(3)	137	779	—	916	95	10/31/2011	2010
Dollar General	Roma	TX	—	(3)	253	1,010	—	1,263	123	10/31/2011	2010
Dollar General	San Antonio	TX	—	(1)	252	756	—	1,008	50	10/22/2012	2012
Dollar General	San Antonio	TX	—	(1)	222	888	—	1,110	58	10/22/2012	2012
Dollar General	Silsbee	TX	—	(1)	43	810	—	853	68	7/6/2012	2012
Dollar General	Troy	TX	—	(1)	93	841	—	934	63	9/12/2012	2012
Dollar General	Tyler	TX	—	(1)	219	875	—	1,094	66	8/31/2012	2010
Dollar General	Victoria	TX	—	(1)	91	817	—	908	42	1/31/2013	2013
Dollar General	Waco	TX	—	(1)	192	767	—	959	57	8/31/2012	2012
Dollar General	Weslaco	TX	—	(1)	215	862	—	1,077	61	9/24/2012	2012
Dollar General	Burkeville	VA	—	(1)	160	906	—	1,066	85	5/8/2012	2012
Dollar General	Chesterfield	VA	—		242	726	—	968	78	2/6/2012	2011
Dollar General	Danville	VA	—		155	621	—	776	67	2/6/2012	2011
Dollar General	Hopewell	VA	—		584	713	—	1,297	77	2/6/2012	2011
Dollar General	Hot Springs	VA	—		283	661	—	944	71	2/6/2012	2011
Dollar General	Mellen	WI	—		79	711	—	790	80	12/30/2011	2011
Dollar General	Minong	WI	—		38	727	—	765	82	12/30/2011	2011

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Dollar General	Solon Springs	WI	—		76	685	—	761	77	12/30/2011	2011
Dunkin' Donuts/Baskin-Robbins	Dearborn Heights	MI	—	(1)	230	846	—	1,076	23	6/27/2013	1998
Einstein Bros. Bagels	Dearborn	MI	—	(1)	190	724	—	914	20	6/27/2013	1997
Exelis	Herndon	VA	39,519		1,384	53,584	—	54,968	434	11/5/2013	2006
Express Scripts	St. Louis	MO	—	(4)	5,706	32,333	—	38,039	3,661	1/25/2012	2011
Family Dollar	Rangeley	CO	—	(6)	66	593	—	659	56	5/4/2012	2010
Family Dollar	Middleburg	FL	—	(1)	274	822	—	1,096	27	6/4/2013	2008
Family Dollar	Ormond Beach	FL	—		573	860	—	1,433	28	6/4/2013	2008
Family Dollar	Lenox	GA	—	(1)	90	809	—	899	53	11/9/2012	2012
Family Dollar	Arco	ID	—	(1)	76	684	—	760	48	9/18/2012	2012
Family Dollar	Kimberly	ID	—	(1)	219	657	—	876	28	4/10/2013	2013
Family Dollar	Brookston	IN	—	(1)	126	715	—	841	50	10/1/2012	2012
Family Dollar	Greensburg	KS	—	(1)	80	718	—	798	13	9/9/2013	2012
Family Dollar	Chalmette	LA	—	(1)	751	615	—	1,366	58	5/3/2012	2011
Family Dollar	Tickfaw	LA	—	(1)	181	543	—	724	53	3/30/2012	2011
Family Dollar	Detroit	MI	—	(1)	130	1,169	—	1,299	71	11/27/2012	2011
Family Dollar	Detroit	MI	—	(1)	106	956	—	1,062	36	5/2/2013	1964
Family Dollar	Jackson	MI	—	(1)	93	525	—	618	10	9/12/2013	2007
Family Dollar	St Louis	MO	—	(1)	445	1,038	—	1,483	68	12/14/2012	2012
Family Dollar	St. Louis	MO	—	(1)	168	671	—	839	66	4/2/2012	2006
Family Dollar	St. Louis	MO	—	(1)	445	1,039	—	1,484	63	10/23/2012	2012
Family Dollar	St. Louis	MO	—	(1)	215	1,219	—	1,434	46	4/30/2013	2013
Family Dollar	Biloxi	MS	—	(6)	310	575	—	885	57	3/30/2012	2012
Family Dollar	Carriere	MS	—	(6)	200	599	—	799	59	3/30/2012	2012
Family Dollar	D'Iberville	MS	—	(1)	241	561	—	802	50	5/21/2012	2011
Family Dollar	Gulfport	MS	—	(6)	209	626	—	835	56	5/21/2012	2012
Family Dollar	Gulfport	MS	—	(1)	270	629	—	899	44	9/20/2012	2012
Family Dollar	Gulfport	MS	—	(1)	218	654	—	872	43	11/15/2012	2012
Family Dollar	Hattiesburg	MS	—	(1)	225	674	—	899	35	1/30/2013	2012
Family Dollar	Horn Lake	MS	—	(1)	225	676	—	901	51	8/22/2012	2012
Family Dollar	Kiln	MS	—	(1)	106	650	—	756	43	11/14/2012	2012

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Family Dollar	Okolona	MS	—	(1)	64	578	—	642	46	7/31/2012	2012
Family Dollar	Winona	MS	—	(1)	146	585	—	731	47	7/31/2012	2012
Family Dollar	Lumberton	NC	—		151	603	—	754	11	9/11/2013	2006
Family Dollar	Fort Yates	ND	—	(5)	126	715	—	841	77	1/31/2012	2010
Family Dollar	New Town	ND	—	(5)	105	942	—	1,047	101	1/31/2012	2011
Family Dollar	Rolla	ND	—	(5)	83	749	—	832	81	1/31/2012	2010
Family Dollar	Madison	NE	—	(5)	37	703	—	740	79	12/30/2011	2011
Family Dollar	Chimayo	NM	—	(1)	158	632	—	790	33	1/30/2013	2009
Family Dollar	Mountainair	NM	—	(1)	84	752	—	836	63	7/6/2012	2011
Family Dollar	Hawthorne	NV	—	(6)	191	764	—	955	68	6/1/2012	2012
Family Dollar	Lovelock	NV	—	(6)	185	742	—	927	69	5/4/2012	2012
Family Dollar	Silver Spring	NV	—	(1)	202	808	—	1,010	57	9/21/2012	2012
Family Dollar	Wells	NV	—	(6)	84	755	—	839	71	5/11/2012	2011
Family Dollar	Toledo	OH	—	(1)	306	917	—	1,223	43	2/25/2013	2012
Family Dollar	Warren	OH	—	(1)	170	681	—	851	51	9/11/2012	2012
Family Dollar	Stillwell	OK	—	(5)	40	768	—	808	86	1/6/2012	2011
Family Dollar	Tulsa	OK	—	(6)	220	878	—	1,098	70	7/30/2012	2012
Family Dollar	Martin	SD	—	(5)	85	764	—	849	82	1/31/2012	2009
Family Dollar	Harrison	TN	—	(1)	74	420	—	494	10	7/23/2013	2006
Family Dollar	Avinger	TX	—	(1)	40	761	—	801	50	10/22/2012	2012
Family Dollar	Caldwell	TX	—	(1)	138	552	—	690	49	5/29/2012	2012
Family Dollar	Chireno	TX	—	(1)	50	943	—	993	57	12/10/2012	2012
Family Dollar	Eagle Lake	TX	—	(1)	100	566	—	666	48	7/6/2012	2012
Family Dollar	Floydada	TX	—	(5)	36	681	—	717	77	12/30/2011	2010
Family Dollar	Kerens	TX	—	(6)	73	658	—	731	68	2/29/2012	2011
Family Dollar	Oakhurst	TX	—	(1)	36	683	—	719	42	12/12/2012	2012
Family Dollar	Plano	TX	—	(1)	468	869	—	1,337	20	8/1/2013	2013
Family Dollar	Kemmerer	WY	—	(1)	45	853	—	898	40	2/22/2013	2013
Famous Dave's	Independence	MO	—	(1)	620	422	—	1,042	12	6/27/2013	1999
Farmers Group, Inc.	Simi Valley	CA	25,620		11,851	31,096	—	42,947	314	11/5/2013	1982
Farmers New World Life Insurance Company	Mercer Island	WA	29,161		24,287	28,210	—	52,497	231	11/5/2013	1982

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
FedEx	Lowell	AR	—	(1)	396	7,521	—	7,917	382	3/15/2013	2012
FedEx	Yuma	AZ	—		—	2,076	—	2,076	148	10/17/2012	2011
FedEx	Chico	CA	—	(1)	308	2,776	—	3,084	198	11/9/2012	2006
FedEx	Commerce City	CO	—	(4)	6,556	26,224	—	32,780	2,799	3/20/2012	2007
FedEx	Melbourne	FL	—	(1)	159	1,433	—	1,592	36	7/26/2013	1989
FedEx	Kankakee	IL	—	(1)	195	1,103	—	1,298	107	5/31/2012	2003
FedEx	Mt. Vernon	IL	—	(1)	222	1,259	—	1,481	122	5/31/2012	2009
FedEx	Quincy	IL	—		371	2,101	—	2,472	160	9/28/2012	2012
FedEx	Evansville	IN	—	(1)	665	2,661	—	3,326	257	5/31/2012	2003
FedEx	Kokomo	IN	—		186	3,541	—	3,727	378	3/16/2012	2012
FedEx	Hazard	KY	—		215	4,085	—	4,300	312	9/28/2012	2012
FedEx	London	KY	—	(1)	191	1,081	—	1,272	104	5/31/2012	2000
FedEx	Grand Rapids	MI	4,800		1,797	7,189	—	8,986	694	6/14/2012	2012
FedEx	Port Huron	MI	—	(1)	125	1,121	—	1,246	40	5/31/2013	2003
FedEx	Roseville	MN	—		1,462	8,282	—	9,744	547	11/30/2012	2012
FedEx	Butte	MT	5,060		403	7,653	—	8,056	1,050	9/27/2011	2011
FedEx	Belmont	NH	—	(4)	265	2,386	—	2,651	291	12/29/2011	2011
FedEx	Wendover	NV	—	(1)	262	1,483	—	1,745	75	2/25/2013	2012
FedEx	Winnemucca	NV	—	(1)	280	1,585	—	1,865	81	2/25/2013	2012
FedEx	Blauvelt	NY	—		14,420	26,779	—	41,199	2,859	4/5/2012	2012
FedEx	Chillicothe	OH	—	(1)	143	1,284	—	1,427	124	5/31/2012	2000
FedEx	Mt. Pleasant	PA	—	(1)	454	1,814	98	2,366	179	5/31/2012	2001
FedEx	Blountville	TN	—	(4)	562	5,056	—	5,618	591	2/3/2012	2009
FedEx	Humboldt	TN	—		239	4,543	—	4,782	416	7/11/2012	2008
FedEx	Bryan	TX	—	(1)	1,422	3,318	—	4,740	320	6/15/2012	2011
FedEx	Omak	WA	—		252	1,425	—	1,677	109	9/27/2012	2012
FedEx	Wenatchee	WA	—		266	2,393	—	2,659	183	9/28/2012	2012
FedEx	Parkersburg	WV	—		193	3,671	—	3,864	280	9/20/2012	2012
FedEx Ground	Greenville	NC	—	(5)	363	6,903	—	7,266	772	2/22/2012	2011

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
FedEx Ground	Tulsa	OK	—	(5)	458	8,695	—	9,153	972	2/22/2012	2011
First Bank	Pinellas Park	FL	—		630	1,470	—	2,100	20	10/1/2013	1981
Fresenius	Aurora	IL	—		287	2,584	—	2,871	182	7/13/2012	2009
Fresenius	Chicago	IL	—		588	1,764	—	2,352	117	7/31/2012	2009
Fresenius	Waukegan	IL	—		94	1,792	—	1,886	119	7/31/2012	2011
Fresenius	Peru	IN	—		69	1,305	—	1,374	92	6/27/2012	1982
Fresenius	Bossier City	LA	—	(1)	120	682	—	802	29	1/30/2013	2008
Fresenius	Caro	MI	—	(1)	92	1,744	—	1,836	130	6/5/2012	2009
Fresenius	Jackson	MI	—		137	2,603	—	2,740	194	6/5/2012	2008
Fresenius	Albermarle	NC	—	(1)	139	1,253	—	1,392	39	4/30/2013	2008
Fresenius	Angier	NC	—	(1)	203	1,152	—	1,355	36	4/30/2013	2012
Fresenius	Asheboro	NC	—		323	2,903	—	3,226	91	4/30/2013	2012
Fresenius	Taylorsville	NC	—	(1)	275	1,099	—	1,374	34	4/30/2013	2011
Fresenius	Warsaw	NC	—	(1)	75	1,428	—	1,503	78	11/13/2012	2003
Fresenius	Kings Mills	OH	—	(1)	399	598	—	997	45	6/5/2012	2007
Fresenius	Dallas	TX	—	(1)	377	1,132	—	1,509	44	2/28/2013	1958
GE Aviation	Auburn	AL	—		1,627	30,920	—	32,547	1,767	11/21/2012	2012
General Mills	Geneva	IL	16,555		7,457	22,371	—	29,828	2,161	5/23/2012	1998
General Mills	Fort Wayne	IN	—	(1)	2,533	48,130	—	50,663	3,425	10/18/2012	2012
General Motors Financial Company	Arlington	TX	25,552		7,901	35,553	—	43,454	328	11/5/2013	1999
Golden Corral	Albany	GA	—	(1)	460	1,863	—	2,323	53	6/27/2013	1998
Golden Corral	Brunswick	GA	—	(1)	390	2,093	—	2,483	60	6/27/2013	1998
Golden Corral	McDonough	GA	—	(1)	930	3,936	—	4,866	113	6/27/2013	2004
Golden Corral	Council Bluffs	IA	—	(1)	1,140	1,460	—	2,600	42	6/27/2013	1998
Golden Corral	Evansville	IN	—	(1)	670	2,707	—	3,377	78	6/27/2013	1999
Golden Corral	Evansville	IN	—	(1)	640	944	—	1,584	27	6/27/2013	1999
Golden Corral	Fort Wayne	IN	—	(1)	820	1,935	—	2,755	55	6/27/2013	1999
Golden Corral	Kokomo	IN	—	(1)	780	2,107	—	2,887	60	6/27/2013	2000
Golden Corral	Elizabethtown	KY	—	(1)	760	2,753	—	3,513	79	6/27/2013	1997
Golden Corral	Henderson	KY	—	(1)	600	1,586	—	2,186	45	6/27/2013	1999
Golden Corral	Blue Springs	MO	—	(1)	810	1,346	—	2,156	39	6/27/2013	2000

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Golden Corral	Flowood	MS	—	(1)	680	2,730	—	3,410	78	6/27/2013	1999
Golden Corral	Aberdeen	NC	—	(1)	690	1,566	—	2,256	45	6/27/2013	1994
Golden Corral	Burlington	NC	—	(1)	840	2,319	—	3,159	66	6/27/2013	1993
Golden Corral	Hickory	NC	—	(1)	260	2,658	—	2,918	76	6/27/2013	1994
Golden Corral	Bellevue	NE	—	(1)	520	1,433	—	1,953	41	6/27/2013	1999
Golden Corral	Lincoln	NE	—	(1)	300	2,930	—	3,230	84	6/27/2013	2000
Golden Corral	Farmington	NM	—	(1)	270	3,174	—	3,444	91	6/27/2013	1996
Golden Corral	Columbus	OH	—	(1)	770	2,476	—	3,246	71	6/27/2013	1995
Golden Corral	Tulsa	OK	—	(1)	280	3,890	—	4,170	112	6/27/2013	1999
Golden Corral	Rock Hill	SC	—	(1)	320	2,130	—	2,450	61	6/27/2013	1999
Golden Corral	Cookeville	TN	—	(1)	800	1,937	—	2,737	56	6/27/2013	1999
Golden Corral	Bristol	VA	—	(1)	750	2,276	—	3,026	65	6/27/2013	2000
Goodfire BBQ	San Antonio	TX	—	(1)	350	341	—	691	10	6/27/2013	1983
Grandy's	Hobbs	NM	—	(1)	815	—	—	815	—	6/27/2013	1984
Grandy's	Ardmore	OK	—	(1)	454	—	—	454	—	6/27/2013	1983
Grandy's	Moore	OK	—	(1)	320	428	—	748	12	6/27/2013	1987
Grandy's	Oklahoma City	OK	—	(1)	260	380	—	640	11	6/27/2013	1985
Grandy's	Oklahoma City	OK	—	(1)	320	289	—	609	8	6/27/2013	1984
GSA	Birmingham	AL	10,568		1,400	8,830	—	10,230	84	11/5/2013	2005
GSA	Mobile	AL	—	(1)	268	5,095	—	5,363	420	6/19/2012	1995
GSA	Birmingham	AL	17,640		2,982	19,982	—	22,964	193	11/5/2013	2007
GSA	Springerville	AZ	—	(1)	148	2,810	—	2,958	232	7/2/2012	2006
GSA	Craig	CO	—	(5)	129	1,159	—	1,288	128	12/30/2011	2011
GSA	Cocoa	FL	—		253	1,435	—	1,688	164	12/13/2011	2009
GSA	Stuart	FL	—	(1)	900	3,600	—	4,500	363	3/5/2012	2011
GSA	Grangeville	ID	—		317	6,023	—	6,340	607	3/5/2012	2007
GSA	Kansas City	KS	16,872		4,264	29,678	—	33,942	276	11/5/2013	2003
GSA	Springfield	MO	—	(1)	131	2,489	—	2,620	228	5/15/2012	2011
GSA	Albany	NY	10,137		2,470	11,836	—	14,306	124	11/5/2013	2008
GSA	Freeport	NY	—	(1)	843	3,372	—	4,215	371	1/10/2012	1960
GSA	Plattsburg	NY	—	(1)	508	4,572	—	5,080	377	6/19/2012	2008
GSA	Warren	PA	—	(1)	341	3,114	—	3,455	268	6/19/2012	2008

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
GSA	Ponce	PR	—		1,780	9,297	—	11,077	128	11/5/2013	2000
GSA	Austin	TX	5,046		1,570	3,057	—	4,627	37	11/5/2013	2005
GSA	Fort Worth	TX	—	(1)	477	4,290	—	4,767	393	5/9/2012	2010
GSA	Gloucester	VA	—	(1)	287	1,628	—	1,915	134	6/19/2012	1997
Habanero's Mexican Grill	Hueytown	AL	—	(1)	60	639	—	699	18	6/27/2013	1987
Hanesbrands	Rural Hall	NC	—		1,082	22,565	—	23,647	1,426	12/21/2012	1989
Hardee's	Alma	GA	—	(1)	80	502	—	582	14	6/27/2013	1992
Hardee's	Brunswick	GA	—	(1)	200	494	—	694	14	6/27/2013	1992
Hardee's	Claxton	GA	—	(1)	170	469	—	639	13	6/27/2013	1986
Hardee's	Glennville	GA	—	(1)	170	450	—	620	12	6/27/2013	1986
Hardee's	Hazlehurst	GA	—	(1)	300	263	—	563	7	6/27/2013	1982
Hardee's	Metter	GA	—	(1)	230	369	—	599	10	6/27/2013	1984
Hardee's	Richmond Hill	GA	—	(1)	390	149	—	539	4	6/27/2013	1990
Hardee's	Savannah	GA	—	(1)	130	456	—	586	13	6/27/2013	1987
Hardee's	Swainsboro	GA	—	(1)	470	107	—	577	3	6/27/2013	1992
Hardee's	Vidalia	GA	—	(1)	220	377	—	597	10	6/27/2013	1990
Hardee's	Old Fort	NC	—	(1)	300	904	—	1,204	25	6/27/2013	1992
Hardee's	Aiken	SC	—	(1)	220	450	—	670	12	6/27/2013	1977
Hardee's	Chapin	SC	—	(1)	380	741	—	1,121	21	6/27/2013	1993
Hardee's	Bloomingdale	TN	—	(1)	270	844	—	1,114	23	6/27/2013	1992
Hardee's	Clinton	TN	—	(1)	390	893	—	1,283	25	6/27/2013	1992
Hardee's	Crossville	TN	—	(1)	300	689	—	989	19	6/27/2013	1992
Hardee's Red Burrito	Attalla	AL	—	(1)	220	896	—	1,116	25	6/27/2013	1993
Hash House A-Go-Go Restaurant	Las Vegas	NV	—	(1)	580	1,347	—	1,927	39	6/27/2013	1997
Home Depot	Columbia	SC	13,776		2,911	15,463	—	18,374	2,748	11/1/2009	2009
Houlihan's	Plymouth Meeting	PA	—	(1)	870	2,015	—	2,885	58	6/27/2013	1974
Huntington National Bank	Conneaut	OH	—		205	477	—	682	6	10/1/2013	1971
Huntington National Bank	Jefferson	OH	—		255	765	—	1,020	10	10/1/2013	1963

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Hy-Vee	Vermillion	SD	—		409	3,684	—	4,093	194	4/8/2013	2003
IHOP	Homewood	AL	—	(1)	610	1,762	—	2,372	50	6/27/2013	1996
IHOP	Castle Rock	CO	—	(1)	320	2,334	—	2,654	67	6/27/2013	1999
IHOP	Greeley	CO	—	(1)	120	1,538	—	1,658	44	6/27/2013	1998
IHOP	Pueblo	CO	—	(1)	330	1,589	—	1,919	46	6/27/2013	1997
IHOP	Stockbridge	GA	—	(1)	580	2,091	—	2,671	60	6/27/2013	1997
IHOP	Natchitoches	LA	—		750	89	—	839	3	6/27/2013	1990
IHOP	Roseville	MI	—	(1)	340	1,071	—	1,411	31	6/27/2013	1997
IHOP	Kansas City	MO	—	(1)	630	1,002	—	1,632	29	6/27/2013	1998
IHOP	Southaven	MS	—	(1)	350	2,108	—	2,458	60	6/27/2013	1997
IHOP	Poughkeepsie	NY	—	(1)	430	1,129	—	1,559	32	6/27/2013	1996
IHOP	Greenville	SC	—	(1)	610	1,551	—	2,161	44	6/27/2013	1998
IHOP	Clarksville	TN	—	(1)	530	1,346	—	1,876	39	6/27/2013	1997
IHOP	Memphis	TN	—	(1)	750	2,009	—	2,759	58	6/27/2013	1997
IHOP	Murfreesboro	TN	—	(1)	600	1,687	—	2,287	48	6/27/2013	1998
IHOP	Fort Worth	TX	—	(1)	560	1,879	—	2,439	54	6/27/2013	1994
IHOP	Houston	TX	—	(1)	760	2,462	—	3,222	71	6/27/2013	1996
IHOP	Killeen	TX	—	(1)	380	1,028	—	1,408	29	6/27/2013	1997
IHOP	Lake Jackson	TX	—	(1)	370	2,018	—	2,388	58	6/27/2013	1997
IHOP	Leon Valley	TX	—	(1)	650	2,055	—	2,705	59	6/27/2013	1997
IHOP	Auburn	WA	—	(1)	780	1,878	—	2,658	54	6/27/2013	1997
Invesco Holding Co. Ltd.	Denver	CO	43,700		12,650	66,398	—	79,048	607	11/5/2013	2008
Iron Mountain	Columbus	OH	—	(1)	405	3,642	—	4,047	278	9/28/2012	1954
Jack in the Box	Avondale	AZ	—	(1)	110	2,237	—	2,347	62	6/27/2013	1998
Jack in the Box	Chandler	AZ	—	(1)	450	1,447	—	1,897	40	6/27/2013	1998
Jack in the Box	Folsom	CA	—	(1)	280	2,423	—	2,703	67	6/27/2013	1997
Jack in the Box	Fresno	CA	—	(1)	190	1,810	—	2,000	50	6/27/2013	1997
Jack in the Box	West Sacramento	CA	—	(1)	590	1,710	—	2,300	47	6/27/2013	1997
Jack in the Box	Burley	ID	—	(1)	240	1,430	—	1,670	40	6/27/2013	2000
Jack in the Box	Moscow	ID	—	(1)	350	1,110	—	1,460	31	6/27/2013	1992
Jack in the Box	Belleville	IL	—	(1)	200	966	—	1,166	27	6/27/2013	1987
Jack in the Box	Florissant	MO	—	(1)	502	1,515	—	2,045	42	6/27/2013	1997

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Jack in the Box	St. Louis	MO	—	(1)	420	1,494	—	1,914	41	6/27/2013	1998
Jack in the Box	Las Vegas	NV	—	(1)	680	1,533	—	2,213	42	6/27/2013	1997
Jack in the Box	Salem	OR	—	(1)	580	1,301	—	1,881	36	6/27/2013	1999
Jack in the Box	Tigard	OR	—	(1)	620	1,361	—	1,981	38	6/27/2013	1999
Jack in the Box	Arlington	TX	—	(1)	420	1,325	—	1,745	37	6/27/2013	1993
Jack in the Box	Arlington	TX	—	(1)	420	1,365	—	1,785	38	6/27/2013	1995
Jack in the Box	Corinth	TX	—	(1)	400	1,416	—	1,816	39	6/27/2013	1997
Jack in the Box	Farmers Branch	TX	—	(1)	460	1,640	—	2,100	45	6/27/2013	1988
Jack in the Box	Fort Worth	TX	—	(1)	490	1,702	—	2,192	47	6/27/2013	1991
Jack in the Box	Georgetown	TX	—	(1)	600	1,508	—	2,108	42	6/27/2013	1999
Jack in the Box	Granbury	TX	—	(1)	380	1,449	—	1,829	40	6/27/2013	1999
Jack in the Box	Grand Prairie	TX	—	(1)	600	1,856	—	2,456	51	6/27/2013	1995
Jack in the Box	Grapevine	TX	—	(1)	470	1,344	—	1,814	37	6/27/2013	1992
Jack in the Box	Gun Barrel City	TX	—	(1)	300	961	—	1,261	27	6/27/2013	1998
Jack in the Box	Houston	TX	—	(1)	460	1,437	—	1,897	40	6/27/2013	1993
Jack in the Box	Houston	TX	—	(1)	390	1,172	—	1,562	32	6/27/2013	1993
Jack in the Box	Houston	TX	—	(1)	330	1,845	—	2,175	51	6/27/2013	1996
Jack in the Box	Houston	TX	—	(1)	410	1,621	—	2,031	45	6/27/2013	1992
Jack in the Box	Houston	TX	—	(1)	450	1,396	—	1,846	39	6/27/2013	1992
Jack in the Box	Hutchins	TX	—	(1)	330	1,363	—	1,693	38	6/27/2013	1998
Jack in the Box	Kingswood	TX	—	(1)	430	955	—	1,385	26	6/27/2013	1992
Jack in the Box	Lufkin	TX	—	(1)	440	1,544	—	1,984	43	6/27/2013	1999
Jack in the Box	Lufkin	TX	—	(1)	450	1,563	—	2,013	43	6/27/2013	1998
Jack in the Box	Mesquite	TX	—	(1)	560	1,652	—	2,212	46	6/27/2013	1992
Jack in the Box	Nacogdoches	TX	—	(1)	340	1,320	—	1,660	37	6/27/2013	1998
Jack in the Box	Orange	TX	—	(1)	270	1,661	—	1,931	46	6/27/2013	1999
Jack in the Box	Port Arthur	TX	—	(1)	460	1,405	—	1,865	39	6/27/2013	1994
Jack in the Box	Rockwall	TX	—	(1)	450	1,275	—	1,725	35	6/27/2013	1992
Jack in the Box	San Antonio	TX	—	(1)	400	1,244	—	1,644	34	6/27/2013	1999
Jack in the Box	San Antonio	TX	—	(1)	470	1,256	—	1,726	35	6/27/2013	1999
Jack in the Box	San Antonio	TX	—	(1)	350	1,249	—	1,599	35	6/27/2013	1992
Jack in the Box	Spring	TX	—	(1)	450	1,487	—	1,937	41	6/27/2013	1993

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Jack in the Box	Spring	TX	—	(1)	570	1,340	—	1,910	37	6/27/2013	1999
Jack in the Box	Tyler	TX	—	(1)	450	1,025	—	1,475	28	6/27/2013	1999
Jack in the Box	Weatherford	TX	—	(1)	480	1,329	—	1,809	37	6/27/2013	1999
Jack in the Box	Enumclaw	WA	—	(1)	380	1,238	—	1,618	34	6/27/2013	1997
Joe's Crab Shack	Lilburn	GA	—	(1)	800	1,917	—	2,717	55	6/27/2013	1999
Joe's Crab Shack	Houston	TX	—	(1)	900	1,749	—	2,649	50	6/27/2013	1994
John Deere	Davenport	IA	—	(1)	1,161	22,052	—	23,213	2,130	5/31/2012	2003
Johnson Controls, Inc.	Pinellas Park	FL	16,200		4,538	23,842	—	28,380	242	11/5/2013	2001
Kaiser Foundation	Cupertino	CA	—	(1)	14,236	42,708	—	56,944	1,848	2/20/2013	2005
Ker's WingHouse Bar and Grill	Brandon	FL	—	(1)	340	654	—	994	19	6/27/2013	1999
Ker's WingHouse Bar and Grill	Clearwater	FL	—	(1)	550	627	—	1,177	18	6/27/2013	1979
Key Bank	Spencerport	NY	—	(1)	59	1,112	—	1,171	35	6/5/2013	1960
Key Bank	Berea	OH	—		234	1,326	—	1,560	18	10/1/2013	1958
KFC	Deming	NM	—	(1)	220	691	—	911	19	6/27/2013	1992
KFC	Las Cruces	NM	—	(1)	270	498	—	768	14	6/27/2013	1990
KFC	Appleton	WI	—	(1)	350	874	—	1,224	24	6/27/2013	1988
Kohl's	Howell	MI	—		547	10,399	—	10,946	548	3/28/2013	2003
Koninklijke Ahold, N.V.	Levittown	PA	13,340		4,716	9,955	—	14,671	83	11/5/2013	2006
Krystal	Greenville	AL	—	(1)	195	1,147	—	1,367	32	6/27/2013	2000
Krystal	Montgomery	AL	—	(1)	259	1,036	—	1,295	91	9/21/2012	1964
Krystal	Montgomery	AL	—	(1)	560	829	—	1,389	23	6/27/2013	2000
Krystal	Phoenix City	AL	—	(1)	366	1,465	—	1,831	129	9/21/2012	1980
Krystal	Scottsboro	AL	—	(1)	20	1,157	—	1,177	32	6/27/2013	1999
Krystal	Tuscaloosa	AL	—	(1)	206	1,165	—	1,371	103	9/21/2012	1976
Krystal	Jacksonville	FL	—	(1)	574	574	—	1,148	51	9/21/2012	1990
Krystal	Orlando	FL	—	(1)	372	372	—	744	33	9/21/2012	1994

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Krystal	Orlando	FL	—	(1)	669	446	—	1,115	39	9/21/2012	1995
Krystal	Plant City	FL	—	(1)	355	533	—	888	47	9/21/2012	2012
Krystal	St. Augustine	FL	—	(1)	411	411	—	822	36	9/21/2012	2012
Krystal	Albany	GA	—	(1)	309	721	—	1,030	63	9/21/2012	1962
Krystal	Atlanta	GA	—	(1)	166	664	—	830	58	9/21/2012	1973
Krystal	Augusta	GA	—	(1)	365	851	—	1,216	75	9/21/2012	1979
Krystal	Columbus	GA	—	(1)	622	934	—	1,556	82	9/21/2012	1977
Krystal	Decatur	GA	—	(1)	94	533	—	627	47	9/21/2012	1965
Krystal	East Point	GA	—	(1)	221	664	—	885	55	10/26/2012	1984
Krystal	Macon	GA	—	(1)	325	759	—	1,084	67	9/21/2012	1962
Krystal	Milledgeville	GA	—	(1)	261	609	—	870	54	9/21/2012	2011
Krystal	Snellville	GA	—	(1)	466	466	—	932	41	9/21/2012	1981
Krystal	Gulfport	MS	—	(1)	215	861	—	1,076	76	9/21/2012	2011
Krystal	Jackson	MS	—	(1)	285	1,140	—	1,425	100	9/21/2012	1978
Krystal	Jackson	MS	—	(1)	198	1,120	—	1,318	99	9/21/2012	1983
Krystal	Pearl	MS	—	(1)	426	638	—	1,064	56	9/21/2012	1976
Krystal	Chattanooga	TN	—	(1)	336	784	—	1,120	69	9/21/2012	2010
Krystal	Chattanooga	TN	—	(1)	500	947	—	1,447	26	6/27/2013	1994
Krystal	Knoxville	TN	—	(1)	369	246	—	615	22	9/21/2012	1970
Kum & Go	Bentonville	AR	—	(1)	587	1,370	—	1,957	83	11/20/2012	2009
Kum & Go	Lowell	AR	—	(1)	774	1,437	—	2,211	87	11/20/2012	2009
Kum & Go	Paragould	AR	—	(1)	708	2,123	—	2,831	149	9/28/2012	2012
Kum & Go	Rogers	AR	—	(1)	668	1,559	—	2,227	95	11/20/2012	2008
Kum & Go	Sherwood	AR	—	(1)	866	1,609	—	2,475	113	9/28/2012	2012
Kum & Go	Fountain	CO	—	(1)	1,131	1,696	—	2,827	95	12/24/2012	2012
Kum & Go	Monument	CO	—	(1)	1,192	1,457	—	2,649	82	12/24/2012	2012
Kum & Go	Muscatine	IA	—	(1)	794	1,853	—	2,647	104	12/31/2012	2012
Kum & Go	Ottumwa	IA	—	(1)	586	1,368	—	1,954	83	11/20/2012	1998
Kum & Go	Waukee	IA	—	(1)	1,280	1,280	—	2,560	54	3/28/2013	2012
Kum & Go	Tioga	ND	—	(1)	318	2,863	—	3,181	188	11/8/2012	2012
Kum & Go	Muskogee	OK	—	(1)	423	1,691	—	2,114	40	7/22/2013	2013
Kum & Go	Cheyenne	WY	—	(1)	411	2,327	—	2,738	131	12/27/2012	2012

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Leeann Chin	Blaine	MN	—	(1)	480	528	—	1,008	15	6/27/2013	1996
Leeann Chin	Chanhassen	MN	—	(1)	450	763	—	1,213	21	6/27/2013	1995
Leeann Chin	Golden Valley	MN	—	(1)	270	776	—	1,046	21	6/27/2013	1996
Logan's Roadhouse	Huntsville	AL	—	(1)	520	4,797	—	5,317	138	6/27/2013	2003
Logan's Roadhouse	Fayetteville	AR	—	(1)	1,570	2,182	—	3,752	63	6/27/2013	2004
Logan's Roadhouse	Hattiesburg	MS	—	(1)	890	4,012	—	4,902	115	6/27/2013	2006
Logan's Roadhouse	Clarksville	TN	—	(1)	1,010	4,424	—	5,434	127	6/27/2013	1994
Logan's Roadhouse	Cleveland	TN	—	(1)	890	3,902	—	4,792	112	6/27/2013	2003
Logan's Roadhouse	El Paso	TX	—	(1)	320	4,731	—	5,051	136	6/27/2013	1999
Long John Silver's	Alamogordo	NM	—	(1)	160	574	—	734	16	6/27/2013	1977
LongHorn Steakhouse	Tampa	FL	—	(1)	370	1,852	—	2,222	53	6/27/2013	1999
Lowe's	New Orleans	LA	15,643		10,317	20,728	—	31,045	172	11/5/2013	2005
Mattress Firm	Boise	ID	—	(1)	335	1,339	—	1,674	63	2/22/2013	2013
Mattress Firm	Columbus	IN	—	(1)	157	891	—	1,048	58	11/6/2012	2012
Mattress Firm	Raleigh	NC	—	(1)	1,091	1,091	—	2,182	77	9/28/2012	2012
Mattress Firm	Wilson	NC	—	(1)	373	692	—	1,065	49	9/28/2012	2012
Mattress Firm	Florence	SC	—	(1)	398	929	—	1,327	57	12/7/2012	2012
Mattress Firm	Rock Hill	SC	—	(1)	385	898	—	1,283	17	8/21/2013	2008
Mattress Firm	Nederland	TX	—	(1)	311	1,245	—	1,556	87	9/26/2012	2012
McAlister's	Murfreesboro	TN	—	(1)	310	720	—	1,030	21	6/27/2013	1985
MetroPCS Wireless	Richardson	TX	—		1,292	19,606	—	20,898	168	11/5/2013	1987
Michelin North America	Louisville	KY	—	(2)	1,120	7,763	—	8,883	79	11/5/2013	2011
Monro Muffler	Waukesha	WI	—	(1)	228	684	—	912	17	7/23/2013	2002
Morgan's Food's	Pittsburgh	PA	—		180	269	—	449	4	10/1/2013	1985
Morgan's Food's	Benwood	WV	—		123	287	—	410	4	10/1/2013	2006
Mo's Irish Pub Restaurant	Wauwatosa	WI	—	(1)	550	818	—	1,368	23	6/27/2013	1977
Mrs Baird's	Dallas	TX	—	(1)	453	4,077	—	4,530	373	7/11/2012	2002
Multi tenant (1000 Milwaukee Avenue)	Glenview	IL	55,523		14,016	73,313	—	87,329	665	11/5/2013	2001
Multi tenant (15721 Park Row Boulevard)	Houston	TX	19,525		2,356	36,347	—	38,703	295	11/5/2013	2009
Multi tenant (1585 Sawdust Road)	The Woodlands	TX	22,440		4,724	40,332	—	45,056	321	11/5/2013	2009

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Multi tenant (2211 Old Earhart Road)	AnnArbor	MI	29,356		3,520	39,594	—	43,114	314	11/5/2013	2013
Multi tenant (26501 Aliso Creek Road)	Aliso Viejo	CA	40,024		18,726	31,970	—	50,696	266	11/5/2013	2005
Multi tenant (5859 Farinon Drive)	San Antonio	TX	10,000		1,666	19,092	—	20,758	155	11/5/2013	2008
Multi tenant (Columbia Pike)	Silver Spring	MD	—		2,190	26,635	766	29,591	203	11/5/2013	1986
Multi tenant (Dodge Building)	Omaha	NE	—	(2)	—	7,358	—	7,358	112	11/5/2013	2011
Multi tenant (Landmark Building)	Omaha	NE	—	(2)	—	10,156	4	10,160	253	11/5/2013	1991
My Dentist	Chickasha	OK	—	(1)	100	186	—	286	6	6/27/2013	2001
National Tire & Battery	Morrow	GA	—	(1)	397	1,586	—	1,983	146	6/5/2012	1992
National Tire & Battery	St. Louis	MO	—	(1)	756	924	—	1,680	63	10/31/2012	1998
Nestle Holdings	Breinigsville	PA	46,494		—	66,948	—	66,948	681	11/5/2013	1994
O'Reilly Auto Parts	Oneonta	AL	—	(1)	81	460	—	541	37	8/2/2012	2000
O'Reilly Auto Parts	Laramie	WY	—	(1)	144	1,297	—	1,441	91	10/12/2012	1999
Pearson	Lawrence	KS	15,177		2,548	18,057	—	20,605	156	11/5/2013	1997
Pilot Flying J	Carnesville	GA	—	(1)	1,867	7,466	—	9,333	494	1/31/2013	2000
Pizza Hut	Cooper City	FL	—	(1)	320	466	—	786	13	6/27/2013	1998
Pizza Hut	Marathon	FL	—	(1)	530	187	—	717	5	6/27/2013	1980
Pizza Hut	Bozeman	MT	—	(1)	150	343	—	493	10	6/27/2013	1976
Pizza Hut	Glasgow	MT	—	(1)	120	217	—	337	6	6/27/2013	1985
Pizza Hut	Laurel	MT	—	(1)	170	621	—	791	18	6/27/2013	1985
Pizza Hut	Livingston	MT	—	(1)	130	245	—	375	7	6/27/2013	1979
Pizza Hut	Knoxville	TN	—	(1)	300	546	—	846	16	6/27/2013	1992
Pollo Tropical	Davie	FL	—	(1)	280	1,490	—	1,770	41	6/27/2013	1993
Pollo Tropical	Fort Lauderdale	FL	—	(1)	190	1,242	—	1,432	34	6/27/2013	1996
Pollo Tropical	Lake Worth	FL	—	(1)	280	1,182	—	1,462	33	6/27/2013	1994
Popeyes	Starke	FL	—	(1)	380	—	—	380	—	6/27/2013	1997
Popeyes	Thomasville	GA	—	(1)	110	705	—	815	20	6/27/2013	1998
Popeyes	Valdosta	GA	—	(1)	240	599	—	839	17	6/27/2013	1998
Popeyes	New Orleans	LA	—	(1)	60	390	—	450	11	6/27/2013	1975

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Popeyes	Channelview	TX	—	(1)	220	401	—	621	11	6/27/2013	1980
Popeyes	Houston	TX	—	(1)	300	244	—	544	7	6/27/2013	1978
Popeyes	Houston	TX	—	(1)	190	452	—	642	13	6/27/2013	1978
PriceRite	Rochester	NY	—		569	3,222	—	3,791	285	9/27/2012	2007
Pulte Mortgage LLC	Englewood	CO	—		2,563	22,026	—	24,589	185	11/5/2013	2009
Qdoba	Flint	MI	—	(1)	110	990	—	1,100	52	3/29/2013	2006
Qdoba	Grand Blanc	MI	—	(1)	165	935	—	1,100	49	3/29/2013	2006
Rally's	Indianapolis	IN	—	(1)	210	1,514	—	1,724	42	6/27/2013	1990
Rally's	Kokomo	IN	—	(1)	290	548	—	838	15	6/27/2013	1989
Rally's	Muncie	IN	—	(1)	310	1,196	—	1,506	33	6/27/2013	1989
Rally's	Harvey	LA	—	(1)	420	870	—	1,290	24	6/27/2013	2004
Rally's	New Orleans	LA	—	(1)	450	1,691	—	2,141	47	6/27/2013	1990
Rally's	New Orleans	LA	—	(1)	220	1,018	—	1,238	28	6/27/2013	2004
Rally's	Hamtramck	MI	—	(1)	230	1,020	—	1,250	28	6/27/2013	1993
Razzoos	Lewisville	TX	—	(1)	780	1,503	—	2,283	43	6/27/2013	1997
Reckitt Benckiser	Chester	NJ	5,500		886	7,972	—	8,858	513	8/16/2012	2006
Rite Aid	Jeffersonville	IN	—	(1)	824	2,472	—	3,296	161	11/30/2012	2008
Rite Aid	Lawrenceburg	KY	—	(1)	567	2,267	—	2,834	147	11/30/2012	2008
Rite Aid	Lexington	KY	—	(1)	—	1,943	—	1,943	126	11/30/2012	2007
Rite Aid	Paris	KY	—	(1)	743	2,228	—	2,971	145	11/30/2012	2008
Rite Aid	Scottsville	KY	—	(1)	153	2,904	—	3,057	189	11/30/2012	2007
Rite Aid	Stanford	KY	—	(1)	152	2,886	—	3,038	188	11/30/2012	2009
Rite Aid	Lima	OH	—	(1)	576	2,304	—	2,880	161	11/13/2012	2006
Rite Aid	Louisville	OH	—	(1)	576	3,266	—	3,842	229	10/31/2012	2008
Rite Aid	Marion	OH	—	(1)	508	2,877	—	3,385	201	11/13/2012	2006
Rite Aid	Huntington	WV	—	(1)	964	2,250	—	3,214	146	11/30/2012	2008
Rubbermaid	Winfield	KS	12,725		1,056	20,060	—	21,116	2,039	4/25/2012	2008
Rubbermaid	Winfield	KS	—	(1)	819	15,555	—	16,374	1,028	11/28/2012	2012
Ruby Tuesday	Colorado Springs	CO	—	(1)	480	809	—	1,289	23	6/27/2013	1999
Ruby Tuesday	Dillon	CO	—	(1)	400	1,628	—	2,028	47	6/27/2013	1999
Ruby Tuesday	Bartow	FL	—	(1)	270	1,916	—	2,186	55	6/27/2013	1999
Ruby Tuesday	London	KY	—	(1)	370	1,493	—	1,863	43	6/27/2013	1997

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Ruby Tuesday	Somerset	KY	—	(1)	480	1,120	—	1,600	32	6/27/2013	1998
Sakura Tepanyaki Steakhouse	Orem	UT	—	(1)	340	658	—	998	19	6/27/2013	1999
Sam's Southern Eatery	Kennesaw	GA	—	(1)	210	46	—	256	1	6/27/2013	1976
Scotts Company	Orrville	OH	—	(1)	611	1,134	—	1,745	98	7/30/2012	2008
Scotts Company	Orrville	OH	—	(1)	609	11,576	—	12,185	1,000	7/30/2012	2008
Scotts Company	Orrville	OH	—	(1)	278	2,502	—	2,780	191	9/28/2012	2008
Shaw's Supermarkets	Plymouth	MA	—	(1)	1,440	3,361	—	4,801	394	4/18/2012	2000
Shoney's	Athens	AL	—		560	110	—	670	3	6/27/2013	1982
Shoney's	Florence	AL	—		100	484	—	584	14	6/27/2013	1966
Shoney's	Gadsden	AL	—	(1)	220	707	—	927	20	6/27/2013	1982
Shoney's	Oxford	AL	—	(1)	670	25	—	695	1	6/27/2013	1977
Shoney's	Valdosta	GA	—		420	440	—	860	13	6/27/2013	2000
Shoney's	Elizabethtown	KY	—	(1)	450	465	—	915	13	6/27/2013	1986
Shoney's	Grayson	KY	—	(1)	420	406	—	826	12	6/27/2013	1994
Shoney's	Owensboro	KY	—		390	129	—	519	4	6/27/2013	1988
Shoney's	Lafayette	LA	—		530	138	—	668	4	6/27/2013	1989
Shoney's	Osage Beach	MO	—		453	113	—	566	3	6/27/2013	1992
Shoney's	Hattiesburg	MS	—	(1)	730	618	—	1,348	18	6/27/2013	1989
Shoney's	Jackson	MS	—	(1)	360	572	—	932	16	6/27/2013	1989
Shoney's	Summerville	SC	—	(1)	350	800	—	1,150	23	6/27/2013	1995
Shoney's	Cookeville	TN	—	(1)	510	760	—	1,270	22	6/27/2013	1995
Shoney's	Lawrenceburg	TN	—	(1)	330	873	—	1,203	25	6/27/2013	1983
Shoney's	Charleston	WV	—	(1)	190	543	—	733	16	6/27/2013	1981
Shoney's	Lewisburg	WV	—	(1)	110	642	—	752	18	6/27/2013	1981
Shoney's	Princeton	WV	—	(1)	90	593	—	683	17	6/27/2013	1975
Shoney's	Ripley	WV	—	(1)	200	599	—	799	17	6/27/2013	1981
Smokey Bones BBQ	Morrow	GA	—		390	2,184	—	2,574	63	6/27/2013	1999
Sonny's Real Pit Bar-B-Q	Athens	GA	—	(1)	460	1,280	—	1,740	37	6/27/2013	1981
Sonny's Real Pit Bar-B-Q	Conyers	GA	—	(1)	450	663	—	1,113	19	6/27/2013	1994
Sonny's Real Pit Bar-B-Q	Marietta	GA	—	(1)	290	1,772	—	2,062	51	6/27/2013	1988
Spaghetti Warehouse	Marietta	GA	—	(1)	800	276	—	1,076	8	6/27/2013	1986

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Spaghetti Warehouse	Aurora	IL	—	(1)	480	805	—	1,285	23	6/27/2013	1993
Spaghetti Warehouse	Elk Grove Village	IL	—	(1)	550	299	—	849	9	6/27/2013	1995
Spaghetti Warehouse	Oklahoma City	OK	—	(1)	570	1,193	—	1,763	34	6/27/2013	1905
Spaghetti Warehouse	Tulsa	OK	—	(1)	530	1,174	—	1,704	34	6/27/2013	1917
Spaghetti Warehouse	Memphis	TN	—	(1)	100	283	—	383	8	6/27/2013	1905
Spaghetti Warehouse	Arlington	TX	—	(1)	630	1,400	—	2,030	40	6/27/2013	1994
Spaghetti Warehouse	Dallas	TX	—	(1)	810	1,656	—	2,466	47	6/27/2013	1990
Spaghetti Warehouse	Houston	TX	—	(1)	980	2,284	—	3,264	65	6/27/2013	1906
Spaghetti Warehouse	Plano	TX	—	(1)	540	1,060	—	1,600	30	6/27/2013	1993
Spaghetti Warehouse	San Antonio	TX	—	(1)	1,140	1,434	—	2,574	41	6/27/2013	1907
Subway	Knoxville	TN	—	(1)	160	349	—	509	10	6/27/2013	1990
Sweet Tomatoes	Coral Springs	FL	—	(1)	790	1,625	—	2,415	47	6/27/2013	1997
Synovus Bank	Tampa	FL	—	(1)	985	2,298	—	3,283	123	12/31/2012	1959
T.G.I. Friday's	Homestead	PA	—	(1)	970	3,455	—	4,425	99	6/27/2013	2000
Taco Bell	Daphne	AL	—	(1)	180	1,278	—	1,458	35	6/27/2013	1984
Taco Bell	Foley	AL	—	(1)	360	1,460	—	1,820	40	6/27/2013	1992
Taco Bell	Mobile	AL	—	(1)	160	1,973	—	2,133	55	6/27/2013	1994
Taco Bell	SaraLand	AL	—	(1)	150	1,063	—	1,213	29	6/27/2013	1991
Taco Bell	Jacksonville	FL	—	(1)	440	1,167	—	1,607	32	6/27/2013	1985
Taco Bell	Jacksonville	FL	—	(1)	340	1,383	—	1,723	38	6/27/2013	1991
Taco Bell	Pensacola	FL	—	(1)	140	1,897	—	2,037	53	6/27/2013	1986
Taco Bell	Augusta	GA	—	(1)	220	1,292	—	1,512	36	6/27/2013	1979
Taco Bell	Hephzibah	GA	—	(1)	330	930	—	1,260	26	6/27/2013	1998
Taco Bell	Jesup	GA	—	(1)	230	715	—	945	20	6/27/2013	1998
Taco Bell	Waycross	GA	—	(1)	170	1,115	—	1,285	31	6/27/2013	1994
Taco Bell	St. Louis	MO	—	(1)	190	1,951	—	1,541	44	6/27/2013	1991
Taco Bell	Wentzville	MO	—	(1)	410	1,168	—	1,578	32	6/27/2013	2000

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Taco Bell	Brunswick	OH	—	(1)	400	1,267	—	1,667	35	6/27/2013	1992
Taco Bell	North Olmstead	OH	—	(1)	390	904	—	1,294	25	6/27/2013	1979
Taco Bell	Kingston	TN	—	(1)	280	714	—	994	20	6/27/2013	1997
Taco Bell	Dallas	TX	—	(1)	400	1,225	—	1,625	34	6/27/2013	1997
Taco Bell	Colonial Heights	VA	—	(1)	450	1,144	—	1,594	32	6/27/2013	1994
Taco Bell	Hayes	VA	—	(1)	350	—	—	350	—	6/27/2013	1994
Taco Bell	Portsmouth	VA	—		350	—	—	350	—	6/27/2013	1997
Taco Bell	Richmond	VA	—	(1)	500	1,061	—	1,561	29	6/27/2013	1994
Taco Bell	Richmond	VA	—	(1)	510	1,321	—	1,831	37	6/27/2013	1994
Taco Bell/Long John Silvers	Ashtabula	OH	—	(1)	440	1,640	—	2,080	45	6/27/2013	2004
Taco Bell/Pizza Hut	Dallas	TX	—	(1)	420	1,582	—	2,002	44	6/27/2013	2000
Taco Cabana	Austin	TX	—	(1)	700	2,105	—	2,805	58	6/27/2013	1980
Taco Cabana	Pasadena	TX	—	(1)	420	1,420	—	1,840	39	6/27/2013	1994
Taco Cabana	San Antonio	TX	—	(1)	600	1,955	—	2,555	54	6/27/2013	1994
Taco Cabana	San Antonio	TX	—	(1)	500	1,740	—	2,240	48	6/27/2013	1985
Taco Cabana	San Antonio	TX	—	(1)	280	1,695	—	1,975	47	6/27/2013	1986
Taco Cabana	San Antonio	TX	—	(1)	500	1,766	—	2,266	49	6/27/2013	1984
Taco Cabana	Schertz	TX	—	(1)	520	1,408	—	1,928	39	6/27/2013	1998
Talbots HQ	Hingham	MA	—		3,009	27,080	—	30,089	762	5/24/2013	1980
TCF National Bank	Crystal	MN	—	(1)	640	642	—	1,282	17	6/27/2013	1981
TD Bank	Falmouth	ME	—		4,057	23,489	—	27,046	864	3/18/2013	2002
Teva Pharmaceuticals Industries Limited	Malvern	PA	—	(2)	2,666	40,981	—	43,647	326	11/5/2013	2013
Texas Roadhouse	Cedar Rapids	IA	—	(1)	430	2,194	—	2,624	63	6/27/2013	2000
Texas Roadhouse	Ammon	ID	—	(1)	490	1,206	—	1,696	35	6/27/2013	1999
Texas Roadhouse	Shively	KY	—	(1)	540	2,055	—	2,595	59	6/27/2013	1998
Texas Roadhouse	Concord	NC	—	(1)	650	2,130	—	2,780	61	6/27/2013	2000
Texas Roadhouse	Gastonia	NC	—	(1)	570	1,544	—	2,114	44	6/27/2013	1999
Texas Roadhouse	Hickory	NC	—	(1)	580	1,831	—	2,411	53	6/27/2013	1999
Texas Roadhouse	Dickson City	PA	—	(1)	640	1,897	—	2,537	54	6/27/2013	2000
Texas Roadhouse	College Station	TX	—	(1)	670	2,299	—	2,969	66	6/27/2013	2000
Texas Roadhouse	Grand Prairie	TX	—	(1)	780	1,867	—	2,647	54	6/27/2013	1997

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
The Kroger Co.	Calhoun	GA	—	(2)	—	6,279	—	6,279	52	11/5/2013	1996
The Kroger Co.	Lithonia	GA	—	(2)	—	6,250	—	6,250	52	11/5/2013	1996
The Kroger Co.	Suwanee	GA	—	(2)	—	7,574	—	7,574	63	11/5/2013	1996
The Kroger Co.	Suwanee	GA	—	(2)	—	7,691	—	7,691	64	11/5/2013	1996
The Kroger Co.	Frankfort	KY	—	(2)	—	5,794	—	5,794	48	11/5/2013	1996
The Kroger Co.	Georgetown	KY	—	(2)	—	6,742	—	6,742	56	11/5/2013	1996
The Kroger Co.	Madisonville	KY	—	(2)	—	5,715	—	5,715	48	11/5/2013	1996
The Kroger Co.	Murray	KY	—	(2)	—	6,165	—	6,165	51	11/5/2013	1996
The Kroger Co.	Owensboro	KY	—	(2)	—	6,073	—	6,073	51	11/5/2013	1996
The Kroger Co.	Franklin	TN	—	(2)	—	7,782	—	7,782	65	11/5/2013	1996
The Kroger Co.	Knoxville	TN	—	(2)	—	7,642	—	7,642	64	11/5/2013	1996
The Pantry, Inc.	Montgomery	AL	—	(1)	526	1,228	—	1,754	69	12/31/2012	1998
The Pantry, Inc.	Charlotte	NC	—	(1)	1,332	1,332	—	2,664	75	12/31/2012	2004
The Pantry, Inc.	Charlotte	NC	—	(1)	1,667	417	—	2,084	23	12/31/2012	1982
The Pantry, Inc.	Charlotte	NC	—	(1)	1,191	1,787	—	2,978	100	12/31/2012	1987
The Pantry, Inc.	Charlotte	NC	—	(1)	1,070	1,308	—	2,378	73	12/31/2012	1997
The Pantry, Inc.	Conover	NC	—	(1)	1,144	936	—	2,080	53	12/31/2012	1998
The Pantry, Inc.	Cornelius	NC	—	(1)	1,847	2,258	—	4,105	127	12/31/2012	1999
The Pantry, Inc.	Lincolnton	NC	—	(1)	1,766	2,159	—	3,925	121	12/31/2012	2000
The Pantry, Inc.	Matthews	NC	—	(1)	980	1,819	—	2,799	102	12/31/2012	1987
The Pantry, Inc.	Thomasville	NC	—	(1)	1,175	1,436	—	2,611	81	12/31/2012	2000
The Pantry, Inc.	Fort Mill	SC	—	(1)	1,311	1,967	—	3,278	110	12/31/2012	1988
The Procter & Gamble Co.	FortWayne	IN	25,904		—	26,400	—	26,400	268	11/5/2013	1994
Thermo Process Systems	Sugarland	TX	—	(1)	1,680	7,778	—	9,458	94	9/24/2013	2005
Tiffany & Co.	Parsippany	NJ	55,773		2,248	81,083	—	83,331	824	11/5/2013	2002
Tilted Kilt	Hendersonville	TN	—	(1)	310	763	—	1,073	22	6/27/2013	1994
Time Warner Cable	Milwaukee	WI	20,570		3,081	22,512	—	25,593	217	11/5/2013	2001
Tire Kingdom	Dublin	OH	—	(6)	373	1,119	—	1,492	108	4/27/2012	2003
TJX Companies, Inc.	Philadelphia	PA	67,335		9,890	84,955	—	94,845	864	11/5/2013	2001
T-Mobile USA, Inc.	Nashville	TN	10,295		1,190	15,847	—	17,037	140	11/5/2013	2002
Tractor Supply	Oneonta	AL	—	(1)	359	1,438	—	1,797	46	4/18/2013	2012

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Tractor Supply	Gray	LA	—		550	2,202	—	2,752	149	8/7/2012	2011
Tractor Supply	Negaunee	MI	—	(1)	488	1,953	—	2,441	147	6/12/2012	2010
Tractor Supply	Plymouth	NH	—		424	2,402	—	2,826	124	11/29/2012	2011
Tractor Supply	Allentown	NJ	—	(5)	697	3,949	—	4,646	361	1/27/2012	2011
Tractor Supply	Rio Grande City	TX	—	(1)	469	1,095	—	1,564	78	6/19/2012	2008
UPS e-Logistics	Elizabethtown	KY	—	(1)	1,460	10,923	—	12,383	167	9/24/2013	2001
Bob's Stores	Randolph	MA	6,929		2,840	6,826	—	9,666	68	11/5/2013	1993
Vacant	Bethesda	MD	54,554		8,538	31,879	—	40,417	292	11/5/2013	2012
Vacant	Irving	TX	—		3,096	5,302	—	8,398	34	11/5/2013	1997
Vacant (Development property)	Columbia	SC	—		—	6,941	7,006	13,947	—	11/5/2013	in progress
Vacant (Development property)	The Woodlands	TX	—		—	5,411	1,521	6,932	—	11/5/2013	in progress
Vitamin Shoppe	Evergreen Park	IL	—	(1)	476	1,427	—	1,903	53	4/19/2013	2012
Vitamin Shoppe	Ashland	VA	—		2,400	19,663	—	22,063	200	11/5/2013	2013
Walgreens	Wetumpka	AL	—	(5)	547	3,102	—	3,649	341	2/22/2012	2007
Walgreens	Peoria	AZ	—	(1)	837	1,953	—	2,790	98	2/28/2013	1996
Walgreens	Phoenix	AZ	—	(1)	1,037	1,927	—	2,964	87	3/26/2013	1999
Walgreens	Coalings	CA	—	(3)	396	3,568	—	3,964	482	10/11/2011	2008
Walgreens	Acworth	GA	—	(1)	1,583	2,940	—	4,523	162	1/25/2013	2012
Walgreens	Chicago	IL	—	(1)	1,212	2,829	—	4,041	156	1/30/2013	1999
Walgreens	Chicago	IL	—	(1)	1,617	3,003	—	4,620	165	1/30/2013	2007
Walgreens	Anderson	IN	—		807	3,227	—	4,034	274	7/31/2012	2001
Walgreens	Orlando	FL	—	(1)	1,007	1,869	—	2,876	28	9/30/2013	1996
Walgreens	Olathe	KS	—	(1)	1,258	3,774	—	5,032	94	7/25/2013	2002
Walgreens	Frankfort	KY	—	(5)	911	3,643	—	4,554	419	2/8/2012	2006
Walgreens	Shreveport	LA	—	(5)	619	3,509	—	4,128	386	2/22/2012	2003
Walgreens	Baltimore	MD	—	(1)	1,185	2,764	—	3,949	69	8/6/2013	2000
Walgreens	Clinton	MI	—	(1)	1,463	3,413	—	4,876	239	11/13/2012	2002
Walgreens	Dearborn	MI	—	(1)	190	3,605	—	3,795	162	4/1/2013	1998

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Walgreens	Eastpointe	MI	—	(1)	668	2,672	—	3,340	307	1/19/2012	1998
Walgreens	Lincoln Park	MI	—		1,041	5,896	—	6,937	501	7/31/2012	2007
Walgreens	Livonia	MI	—	(1)	261	2,350	—	2,611	106	4/1/2013	1998
Walgreens	Stevensville	MI	—	(3)	855	3,420	—	4,275	428	11/28/2011	2007
Walgreens	Troy	MI	—	(1)	—	1,896	—	1,896	123	12/12/2012	2000
Walgreens	Warren	MI	—	(1)	748	2,991	—	3,739	194	11/21/2012	1999
Walgreens	Columbia	MS	—		452	4,072	—	4,524	244	12/21/2012	2011
Walgreens	Greenwood	MS	—	(5)	561	3,181	—	3,742	350	2/22/2012	2007
Walgreens	Maplewood	NJ	—	(3)	1,071	6,071	—	7,142	759	11/18/2011	2011
Walgreens	Las Vegas	NV	—		1,528	6,114	—	7,642	581	5/30/2012	2009
Walgreens	Las Vegas	NV	—	(1)	700	2,801	—	3,501	112	4/30/2013	2001
Walgreens	Staten Island	NY	—		—	3,984	—	3,984	538	10/5/2011	2007
Walgreens	Akron	OH	—		664	1,548	—	2,212	54	5/31/2013	1994
Walgreens	Bryan	OH	—	(5)	219	4,154	—	4,373	457	2/22/2012	2007
Walgreens	Eaton	OH	—		398	3,586	—	3,984	323	6/27/2012	2008
Walgreens	Tahlequah	OK	—		647	3,664	—	4,311	220	1/2/2013	2008
Walgreens	Aibonito Pueblo	PR	—		1,855	5,566	—	7,421	278	3/5/2013	2012
Walgreens	Las Piedras	PR	—		1,726	5,179	—	6,905	233	4/3/2013	2012
Walgreens	Anderson	SC	—	(5)	835	3,342	—	4,177	384	2/8/2012	2006
Walgreens	Easley	SC	—		1,206	3,617	—	4,823	326	6/27/2012	2007
Walgreens	Greenville	SC	—		1,313	3,940	—	5,253	355	6/27/2012	2006
Walgreens	Myrtle Beach	SC	—	(1)	—	2,077	—	2,077	249	12/29/2011	2001
Walgreens	North Charleston	SC	—		1,320	3,081	—	4,401	277	6/27/2012	2008
Walgreens	Cordova	TN	—		1,005	2,345	—	3,350	164	11/9/2012	2002
Walgreens	Memphis	TN	—		896	2,687	—	3,583	201	10/2/2012	2003
Walgreens	Portsmouth	VA	2,118		730	3,311	—	4,041	33	11/5/2013	1998
Wendy's	Atascadero	CA	—	(1)	230	1,009	—	1,239	28	6/27/2013	2000
Wendy's	Camarillo	CA	—	(1)	320	2,253	—	2,573	62	6/27/2013	1996
Wendy's	Paso Robles	CA	—	(1)	150	1,603	—	1,753	44	6/27/2013	1999
Wendy's	Worcester	MA	—	(1)	370	1,288	—	1,658	36	6/27/2013	1996
Wendy's	Salisbury	MD	—	(1)	370	1,299	—	1,669	36	6/27/2013	1993
Wendy's	Swanton	OH	—	(1)	430	1,233	—	1,663	34	6/27/2013	1999
Wendy's	Sylvania	OH	—	(1)	300	799	—	1,099	22	6/27/2013	1999
Wendy's	Knoxville	TN	—	(1)	330	1,161	—	1,491	32	6/27/2013	1998
Wendy's	Knoxville	TN	—	(1)	330	1,132	—	1,462	31	6/27/2013	1996
Wendy's	Millington	TN	—	(1)	380	1,208	—	1,588	33	6/27/2013	1976
Wendy's	Bluefield	VA	—	(1)	450	1,927	—	2,377	53	6/27/2013	1992
Wendy's	Midlothian	VA	—	(1)	230	1,300	—	1,530	36	6/27/2013	1991
Wendy's	Beaver	WV	—	(1)	290	1,156	—	1,446	32	6/27/2013	1982
West Marine	Deltaville	VA	—	(1)	425	2,409	—	2,834	192	7/31/2012	2012
Williams Sonoma	Olive Branch	MS	28,350		2,330	44,266	—	46,596	3,825	8/10/2012	2001
Abuelo's	Rogers	AR	—	(14)	825	2,296	—	3,121	66	6/27/2013	2003
Academy Sports	Smyrna	TN	—		2,109	8,434	—	10,543	68	11/1/2013	2012

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Academy Sports	Mobile	AL	—		1,311	7,431	—	8,742	60	11/1/2013	2012
Advance Auto	Opelika	AL	—	(14)	289	1,156	—	1,445	43	4/24/2013	2013
Aliberto's Mexican Food	Holbrook	AZ	—	(14)	32	96	—	128	3	6/27/2013	1981
Applebee's	Davenport	FL	—	(14)	1,506	4,517	—	6,023	112	7/31/2013	2007
Applebee's	Bradenton	FL	—	(14)	2,475	3,713	—	6,188	92	7/31/2013	1994
Applebee's	Rio Rancho	NM	—	(14)	645	3,654	—	4,299	91	7/31/2013	1995
Applebee's	Brandon	FL	—	(14)	2,453	3,647	—	6,100	105	6/27/2013	1997
Applebee's	Lakeland	FL	—	(14)	1,959	3,638	—	5,597	90	7/31/2013	2000
Applebee's	Temple Terrace	FL	—	(14)	2,396	3,594	—	5,990	89	7/31/2013	1993
Applebee's	Largo	FL	—	(14)	2,334	3,501	—	5,835	87	7/31/2013	1995
Applebee's	St. Petersburg	FL	—	(14)	2,329	3,493	—	5,822	87	7/31/2013	1994
Applebee's	Riverview	FL	—	(14)	1,849	3,434	—	5,283	85	7/31/2013	2006
Applebee's	Hobbs	NM	—	(14)	600	3,401	—	4,001	84	7/31/2013	2002
Applebee's	Valrico	FL	—	(14)	1,202	3,274	—	4,476	94	6/27/2013	1998
Applebee's	Wesley Chapel	FL	—	(14)	3,272	3,272	—	6,544	81	7/31/2013	2000
Applebee's	New Port Richey	FL	—	(14)	1,695	3,147	—	4,842	78	7/31/2013	1998
Applebee's	Inverness	FL	—	(14)	1,977	2,965	—	4,942	74	7/31/2013	2000
Applebee's	Corpus Christi	TX	—	(14)	563	2,926	—	3,489	84	6/27/2013	2000
Applebee's	Nampa	ID	—	(14)	729	2,915	—	3,644	72	7/31/2013	2000
Applebee's	Pueblo	CO	—	(14)	960	2,879	—	3,839	71	7/31/2013	1998
Applebee's	Plant City	FL	—	(14)	2,079	2,869	—	4,948	82	6/27/2013	2001
Applebee's	Evans	GA	—	(14)	1,426	2,649	—	4,075	66	7/31/2013	2004
Applebee's	Winter Haven	FL	—	(14)	2,130	2,603	—	4,733	65	7/31/2013	1999
Applebee's	Gresham	OR	—		853	2,560	—	3,413	49	8/30/2013	2004
Applebee's	Garden City	ID	—		628	2,512	—	3,140	48	8/30/2013	2003
Applebee's	Savannah	GA	—	(14)	1,329	2,468	—	3,797	61	7/31/2013	1994
Applebee's	Crystal River	FL	—	(14)	1,328	2,467	—	3,795	61	7/31/2013	2001
Applebee's	Alamogordo	NM	—		271	2,438	—	2,709	47	8/30/2013	2000
Applebee's	Lakeland	FL	—	(14)	1,283	2,383	—	3,666	59	7/31/2013	1997
Applebee's	Augusta	GA	—	(14)	1,254	2,329	—	3,583	58	7/31/2013	1987
Applebee's	Roswell	NM	—	(14)	405	2,295	—	2,700	57	7/31/2013	1998
Applebee's	Pueblo	CO	—		752	2,257	—	3,009	43	8/30/2013	1998
Applebee's	Greeley	CO	—	(14)	559	2,235	—	2,794	55	7/31/2013	1995
Applebee's	Phenix City	AL	—	(14)	1,488	2,232	—	3,720	55	7/31/2013	1999
Applebee's	Oxford	AL	—		1,162	2,157	—	3,319	41	8/30/2013	1995
Applebee's	Clackamas	OR	—	(14)	901	2,103	—	3,004	52	7/31/2013	1997
Applebee's	Tualatin	OR	—	(14)	1,116	2,072	—	3,188	51	7/31/2013	2002
Applebee's	Richland	WA	—	(14)	1,112	2,064	—	3,176	51	7/31/2013	2003
Applebee's	Edinburg	TX	—	(14)	898	2,058	—	2,956	59	6/27/2013	2006
Applebee's	Thornton	CO	—		681	2,043	—	2,724	39	8/30/2013	1994
Applebee's	Colorado Springs	CO	—	(14)	499	1,996	—	2,495	49	7/31/2013	1995
Applebee's	McAllen	TX	—	(14)	1,114	1,988	—	3,102	57	6/27/2013	1993
Applebee's	Brighton	CO	—	(14)	657	1,972	—	2,629	49	7/31/2013	1998

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Applebee's	Colorado Springs	CO	—	(14)	629	1,888	—	2,517	47	7/31/2013	1994
Applebee's	Vancouver	WA	—		791	1,846	—	2,637	35	8/30/2013	2001
Applebee's	Pocatello	ID	—	(14)	612	1,837	—	2,449	46	7/31/2013	1998
Applebee's	San Antonio	TX	—	(14)	732	1,796	—	2,528	51	6/27/2013	2003
Applebee's	Milledgeville	GA	—	(14)	1,174	1,761	—	2,935	44	7/31/2013	1999
Applebee's	Boise	ID	—	(14)	948	1,761	—	2,709	44	7/31/2013	1998
Applebee's	Arvada	CO	—	(14)	754	1,760	—	2,514	44	7/31/2013	1996
Applebee's	Crestview	FL	—	(14)	943	1,752	—	2,695	43	7/31/2013	2000
Applebee's	Northglenn	CO	—	(14)	578	1,734	—	2,312	43	7/31/2013	1993
Applebee's	Auburn	AL	—	(14)	1,155	1,732	—	2,887	43	7/31/2013	1993
Applebee's	Ocean Springs	MS	—	(14)	673	1,708	—	2,381	49	6/27/2013	2000
Applebee's	Vancouver	WA	—	(14)	718	1,675	—	2,393	42	7/31/2013	2001
Applebee's	Roseburg	OR	—		717	1,673	—	2,390	32	8/30/2013	2000
Applebee's	Lake Oswego	OR	—	(14)	1,352	1,652	—	3,004	41	7/31/2013	1993
Applebee's	Newton	KS	—	(14)	504	1,569	—	2,073	45	6/27/2013	1998
Applebee's	Fall River	MA	—		275	1,558	—	1,833	39	7/31/2013	1994
Applebee's	New Braunfels	TX	—	(14)	566	1,486	—	2,052	43	6/27/2013	1995
Applebee's	Dublin	GA	—	(14)	1,171	1,431	—	2,602	35	7/31/2013	1998
Applebee's	North Canton	OH	—		152	838	—	990	24	6/27/2013	1992
Arby's	Atlanta	GA	—	(14)	1,207	987	—	2,194	22	7/31/2013	1984
Arby's	Kennesaw	GA	—	(14)	583	840	—	1,423	23	6/27/2013	1984
Arby's	Memphis	TN	—	(14)	449	835	—	1,284	18	7/31/2013	1998
Arby's	Mount Vernon	IL	—	(14)	911	764	—	1,675	21	6/27/2013	1999
Arby's	Richmond Hill	GA	—	(14)	430	755	—	1,185	21	6/27/2013	1984
Arby's	Grandville	MI	—	(14)	1,133	755	—	1,888	17	7/31/2013	1982
Arby's	Prescott	AZ	—		404	750	—	1,154	16	7/31/2013	1986
Arby's	Schertz	TX	—		499	748	—	1,247	16	7/31/2013	1996
Arby's	Apopka	FL	—	(14)	464	697	—	1,161	15	7/31/2013	1985
Arby's	Mobile	AL	—		460	685	—	1,145	19	6/27/2013	1986
Arby's	Wyoming	MI	—	(14)	1,513	648	—	2,161	14	7/31/2013	1970
Arby's	Fort Wayne	IN	—		529	647	—	1,176	14	7/31/2013	1987
Arby's	Louisville	KY	—		336	625	—	961	26	5/30/2013	1979
Arby's	Phoenix	AZ	—		559	618	—	1,177	17	6/27/2013	1995
Arby's	Fountain Hills	AZ	—		241	597	—	838	17	6/27/2013	1994
Arby's	Orlando	FL	—		251	585	—	836	13	7/31/2013	1985
Arby's	Rockledge	FL	—		381	571	—	952	13	7/31/2013	1984
Arby's	Erie	PA	—		188	552	—	740	15	6/27/2013	1966
Arby's	Merritt Island	FL	—		297	552	—	849	12	7/31/2013	1984
Arby's	Hopkinsville	KY	—	(14)	432	528	—	960	12	7/31/2013	1994
Arby's	Clovis	NM	—		91	518	—	609	14	6/27/2013	1982
Arby's	Winchester	IN	—		341	511	—	852	11	7/31/2013	1988
Arby's	Lexington	NC	—		484	504	—	988	14	6/27/2013	1987
Arby's	Guntersville	AL	—		142	503	—	645	14	6/27/2013	1986

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Arby's	New Albany	IN	—	(14)	456	470	—	926	13	6/27/2013	2005
Arby's	Chattanooga	TN	—	(14)	201	469	—	670	10	7/31/2013	1998
Arby's	New Albany	IN	—	(14)	325	465	—	790	13	6/27/2013	1995
Arby's	Scottsburg	IN	—	(14)	526	445	—	971	12	6/27/2013	1989
Arby's	Corinth	MS	—	(14)	753	429	—	1,182	12	6/27/2013	1984
Arby's	Alexander City	AL	—	(14)	527	401	—	928	11	6/27/2013	1999
Arby's	Middlefield	OH	—		379	388	—	767	11	6/27/2013	1988
Arby's	Rochester	NY	—		128	384	—	512	8	7/31/2013	1985
Arby's	Savannah	GA	—		293	293	—	586	6	7/31/2013	1985
Arby's	Albuquerque	NM	—		217	246	—	463	7	6/27/2013	1987
Arby's	Alexandria	LA	—		82	245	—	327	5	7/31/2013	1985
Arby's	Las Vegas	NM	—		236	236	—	472	5	7/31/2013	1985
Arby's	Toccoa	GA	—		185	227	—	412	5	7/31/2013	1998
Arby's	Bullhead City	AZ	—		550	—	—	550	—	6/27/2013	1999
Arby's	Omaha	NE	—		359	—	—	359	—	7/31/2013	1984
Auto Pawn	Columbus	GA	—		170	—	—	170	—	6/27/2013	1987
Bandana's Bar-B-Q Restaurant	Fenton	MO	—		470	314	—	784	6	8/30/2013	1986
Billboard	Memphis	TN	—		33	—	—	33	—	7/31/2013	N/A
Billboard	Memphis	TN	—		63	—	—	63	—	7/31/2013	N/A
Billboard	Memphis	TN	—		73	—	—	73	—	7/31/2013	N/A
Billboard	Memphis	TN	—		90	—	—	90	—	7/31/2013	N/A
Billboard	Memphis	TN	—		69	—	—	69	—	7/31/2013	N/A
Black Meg 43	Copperas Cove	TX	—	(14)	151	151	—	302	4	6/27/2013	1969
Bojangles	Statesville	NC	—	(14)	646	1,937	—	2,583	43	7/31/2013	1988
Bojangles	Denver	NC	—	(14)	1,013	1,881	—	2,894	41	7/31/2013	1997
Bojangles	Hickory	NC	—	(14)	749	1,789	—	2,538	50	6/27/2013	1973
Bojangles	Fountain Inn	SC	—		287	1,150	—	1,437	20	10/10/2013	2012
Bojangles	Taylorsville	NC	—	(14)	436	1,108	—	1,544	31	6/27/2013	1987
Bojangles	Troutman	NC	—		718	1,077	—	1,795	19	10/10/2013	2012
Bridgestone Firestone	Kansas City	MO	—	(14)	651	1,954	—	2,605	66	5/31/2013	2008
Bruegger's Bagels	Durham	NC	—	(14)	312	728	—	1,040	16	7/31/2013	1926
Bucho's Mexican Food	Bolingbrook	IL	—	(14)	470	137	—	607	4	6/27/2013	1992
Buffalo Wild Wings	Langhorne	PA	—	(14)	815	815	—	1,630	20	7/31/2013	1999
Burger King	Augusta	GA	—	(14)	693	2,080	—	2,773	46	7/31/2013	1986
Burger King	Spanaway	WA	—		509	1,628	—	2,137	45	6/27/2013	1997
Burger King	Cleveland	MS	—	(14)	688	1,606	—	2,294	35	7/31/2013	1985
Burger King	Brandon	MS	—	(14)	649	1,513	—	2,162	42	6/27/2013	1981
Burger King	North Augusta	SC	—	(14)	256	1,451	—	1,707	32	7/31/2013	1985
Burger King	Troy	AL	—	(14)	461	1,383	—	1,844	30	7/31/2013	1984
Burger King	Charlotte	NC	—		1,105	1,372	—	2,477	38	6/27/2013	1997
Burger King	Martinez	GA	—	(14)	909	1,350	—	2,259	37	6/27/2013	1998
Burger King	Greenville	MS	—	(14)	573	1,337	—	1,910	29	7/31/2013	2004
Burger King	Germantown	WI	—	(14)	644	1,300	—	1,944	36	6/27/2013	1986

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Burger King	Denver	CO	—	(14)	872	1,242	—	2,114	34	6/27/2013	1994
Burger King	Alpharetta	GA	—	(14)	501	1,219	—	1,720	34	6/27/2013	2001
Burger King	Amesbury	MA	—	(14)	835	1,217	—	2,052	34	6/27/2013	1977
Burger King	Dothan	AL	—	(14)	628	1,167	—	1,795	26	7/31/2013	1983
Burger King	Roswell	GA	—	(14)	495	1,156	—	1,651	25	7/31/2013	1998
Burger King	Wahoo	NE	—	(14)	196	1,109	—	1,305	24	7/31/2013	1990
Burger King	Dothan	AL	—	(14)	594	1,104	—	1,698	24	7/31/2013	1999
Burger King	Cut Off	LA	—		726	1,088	—	1,814	24	7/31/2013	1990
Burger King	Defuniak Springs	FL	—	(14)	362	1,087	—	1,449	24	7/31/2013	1989
Burger King	Blair	NE	—	(14)	272	1,087	—	1,359	24	7/31/2013	1987
Burger King	Maywood	IL	—	(14)	860	1,051	—	1,911	23	7/31/2013	2003
Burger King	North Augusta	SC	—	(14)	450	1,050	—	1,500	23	7/31/2013	1985
Burger King	Bainbridge	GA	—	(14)	347	1,042	—	1,389	23	7/31/2013	1998
Burger King	Sierra Vista	AZ	—		260	1,041	—	1,301	23	7/31/2013	1994
Burger King	Greenwood	MS	—	(14)	692	1,038	—	1,730	23	7/31/2013	1988
Burger King	Kansas CIty	MO	—		444	1,036	—	1,480	23	7/31/2013	1984
Burger King	Laredo	TX	—	(14)	684	1,026	—	1,710	23	7/31/2013	2002
Burger King	Andalusia	AL	—	(14)	181	1,025	—	1,206	23	7/31/2013	2000
Burger King	Kingsford	MI	—	(14)	53	1,015	—	1,068	22	7/31/2013	1983
Burger King	Red Oak	IA	—	(14)	334	1,002	—	1,336	22	7/31/2013	1988
Burger King	Austin	TX	—	(14)	666	999	—	1,665	28	6/27/2013	1998
Burger King	Cairo	GA	—	(14)	245	981	—	1,226	22	7/31/2013	1997
Burger King	Alpharetta	GA	—	(14)	1,128	977	—	2,105	27	6/27/2013	1993
Burger King	Springfield	FL	—	(14)	324	971	—	1,295	21	7/31/2013	1999
Burger King	Opelousas	LA	—		964	964	—	1,928	21	7/31/2013	1998
Burger King	Panama City	FL	—	(14)	319	956	—	1,275	21	7/31/2013	1998
Burger King	Chattanooga	TN	—	(14)	637	955	—	1,592	21	7/31/2013	1985
Burger King	Dover	NH	—	(14)	1,159	952	—	2,111	26	6/27/2013	1970
Burger King	Des Moines	IA	—	(14)	1,160	949	—	2,109	21	7/31/2013	1987
Burger King	Alpharetta	GA	—	(14)	795	943	—	1,738	26	6/27/2013	1997
Burger King	Philadelphia	MS	—	(14)	402	939	—	1,341	21	7/31/2013	1993
Burger King	Brewton	AL	—	(14)	307	920	—	1,227	20	7/31/2013	1993
Burger King	Stuart	IA	—	(14)	607	911	—	1,518	20	7/31/2013	1997
Burger King	Yazoo City	MS	—	(14)	489	909	—	1,398	20	7/31/2013	1993
Burger King	Marshfield	WI	—	(14)	232	885	—	1,117	25	6/27/2013	1986
Burger King	Thomson	GA	—	(14)	748	876	—	1,624	24	6/27/2013	1988
Burger King	Wilmington	NC	—	(14)	573	870	—	1,443	24	6/27/2013	1999
Burger King	Alpharetta	GA	—	(14)	635	865	—	1,500	24	6/27/2013	1998
Burger King	Clarksdale	MS	—	(14)	865	865	—	1,730	19	7/31/2013	1988
Burger King	Opp	AL	—	(14)	214	857	—	1,071	19	7/31/2013	1994
Burger King	Cincinnati	OH	—		353	824	—	1,177	18	7/31/2013	1974
Burger King	Greenville	MS	—	(14)	351	820	—	1,171	18	7/31/2013	1993
Burger King	Grand Rapids	MI	—	(14)	346	807	—	1,153	18	7/31/2013	1985

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Burger King	Grenada	MS	—	(14)	536	805	—	1,341	18	7/31/2013	1989
Burger King	Clinton	NC	—	(14)	494	801	—	1,295	22	6/27/2013	1999
Burger King	Chadbourn	NC	—	(14)	353	797	—	1,150	22	6/27/2013	1999
Burger King	Texas City	TX	—	(14)	421	782	—	1,203	17	7/31/2013	1984
Burger King	New Philadelphia	OH	—		419	779	—	1,198	17	7/31/2013	1986
Burger King	Mansfield	OH	—		191	766	—	957	17	7/31/2013	1985
Burger King	Lake Charles	LA	—		610	746	—	1,356	16	7/31/2013	1990
Burger King	Warren	MI	—		248	745	—	993	16	7/31/2013	1987
Burger King	Atmore	AL	—	(14)	181	723	—	904	16	7/31/2013	2000
Burger King	Tallahassee	FL	—	(14)	720	720	—	1,440	16	7/31/2013	1998
Burger King	Weston	WI	—	(14)	329	718	—	1,047	20	6/27/2013	1987
Burger King	Walker	MI	—	(14)	305	711	—	1,016	16	7/31/2013	1975
Burger King	Evergreen	AL	—	(14)	172	689	—	861	15	7/31/2013	1997
Burger King	Chicago Ridge	IL	—	(14)	431	684	—	1,115	19	6/27/2013	1998
Burger King	Perry	IA	—	(14)	557	680	—	1,237	15	7/31/2013	1997
Burger King	Springfield	IL	—	(14)	354	677	—	1,031	19	6/27/2013	1995
Burger King	Hudsonville	MI	—	(14)	451	676	—	1,127	15	7/31/2013	1988
Burger King	Natchez	MS	—		225	674	—	899	15	7/31/2013	1973
Burger King	Irondequoit	NY	—		988	659	—	1,647	14	7/31/2013	1980
Burger King	Enterprise	AL	—	(14)	437	655	—	1,092	14	7/31/2013	1985
Burger King	Nashua	NH	—	(14)	655	655	—	1,310	14	7/31/2013	2008
Burger King	Claremont	NC	—	(14)	646	646	—	1,292	18	6/27/2013	2000
Burger King	Pontiac	IL	—		151	616	—	767	17	6/27/2013	1991
Burger King	L'Anse	MI	—	(14)	32	616	—	648	14	7/31/2013	1999
Burger King	Hastings	MN	—	(14)	328	608	—	936	13	7/31/2013	1990
Burger King	Gary	IN	—	(14)	544	606	—	1,150	17	6/27/2013	1987
Burger King	Syracuse	NY	—		606	606	—	1,212	13	7/31/2013	1986
Burger King	Rhinelander	WI	—	(14)	260	606	—	866	13	7/31/2013	1986
Burger King	Monroeville	AL	—	(14)	325	604	—	929	13	7/31/2013	1997
Burger King	Menominee	MI	—	(14)	494	604	—	1,098	13	7/31/2013	1986
Burger King	Asheville	NC	—		728	595	—	1,323	13	7/31/2013	1982
Burger King	Clearwater	FL	—	(14)	981	591	—	1,572	16	6/27/2013	1980
Burger King	Shenandoah	IA	—	(14)	313	582	—	895	13	7/31/2013	1988
Burger King	Raceland	LA	—		356	533	—	889	12	7/31/2013	1991
Burger King	Springfield	MA	—		983	516	—	1,499	14	6/27/2013	1974
Burger King	Spring Lake	MI	—		341	512	—	853	11	7/31/2013	1995
Burger King	Harvey	IL	—		403	507	—	910	14	6/27/2013	1997
Burger King	Anchorage	AK	—		427	489	—	916	14	6/27/2013	1982
Burger King	Dayton	OH	—	(14)	569	466	—	1,035	10	7/31/2013	1990
Burger King	Gonzales	LA	—		380	465	—	845	10	7/31/2013	1990
Burger King	Gallatin	TN	—	(14)	199	463	—	662	10	7/31/2013	1984
Burger King	Lake Charles	LA	—		456	456	—	912	10	7/31/2013	1985
Burger King	Tallahassee	FL	—	(14)	843	454	—	1,297	10	7/31/2013	1980

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Burger King	Palatine	IL	—		352	426	—	778	12	6/27/2013	1995
Burger King	Largo	FL	—		683	412	—	1,095	11	6/27/2013	1984
Burger King	Harrisburg	PA	—	(14)	619	412	—	1,031	9	7/31/2013	1985
Burger King	Belding	MI	—		221	411	—	632	9	7/31/2013	1994
Burger King	Niceville	FL	—	(14)	598	399	—	997	9	7/31/2013	1994
Burger King	Metairie	LA	—		728	392	—	1,120	9	7/31/2013	1992
Burger King	Hamburg	NY	—	(14)	403	383	—	786	11	6/27/2013	1974
Burger King	Valdosta	GA	—	(14)	564	376	—	940	8	7/31/2013	1987
Burger King	Cedar Lake	IN	—		327	374	—	701	10	6/27/2013	1986
Burger King	Jenison	MI	—		233	349	—	582	8	7/31/2013	1994
Burger King	Detroit	MI	—	(14)	614	331	—	945	7	7/31/2013	1988
Burger King	Apex	NC	—		366	324	—	690	9	6/27/2013	1992
Burger King	East Greenbush	NY	—		404	269	—	673	7	6/27/2013	1980
Burger King	Dunn	NC	—		328	268	—	596	6	7/31/2013	1989
Burnie Bistro's	Clearwater	FL	—	(14)	25	14	—	39	—	7/31/2013	1987
Captain D's	Florence	KY	—	(14)	248	325	—	573	9	6/27/2013	1981
Captain D's	Duncanville	TX	—		295	246	—	541	7	6/27/2013	1982
Carl's Jr.	Purcell	OK	—	(14)	77	513	—	590	14	6/27/2013	1980
Casa Del Rio	Wadsworth	OH	—		130	389	—	519	10	7/31/2013	1971
Cashland	Celina	OH	—		108	132	—	240	3	7/31/2013	1995
Castle Dental	Murfreesboro	TN	—	(14)	256	256	—	512	6	7/31/2013	1996
Chappala Mexican Restaurant	Nampa	ID	—		473	692	—	1,165	20	6/27/2013	1998
Checkers	Jacksonville	FL	—	(14)	731	1,096	—	1,827	24	7/31/2013	1993
Checkers	Tampa	FL	—		736	—	—	736	—	6/27/2013	N/A
Checkers	Miami	FL	—		621	—	—	621	—	7/31/2013	1993
Checkers	Orlando	FL	—		1,033	—	—	1,033	—	7/31/2013	N/A
Checkers	Winter Springs	FL	—		734	—	—	734	—	7/31/2013	N/A
Cheddar's Casual Cafe'	Brandon	FL	—	(14)	860	3,071	—	3,931	88	6/27/2013	2003
Cheddar's Casual Cafe'	Lubbock	TX	—	(14)	1,053	2,345	—	3,398	67	6/27/2013	1997
Cheddar's Casual Cafe'	Bolingbrook	IL	—	(14)	1,344	1,760	—	3,104	50	6/27/2013	1997
Chevys Fresh Mex	Miami	FL	—	(14)	1,455	783	—	2,238	19	7/31/2013	1995
Chicago Steak & Lemonade	Louisville	KY	—		195	18	—	213	1	6/27/2013	1980
Chicago Style Gyros	Nashville	TN	—		201	134	—	335	3	7/31/2013	1986
Chili's	East Peoria	IL	—	(14)	1,023	2,347	—	3,370	67	6/27/2013	2003
Chili's	Amarillo	TX	—		811	1,893	—	2,704	47	7/31/2013	1984
China Buffet	Alvin	TX	—	(14)	110	299	—	409	9	6/27/2013	1982
China Buffet	Angleton	TX	—	(14)	127	272	—	399	8	6/27/2013	1982
China King	Belen	NM	—	(14)	94	94	—	188	3	6/27/2013	1980
China One	Bay City	TX	—	(14)	229	124	—	353	3	7/31/2013	1985
Church's Chicken	Bay Minette	AL	—	(14)	134	757	—	891	17	7/31/2013	2003
Church's Chicken	Jackson	AL	—	(14)	127	719	—	846	16	7/31/2013	1982
Church's Chicken	Augusta	GA	—	(14)	256	597	—	853	13	7/31/2013	1976
Church's Chicken	Atmore	AL	—	(14)	144	574	—	718	13	7/31/2013	1976

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Church's Chicken	Augusta	GA	—	(14)	178	533	—	711	12	7/31/2013	1981
Church's Chicken	Spartanburg	SC	—	(14)	350	525	—	875	12	7/31/2013	1972
Church's Chicken	Flomaton	AL	—	(14)	173	518	—	691	11	7/31/2013	1981
Church's Chicken	Greenville	SC	—	(14)	325	487	—	812	11	7/31/2013	1984
Church's Chicken	Greenville	SC	—	(14)	254	472	—	726	10	7/31/2013	2009
Church's Chicken	Augusta	GA	—	(14)	196	458	—	654	10	7/31/2013	1984
Church's Chicken	Columbia	SC	—	(14)	437	437	—	874	10	7/31/2013	1978
Church's Chicken	Columbia	SC	—	(14)	231	428	—	659	9	7/31/2013	1977
Church's Chicken	Augusta	GA	—	(14)	178	414	—	592	9	7/31/2013	1978
Church's Chicken	North Charleston	SC	—	(14)	407	407	—	814	9	7/31/2013	1977
Church's Chicken	Orlando	FL	—	(14)	254	380	—	634	8	7/31/2013	1984
Church's Chicken	Greenwood	SC	—	(14)	188	349	—	537	8	7/31/2013	2002
Church's Chicken	Charleston	SC	—	(14)	421	344	—	765	8	7/31/2013	1973
Church's Chicken	Greenville	SC	—	(14)	280	342	—	622	8	7/31/2013	1970
Church's Chicken	North Charleston	SC	—	(14)	302	302	—	604	7	7/31/2013	1976
Church's Chicken	Anderson	SC	—	(14)	647	277	—	924	6	7/31/2013	1981
Church's Chicken	Spartanburg	SC	—	(14)	411	274	—	685	6	7/31/2013	1978
Church's Chicken	Orangeburg	SC	—	(14)	407	271	—	678	6	7/31/2013	1985
Church's Chicken	Nashville	TN	—	(14)	186	186	—	372	4	7/31/2013	1980
Church's Chicken	Charleston	SC	—	(14)	500	167	—	667	4	7/31/2013	1979
Church's Chicken	Bowling Green	KY	—	(14)	100	156	—	256	4	6/27/2013	1984
Citizens Bank	Milton	MA	—	(14)	619	2,476	—	3,095	144	12/14/2012	1968
Citizens Bank	Pittsburgh	PA	—	(14)	268	2,413	—	2,681	140	12/14/2012	1970
Citizens Bank	Orland Hills	IL	—	(14)	1,253	2,327	—	3,580	135	12/14/2012	1988
Citizens Bank	Pittsburgh	PA	—	(14)	206	1,852	—	2,058	107	12/14/2012	1923
Citizens Bank	Chicago Heights	IL	—	(14)	182	1,637	—	1,819	80	1/24/2013	1996
Citizens Bank	Reading	PA	—	(14)	269	1,524	—	1,793	61	4/12/2013	1919
Citizens Bank	Carnegie	PA	—	(14)	73	1,396	—	1,469	81	12/14/2012	1920
Citizens Bank	Cranston	RI	—	(14)	411	1,234	—	1,645	72	12/14/2012	1967
Citizens Bank	Pittsburgh	PA	—	(14)	516	1,204	—	1,720	70	12/14/2012	1970
Citizens Bank	Butler	PA	—	(14)	286	1,144	—	1,430	66	12/14/2012	1966
Citizens Bank	Pittsburgh	PA	—	(14)	196	1,110	—	1,306	64	12/14/2012	1980
Citizens Bank	Philadelphia	PA	—	(14)	266	1,065	—	1,331	62	12/14/2012	1971
Citizens Bank	Kittanning	PA	—	(14)	56	1,060	—	1,116	62	12/14/2012	1889
Citizens Bank	Pittsburgh	PA	—	(14)	255	1,019	—	1,274	59	12/14/2012	1970
Citizens Bank	Troy	MI	—	(14)	312	935	—	1,247	54	12/14/2012	1980
Citizens Bank	Warrendale	PA	—	(14)	611	916	—	1,527	53	12/14/2012	1981
Citizens Bank	Providence	RI	—	(14)	300	899	—	1,199	52	12/14/2012	1960
Citizens Bank	N. Providence	RI	—	(14)	223	892	—	1,115	52	12/14/2012	1971
Citizens Bank	Pitcairn	PA	—	(14)	46	867	—	913	50	12/14/2012	1985
Citizens Bank	Greensburg	PA	—	(14)	45	861	—	906	50	12/14/2012	1957
Citizens Bank	Westchester	IL	—	(14)	366	853	—	1,219	38	2/22/2013	1986
Citizens Bank	Ford City	PA	—	(14)	89	802	—	891	47	12/14/2012	1975

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Citizens Bank	Reading	PA	—	(14)	267	802	—	1,069	47	12/14/2012	1970
Citizens Bank	Aliquippa	PA	—	(14)	138	782	—	920	45	12/14/2012	1953
Citizens Bank	Wexford	PA	—	(14)	180	719	—	899	42	12/14/2012	1975
Citizens Bank	Farmington	MI	—	(14)	303	707	—	1,010	41	12/14/2012	1962
Citizens Bank	East Greenwich	RI	—	(14)	227	680	—	907	39	12/14/2012	1959
Citizens Bank	Rumford	RI	—	(14)	352	654	—	1,006	38	12/14/2012	1977
Citizens Bank	Highspire	PA	—	(14)	216	649	—	865	38	12/14/2012	1974
Citizens Bank	Camp Hill	PA	—	(14)	430	645	—	1,075	37	12/14/2012	1971
Citizens Bank	Parma Heights	OH	—	(14)	426	638	—	1,064	37	12/14/2012	1957
Citizens Bank	Oil City	PA	—	(14)	110	623	—	733	36	12/14/2012	1965
City Buffet	Alexander City	AL	—	(14)	292	301	—	593	9	6/27/2013	1988
Cowboy's Express	Monticello	AR	—	(14)	43	36	—	79	1	6/27/2013	1982
Cuco Mexican	Circleville	OH	—		149	164	—	313	5	6/27/2013	1986
CVS	Hoover	AL	—	(14)	1,239	2,890	—	4,129	101	5/31/2013	2003
CVS	Columbia	SC	—		—	2,811	—	2,811	84	7/2/2013	2006
CVS	New Castle	PA	1,562		412	2,337	—	2,749	164	10/31/2012	1999
CVS	Hardy	VA	—	(14)	686	2,059	—	2,745	72	5/16/2013	2005
CVS	Towanda	PA	—	(14)	—	877	—	877	35	4/24/2013	2003
Dairy Queen	Woodville	TX	—	(14)	98	65	—	163	1	7/31/2013	1980
DaVita Dialysis	Hiawatha	KS	—	(14)	69	1,302	—	1,371	36	5/30/2013	2012
DaVita Dialysis	Palatka	FL	—		207	1,173	—	1,380	32	6/5/2013	2013
DaVita Dialysis	Hartsville	SC	—	(14)	126	1,136	—	1,262	31	5/30/2013	2013
DaVita Dialysis	Cincinnati	OH	—	(14)	219	878	—	1,097	31	3/28/2013	2008
DaVita Dialysis	Georgetown	OH	—	(14)	125	706	—	831	25	3/28/2013	2009
Denny's	Tempe	AZ	—		1,960	1,273	—	3,233	36	6/27/2013	1980
Denny's	Phoenix	AZ	—		825	1,237	—	2,062	31	7/31/2013	2005
Denny's	Idaho Falls	ID	—		538	1,183	—	1,721	34	6/27/2013	1995
Denny's	Mesa	AZ	—		1,089	891	—	1,980	22	7/31/2013	1994
Denny's	Tempe	AZ	—		1,567	844	—	2,411	21	7/31/2013	1994
Denny's	Scottsdale	AZ	—	(14)	736	491	—	1,227	12	7/31/2013	1985
Denny's	Peoria	AZ	—		310	457	—	767	13	6/27/2013	1987
Denny's	Marion	OH	—	(14)	115	390	—	505	11	6/27/2013	1989
Denny's	Spartanburg	SC	—		656	353	—	1,009	9	7/31/2013	1991
Denny's	Henrietta	NY	—		361	241	—	602	6	7/31/2013	1970
Denny's	Bloomington	MN	—		1,184	—	—	1,184	—	7/31/2013	N/A
Dollar General	Holly Hill	SC	—	(14)	259	2,333	—	2,592	109	3/6/2013	2013
Dollar General	Presidio	TX	—	(14)	72	1,370	—	1,442	58	3/28/2013	2013
Dollar General	Savanna	IL	—	(14)	273	1,093	—	1,366	61	12/31/2012	2012
Dollar General	Chelyan	WV	—		273	1,092	—	1,365	15	9/27/2013	2013
Dollar General	Adams	MA	—		254	1,016	—	1,270	14	10/10/2013	2012
Dollar General	Modena	NY	—		249	996	—	1,245	14	10/10/2013	2012
Dollar General	Mount Morris	MI	—	(14)	110	988	—	1,098	46	2/27/2013	2012
Dollar General	Eldon	MO	—	(14)	52	986	—	1,038	51	2/14/2013	2013

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Dollar General	Malden	MO	—		108	974	—	1,082	23	8/2/2013	2013
Dollar General	Lytle	TX	—		243	971	—	1,214	9	10/30/2013	2013
Dollar General	San Antonio	TX	—	(14)	239	956	—	1,195	45	3/11/2013	2013
Dollar General	San Juan	TX	—		169	956	—	1,125	9	11/15/2013	2013
Dollar General	Henry	IL	—	(14)	104	934	—	1,038	31	5/23/2013	2013
Dollar General	South Pekin	IL	—		104	933	—	1,037	22	8/14/2013	2013
Dollar General	San Antonio	TX	—	(14)	163	926	—	1,089	48	2/14/2013	2012
Dollar General	Laurie	MO	—		102	918	—	1,020	9	11/15/2013	2013
Dollar General	Milaca	MN	—		102	916	—	1,018	13	9/24/2013	2013
Dollar General	Edinburg	TX	—		102	914	—	1,016	21	7/16/2013	2013
Dollar General	De Soto	MO	—	(14)	101	912	—	1,013	47	2/14/2013	2013
Dollar General	Shelbina	MO	—	(14)	101	911	—	1,012	30	5/22/2013	2013
Dollar General	Kyle	TX	—		101	910	—	1,011	4	12/6/2013	2013
Dollar General	Eagle Grove	IA	—		100	902	—	1,002	25	7/9/2013	2013
Dollar General	Farmington	NM	—		224	898	—	1,122	25	7/11/2013	2013
Dollar General	Mission	TX	—	(14)	158	894	—	1,052	38	3/27/2013	2013
Dollar General	Adkins	TX	—	(14)	157	889	—	1,046	50	12/31/2012	2012
Dollar General	New Braunfels	TX	—		156	883	—	1,039	8	10/30/2013	2013
Dollar General	Aurora	MO	—	(14)	98	881	—	979	41	2/28/2013	2013
Dollar General	Millwood	WV	—		98	881	—	979	25	7/2/2013	2013
Dollar General	San Antonio	TX	—		220	880	—	1,100	25	7/9/2013	2013
Dollar General	Pequot Lakes	MN	—		155	880	—	1,035	16	8/22/2013	2013
Dollar General	Amarillo	TX	—		97	877	—	974	21	8/13/2013	2013
Dollar General	Mahomet	IL	—		292	877	—	1,169	16	8/22/2013	2013
Dollar General	Manistique	MI	—	(14)	155	876	—	1,031	41	2/27/2013	2012
Dollar General	West Union	SC	—		46	868	—	914	24	7/3/2013	2011
Dollar General	Fairbury	IL	—		96	867	—	963	28	6/7/2013	2013
Dollar General	Amarillo	TX	—		153	866	—	1,019	20	8/2/2013	2013
Dollar General	Cedar Falls	IA	—		96	862	—	958	16	8/28/2013	2013
Dollar General	Mercedes	TX	—		215	859	—	1,074	20	8/2/2013	2013
Dollar General	Ganado	TX	—		95	857	—	952	20	8/13/2013	2013
Dollar General	New Braunfels	TX	—	(14)	95	855	—	950	44	2/14/2013	2013
Dollar General	Manchester	MI	—	(14)	213	853	—	1,066	40	2/27/2013	2013
Dollar General	Guyton	GA	—	(14)	213	852	—	1,065	28	6/3/2013	2011
Dollar General	Annandale	MN	—		212	848	—	1,060	20	8/2/2013	2013
Dollar General	Staples	MN	—		150	848	—	998	16	9/4/2013	2013
Dollar General	Lexington	MO	—		149	846	—	995	16	9/13/2013	2013
Dollar General	Whitesburg	KY	—	(14)	211	845	—	1,056	28	5/30/2013	2012
Dollar General	Lubbock	TX	—	(14)	148	841	—	989	28	5/16/2013	2013
Dollar General	Brookeland	TX	—		93	840	—	933	20	8/15/2013	2013
Dollar General	Bastrop	LA	—		148	838	—	986	24	7/1/2013	2013
Dollar General	Rolla	MO	—		209	835	—	1,044	16	8/21/2013	2013
Dollar General	Lonedell	MO	—	(14)	208	833	—	1,041	31	4/26/2013	2013

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Dollar General	Boling	TX	—		92	831	—	923	19	8/13/2013	2013
Dollar General	Avinger	TX	—		44	830	—	874	19	8/8/2013	2013
Dollar General	Roodhouse	IL	—	(14)	207	829	—	1,036	47	12/31/2012	2012
Dollar General	Lacy Lakeview	TX	—	(14)	146	826	—	972	50	11/16/2012	2012
Dollar General	Elkview	WV	—		274	823	—	1,097	19	8/2/2013	2013
Dollar General	Weslaco	TX	—		205	822	—	1,027	8	10/16/2013	2013
Dollar General	Buchanan Dam	TX	562		145	820	—	965	58	9/28/2012	2012
Dollar General	McMechen	WV	—	(14)	91	819	—	910	46	1/9/2013	2012
Dollar General	Sand Springs	OK	—		43	819	—	862	15	9/3/2013	2013
Dollar General	Joplin	MO	—		144	816	—	960	8	11/12/2013	2013
Dollar General	San Antonio	TX	—	(14)	271	812	—	1,083	27	5/23/2013	2013
Dollar General	Skidmore	TX	—	(14)	90	811	—	901	42	2/14/2013	2013
Dollar General	Savannah	MO	—		270	811	—	1,081	15	8/23/2013	2013
Dollar General	Sand Springs	OK	—		143	811	—	954	15	9/3/2013	2013
Dollar General	Beeville	TX	—	(14)	90	810	—	900	49	11/19/2012	2012
Dollar General	Roseau	MN	—		143	808	—	951	8	10/30/2013	2013
Dollar General	San Benito	TX	—		202	807	—	1,009	15	8/23/2013	2013
Dollar General	Belton	TX	—	(14)	89	804	—	893	38	2/28/2013	2013
Dollar General	Hawley	MN	—		89	803	—	892	8	10/16/2013	2013
Dollar General	East Bernstadt	KY	—	(14)	141	799	—	940	26	5/30/2013	2012
Dollar General	Lubbock	TX	—		199	796	—	995	15	8/28/2013	2013
Dollar General	Wakefield	MI	—	(14)	88	794	—	882	45	12/19/2012	2012
Dollar General	Romulus	MI	—	(14)	199	794	—	993	37	2/27/2013	2011
Dollar General	Amarillo	TX	—		198	794	—	992	22	7/11/2013	2013
Dollar General	Sand Springs	OK	—		198	791	—	989	15	9/3/2013	2012
Dollar General	Billings	MO	—		139	790	—	929	7	10/17/2013	2013
Dollar General	Caulfield	MO	—	(14)	139	789	—	928	44	12/31/2012	2012
Dollar General	DeSoto	IL	—	(14)	138	784	—	922	33	3/26/2013	2013
Dollar General	Powhatan Point	WV	—		138	784	—	922	22	7/2/2013	2013
Dollar General	Cowen	WV	—	(14)	196	783	—	979	40	1/16/2013	2012
Dollar General	Camden	MI	—	(14)	138	781	—	919	37	2/27/2013	2013
Dollar General	Berea	KY	—	(14)	138	781	—	919	26	5/30/2013	2012
Dollar General	Moody	TX	—		41	781	—	822	26	6/11/2013	2013
Dollar General	Doolittle	MO	—		137	778	—	915	18	8/2/2013	2013
Dollar General	San Antonio	TX	—		333	776	—	1,109	18	8/13/2013	2013
Dollar General	Eubank	KY	—	(14)	137	775	—	912	25	5/30/2013	2013
Dollar General	Center Point	IA	—	(14)	136	772	—	908	43	12/31/2012	2012
Dollar General	Texarkana	TX	—		136	772	—	908	7	10/25/2013	2013
Dollar General	Coldiron	KY	—	(14)	187	747	—	934	24	5/30/2013	2013
Dollar General	Diana	TX	—		186	743	—	929	14	8/27/2013	2013
Dollar General	Rapid City	MI	—	(14)	179	716	—	895	34	2/27/2013	2012
Dollar General	Cedar Creek	TX	—	(14)	291	680	—	971	41	11/16/2012	2012
Dragon China Buffet	Carlsbad	NM	—	(14)	208	104	—	312	3	6/27/2013	1995

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
East Supreme Buffet	Whitehall	PA	—	(14)	492	505	—	997	14	6/27/2013	1997
Eegee's	Tucson	AZ	—		357	436	—	793	10	7/31/2013	1990
El Chico	Killeen	TX	—		534	992	—	1,526	25	7/31/2013	1993
El Tapatio Mexican Restaurant	Page	AZ	—	(14)	170	133	—	303	4	6/27/2013	1988
Family Dollar	Mount Vernon	IL	—		117	1,050	—	1,167	30	7/11/2013	2012
Family Dollar	Crosby	MN	—		49	928	—	977	26	7/11/2013	1985
Family Dollar	Toledo	OH	—		226	905	—	1,131	25	7/11/2013	1942
Family Dollar	Carlin	NV	—		99	895	—	994	17	9/13/2013	2012
Family Dollar	Cold Springs	NV	—		217	869	—	1,086	16	9/13/2013	2013
Family Dollar	Des Moines	IA	—		152	863	—	1,015	16	8/30/2013	2013
Family Dollar	Cincinnatus	NY	—		287	862	—	1,149	—	12/30/2013	2013
Family Dollar	Etoile	TX	—		45	850	—	895	20	8/6/2013	2013
Family Dollar	Mountain View	WY	—		44	838	—	882	16	9/13/2013	2013
Family Dollar	Markesan	WI	—		92	831	—	923	4	12/12/2013	2013
Family Dollar	Thorp	WI	—		90	810	—	900	15	8/30/2013	2013
Family Dollar	Webster	WI	—		43	808	—	851	23	7/11/2013	2013
Family Dollar	Oakwood	TX	—		133	752	—	885	4	11/20/2013	2013
Family Dollar	Clarendon	TX	—		83	749	—	832	11	9/17/2013	2013
Family Dollar	Gretna	VA	—		131	744	—	875	21	7/2/2013	2012
Family Dollar	Somerville	TX	—	(14)	131	743	—	874	42	12/31/2012	2012
Family Dollar	Lovelady	TX	—	(14)	82	740	—	822	31	3/27/2013	2012
Family Dollar	Birch Run	MI	—		81	729	—	810	20	7/11/2013	1950
Family Dollar	Hoosick Falls	NY	—	(14)	181	724	—	905	27	4/26/2013	2013
Family Dollar	Marble Hill	MO	—		38	719	—	757	13	8/29/2013	2013
Family Dollar	Houston	TX	—	(14)	174	696	—	870	26	4/26/2013	1985
Family Dollar	University Park	IL	—		295	688	—	983	6	10/29/2013	2013
Family Dollar	Centerville	TX	—		226	679	—	905	13	9/10/2013	2013
Family Dollar	Alderson	WV	—		166	663	—	829	19	7/11/2013	2012
Family Dollar	Torrington	WY	—	(14)	72	645	—	717	24	5/9/2013	2007
Family Dollar	Tustin	MI	—	(14)	33	633	—	666	36	12/18/2012	2012
Family Dollar	Custer	SD	—		32	617	—	649	20	6/14/2013	2006
Family Dollar	International Falls	MN	—		32	608	—	640	9	9/30/2013	1966
Family Dollar	Barryton	MI	—	(14)	32	599	—	631	34	12/18/2012	2012
Family Dollar	Pulaski	IL	—	(14)	31	588	—	619	33	12/31/2012	2012
Family Dollar	Lombard	IL	—		1,008	543	—	1,551	3	12/12/2013	2013
Family Dollar	Rushville	NE	—	(14)	125	499	—	624	19	4/26/2013	2007
Famous Dave's	Eden Prairie	MN	—	(14)	824	549	—	1,373	14	7/31/2013	1995
Fazoli's	Carmel	IN	—	(14)	427	522	—	949	11	7/31/2013	1986
Fazoli's	Appleton	WI	—		705	—	—	705	—	7/31/2013	N/A
FedEx	Tinicum	PA	—		—	32,170	—	32,170	818	8/15/2013	2013
FedEx	Lebanon	OH	—		1,492	8,452	—	9,944	172	8/26/2013	2013
FedEx	Albany	GA	—		195	3,711	—	3,906	57	10/11/2013	2013
FedEx	London	KY	—		350	3,151	—	3,501	48	10/11/2013	2013

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
FedEx	Waterloo	IA	—	(14)	152	2,882	—	3,034	132	3/22/2013	2012
FedEx	Rapid City	SD	—	(14)	305	2,741	—	3,046	167	12/21/2012	2012
FedEx	Ottumwa	IA	—	(14)	134	2,552	—	2,686	182	10/30/2012	2012
FedEx	Independence	KS	—	(14)	114	2,166	—	2,280	154	10/30/2012	2012
FedEx	Des Moines	IA	—	(14)	733	1,361	—	2,094	55	4/18/2013	1986
FedEx	Riverton	WY	—		431	1,006	—	1,437	10	10/23/2013	2013
FedEx	Homewood	AL	—		522	779	—	1,301	22	6/27/2013	2000
Flip It Bakery & Deli	Washington	DC	—	(14)	338	84	—	422	2	7/31/2013	1985
Fresenius	Fayetteville	NC	—		178	3,379	—	3,557	79	6/28/2013	1999
Fresenius	Clinton	NC	—		139	2,647	—	2,786	62	6/28/2013	2003
Fresenius	Foley	AL	—		287	2,580	—	2,867	61	7/8/2013	2009
Fresenius	Fayetteville	NC	—		134	2,551	—	2,685	60	6/28/2013	2004
Fresenius	Mobile	AL	—		278	2,505	—	2,783	59	7/8/2013	1987
Fresenius	Fayetteville	NC	—		420	2,379	—	2,799	56	6/28/2013	1998
Fresenius	Lumberton	NC	—		117	2,216	—	2,333	52	6/28/2013	1986
Fresenius	DeFuniak Springs	FL	—		115	2,180	—	2,295	51	7/8/2013	2008
Fresenius	Fairhope	AL	—		—	2,035	—	2,035	48	7/8/2013	2006
Fresenius	Red Springs	NC	—		101	1,913	—	2,014	45	6/28/2013	2000
Fresenius	Fairmont	NC	—		201	1,812	—	2,013	43	6/28/2013	2002
Fresenius	Pembroke	NC	—		81	1,547	—	1,628	36	6/28/2013	2009
Fresenius	Roseboro	NC	—		74	1,404	—	1,478	33	6/28/2013	2011
Fresenius	St. Pauls	NC	—		73	1,389	—	1,462	33	6/28/2013	2008
Furr's	Garland	TX	—	(14)	1,529	3,715	—	5,244	107	6/27/2013	2008
Golden Corral	Surprise	AZ	—	(14)	1,258	4,068	—	5,326	117	6/27/2013	2007
Golden Corral	Harlingen	TX	—		832	3,037	—	3,869	87	6/27/2013	1990
Golden Corral	Texarkana	TX	—		758	3,031	—	3,789	67	7/31/2013	2001
Golden Corral	Gilbert	AZ	—	(14)	871	2,910	—	3,781	83	6/27/2013	2006
Golden Corral	Jacksonville	FL	—		1,721	2,629	—	4,350	75	6/27/2013	1999
Golden Corral	Houston	TX	—		1,147	2,447	—	3,594	70	6/27/2013	1995
Golden Corral	Stockbridge	GA	—		422	2,391	—	2,813	53	7/31/2013	1987
Golden Corral	Brownsville	TX	—		604	2,302	—	2,906	66	6/27/2013	1990
Golden Corral	Norman	OK	—		345	2,107	—	2,452	60	6/27/2013	1994
Golden Corral	Zanesville	OH	—	(14)	487	2,030	—	2,517	58	6/27/2013	2002
Golden Corral	Goodyear	AZ	—	(14)	686	1,939	—	2,625	56	6/27/2013	2006
Golden Corral	Baytown	TX	—	(14)	596	1,788	—	2,384	39	7/31/2013	1995
Golden Corral	College Station	TX	—		1,265	1,718	—	2,983	49	6/27/2013	1990
Golden Corral	Midwest City	OK	—		1,175	1,708	—	2,883	49	6/27/2013	1991
Golden Corral	Wichita	KS	—	(14)	560	1,306	—	1,866	29	7/31/2013	2000
Golden Corral	Jacksonville	FL	—		1,033	1,084	—	2,117	31	6/27/2013	1997
Golden Corral	Palatka	FL	—	(14)	853	1,048	—	1,901	30	6/27/2013	1997
Golden Corral	Emporia	KS	—	(14)	403	941	—	1,344	21	7/31/2013	1997
Golden Corral	Roswell	NM	—		203	600	—	803	17	6/27/2013	2000
Golden Corral	Rock Springs	WY	—	(14)	354	90	—	444	3	6/27/2013	1986

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Grandy's	Abilene	TX	—		803	—	—	803	—	6/27/2013	N/A
Grandy's	Arlington	TX	—		734	—	—	734	—	6/27/2013	N/A
Grandy's	Carrollton	TX	—		773	—	—	773	—	6/27/2013	N/A
Grandy's	Carrollton	TX	—		847	—	—	847	—	6/27/2013	N/A
Grandy's	Fort Worth	TX	—		777	—	—	777	—	6/27/2013	N/A
Grandy's	Fort Worth	TX	—		811	—	—	811	—	6/27/2013	N/A
Grandy's	Garland	TX	—		623	—	—	623	—	6/27/2013	N/A
Grandy's	Garland	TX	—		859	—	—	859	—	6/27/2013	N/A
Grandy's	Grapevine	TX	—		618	—	—	618	—	6/27/2013	1988
Grandy's	Irving	TX	—		871	—	—	871	—	6/27/2013	N/A
Grandy's	Lancaster	TX	—		780	—	—	780	—	6/27/2013	N/A
Grandy's	Lubbock	TX	—		694	—	—	694	—	6/27/2013	1979
Grandy's	Mesquite	TX	—		871	—	—	871	—	6/27/2013	N/A
Grandy's	Plano	TX	—		871	—	—	871	—	6/27/2013	N/A
Grandy's	Dallas	TX	—		725	—	—	725	—	7/31/2013	N/A
Grandy's	Dallas	TX	—		357	—	—	357	—	7/31/2013	N/A
Grandy's	Greenville	TX	—		847	—	—	847	—	7/31/2013	N/A
Great Clips	Lombard	IL	—		84	100	—	184	3	6/27/2013	1973
Hardee's	Jacksonville	FL	—		875	583	—	1,458	13	7/31/2013	1993
Hardee's	Williston	FL	—	(14)	395	553	—	948	15	6/27/2013	1992
Hardee's	Canton	GA	—		488	539	—	1,027	15	6/27/2013	1983
Hardee's	Bremen	GA	—	(14)	129	518	—	647	11	7/31/2013	1980
Hardee's	Springfield	TN	—	(14)	343	515	—	858	11	7/31/2013	1990
Hardee's	Akron	OH	—	(14)	207	483	—	690	11	7/31/2013	1990
Hardee's	Mount Vernon	IA	—		320	480	—	800	13	6/27/2013	1987
Hardee's	Belleville	IL	—		269	467	—	736	13	6/27/2013	1987
Hardee's	Seville	OH	—	(14)	151	454	—	605	10	7/31/2013	1989
Hardee's	Pace	FL	—	(14)	419	435	—	854	12	6/27/2013	1991
Hardee's	Morristown	TN	—	(14)	353	431	—	784	9	7/31/2013	1991
Hardee's	Erwin	TN	—	(14)	346	406	—	752	11	6/27/2013	1982
Hardee's	Jefferson	OH	—	(14)	242	363	—	605	8	7/31/2013	1989
Hardee's	Sparta	NC	—	(14)	372	346	—	718	10	6/27/2013	1983
Hardee's	Minerva	OH	—	(14)	214	321	—	535	7	7/31/2013	1990
Hardee's	Beaver	WV	—		217	318	—	535	9	6/27/2013	1983
Harley Davidson	Round Rock	TX	—	(14)	1,688	9,563	—	11,251	237	7/31/2013	2008
Harvey's Grill & Bar	Saginaw	MI	—	(14)	230	647	—	877	19	6/27/2013	1997
Hayden's Grill & Bar	Canton	MI	—	(14)	160	693	—	853	20	6/27/2013	1995
Hooley House Sports Pub & Grille	Brooklyn	OH	—	(14)	291	321	—	612	9	6/27/2013	2000
IHOP	Bossier City	LA	—	(14)	541	1,342	—	1,883	38	6/27/2013	1998
IHOP	Baytown	TX	—	(14)	698	1,297	—	1,995	29	7/31/2013	1998
IHOP	Auburn	AL	—	(14)	1,111	933	—	2,044	27	6/27/2013	1998
IHOP	Warren	MI	—	(14)	605	830	—	1,435	24	6/27/2013	1996
IHOP	Corpus Christi	TX	—		1,176	—	—	1,176	—	7/31/2013	N/A

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Indi's Fast Food	Louisville	KY	—		292	157	—	449	3	7/31/2013	1972
Iron Chef Super Buffet	Kissimmee	FL	—	(14)	297	127	—	424	3	7/31/2013	1989
Italian Villa, The	Grand Island	NY	—	(14)	38	101	—	139	3	6/27/2013	1979
Jack in the Box	Cleburne	TX	—	(14)	291	1,647	—	1,938	36	7/31/2013	2000
Jack in the Box	Walker	LA	—	(14)	543	1,196	—	1,739	33	6/27/2013	2001
Jack in the Box	Sacramento	CA	—		476	1,110	—	1,586	24	7/31/2013	1991
Jack in the Box	Texas City	TX	—		454	844	—	1,298	23	6/27/2013	1991
Jack in the Box	Missouri City	TX	—	(14)	451	837	—	1,288	18	7/31/2013	1991
Johnny Carino's	Houston	TX	—	(14)	1,328	2,656	—	3,984	76	6/27/2013	2002
Johnny Carino's	Rogers	AR	—	(14)	997	2,540	—	3,537	73	6/27/2013	2001
Johnny Carino's	Midland	TX	—	(14)	998	2,329	—	3,327	58	7/31/2013	2000
Johnny Carino's	Grand Prairie	TX	—	(14)	997	2,327	—	3,324	58	7/31/2013	2001
Johnny Carino's	Amarillo	TX	—	(14)	993	2,317	—	3,310	57	7/31/2013	2001
Johnny Carino's	San Angelo	TX	—	(14)	769	2,306	—	3,075	57	7/31/2013	2005
Johnny Carino's	Muncie	IN	—		540	2,160	—	2,700	41	8/30/2013	2003
Johnny Carino's	Columbus	IN	—		809	1,888	—	2,697	36	8/30/2013	2004
Kentucky Fried Chicken	Matteson	IL	—	(14)	399	2,259	—	2,658	50	7/31/2013	1973
Kentucky Fried Chicken	Decatur	IL	—	(14)	276	1,619	—	1,895	45	6/27/2013	2001
Kentucky Fried Chicken	Homewood	IL	—	(14)	660	1,541	—	2,201	34	7/31/2013	1992
Kentucky Fried Chicken	Bloomington	IL	—	(14)	576	1,466	—	2,042	41	6/27/2013	2004
Kentucky Fried Chicken	Greenwood	IN	—	(14)	339	1,405	—	1,744	39	6/27/2013	1976
Kentucky Fried Chicken	Hazel Crest	IL	—	(14)	153	1,376	—	1,529	30	7/31/2013	1982
Kentucky Fried Chicken	Franklin	IN	—	(14)	205	1,375	—	1,580	38	6/27/2013	1976
Kentucky Fried Chicken	Lebanon	IN	—	(14)	337	1,348	—	1,685	30	7/31/2013	1983
Kentucky Fried Chicken	Springfield	IL	—	(14)	212	1,203	—	1,415	26	7/31/2013	1987
Kentucky Fried Chicken	Rockford	IL	—	(14)	201	1,142	—	1,343	25	7/31/2013	1995
Kentucky Fried Chicken	New Boston	TX	—	(14)	125	1,127	—	1,252	25	7/31/2013	1995
Kentucky Fried Chicken	Granite City	IL	—	(14)	102	1,083	—	1,185	30	6/27/2013	1987
Kentucky Fried Chicken	Crawfordsville	IN	—	(14)	159	1,068	—	1,227	30	6/27/2013	1979
Kentucky Fried Chicken	Springfield	IL	—	(14)	267	1,068	—	1,335	23	7/31/2013	1987
Kentucky Fried Chicken	Oak Forest	IL	—	(14)	185	1,047	—	1,232	23	7/31/2013	1955
Kentucky Fried Chicken	Green Bay	WI	—	(14)	208	1,022	—	1,230	28	6/27/2013	1986
Kentucky Fried Chicken	Mattoon	IL	—	(14)	113	1,019	—	1,132	22	7/31/2013	1990
Kentucky Fried Chicken	Milwaukee	WI	—	(14)	197	975	—	1,172	27	6/27/2013	1991
Kentucky Fried Chicken	Elmhurst	IL	—	(14)	242	969	—	1,211	21	7/31/2013	1990
Kentucky Fried Chicken	Westchester	IL	—	(14)	238	952	—	1,190	21	7/31/2013	1973
Kentucky Fried Chicken	Mount Pleasant	TX	—	(14)	106	952	—	1,058	21	7/31/2013	1992
Kentucky Fried Chicken	Dolton	IL	—	(14)	167	946	—	1,113	21	7/31/2013	1975
Kentucky Fried Chicken	Tipton	IN	—	(14)	104	936	—	1,040	21	7/31/2013	1998
Kentucky Fried Chicken	Crawfordsville	IN	—	(14)	234	934	—	1,168	21	7/31/2013	1991
Kentucky Fried Chicken	Milwaukee	WI	—	(14)	138	924	—	1,062	26	6/27/2013	1992
Kentucky Fried Chicken	Germantown	WI	—	(14)	368	913	—	1,281	25	6/27/2013	1992
Kentucky Fried Chicken	Lafayette	IN	—	(14)	304	912	—	1,216	20	7/31/2013	1990

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Kentucky Fried Chicken	Frankfort	IN	—	(14)	99	893	—	992	20	7/31/2013	1985
Kentucky Fried Chicken	Hartford City	IN	—	(14)	99	889	—	988	20	7/31/2013	1978
Kentucky Fried Chicken	Kokomo	IN	—	(14)	199	798	—	997	18	7/31/2013	1993
Kentucky Fried Chicken	Milwaukee	WI	—	(14)	281	795	—	1,076	22	6/27/2013	1992
Kentucky Fried Chicken	Milwaukee	WI	—	(14)	396	773	—	1,169	21	6/27/2013	1991
Kentucky Fried Chicken	Shreveport	LA	—	(14)	616	753	—	1,369	17	7/31/2013	1995
Kentucky Fried Chicken	Milwaukee	WI	—	(14)	89	750	—	839	21	6/27/2013	1989
Kentucky Fried Chicken	West Bend	WI	—	(14)	185	705	—	890	20	6/27/2013	1972
Kentucky Fried Chicken	South Milwaukee	WI	—	(14)	197	695	—	892	19	6/27/2013	1993
Kentucky Fried Chicken	Allison Park	PA	—	(14)	246	683	—	929	19	6/27/2013	1978
Kentucky Fried Chicken	Warren	OH	—	(14)	426	640	—	1,066	14	7/31/2013	1987
Kentucky Fried Chicken	Minden	LA	—	(14)	274	639	—	913	14	7/31/2013	1995
Kentucky Fried Chicken	Texarkana	AR	—	(14)	111	630	—	741	14	7/31/2013	1980
Kentucky Fried Chicken	Wauwatosa	WI	—	(14)	135	615	—	750	17	6/27/2013	1992
Kentucky Fried Chicken	Greenville	TX	—		119	585	—	704	16	6/27/2013	1988
Kentucky Fried Chicken	Green Bay	WI	—	(14)	470	574	—	1,044	13	7/31/2013	1986
Kentucky Fried Chicken	Noblesville	IN	—	(14)	363	545	—	908	12	7/31/2013	2005
Kentucky Fried Chicken	Shreveport	LA	—	(14)	352	528	—	880	12	7/31/2013	1998
Kentucky Fried Chicken	Shreveport	LA	—	(14)	427	522	—	949	11	7/31/2013	1997
Kentucky Fried Chicken	Shreveport	LA	—	(14)	343	514	—	857	11	7/31/2013	1995
Kentucky Fried Chicken	New Kensington	PA	—	(14)	324	487	—	811	11	7/31/2013	1967
Kentucky Fried Chicken	Burnsville	MN	—		267	267	—	534	6	7/31/2013	1988
Kentucky Fried Chicken / A&W	Charleston	IL	—	(14)	282	1,514	—	1,796	42	6/27/2013	2003
Kentucky Fried Chicken / Taco Bell	Canonsburg	PA	—	(14)	176	1,586	—	1,762	35	7/31/2013	1996
Kentucky Fried Chicken / Taco Bell	Dunkirk	NY	—	(14)	800	978	—	1,778	21	7/31/2013	2000
Kentucky Fried Chicken / Taco Bell	Geneva	NY	—	(14)	569	695	—	1,264	15	7/31/2013	1999
Kettle Restaurant	College Station	TX	—		225	249	—	474	7	6/27/2013	1981
Kettle Restaurant	San Antonio	TX	—		168	206	—	374	5	7/31/2013	1965
Krystal	Memphis	TN	—	(14)	257	1,029	—	1,286	48	4/23/2013	1975
Krystal	Huntsville	AL	—	(14)	348	811	—	1,159	38	4/23/2013	1960
Krystal	Memphis	TN	—	(14)	181	723	—	904	34	4/23/2013	1972
Krystal	Huntsville	AL	—		305	712	—	1,017	29	6/10/2013	1985
Krystal	Lawrenceburg	TN	—	(14)	304	709	—	1,013	33	4/23/2013	1980
Krystal	Murfreesboro	TN	—	(14)	465	698	—	1,163	33	4/23/2013	2008
Krystal	Valley	AL	—	(14)	297	694	—	991	33	4/23/2013	1979
Krystal	Chattanooga	TN	—	(14)	440	659	—	1,099	31	4/23/2013	1983
Krystal	Huntsville	AL	—	(14)	352	654	—	1,006	31	4/23/2013	1971
Krystal	Corinth	MS	—	(14)	279	652	—	931	31	4/23/2013	2007
Krystal	Montgomery	AL	—	(14)	502	613	—	1,115	29	4/23/2013	1962
Krystal	Montgomery	AL	—	(14)	303	562	—	865	26	4/23/2013	1962
Krystal	Vestavia Hills	AL	—	(14)	342	513	—	855	24	4/23/2013	1979

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Kum & Go	Gillette	WY	—		878	2,048	—	2,926	58	6/28/2013	2013
Lee's Famous Recipe Chicken	Saint Louis	MO	—		107	874	—	981	24	6/27/2013	1984
Lee's Famous Recipe Chicken	Saint Ann	MO	—		187	571	—	758	16	6/27/2013	1984
Lee's Famous Recipe Chicken	Florissant	MO	—		306	560	—	866	16	6/27/2013	1984
Logan's Roadhouse	Mt. Juliet	TN	—	(14)	1,366	2,538	—	3,904	63	7/31/2013	2006
Logan's Roadhouse	Owasso	OK	—	(14)	1,449	2,173	—	3,622	54	7/31/2013	2006
Long John Silver's	Marion	IL	—	(14)	305	1,059	—	1,364	29	6/27/2013	1983
Long John Silver's	Litchfield	IL	—	(14)	194	996	—	1,190	28	6/27/2013	1986
Long John Silver's	West Frankfort	IL	—	(14)	244	996	—	1,240	28	6/27/2013	1976
Long John Silver's	Collinsville	IL	—	(14)	220	940	—	1,160	26	6/27/2013	2006
Long John Silver's	Merced	CA	—	(14)	174	695	—	869	15	7/31/2013	1982
Long John Silver's	Asheville	NC	—	(14)	586	693	—	1,279	19	6/27/2013	1992
Long John Silver's	Albuquerque	NM	—		227	680	—	907	15	7/31/2013	1975
Long John Silver's	Penn Hills	PA	—		438	656	—	1,094	14	7/31/2013	1993
Long John Silver's	Hays	KS	—	(14)	160	624	—	784	17	6/27/2013	1994
Long John Silver's	Las Cruces	NM	—	(14)	242	565	—	807	12	7/31/2013	1975
Long John Silver's	Arlington	TX	—		365	537	—	902	15	6/27/2013	1993
Long John Silver's	Garden City	KS	—	(14)	120	530	—	650	15	6/27/2013	1978
Long John Silver's	Fairview Heights	IL	—	(14)	258	525	—	783	15	6/27/2013	1976
Long John Silver's	Mount Carmel	IL	—	(14)	105	484	—	589	13	6/27/2013	1977
Long John Silver's	Vandalia	IL	—	(14)	101	484	—	585	13	6/27/2013	1976
Long John Silver's	Jacksonville	IL	—	(14)	171	431	—	602	12	6/27/2013	1978
Long John Silver's	Cleburne	TX	—		205	380	—	585	8	7/31/2013	1986
Long John Silver's	Clarksville	TN	—		339	339	—	678	7	7/31/2013	1993
Long John Silver's	Jackson	TN	—	(14)	264	323	—	587	7	7/31/2013	1995
Long John Silver's	Wood River	IL	—	(14)	251	314	—	565	9	6/27/2013	1975
Long John Silver's	Fairborn	OH	—	(14)	103	300	—	403	8	6/27/2013	1976
Long John Silver's	Englewood	OH	—	(14)	547	—	—	547	—	6/27/2013	1974
Long John Silver's / A&W	Kansas City	MO	—		389	722	—	1,111	16	7/31/2013	1995
Long John Silver's / A&W	Houston	TX	—		480	495	—	975	14	6/27/2013	1993
Long John Silver's / A&W	Austin	TX	—	(14)	459	477	—	936	13	6/27/2013	1993
Long John Silver's / A&W	Murfreesboro	TN	—		219	219	—	438	5	7/31/2013	1985
Long John Silver's / KFC	Green Bay	WI	—	(14)	748	563	—	1,311	16	6/27/2013	1978
Los Tios Mexican Restaurant	Dalton	OH	—	(14)	18	30	—	48	1	6/27/2013	1990
Lowe's	Windham	ME	—	(14)	12,640	—	—	12,640	—	6/3/2013	2006
Mattress Firm	Evansville	IN	—	(14)	117	2,227	—	2,344	115	2/11/2013	2012
Mattress Firm	Spokane	WA	—	(14)	409	1,685	—	2,094	72	4/4/2013	2013
Mattress Firm	Spokane	WA	—	(14)	511	1,582	—	2,093	68	3/28/2013	2013

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Mattress Firm	Mishawaka	IN	—		375	1,500	—	1,875	35	7/30/2013	2013
Mattress Firm	Tallahassee	FL	—	(14)	924	1,386	—	2,310	52	5/14/2013	2013
Mattress Firm	Bountiful	UT	—	(14)	736	1,367	—	2,103	77	12/31/2012	2012
Mattress Firm	Destin	FL	—		693	1,287	—	1,980	42	6/5/2013	2013
Mattress Firm	Rogers	AR	—	(14)	321	1,284	—	1,605	66	2/6/2013	2012
Mattress Firm	Wilmington	NC	—		412	1,257	—	1,669	53	3/29/2013	2013
Mattress Firm	Lafayette	LA	—	(14)	—	1,251	—	1,251	47	5/2/2013	2013
Mattress Firm	Daphne	AL	—		528	1,233	—	1,761	17	10/1/2013	2013
Mattress Firm	Dothan	AL	—	(14)	406	1,217	—	1,623	46	5/14/2013	2013
Mattress Firm	Knoxville	TN	—	(14)	586	1,088	—	1,674	46	3/19/2013	2012
Mattress Firm	Greenville	NC	—	(14)	1,085	1,085	—	2,170	66	12/12/2012	2012
Mattress Firm	Bowling Green	KY	—	(14)	648	973	—	1,621	36	4/25/2013	2012
McDonald's	Scotland Neck	NC	—	(14)	320	—	—	320	—	6/27/2013	N/A
Mezcal Mexican Restaurant	Grafton	OH	—		64	191	—	255	5	7/31/2013	1990
Monro Muffler	Lewiston	ME	—	(14)	279	1,115	—	1,394	43	5/10/2013	1976
Monterey's Tex Mex	Tulsa	OK	—		135	406	—	541	10	7/31/2013	2001
Native New Yorker	Glendale	AZ	—	(14)	254	420	—	674	12	6/27/2013	1998
O'Charley's	Dalton	GA	—	(14)	406	1,817	—	2,223	52	6/27/2013	1993
O'Charley's	Tucker	GA	—	(14)	1,037	866	—	1,903	25	6/27/2013	1993
Parking Lot	Kingston	PA	—	(14)	29	—	—	29	—	6/27/2013	N/A
Pizza Hut	Chester	VA	—	(14)	473	1,104	—	1,577	24	7/31/2013	1983
Pizza Hut	Ashland	VA	—	(14)	589	1,093	—	1,682	24	7/31/2013	1989
Pizza Hut	Amarillo	TX	—	(14)	339	1,016	—	1,355	22	7/31/2013	1976
Pizza Hut	Amarillo	TX	—	(14)	254	1,015	—	1,269	22	7/31/2013	1980
Pizza Hut	Fort Stockton	TX	—	(14)	252	1,007	—	1,259	22	7/31/2013	2008
Pizza Hut	Christiansburg	VA	—	(14)	494	918	—	1,412	20	7/31/2013	1982
Pizza Hut	Odessa	TX	—	(14)	588	882	—	1,470	19	7/31/2013	1972
Pizza Hut	Hopewell	VA	—	(14)	707	864	—	1,571	19	7/31/2013	1985
Pizza Hut	Clifton Forge	VA	—	(14)	287	861	—	1,148	19	7/31/2013	1978
Pizza Hut	Odessa	TX	—	(14)	456	847	—	1,303	19	7/31/2013	1976
Pizza Hut	Richmond	VA	—	(14)	666	814	—	1,480	18	7/31/2013	1978
Pizza Hut	Odessa	TX	—	(14)	627	766	—	1,393	17	7/31/2013	1979
Pizza Hut	JACKSON	GA	—	(14)	673	735	—	1,408	20	6/27/2013	1987
Pizza Hut	Salisbury	MD	—	(14)	245	734	—	979	16	7/31/2013	1983
Pizza Hut	Delaware	OH	—	(14)	270	721	—	991	20	6/27/2013	1975
Pizza Hut	Pecos	TX	—	(14)	387	719	—	1,106	16	7/31/2013	1974
Pizza Hut	Petersburg	VA	—	(14)	378	701	—	1,079	15	7/31/2013	1979
Pizza Hut	Odessa	TX	—	(14)	457	685	—	1,142	15	7/31/2013	1976
Pizza Hut	Monahans	TX	—	(14)	361	671	—	1,032	15	7/31/2013	1979
Pizza Hut	Bedford	VA	—	(14)	548	670	—	1,218	15	7/31/2013	1977
Pizza Hut	San Angelo	TX	—	(14)	214	641	—	855	14	7/31/2013	1977
Pizza Hut	San Angelo	TX	—	(14)	268	624	—	892	14	7/31/2013	1980
Pizza Hut	Midland	TX	—	(14)	506	619	—	1,125	14	7/31/2013	1978
Pizza Hut	Downers Grove	IL	—		504	616	—	1,120	14	7/31/2013	1985
Pizza Hut	Detroit	MI	—		501	612	—	1,113	13	7/31/2013	1984
Pizza Hut	Newport News	VA	—	(14)	394	591	—	985	13	7/31/2013	1969
Pizza Hut	Newport News	VA	—	(14)	394	591	—	985	13	7/31/2013	1970
Pizza Hut	Columbia	SC	—	(14)	881	588	—	1,469	13	7/31/2013	1977
Pizza Hut	Odessa	TX	—	(14)	572	572	—	1,144	13	7/31/2013	1976
Pizza Hut	Tyler	TX	—		238	555	—	793	15	6/27/2013	1981

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Pizza Hut	San Angelo	TX	—	(14)	237	552	—	789	12	7/31/2013	1975
Pizza Hut	Dearborn	MI	—		284	528	—	812	12	7/31/2013	1977
Pizza Hut	Aurora	IL	—	(14)	281	522	—	803	11	7/31/2013	1986
Pizza Hut	Cheraw	SC	—	(14)	415	507	—	922	11	7/31/2013	1984
Pizza Hut	Midland	TX	—	(14)	414	506	—	920	11	7/31/2013	1975
Pizza Hut	Louisville	KY	—	(14)	539	499	—	1,038	14	6/27/2013	1975
Pizza Hut	Batesburg	SC	—	(14)	261	484	—	745	11	7/31/2013	1987
Pizza Hut	Greensboro	GA	—	(14)	569	465	—	1,034	10	7/31/2013	1989
Pizza Hut	Crystal City	TX	—	(14)	148	453	—	601	13	6/27/2013	1981
Pizza Hut	Abilene	TX	—	(14)	549	449	—	998	10	7/31/2013	1980
Pizza Hut	Sweetwater	TX	—		77	435	—	512	10	7/31/2013	1975
Pizza Hut	Detroit	MI	—		105	421	—	526	9	7/31/2013	1986
Pizza Hut	Pageland	SC	—	(14)	344	420	—	764	9	7/31/2013	1999
Pizza Hut	West Columbia	SC	—	(14)	507	415	—	922	9	7/31/2013	1980
Pizza Hut	Edgefield	SC	—	(14)	221	410	—	631	9	7/31/2013	1986
Pizza Hut	Coleman	TX	—		69	391	—	460	9	7/31/2013	1975
Pizza Hut	Stevens Point	WI	—		130	390	—	520	9	7/31/2013	1989
Pizza Hut	Laurens	SC	—	(14)	454	371	—	825	8	7/31/2013	1989
Pizza Hut	Elmira	NY	—		199	370	—	569	8	7/31/2013	1975
Pizza Hut	Wellsville	NY	—		123	368	—	491	8	7/31/2013	1978
Pizza Hut	Ann Arbor	MI	—		119	367	—	486	10	6/27/2013	1991
Pizza Hut	Bishopville	SC	—	(14)	365	365	—	730	8	7/31/2013	1987
Pizza Hut	Cedar City	UT	—		52	361	—	413	10	6/27/2013	1978
Pizza Hut	Eatonton	GA	—	(14)	353	353	—	706	8	7/31/2013	1988
Pizza Hut	Saluda	SC	—	(14)	346	346	—	692	8	7/31/2013	1995
Pizza Hut	Hampton	VA	—	(14)	641	345	—	986	8	7/31/2013	1977
Pizza Hut	Merrill	WI	—		83	331	—	414	7	7/31/2013	1980
Pizza Hut	Red Bank	TN	—	(14)	215	323	—	538	7	7/31/2013	1975
Pizza Hut	Colonial Heights	VA	—	(14)	311	311	—	622	7	7/31/2013	1991
Pizza Hut	Richmond	VA	—	(14)	311	311	—	622	7	7/31/2013	1991
Pizza Hut	Seminole	TX	—		53	301	—	354	7	7/31/2013	1977
Pizza Hut	Tucker	GA	—		192	288	—	480	6	7/31/2013	1974
Pizza Hut	Front Royal	VA	—	(14)	191	287	—	478	6	7/31/2013	1973
Pizza Hut	Mobile	AL	—		127	276	—	403	8	6/27/2013	1974
Pizza Hut	Dawson	GA	—		131	274	—	405	8	6/27/2013	1987
Pizza Hut	Lafayette	LA	—		68	271	—	339	8	6/27/2013	1990
Pizza Hut	Oklahoma City	OK	—	(14)	268	268	—	536	6	7/31/2013	1984
Pizza Hut	Page	AZ	—		66	263	—	329	6	7/31/2013	1977
Pizza Hut	Bowling Green	OH	—		141	262	—	403	6	7/31/2013	1979
Pizza Hut	Antigo	WI	—		45	252	—	297	6	7/31/2013	1997
Pizza Hut	Santee	SC	—	(14)	371	248	—	619	5	7/31/2013	1972
Pizza Hut	Saint George	SC	—	(14)	367	245	—	612	5	7/31/2013	1980
Pizza Hut	Ashburn	GA	—		102	233	—	335	6	6/27/2013	1988

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Pizza Hut	Box Elder	SD	—	(14)	68	217	—	285	6	6/27/2013	1985
Pizza Hut	Shamokin	PA	—		54	217	—	271	5	7/31/2013	1976
Pizza Hut	Kanab	UT	—		52	210	—	262	5	7/31/2013	1989
Pizza Hut	Hayward	WI	—		51	205	—	256	5	7/31/2013	1993
Pizza Hut	Plover	WI	—		85	199	—	284	4	7/31/2013	1994
Pizza Hut	Defiance	OH	—		114	197	—	311	5	6/27/2013	1977
Pizza Hut	Schofield	WI	—		106	196	—	302	4	7/31/2013	1987
Pizza Hut	Monticello	FL	—		115	195	—	310	5	6/27/2013	1987
Pizza Hut	Abbotsford	WI	—		159	195	—	354	4	7/31/2013	1980
Pizza Hut	Marietta	OH	—		104	193	—	297	4	7/31/2013	1986
Pizza Hut	Hurricane	WV	—		126	188	—	314	4	7/31/2013	1978
Pizza Hut	East Syracuse	NY	—		137	185	—	322	5	6/27/2013	1978
Pizza Hut	Cleveland	OH	—		87	175	—	262	5	6/27/2013	1985
Pizza Hut	Toledo	OH	—		58	173	—	231	5	6/27/2013	1978
Pizza Hut	Sandusky	OH	—		140	171	—	311	4	7/31/2013	1982
Pizza Hut	Abilene	TX	—	(14)	397	170	—	567	4	7/31/2013	1976
Pizza Hut	Ronceverte	WV	—		66	162	—	228	4	6/27/2013	1978
Pizza Hut	Eagle River	WI	—		28	159	—	187	3	7/31/2013	1991
Pizza Hut	Middleburg Heights	OH	—		128	156	—	284	3	7/31/2013	1985
Pizza Hut	North Olmsted	OH	—		122	153	—	275	4	6/27/2013	1977
Pizza Hut	Cross Lanes	WV	—		122	149	—	271	3	7/31/2013	1977
Pizza Hut	Beckley	WV	—		160	131	—	291	3	7/31/2013	1977
Pizza Hut	Stamford	TX	—		38	115	—	153	3	7/31/2013	1970
Pizza Hut	Norwalk	OH	—	(14)	77	115	—	192	3	7/31/2013	1977
Pizza Hut	Ballinger	TX	—		34	109	—	143	3	6/27/2013	1978
Pizza Hut	Strongsville	OH	—		74	108	—	182	3	6/27/2013	1977
Pizza Hut	Neillsville	WI	—		35	106	—	141	2	7/31/2013	1995
Pizza Hut	Milton	WV	—		24	96	—	120	2	7/31/2013	1978
Pizza Hut	Waupaca	WI	—		61	91	—	152	2	7/31/2013	1991
Pizza Hut	Tomahawk	WI	—		35	81	—	116	2	7/31/2013	1986
Pizza Hut	Nedrow	NY	—		55	80	—	135	2	6/27/2013	1979
Pizza Hut	Clintonville	WI	—		208	69	—	277	2	7/31/2013	1978
Pizza Hut	Rochester	NY	—		62	62	—	124	1	7/31/2013	1989
Pizza Hut	Lambertville	MI	—		110	6	—	116	—	7/31/2013	1995
Pizza Hut	Huntington	WV	—		190	4	—	194	—	7/31/2013	1979
Pizza Hut	Adrian	MI	—		265	—	—	265	—	6/27/2013	N/A
Pizza Hut	Monroe	MI	—		220	—	—	220	—	6/27/2013	1977
Pizza Hut	Bedford	OH	—		183	—	—	183	—	6/27/2013	N/A
Ponderosa	Indiana	PA	—		676	1,255	—	1,931	31	7/31/2013	2000
Ponderosa	Massena	NY	—		190	570	—	760	14	7/31/2013	1988
Ponderosa	Scottsburg	IN	—	(14)	430	141	—	571	4	6/27/2013	1985
Popeyes	Marksville	LA	—	(14)	487	1,129	—	1,616	31	6/27/2013	1987
Popeyes	Tampa	FL	—	(14)	673	1,065	—	1,738	30	6/27/2013	2000

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Popeyes	Winter Haven	FL	—	(14)	484	1,001	—	1,485	28	6/27/2013	1976
Popeyes	Greenville	MS	—	(14)	513	977	—	1,490	27	6/27/2013	1984
Popeyes	Brandon	FL	—	(14)	776	961	—	1,737	27	6/27/2013	1978
Popeyes	Jacksonville	FL	—	(14)	781	955	—	1,736	21	7/31/2013	1955
Popeyes	Orlando	FL	—	(14)	782	955	—	1,737	21	7/31/2013	2004
Popeyes	Lafayette	LA	—	(14)	473	901	—	1,374	25	6/27/2013	1996
Popeyes	Lafayette	LA	—	(14)	434	899	—	1,333	25	6/27/2013	1993
Popeyes	Eunice	LA	—	(14)	382	891	—	1,273	20	7/31/2013	1986
Popeyes	Orange	TX	—	(14)	456	847	—	1,303	19	7/31/2013	2004
Popeyes	Lakeland	FL	—	(14)	830	830	—	1,660	18	7/31/2013	1999
Popeyes	Bayou Vista	LA	—	(14)	375	709	—	1,084	20	6/27/2013	1985
Popeyes	Nederland	TX	—	(14)	445	668	—	1,113	15	7/31/2013	1988
Popeyes	Omaha	NE	—	(14)	264	615	—	879	14	7/31/2013	1985
Popeyes	Port Arthur	TX	—	(14)	408	589	—	997	16	6/27/2013	1984
Popeyes	Franklin	LA	—	(14)	283	538	—	821	15	6/27/2013	1985
Popeyes	Austin	TX	—		1,216	533	—	1,749	15	6/27/2013	1996
Popeyes	Omaha	NE	—	(14)	343	515	—	858	11	7/31/2013	1996
Popeyes	Saint Louis	MO	—	(14)	248	460	—	708	13	6/27/2013	1959
Popeyes	Saint Louis	MO	—	(14)	288	431	—	719	9	7/31/2013	1978
Popeyes	Baton Rouge	LA	—	(14)	323	394	—	717	9	7/31/2013	1999
Popeyes	Ferguson	MO	—	(14)	128	383	—	511	8	7/31/2013	1984
Popeyes	Miami	FL	—		220	330	—	550	7	7/31/2013	1962
Popeyes	Houston	TX	—		295	241	—	536	5	7/31/2013	1976
Popeyes	Portsmouth	VA	—	(14)	369	230	—	599	6	6/27/2013	2002
Popeyes	Houston	TX	—		278	227	—	505	5	7/31/2013	1978
Popeyes	Newport News	VA	—	(14)	381	217	—	598	6	6/27/2013	2002
Popeyes	Houston	TX	—		111	166	—	277	4	7/31/2013	1976
Quincy's Family Steakhouse	Monroe	NC	—		560	458	—	1,018	11	7/31/2013	1978
Rally's	Indianapolis	IN	—	(14)	1,168	—	—	1,168	—	7/31/2013	N/A
Rally's	Indianapolis	IN	—	(14)	1,168	—	—	1,168	—	7/31/2013	N/A
Rancho Grande Grill	Andalusia	AL	—		94	251	—	345	7	6/27/2013	2004
Rite Aid	Burton	MI	—		128	2,541	—	2,669	63	7/26/2013	1999
Rite Aid	Wilson	NC	—		573	1,337	—	1,910	33	7/30/2013	2002
Rite Aid	Adams	MA	—		300	1,200	—	1,500	30	7/30/2013	2000
Rolls-Royce Corporation	Indianapolis	IN	—	(14)	5,770	64,063	—	69,833	2,100	5/9/2013	2000
Rubbermaid	Brimfield	OH	—	(14)	1,552	29,485	—	31,037	1,650	1/31/2013	2012
Rubbermaid	Bowling Green	OH	—		714	13,560	—	14,274	345	7/29/2013	2013
Saltwater Willy's	Grapevine	TX	—	(14)	572	868	—	1,440	25	6/27/2013	1999
Schlotzsky's Deli	Colorado Springs	CO	—	(14)	530	530	—	1,060	15	6/27/2013	1997
Schlotzsky's Deli	Louisville	KY	—	(14)	321	342	—	663	9	6/27/2013	1998
Senor Panchos	Orrville	OH	—	(14)	99	176	—	275	5	6/27/2013	1990
Shoney's	Grenada	MS	—		270	809	—	1,079	18	7/31/2013	1991
Shoney's	Columbia	SC	—	(14)	446	545	—	991	12	7/31/2013	1985

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Shoney's	West Columbia	SC	—	(14)	392	262	—	654	6	7/31/2013	1977
Snowflake Donut Shop	Gun Barrel City	TX	—		241	383	—	624	11	6/27/2013	2008
Sonic Drive-In	Crystal River	FL	—	(14)	107	322	—	429	7	7/31/2013	2008
Sonic Drive-In	Mulberry	FL	—	(14)	165	298	—	463	8	6/27/2013	2004
Sonic Drive-In	Wadesboro	NC	—	(14)	137	266	—	403	7	6/27/2013	2007
Sonic Drive-In	Spring Hill	FL	—	(14)	79	252	—	331	7	6/27/2013	2003
Sonny's BBQ	Venice	FL	—	(14)	338	507	—	845	13	7/31/2013	1978
Sports Wings	Sumter	SC	—	(14)	73	109	—	182	2	7/31/2013	1988
Stripes Gas & Convenience	Rio Hondo	TX	—	(14)	293	2,640	—	2,933	136	2/15/2013	2008
Stripes Gas & Convenience	Pharr	TX	—	(14)	281	2,531	—	2,812	130	2/15/2013	1995
Stripes Gas & Convenience	Andrews	TX	—	(14)	406	2,302	—	2,708	119	2/15/2013	2008
Stripes Gas & Convenience	La Feria	TX	—	(14)	219	1,970	—	2,189	101	2/15/2013	2008
Sun Trust Bank	Waldorf	MD	—	(14)	523	2,962	—	3,485	119	3/22/2013	1964
Sun Trust Bank	Mocksville	NC	—	(14)	978	2,933	—	3,911	118	3/22/2013	2000
Sun Trust Bank	Annapolis	MD	—		2,653	2,170	—	4,823	48	7/23/2013	1976
Sun Trust Bank	Richmond	VA	—	(14)	224	2,012	—	2,236	81	4/12/2013	1909
Sun Trust Bank	Tallahassee	FL	—	(14)	828	1,933	—	2,761	78	4/12/2013	1991
Sun Trust Bank	Dunedin	FL	—	(14)	479	1,917	—	2,396	77	3/22/2013	1995
Sun Trust Bank	Monroe	NC	—	(14)	204	1,837	—	2,041	74	4/12/2013	1920
Sun Trust Bank	Plant City	FL	—	(14)	751	1,753	—	2,504	70	3/22/2013	2000
Sun Trust Bank	Destin	FL	—	(14)	572	1,717	—	2,289	69	4/12/2013	1998
Sun Trust Bank	Jesup	GA	—	(14)	184	1,657	—	1,841	67	3/22/2013	1964
Sun Trust Bank	Atlanta	GA	—	(14)	1,018	1,527	—	2,545	61	4/12/2013	1965
Sun Trust Bank	Coral Springs	FL	—	(14)	654	1,525	—	2,179	61	4/12/2013	1996
Sun Trust Bank	Rocky Mount	VA	—	(14)	265	1,504	—	1,769	47	5/22/2013	1961
Sun Trust Bank	Dunwoody	GA	—	(14)	1,784	1,460	—	3,244	59	3/22/2013	1972
Sun Trust Bank	Melbourne	FL	—	(14)	464	1,392	—	1,856	56	4/12/2013	1987
Sun Trust Bank	Durham	NC	—	(14)	747	1,388	—	2,135	56	4/12/2013	1973
Sun Trust Bank	North Port	FL	—	(14)	460	1,381	—	1,841	55	3/22/2013	1982
Sun Trust Bank	Hudson	FL	—	(14)	448	1,345	—	1,793	54	3/22/2013	1979
Sun Trust Bank	Port Orange	FL	—	(14)	563	1,314	—	1,877	53	3/22/2013	1982
Sun Trust Bank	Nashville	TN	—	(14)	1,598	1,308	—	2,906	53	4/12/2013	1992
Sun Trust Bank	Chattanooga	TN	—	(14)	223	1,263	—	1,486	51	3/22/2013	1953
Sun Trust Bank	Palm Harbor	FL	—	(14)	535	1,249	—	1,784	50	4/12/2013	1994
Sun Trust Bank	Bowdon	GA	—	(14)	416	1,247	—	1,663	50	3/22/2013	1900
Sun Trust Bank	Orlando	FL	—	(14)	805	1,208	—	2,013	49	4/12/2013	1988
Sun Trust Bank	Madison	TN	—	(14)	286	1,143	—	1,429	46	3/22/2013	1953
Sun Trust Bank	Miami	FL	—	(14)	1,393	1,140	—	2,533	46	4/12/2013	1982
Sun Trust Bank	Lakeland	FL	—	(14)	598	1,110	—	1,708	45	4/12/2013	1988
Sun Trust Bank	South Daytona Beach	FL	—	(14)	592	1,099	—	1,691	44	4/12/2013	1985
Sun Trust Bank	Port Orange	FL	—	(14)	590	1,095	—	1,685	44	3/22/2013	1989
Sun Trust Bank	Anderson	SC	—	(14)	574	1,065	—	1,639	43	3/22/2013	1998
Sun Trust Bank	West Palm Beach	FL	—	(14)	1,026	1,026	—	2,052	41	3/22/2013	1981

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Sun Trust Bank	Frederick	MD	—	(14)	991	991	—	1,982	35	4/26/2013	1880
Sun Trust Bank	Roswell	GA	—	(14)	1,425	950	—	2,375	38	4/12/2013	1988
Sun Trust Bank	Ellicott City	MD	—	(14)	1,728	931	—	2,659	37	3/22/2013	1975
Sun Trust Bank	Belmont	NC	—	(14)	616	924	—	1,540	37	3/22/2013	1970
Sun Trust Bank	Lexington	NC	—	(14)	447	831	—	1,278	33	4/12/2013	2001
Sun Trust Bank	Kissimmee	FL	—	(14)	1,167	778	—	1,945	31	4/12/2013	1981
Sun Trust Bank	Greensboro	NC	—	(14)	403	748	—	1,151	30	4/12/2013	1962
Sun Trust Bank	Travelers Rest	SC	—	(14)	746	746	—	1,492	30	4/12/2013	1995
Sun Trust Bank	St. Simons Island	GA	—	(14)	1,363	734	—	2,097	29	3/22/2013	1975
Sun Trust Bank	Pensacola	FL	—	(14)	886	725	—	1,611	29	4/12/2013	1979
Sun Trust Bank	Concord	NC	—	(14)	707	707	—	1,414	28	4/12/2013	1988
Sun Trust Bank	Lake Wales	FL	—	(14)	671	671	—	1,342	27	3/22/2013	1988
Sun Trust Bank	Raleigh	NC	—	(14)	658	658	—	1,316	26	3/22/2013	1997
Sun Trust Bank	Zebulon	NC	—	(14)	515	630	—	1,145	25	3/22/2013	1972
Sun Trust Bank	Nashville	TN	—	(14)	613	613	—	1,226	25	4/12/2013	1970
Sun Trust Bank	Belton	SC	—	(14)	473	578	—	1,051	23	4/12/2013	1967
Sun Trust Bank	Burlington	NC	—	(14)	446	545	—	991	22	4/12/2013	1995
Sun Trust Bank	Oakboro	NC	—		360	540	—	900	12	7/23/2013	1970
Sun Trust Bank	Carrboro	NC	—	(14)	512	512	—	1,024	21	4/12/2013	1980
Sun Trust Bank	Cheriton	VA	—	(14)	90	510	—	600	21	3/22/2013	1975
Sun Trust Bank	Atlanta	GA	—	(14)	1,435	478	—	1,913	19	4/12/2013	1970
Sun Trust Bank	Lynchburg	VA	—	(14)	251	466	—	717	19	3/22/2013	1973
Sun Trust Bank	Dunnellon	FL	—	(14)	82	463	—	545	19	3/22/2013	1980
Sun Trust Bank	Norfolk	VA	—	(14)	656	437	—	1,093	18	4/12/2013	1990
Sun Trust Bank	Richmond	VA	—	(14)	277	416	—	693	17	3/22/2013	1959
Sun Trust Bank	Matthews	NC	—	(14)	382	382	—	764	15	3/22/2013	1971
Sun Trust Bank	Yadkinville	NC	—	(14)	200	371	—	571	15	4/12/2013	1975
Sun Trust Bank	Petersburg	VA	—	(14)	102	306	—	408	12	4/12/2013	1975
Sun Trust Bank	Nashville	TN	—		567	305	—	872	7	7/23/2013	1954
Sun Trust Bank	La Vergne	TN	—	(14)	171	209	—	380	8	3/22/2013	1985
T.G.I. Friday's	Warwick	RI	—		1,228	2,775	—	4,003	80	6/27/2013	1983
T.G.I. Friday's	Kentwood	MI	—	(14)	281	2,533	—	2,814	63	7/31/2013	1983
T.G.I. Friday's	Bismarck	ND	—	(14)	1,038	1,928	—	2,966	48	7/31/2013	2000
T.G.I. Friday's	Blasdell	NY	—	(14)	1,215	1,913	—	3,128	55	6/27/2013	2000
T.G.I. Friday's	Ann Arbor	MI	—	(14)	547	1,640	—	2,187	41	7/31/2013	1998
T.G.I. Friday's	Royal Palm Beach	FL	—	(14)	1,530	1,530	—	3,060	38	7/31/2013	2001
T.G.I. Friday's	Rochester	MN	—	(14)	1,347	1,102	—	2,449	27	7/31/2013	1993
T.G.I. Friday's	Novi	MI	—	(14)	1,042	1,042	—	2,084	26	7/31/2013	1994
Taco Bell	Vacaville	CA	—	(14)	522	1,513	—	2,035	42	6/27/2013	1985
Taco Bell	Suisun City	CA	—	(14)	355	1,419	—	1,774	31	7/31/2013	1986
Taco Bell	Vacaville	CA	—	(14)	1,184	1,375	—	2,559	38	6/27/2013	1994
Taco Bell	Fairfield	CA	—	(14)	500	1,327	—	1,827	37	6/27/2013	1985
Taco Bell	Rancho Cucamonga	CA	—	(14)	415	1,210	—	1,625	34	6/27/2013	1992

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Taco Bell	Corona	CA	—	(14)	306	1,138	—	1,444	32	6/27/2013	1990
Taco Bell	North Corbin	KY	—	(14)	139	1,082	—	1,221	30	6/27/2013	1986
Taco Bell	Cullman	AL	—	(14)	375	1,053	—	1,428	29	6/27/2013	1988
Taco Bell	Fontana	CA	—	(14)	524	1,016	—	1,540	28	6/27/2013	1992
Taco Bell	Moreno Valley	CA	—	(14)	367	998	—	1,365	28	6/27/2013	1988
Taco Bell	Marion	IN	—	(14)	496	921	—	1,417	20	7/31/2013	1994
Taco Bell	Winfield	AL	—	(14)	278	834	—	1,112	18	7/31/2013	2008
Taco Bell	Westerville	OH	—	(14)	354	827	—	1,181	18	7/31/2013	1992
Taco Bell	Jasper	AL	—	(14)	445	814	—	1,259	23	6/27/2013	1987
Taco Bell	Dora	AL	—	(14)	348	813	—	1,161	18	7/31/2013	1995
Taco Bell	Hilliard	OH	—	(14)	424	787	—	1,211	17	7/31/2013	1991
Taco Bell	Hartselle	AL	—	(14)	378	781	—	1,159	22	6/27/2013	1996
Taco Bell	Albertville	AL	—	(14)	419	778	—	1,197	17	7/31/2013	2000
Taco Bell	Dayton	OH	—	(14)	129	732	—	861	16	7/31/2013	1995
Taco Bell	Pickerington	OH	—	(14)	470	705	—	1,175	15	7/31/2013	1991
Taco Bell	Detroit	MI	—		124	704	—	828	15	7/31/2013	1989
Taco Bell	Warrior	AL	—	(14)	364	675	—	1,039	15	7/31/2013	1996
Taco Bell	Marysville	OH	—	(14)	412	618	—	1,030	14	7/31/2013	1992
Taco Bell	Anniston	AL	—		80	609	—	689	17	6/27/2013	2000
Taco Bell	Kennesaw	GA	—	(14)	162	601	—	763	17	6/27/2013	1984
Taco Bell	Moraine	OH	—		280	505	—	785	14	6/27/2013	1985
Taco Bell / KFC	Milwaukee	WI	—	(14)	533	1,055	—	1,588	29	6/27/2013	1978
Taco Bell / Pizza Hut	Rubidoux	CA	—	(14)	415	1,223	—	1,638	34	6/27/2013	1992
Taco Bell / Pizza Hut	Montclair	CA	—	(14)	322	900	—	1,222	25	6/27/2013	1996
Taco Bueno	Arlington	TX	—	(14)	597	895	—	1,492	20	7/31/2013	2000
Taco Bueno	Waco	TX	—	(14)	595	893	—	1,488	20	7/31/2013	2000
Taco Bueno	Waco	TX	—	(14)	595	892	—	1,487	20	7/31/2013	2000
Taco Bueno	Hutchinson	KS	—	(14)	561	841	—	1,402	18	7/31/2013	2000
Taco Bueno	Springfield	MO	—	(14)	753	753	—	1,506	17	7/31/2013	2006
Taco Bueno	Belton	MO	—	(14)	476	701	—	1,177	19	6/27/2013	2006
Taco Bueno	Frisco	TX	—	(14)	601	577	—	1,178	16	6/27/2013	2000
Taco Bueno	North Richland Hills	TX	—	(14)	423	567	—	990	16	6/27/2013	2000
Taco Bueno	Lubbock	TX	—	(14)	228	561	—	789	16	6/27/2013	2000
Talbots	Lakeville	MA	—	(14)	6,302	25,199	—	31,501	897	5/17/2013	1987
Texas Roadhouse	Kenosha	WI	—	(14)	1,061	1,835	—	2,896	53	6/27/2013	2001
Tire Warehouse	Bangor	ME	—	(14)	289	1,400	—	1,689	39	6/27/2013	1977
Tire Warehouse	Fitchburg	MA	—	(14)	203	704	—	907	20	6/27/2013	1982
TitleMax	Gainesville	GA	—	(14)	221	270	—	491	7	7/31/2013	2007
Tommy Addison's	Edgewood	FL	—	(14)	366	447	—	813	11	7/31/2013	2003
Tractor Supply	Los Banos	CA	—	(14)	1,213	3,638	—	4,851	145	2/28/2013	2009
Tractor Supply	Mims	FL	—		310	2,787	—	3,097	33	10/10/2013	2012
Tractor Supply	Plaistow	NH	—		638	2,552	—	3,190	30	10/10/2013	2012
Tracy's Seafood	Port Arthur	TX	—		43	72	—	115	2	6/27/2013	1998

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Tumbleweed	Zanesville	OH	—	(14)	639	1,491	—	2,130	37	7/31/2013	1998
Tumbleweed	Owensboro	KY	—	(14)	355	1,420	—	1,775	35	7/31/2013	1997
Tumbleweed	Louisville	KY	—	(14)	468	1,404	—	1,872	35	7/31/2013	2001
Tumbleweed	Terre Haute	IN	—	(14)	434	1,303	—	1,737	32	7/31/2013	1997
Tumbleweed	Springfield	OH	—	(14)	549	1,280	—	1,829	32	7/31/2013	1998
Tumbleweed	Bellefontaine	OH	—	(14)	234	938	—	1,172	23	7/31/2013	1999
Tumbleweed	Mayesville	KY	—	(14)	353	823	—	1,176	20	7/31/2013	2000
Tumbleweed	Wooster	OH	—	(14)	342	799	—	1,141	20	7/31/2013	1997
Vacant	Albemarle	NC	—		483	457	—	940	13	6/27/2013	1992
Velox Insurance	Woodstock	GA	—		155	127	—	282	3	7/31/2013	1988
Verizon Wireless	Statesville	NC	—		207	459	—	666	13	6/27/2013	1993
Waffle House	Roanoke	VA	—		176	327	—	503	7	7/31/2013	1987
Waffle House	Cocoa	FL	—		150	279	—	429	6	7/31/2013	1986
Walgreens	Denver	CO	—		—	4,050	—	4,050	122	7/2/2013	2008
Walgreens	Castle Rock	CO	—		1,581	3,689	—	5,270	111	7/11/2013	2002
Wendy's	Columbus	GA	—	(14)	478	2,209	—	2,687	61	6/27/2013	2003
Wendy's	Owego	NY	—	(14)	101	1,915	—	2,016	42	7/31/2013	1989
Wendy's	Pasadena	MD	—	(14)	1,049	1,902	—	2,951	53	6/27/2013	1997
Wendy's	El Paso	TX	—	(14)	630	1,889	—	2,519	42	7/31/2013	1996
Wendy's	Hamilton	OH	—	(14)	655	1,848	—	2,503	51	6/27/2013	2001
Wendy's	Columbus	GA	—	(14)	701	1,787	—	2,488	50	6/27/2013	1999
Wendy's	Kingwood	TX	—	(14)	304	1,724	—	2,028	38	7/31/2013	2001
Wendy's	Corning	NY	—	(14)	191	1,717	—	1,908	38	7/31/2013	1996
Wendy's	Richmond	IN	—	(14)	735	1,716	—	2,451	38	7/31/2013	1989
Wendy's	Albany	GA	—	(14)	414	1,656	—	2,070	36	7/31/2013	2000
Wendy's	Orange	CT	—	(14)	1,343	1,641	—	2,984	36	7/31/2013	2003
Wendy's	Woodbridge	VA	—	(14)	1,193	1,598	—	2,791	44	6/27/2013	1996
Wendy's	Arlington	TX	—	(14)	1,322	1,546	—	2,868	43	6/27/2013	1994
Wendy's	Middletown	OH	—	(14)	494	1,481	—	1,975	33	7/31/2013	1977
Wendy's	Fairborn	OH	—	(14)	629	1,468	—	2,097	32	7/31/2013	1999
Wendy's	Lake Wales	FL	—	(14)	975	1,462	—	2,437	32	7/31/2013	1999
Wendy's	Wintersville	OH	—	(14)	621	1,450	—	2,071	32	7/31/2013	1977
Wendy's	Kenosha	WI	—	(14)	965	1,447	—	2,412	32	7/31/2013	1986
Wendy's	Mcminnville	TN	—	(14)	255	1,443	—	1,698	32	7/31/2013	1984
Wendy's	Centerville	OH	—	(14)	615	1,434	—	2,049	32	7/31/2013	1997
Wendy's	Emporia	VA	—	(14)	631	1,424	—	2,055	39	6/27/2013	1994
Wendy's	Louisville	KY	—	(14)	857	1,421	—	2,278	39	6/27/2013	2000
Wendy's	Kankakee	IL	—	(14)	250	1,419	—	1,669	31	7/31/2013	2005
Wendy's	Hillsboro	OH	—	(14)	291	1,408	—	1,699	39	6/27/2013	1985
Wendy's	Cincinnati	OH	—	(14)	939	1,408	—	2,347	31	7/31/2013	1980
Wendy's	Fairborn	OH	—	(14)	604	1,408	—	2,012	31	7/31/2013	1992
Wendy's	Pounding Mill	VA	—	(14)	296	1,404	—	1,700	39	6/27/2013	2004
Wendy's	Dublin	VA	—	(14)	384	1,402	—	1,786	39	6/27/2013	1993

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Wendy's	Manchester	TN	—	(14)	245	1,390	—	1,635	31	7/31/2013	1984
Wendy's	Louisville	KY	—	(14)	834	1,379	—	2,213	38	6/27/2013	2001
Wendy's	Horseheads	NY	—	(14)	72	1,369	—	1,441	30	7/31/2013	1982
Wendy's	Hamilton	OH	—	(14)	908	1,362	—	2,270	30	7/31/2013	2002
Wendy's	Madison	WI	—	(14)	454	1,362	—	1,816	30	7/31/2013	1998
Wendy's	Hogansville	GA	—	(14)	240	1,359	—	1,599	30	7/31/2013	1985
Wendy's	Brentwood	TN	—	(14)	339	1,356	—	1,695	30	7/31/2013	1982
Wendy's	Milwaukee	WI	—	(14)	338	1,351	—	1,689	30	7/31/2013	1985
Wendy's	Oak Creek	WI	—	(14)	577	1,347	—	1,924	30	7/31/2013	1999
Wendy's	Dayton	OH	—	(14)	723	1,343	—	2,066	30	7/31/2013	1977
Wendy's	Springboro	OH	—	(14)	891	1,336	—	2,227	29	7/31/2013	1979
Wendy's	Auburn	AL	—	(14)	718	1,334	—	2,052	29	7/31/2013	2000
Wendy's	Saint Marys	WV	—	(14)	70	1,322	—	1,392	29	7/31/2013	2001
Wendy's	Fairburn	GA	—	(14)	1,076	1,316	—	2,392	29	7/31/2013	2002
Wendy's	Nashville	TN	—	(14)	328	1,313	—	1,641	29	7/31/2013	1983
Wendy's	Sharpsburg	GA	—	(14)	649	1,299	—	1,948	36	6/27/2013	2002
Wendy's	Connersville	IN	—	(14)	324	1,298	—	1,622	29	7/31/2013	1989
Wendy's	Hamilton	OH	—	(14)	697	1,295	—	1,992	28	7/31/2013	1974
Wendy's	Kenosha	WI	—	(14)	322	1,290	—	1,612	28	7/31/2013	1984
Wendy's	Germantown	WI	—	(14)	419	1,257	—	1,676	28	7/31/2013	1989
Wendy's	Endicott	NY	—	(14)	313	1,253	—	1,566	28	7/31/2013	1987
Wendy's	Parkersburg	WV	—	(14)	311	1,243	—	1,554	27	7/31/2013	1977
Wendy's	Fitchburg	WI	—	(14)	662	1,230	—	1,892	27	7/31/2013	2003
Wendy's	Louisville	KY	—	(14)	532	1,221	—	1,753	34	6/27/2013	1998
Wendy's	Corpus Christi	TX	—	(14)	646	1,199	—	1,845	26	7/31/2013	1987
Wendy's	Fort Smith	AR	—		195	1,186	—	1,381	33	6/27/2013	1995
Wendy's	Columbus	GA	—	(14)	743	1,185	—	1,928	33	6/27/2013	1988
Wendy's	Phenix City	AL	—	(14)	529	1,178	—	1,707	33	6/27/2013	2005
Wendy's	Millville	NJ	—		373	1,169	—	1,542	32	6/27/2013	1994
Wendy's	El Dorado	AR	—		413	1,151	—	1,564	32	6/27/2013	1975
Wendy's	Greenfield	WI	—	(14)	487	1,137	—	1,624	25	7/31/2013	2001
Wendy's	Middletown	OH	—	(14)	755	1,133	—	1,888	25	7/31/2013	1976
Wendy's	Fairmont	WV	—	(14)	224	1,119	—	1,343	31	6/27/2013	1983
Wendy's	Sayre	PA	—	(14)	372	1,115	—	1,487	25	7/31/2013	1994
Wendy's	Nashville	TN	—	(14)	592	1,100	—	1,692	24	7/31/2013	1983
Wendy's	Murfreesboro	TN	—	(14)	586	1,088	—	1,674	24	7/31/2013	1983
Wendy's	Miamisburg	OH	—	(14)	888	1,086	—	1,974	24	7/31/2013	1995
Wendy's	Auburn	NY	—	(14)	465	1,085	—	1,550	24	7/31/2013	1977
Wendy's	West Allis	WI	—	(14)	583	1,083	—	1,666	24	7/31/2013	1984
Wendy's	Bourbonnais	IL	—	(14)	346	1,039	—	1,385	23	7/31/2013	1993
Wendy's	Stuttgart	AR	—	(14)	67	1,038	—	1,105	29	6/27/2013	2001
Wendy's	Baltimore	MD	—	(14)	904	1,036	—	1,940	29	6/27/2013	1986
Wendy's	Lancaster	OH	—	(14)	552	1,025	—	1,577	23	7/31/2013	1984

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Wendy's	Pine Bluff	AR	—	(14)	221	1,022	—	1,243	28	6/27/2013	1989
Wendy's	Benton	AR	—		478	1,018	—	1,496	28	6/27/2013	1993
Wendy's	Fort Smith	AR	—		63	1,016	—	1,079	28	6/27/2013	1995
Wendy's	Milwaukee	WI	—	(14)	436	1,016	—	1,452	22	7/31/2013	1983
Wendy's	Sheboygan	WI	—	(14)	676	1,014	—	1,690	22	7/31/2013	1995
Wendy's	Saint Bernard	OH	—	(14)	432	1,009	—	1,441	22	7/31/2013	1985
Wendy's	Lebanon	VA	—	(14)	431	1,006	—	1,437	22	7/31/2013	1983
Wendy's	Mokena	IL	—	(14)	665	997	—	1,662	22	7/31/2013	1992
Wendy's	Richmond	IN	—	(14)	661	992	—	1,653	22	7/31/2013	1989
Wendy's	Birmingham	AL	—	(14)	562	990	—	1,552	27	6/27/2013	2005
Wendy's	Ponca City	OK	—	(14)	529	983	—	1,512	22	7/31/2013	1979
Wendy's	South Hill	VA	—		313	976	—	1,289	27	6/27/2013	1984
Wendy's	Hillsville	VA	—	(14)	324	973	—	1,297	21	7/31/2013	2001
Wendy's	Fairfield	OH	—	(14)	794	971	—	1,765	21	7/31/2013	1981
Wendy's	Janesville	WI	—	(14)	647	971	—	1,618	21	7/31/2013	1991
Wendy's	Parkersburg	WV	—	(14)	241	964	—	1,205	21	7/31/2013	1996
Wendy's	Joliet	IL	—	(14)	642	963	—	1,605	21	7/31/2013	1977
Wendy's	Cortland	NY	—	(14)	635	952	—	1,587	21	7/31/2013	1984
Wendy's	Norwich	CT	—		703	937	—	1,640	26	6/27/2013	1980
Wendy's	Minden	LA	—	(14)	182	936	—	1,118	26	6/27/2013	2001
Wendy's	Bowling Green	OH	—		502	932	—	1,434	20	7/31/2013	1994
Wendy's	Beloit	WI	—	(14)	1,138	931	—	2,069	20	7/31/2013	2002
Wendy's	West Chester	OH	—	(14)	616	924	—	1,540	20	7/31/2013	2005
Wendy's	Morrow	GA	—	(14)	755	922	—	1,677	20	7/31/2013	1990
Wendy's	Middletown	OH	—	(14)	752	920	—	1,672	20	7/31/2013	1994
Wendy's	Rogers	AR	—		579	912	—	1,491	25	6/27/2013	1995
Wendy's	Searcy	AR	—		247	905	—	1,152	25	6/27/2013	1978
Wendy's	Groton	CT	—		1,099	900	—	1,999	20	7/31/2013	1978
Wendy's	Anderson	SC	—		734	897	—	1,631	20	7/31/2013	1979
Wendy's	Wytheville	VA	—	(14)	598	897	—	1,495	20	7/31/2013	2003
Wendy's	Springdale	AR	—		323	896	—	1,219	25	6/27/2013	1994
Wendy's	Pendleton	IN	—	(14)	448	895	—	1,343	25	6/27/2013	2005
Wendy's	Enid	OK	—	(14)	158	893	—	1,051	20	7/31/2013	2003
Wendy's	Buckhannon	WV	—	(14)	157	890	—	1,047	20	7/31/2013	1987
Wendy's	Parkersburg	WV	—	(14)	295	885	—	1,180	19	7/31/2013	1979
Wendy's	Binghamton	NY	—	(14)	293	879	—	1,172	19	7/31/2013	1978
Wendy's	Little Rock	AR	—		278	878	—	1,156	24	6/27/2013	1976
Wendy's	Batesville	AR	—		155	878	—	1,033	19	7/31/2013	1995
Wendy's	Buckeye Lake	OH	—	(14)	864	877	—	1,741	24	6/27/2013	2000
Wendy's	Ripley	WV	—	(14)	273	871	—	1,144	24	6/27/2013	1984
Wendy's	West Carrollton	OH	—	(14)	708	865	—	1,573	19	7/31/2013	1979
Wendy's	Whitehall	OH	—	(14)	716	863	—	1,579	24	6/27/2013	1983
Wendy's	North Myrtle Beach	SC	—		464	861	—	1,325	19	7/31/2013	1983

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Wendy's	Hayes	VA	—	(14)	304	859	—	1,163	24	6/27/2013	1992
Wendy's	Lynn Haven	FL	—	(14)	446	852	—	1,298	24	6/27/2013	2005
Wendy's	Panama City	FL	—	(14)	445	837	—	1,282	23	6/27/2013	1987
Wendy's	Conway	AR	—		482	833	—	1,315	23	6/27/2013	1994
Wendy's	Fayetteville	AR	—		408	830	—	1,238	23	6/27/2013	1994
Wendy's	Payson	AZ	—		679	829	—	1,508	18	7/31/2013	1986
Wendy's	Springdale	AR	—		410	821	—	1,231	23	6/27/2013	1995
Wendy's	Bridgeport	WV	—	(14)	273	818	—	1,091	18	7/31/2013	1984
Wendy's	Milwaukee	WI	—	(14)	810	810	—	1,620	18	7/31/2013	1979
Wendy's	Burlington	WA	—		425	806	—	1,231	22	6/27/2013	1994
Wendy's	Baltimore	MD	—	(14)	760	802	—	1,562	22	6/27/2013	1995
Wendy's	The Dalles	OR	—		201	802	—	1,003	18	7/31/2013	1994
Wendy's	Eatontown	NJ	—	(14)	651	796	—	1,447	17	7/31/2013	1987
Wendy's	Baton Rouge	LA	—		316	782	—	1,098	22	6/27/2013	1998
Wendy's	Douglasville	GA	—		605	776	—	1,381	21	6/27/2013	1993
Wendy's	Lithia Springs	GA	—	(14)	668	774	—	1,442	21	6/27/2013	1998
Wendy's	Little Rock	AR	—		773	773	—	1,546	17	7/31/2013	1994
Wendy's	West Chester	OH	—	(14)	944	772	—	1,716	17	7/31/2013	1982
Wendy's	Titusville	FL	—		414	770	—	1,184	17	7/31/2013	1996
Wendy's	Titusville	FL	—	(14)	415	761	—	1,176	21	6/27/2013	1984
Wendy's	Crossville	TN	—	(14)	190	760	—	950	17	7/31/2013	1978
Wendy's	Anderson	IN	—	(14)	505	757	—	1,262	17	7/31/2013	1995
Wendy's	Van Buren	AR	—		197	748	—	945	21	6/27/2013	1994
Wendy's	New Berlin	WI	—	(14)	903	739	—	1,642	16	7/31/2013	1983
Wendy's	Anderson	IN	—	(14)	872	736	—	1,608	20	6/27/2013	1978
Wendy's	Madison Heights	MI	—	(14)	198	725	—	923	20	6/27/2013	1998
Wendy's	Savannah	GA	—	(14)	720	720	—	1,440	16	7/31/2013	2001
Wendy's	Anderson	IN	—	(14)	584	713	—	1,297	16	7/31/2013	1976
Wendy's	Bentonville	AR	—		648	708	—	1,356	20	6/27/2013	1993
Wendy's	Anderson	IN	—	(14)	859	708	—	1,567	20	6/27/2013	1978
Wendy's	Cabot	AR	—		524	707	—	1,231	20	6/27/2013	1991
Wendy's	Mechanicsville	VA	—	(14)	521	704	—	1,225	20	6/27/2013	1988
Wendy's	Vienna	WV	—	(14)	301	702	—	1,003	15	7/31/2013	1976
Wendy's	Melbourne	FL	—	(14)	550	681	—	1,231	19	6/27/2013	1993
Wendy's	Tinton Falls	NJ	—		874	671	—	1,545	19	6/27/2013	1977
Wendy's	Creedmoor	NC	—		533	663	—	1,196	18	6/27/2013	1986
Wendy's	Little Rock	AR	—	(14)	532	650	—	1,182	14	7/31/2013	1978
Wendy's	Russellville	AR	—		356	638	—	994	18	6/27/2013	1985
Wendy's	Arkadelphia	AR	—		225	633	—	858	18	6/27/2013	1990
Wendy's	Greenville	SC	—		516	631	—	1,147	14	7/31/2013	1975
Wendy's	San Antonio	TX	—		268	630	—	898	17	6/27/2013	1985
Wendy's	Christiansburg	VA	—	(14)	416	624	—	1,040	14	7/31/2013	1980
Wendy's	Little Rock	AR	—		990	623	—	1,613	17	6/27/2013	1982

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Wendy's	Woodbridge	VA	—	(14)	521	615	—	1,136	17	6/27/2013	1978
Wendy's	Indialantic	FL	—	(14)	592	614	—	1,206	17	6/27/2013	1985
Wendy's	North Haven	CT	—		729	610	—	1,339	17	6/27/2013	1980
Wendy's	Conway	AR	—		478	594	—	1,072	16	6/27/2013	1985
Wendy's	Anniston	AL	—	(14)	454	591	—	1,045	16	6/27/2013	1976
Wendy's	Merritt Island	FL	—		720	589	—	1,309	13	7/31/2013	1990
Wendy's	Bryant	AR	—		529	575	—	1,104	16	6/27/2013	1995
Wendy's	Spartanburg	SC	—		699	572	—	1,271	13	7/31/2013	1977
Wendy's	Port Orange	FL	—	(14)	695	569	—	1,264	13	7/31/2013	1996
Wendy's	Cocoa	FL	—	(14)	249	567	—	816	16	6/27/2013	1979
Wendy's	Ormond Beach	FL	—	(14)	626	561	—	1,187	16	6/27/2013	1994
Wendy's	North Tazewell	VA	—		124	560	—	684	16	6/27/2013	1980
Wendy's	Stockbridge	GA	—		480	558	—	1,038	15	6/27/2013	1897
Wendy's	North Little Rock	AR	—		420	551	—	971	15	6/27/2013	1978
Wendy's	Memphis	TN	—		227	530	—	757	12	7/31/2013	1980
Wendy's	Panama City	FL	—	(14)	461	529	—	990	15	6/27/2013	1984
Wendy's	Tallahassee	FL	—	(14)	952	514	—	1,466	14	6/27/2013	1986
Wendy's	Austell	GA	—	(14)	383	506	—	889	14	6/27/2013	1994
Wendy's	Indianapolis	IN	—		214	505	—	719	14	6/27/2013	1985
Wendy's	Tallahassee	FL	—	(14)	855	505	—	1,360	14	6/27/2013	1986
Wendy's	Ormond Beach	FL	—	(14)	503	503	—	1,006	11	7/31/2013	1984
Wendy's	Little Rock	AR	—		501	501	—	1,002	11	7/31/2013	1983
Wendy's	Bellevue	NE	—	(14)	338	484	—	822	13	6/27/2013	1981
Wendy's	Eastman	GA	—	(14)	258	473	—	731	13	6/27/2013	1996
Wendy's	Little Rock	AR	—		605	463	—	1,068	13	6/27/2013	1987
Wendy's	Fayetteville	AR	—	(14)	463	463	—	926	10	7/31/2013	1989
Wendy's	San Antonio	TX	—		410	451	—	861	13	6/27/2013	1987
Wendy's	Columbia	SC	—		425	438	—	863	12	6/27/2013	1993
Wendy's	Brunswick	GA	—	(14)	306	435	—	741	12	6/27/2013	1985
Wendy's	Pine Bluff	AR	—		105	433	—	538	12	6/27/2013	1978
Wendy's	South Daytona	FL	—	(14)	531	432	—	963	12	6/27/2013	1980
Wendy's	Starke	FL	—		383	419	—	802	12	6/27/2013	1979
Wendy's	Smyrna	GA	—		693	416	—	1,109	12	6/27/2013	1990
Wendy's	Hot Springs	AR	—		593	395	—	988	9	7/31/2013	1974
Wendy's	New Smyrna Beach	FL	—	(14)	476	394	—	870	11	6/27/2013	1982
Wendy's	San Antonio	TX	—		320	320	—	640	9	6/27/2013	1985
Wendy's	Suitland	MD	—	(14)	332	275	—	607	8	6/27/2013	1979
Wendy's	Landover	MD	—	(14)	340	267	—	607	7	6/27/2013	1978
Wendy's	Springs	TX	—		217	266	—	483	6	7/31/2013	1987
Wendy's	Little Rock	AR	—		762	258	—	1,020	7	6/27/2013	1977
Wendy's	Titusville	FL	—	(14)	528	239	—	767	7	6/27/2013	1978
Wendy's	Homewood	AL	—		995	—	—	995	—	6/27/2013	N/A
Wendy's	Columbia	SC	—		1,368	—	—	1,368	—	6/27/2013	N/A

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Wendy's	Edmond	OK	—		791	—	—	791	—	7/31/2013	1979
West Fork Roadhouse	Youngstown	OH	—		139	232	—	371	7	6/27/2013	1976
Whataburger	El Campo	TX	—		693	1,013	—	1,706	28	6/27/2013	1986
Whataburger	Edna	TX	—	(14)	290	869	—	1,159	19	7/31/2013	1986
Whataburger	Lubbock	TX	—	(14)	432	647	—	1,079	14	7/31/2013	1992
Whataburger	Ingleside	TX	—		1,106	474	—	1,580	10	7/31/2013	1986
Williams Fried Chicken	Garland	TX	—		265	137	—	402	4	6/27/2013	1983
Winn Dixie	Jacksonville	FL	—	(14)	4,360	82,825	—	87,185	2,736	4/24/2013	2000
Zebb's	Amherst	NY	—	(14)	150	1,347	—	1,497	33	7/31/2013	1994
Zebb's	Orchard Park	NY	—	(14)	69	1,320	—	1,389	33	7/31/2013	2000
Zebb's	Rochester	NY	—	(14)	126	1,137	—	1,263	28	7/31/2013	1990
Zebb's	New Hartford	NY	—	(14)	122	1,095	—	1,217	27	7/31/2013	1970
Z'Tejas Grill	Austin	TX	—	(14)	837	1,797	—	2,634	52	6/27/2013	2007
Capitalized land value on DFLs			—		6,932	—	—	6,932	—
Encumbrances allocated based on notes below			2,152,878
Total			$3,228,461		$1,379,453	$5,303,260	$9,610	$6,692,323	$205,941
__________________________________

(1)	These properties collateralize a senior corporate credit facility of up to $2.42 billion, which had $1.06 billion outstanding as of December 31, 2013.

(2)	These properties collateralize a $150.0 million secured credit facility, which had $150.0 million outstanding as of December 31, 2013.

(3)	These properties collateralize a $54.3 million mortgage note payable of which $54.3 million was outstanding as of December 31, 2013.

(4)	These properties collateralize a $48.5 million mortgage note payable of which $48.5 million was outstanding as of December 31, 2013.

(5)	These properties collateralize a $36.6 million mortgage note payable of which $36.6 million was outstanding as of December 31, 2013.

(6)	These properties collateralize a $12.3 million mortgage note payable of which $12.3 million was outstanding as of December 31, 2013.

(7)	These properties collateralize a $15.0 million mortgage note payable of which $15.0 million was outstanding as of December 31, 2013.

(8)	These properties collateralize a $4.5 million mortgage note payable of which $4.5 million was outstanding as of December 31, 2013.

(9)	These properties collateralize a $11.9 million mortgage note payable of which $11.9 million was outstanding as of December 31, 2013.

(10)	Acquired intangible lease assets allocated to individual properties in the amount of $758.4 million are not reflected in the table above.

(11)	The tax basis of aggregate land, buildings and improvements as of December 31, 2013 was $5.1 million.

(12)	The accumulated depreciation column excludes $48.1 million of amortization associated with acquired intangible lease assets.

(13)	Depreciation is computed using the straight-line method over the estimated useful lives of up to forty years for buildings, five to fifteen years for building fixtures and improvements.

(14)	These properties collateralize a senior corporate facility of up to $800.0 million, which had $760.0 million outstanding as of December 31, 2013.

A summary of activity for real estate and accumulated depreciation for the year ended December 31, 2013 (amounts in thousands):

Year ended December 31, 2013
Real estate investments, at cost:
Balance at beginning of year	$1,684,115
Additions - acquisitions and improvements	5,008,208
Balance at end of the year	$6,692,323
Accumulated depreciation:
Balance at beginning of year	$45,050
Depreciation expense	160,891
Balance at end of the year	$205,941

AMERICAN REALTY CAPITAL PROPERTIES, INC.
LOANS HELD FOR INVESTMENT
SCHEDULE IV
December 31, 2013
(In thousands)

Description	Location	Interest Rate	Final Maturity Date	Periodic Payment Terms	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages	Principal Amount of Loans Subject to Delinquent Principal or Interest
Long-Term Mortgage Loans
Bank Of America, N.A.	Mt. Airy, MD	6.42%	Dec 2026	Principal and interest are payable monthly at a varying amount over the life to maturity		$2,973	$3,329	$—
CVS Caremark Corporation	Evansville, IN	6.22%	Jan 2033	Principal and interest are payable monthly at a level amount over the life to maturity		2,932	3,268	—
CVS Caremark Corporation	Greensboro, GA	6.52%	Jan 2030	Principal and interest are payable monthly at a level amount over the life to maturity		1,133	1,289	—
CVS Caremark Corporation	Shelby Twp., MI	5.98%	Jan 2031	Principal and interest are payable monthly at a varying amount over the life to maturity		2,237	2,443	—
Koninklijke Ahold, N.V.	Bensalem, PA	7.24%	May 2020	Principal and interest are payable monthly at a varying amount over the life to maturity		2,083	2,384	—
Lowes Companies, Inc.	Framingham, MA	N/A	Sep 2031	Principal and interest are payable monthly at a varying amount over the life to maturity		5,692	1,399	—
Walgreen Co.	Dallas, TX	6.46%	Dec 2029	Principal and interest are payable monthly at a level amount over the life to maturity		2,851	3,231	—
Walgreen Co.	Nacogdoches, TX	6.8%	Sep 2030	Principal and interest are payable monthly at a level amount over the life to maturity		3,084	3,561	—
Walgreen Co.	Rosemead, CA	6.26%	Dec 2029	Principal and interest are payable monthly at a level amount over the life to maturity		4,369	4,888	—
						$27,354	$25,792	$—

Corporate Credit Notes
Federal Express Corporation	Bellingham, WA	5.78%	Mar 2015	Principal and interest are payable monthly at a level amount over the life to maturity		$81	$83	$—
Lowes Companies, Inc.	N. Windham, ME	5.28%	Sep 2015	Principal and interest are payable monthly at a level amount over the life to maturity		256	261	—
Walgreen Co.	Jefferson City, TN	5.49%	May 2015	Principal and interest are payable monthly at a level amount over the life to maturity		140	143	—
						$477	$487	$—

Total						$27,831	$26,279	$—

Carrying Amount of Mortgages
Balance - November 5, 2013	$26,457
Additions during the year:
New Loan Investments	—
Deductions during the year:
Principal received	(164)
Allowance for loan losses	—
Amortization of unearned discounts and premiums	(14)
Balance - December 31, 2013	$26,279